As filed with the Securities and Exchange Commission on April 28, 2008.

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

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GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Delaware	7819	54-1521616
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification Number)

516 Herndon Parkway, Suite A, Herndon, Virginia  20170      (703) 464-5495

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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Michael W. Trudnak, Chairman and Chief Executive Officer

Guardian Technologies International, Inc.

516 Herndon Parkway, Suite A

Herndon, Virginia  20170

Telephone: (703) 464-5495; Facsimile: (703) 464-8530

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil R.E. Carr, Esq.

Babirak Carr, P.C.

1920 L Street, N.W., Suite 525

Washington, D.C. 20036

Telephone: (202) 467-0916; Facsimile: (202) 318-4486

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “accelerated filer, “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [    ]

Accelerated filer [   ]

Non-accelerated filer [    ]

Smaller reporting company [✓ ]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value (1)(4)	3,488,791 (2)	$0.45 (3)	$1,569,956	$61.70
Total Registration Fee:				$61.70 (5)

(1)

Represents (i) 2,576,429 additional shares of Common Stock issuable upon conversion or exercise of Series A 10% Senior Convertible Debentures and/or Series D Common Stock Purchase Warrants and (ii) 912,362 shares of Common Stock issuable upon exercise of outstanding Class E Common Stock Purchase Warrants.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of common stock, $.001 par value per share, which may become issuable by reason of stock splits, stock dividends, recapitalizations or other capital adjustments.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act on the basis of the average of the bid and asked prices on April 25, 2008, as reported by the OTC Bulletin Board.

(4)

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus which also relates to an aggregate of  9,153,767 shares of common stock of the Registrant registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-139591) originally filed with the Commission on December 22, 2006, that remain unsold by the selling stockholders and are being carried forward herein  (13,751,118 registered less (i) 3,439,380 shares previously sold and (ii) 1,157,971 shares issuable in lieu of interest accrued through December 22, 2006, under the Registrant’s outstanding Series A 10% Senior Convertible Debentures that are not being carried forward herein from the Registrant’s Registration Statement on Form S-1 (File No. 333-139591) and have been de-registered pursuant to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-13591)).  Pursuant to Rule 429(b) under the Securities Act, this Registration Statement will act as a post-effective amendment to Registration Statement No. 333-139591.   The amount of additional shares of Common Stock being registered pursuant to this Registration Statement (3,488,791 shares) together with the shares of Common Stock being carried forward from Registration Statement No. 333-139591 (9,153,767 shares) represent an aggregate of 12,642,558 shares of Common Stock that are expected to be offered for sale.

(5)

The Registrant paid a filing fee of $1,294.80 with regard to the 13,751,118 registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-139591).  Accordingly, $861.92 of such filing fee paid with regard to the 9,153,767 shares of Common Stock being carried forward in this Registration Statement from the Registrant’s Registration Statement on Form S-1 (File No. 333-139591) was previously paid in connection with such previous registration statement.  The Registrant has filed a Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-13591) to de-register the 1,157,971 unsold shares not being carried forward in the prospectus contained herein.  The Registrant is not carrying forward herein the registration fee with regard to such de-registered shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Subject to completion, dated April __, 2008

PROSPECTUS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

12,642,558 Shares of Common Stock

This prospectus covers the resale of up to 12,642,558 shares of our common stock by the selling stockholders named herein.  The shares being offered for resale include:

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up to 4,657,240 of our shares that may be issued upon conversion of our outstanding Series A 10% Senior Convertible Debentures,

•

up to 3,588,911 of our shares that may be issued upon exercise of our outstanding Series D Common Stock Purchase Warrants,

•

up to 623,520 of our shares that may be issued upon exercise of our outstanding placement agent’s warrants issued as compensation in connection with the sale of the Series A Debentures and Series D Warrants,

•

up to 2,470,550 of our shares representing an additional 30% of the shares that may be issued upon conversion or exercise of our Series A Debentures and/or Series D Warrants,

•

up to 912,362 of our shares that may be issued upon exercise of our outstanding Class E Warrants,

•

up to 314,975 of our shares that may be issued upon exercise of outstanding placement agent’s warrants issued as compensation in connection with private placements of our securities during the period November 2003 through July 2005, and

•

up to 75,000 shares that may be issued upon exercise of outstanding common stock purchase warrants issued to certain consultants as compensation for services.

Our common stock is quoted on the OTC Bulletin Board under the symbol “GDTI.”  On April 21, 2008, the closing bid price of our common stock was $0.45.  The common stock offered by this prospectus may be offered for sale from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.

All of the proceeds of the sale of the shares offered hereby will be received by the selling stockholders.  We will use the proceeds from the exercise of the warrants, if any, for general working capital purposes.  Certain of the warrants have cashless exercise provisions and, accordingly, we may receive no proceeds from their exercise.

Investing in our common stock involves substantial risks.  See “Risk Factors” beginning on page 14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2008.

TABLE OF CONTENTS

Additional Information

3

Cautionary Statements Regarding Forward Looking Statements

3

Prospectus Summary

4

Selected Financial Data …………………………………………………………………………….13

Risk Factors

14

Use of Proceeds

32

Capitalization

33

Determination of Offering Price

33

Dividend Policy

33

Management’s Discussion and Analysis

33

Our Business

57

Our Company

74

Directors and Executive Officers

80

Executive Compensation

85

Securities Authorized for Issuance under Equity Compensation Plans ………………………… 101

Related Party Transactions

101

Security Ownership of Certain Beneficial Owners and Management

103

Selling Stockholders

105

Market for Our Common Stock and Related Stockholder Matters

109

Description of Securities

110

Plan of Distribution

118

Changes in and Disagreements with Accountants

120

Legal Matters

121

Experts

121

Disclosure of Commission Position on Indemnification

121

Financial Statements

F-1

You should rely only on information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders may offer to sell, and seek offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock registered for resale hereby.  This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto.  Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified by such reference.  For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

A copy of the registration statement may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of those documents upon payment of a duplicating fee to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference room. The registration statement is also available through the SEC’s internet web site at http://www.sec.gov.

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any documents we file at the SEC’s public reference rooms as indicated above.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions.  Such statements include but are not limited to statements under the captions “Risk Factors,” “Management’s Discussion and Analysis,” “Our Business” and elsewhere in this prospectus.  A number of factors could cause results to differ materially from those anticipated by such forward-looking statements, including those discussed under “Risk Factors” and “Our Business.”

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect.  Although we believe that the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions or expectations will be achieved.  The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus.  We assume no obligations to update such forward- looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus.  It does not contain all of the information that you should consider before investing in our shares of common stock.  It should be read in conjunction with the more detailed information elsewhere in this prospectus and the consolidated financial statements and notes thereto. Each prospective investor is urged to read this prospectus carefully, and in its entirety.  Throughout this prospectus we refer to Guardian Technologies International, Inc. and its subsidiaries as “Guardian,” “we,” “our” and “us.”

This prospectus contains forward-looking statements.  The outcome of the events described in these forward looking statements is subject to risks and actual results could differ materially.  The sections entitled “Risk Factors,” “Management’s Discussion and Analysis” and “Our Business” contain a discussion of some of the factors that could contribute to those differences.

Our Business

We are a technology company that designs and develops “imaging informatics” solutions for delivery to our target markets: aviation/homeland security and healthcare. We utilize imaging technologies and advanced analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite is a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  The technology has been tested in the area of threat detection for baggage scanning at airports and has resulted in the development of our PinPoint and PinPoint nSight products.  Also, we have conducted preliminary research and development in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Further, we have engaged in the preliminary research and development of certain products for use in the imaging field of diagnostic radiology, a product we refer to as Signature Mapping.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.  Our ability to develop or further develop our products will depend upon our ability to continue to raise additional financing or to obtain grant funding and there can be no assurance we will be successfully in such efforts.

Currently, we are focused on providing technology solutions and services in two primary markets, aviation/homeland security and healthcare.  However, as we develop new or enhanced solutions, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.

Aviation/Homeland Security Technology Solution - PinPoint

Our PinPoint product is an intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.  PinPoint can identify threat items, notify screeners of the existence of threat items, speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items). We are marketing and seeking to license our PinPoint product primarily to the Transportation Services Administration for use in airports and to foreign airport authorities and foreign governments.

We expect that our PinPoint product will need to complete certain testing by the TSA’s Transportation Security Laboratory and by other foreign aviation regulatory authorities before we are able to license and install the products in the U.S. and any such foreign airports.   Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  Our challenge with the PinPoint product is to assist in the establishment of the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.  To date, the results of such testing have been favorable, however, there can be no assurance that we will be successful in our efforts to gain acceptance for PinPoint as a threat detection software solution in the U.S. or in any foreign jurisdiction. We continue to develop PinPoint to address the market for contraband detection and undergo certain required testing.  To date, we have received limited revenue from the licensing of our PinPoint product.

We are pursuing an additional market opportunity using our 3i™ platform technology, adding to our detection family of products.  PinPoint nSight™ provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  In May 2006, we entered into a Distribution Agreement with Logos Imaging LLC, a manufacturer of portable bomb scanning equipment, with regard to the distribution of PinPoint nSight™. During fiscal 2007, we sold to Logos 10 licenses for our threat assessment software technology for bomb detection scanners, PinPoint nSight™. We are also continuing to develop other distributor relationships in an effort to increase market penetration for PinPoint nSight™.

We compete with manufacturers of baggage screening, luggage and large parcel screening, people screening for weapons and explosive detection, container and vehicle screening, and cargo screening equipment and certain software companies and academic institutions that are developing solutions to detect threat items.

Healthcare 3i Technology Solution

In an effort to expand upon the use of our core technology 3i™ “intelligent imaging informatics,” we have been migrating and adopting our threat detection algorithms and quantitative imaging capabilities for use in the imaging field of diagnostic radiology.  The technology for this developmental project is called Signature Mapping™.  Our Signature Mapping™ technology is in development and, currently, we do not have a product that we may market and sell in the U.S.  Furthermore, any Signature Mapping™ product we do develop will be subject to Food and Drug Administration (“FDA”) review and approval, including with regard to its safety and effectiveness, before we may begin marketing and selling any such product in the U.S. Such approval may require us to obtain extensive data from clinical studies to demonstrate such safety or effectiveness.  Also, we may be subject to similar regulatory requirements in any foreign country in which we seek to market and sell our computer-aided detection (“CAD”) products.  There can be no assurance we will be successful in obtaining any such approval from the FDA and such approval may take approximately two years to obtain.

The challenge for modern radiology is to improve the quality of clinical care while simultaneously reducing costs and improving patient outcomes.  To accomplish this goal, radiology has greatly expanded its use of various imaging modalities to include Nuclear Medicine, Ultrasound, Computer Tomography (“CT”), Magnetic Resonance Imaging (“MRI”), Positron Emission Tomography, and Digital Radiography (X-ray”).

While significant improvements in diagnostic radiology have occurred using these imaging modalities, the same degree of technological advancements has not been available to help radiologists to accurately interpret and quantify the rapidly expanding number and diversity of imaging cases generated each day, and coupled with the level of difficulty in reading the image, radiologists are also prone to interpretation subjectivities, misreads, and the enormous patient loads and time constraints radiologists face each day. Studies and other literature indicate that radiologists are about 80% accurate at best in reading screening x-ray breast examinations - 75% accurate for women in their 40s. Certain studies have found that lesions are simply not detected 10 to 15% of the time.  Such knowledge has resulted in a tendency towards additional procedures, such as biopsies which sometimes prove unnecessary.

While traditional CAD assists radiologists by marking anomalies without providing additional visualization or analytical tools, CAD applications have certain characteristics that limit their capabilities. CAD results are associated with high false positive rates. The pattern recognition algorithms employed by CAD restrict their functionality to searching for a specific disease within a specific imaging modality. Guardian is developing a new approach for medical image analysis called Signature Mapping™.  It is the first image-analysis-based technology that is expected to be capable of “characterizing tissues” across a broad range of digital imaging modalities. The software has been designed to work seamlessly with Digital Imaging and Communication in Medicine (“DICOM”) images generated from any existing imaging modality.  It can be integrated into a PACS network, a stand-alone digital imaging modality, a diagnostic workstation or a clinical review workstation.

Similar to a person’s fingerprint, each tissue has a unique structure. Each structure creates a unique pattern or “signature” that can be extracted from an image to differentiate, locate, identify, and classify by using our Signature Mapping™ technology.  Signature Mapping™ is expected to further help radiologists by visualizing the various structures within a particular tissue so they can be examined and quantified. This capability is expected to provide a next-generation image analysis, clarification, visualization and Signature Mapped “tissue characterization” and detection.  Management believes that it will add significant clinical value to a wide range of difficult to detect diseases in diagnostic radiology by distinguishing and characterizing different tissue types in images regardless of the modality that generated the image.

Based on its unique properties, Signature Mapping is expected to be capable of being used to analyze images generated across all imaging modalities without the need for new image capture hardware costs.  It will serve as a software-based, multi-modality approach to image analysis, when combined with Signature Mapping’s unique “tissue characterization” and detection. As a result, Signature Mapping is expected to differentiate the contrast resolution between different tissue types, even when the material or tissue in the image is very diffuse or obscured by other objects, such as is the case where diseased lung tissue is located behind a rib in an x-ray chest examination. It is capable of displaying these ‘signatures’ in a way that empowers radiologists to make a more informed and confident diagnosis, even for hard to distinguish structures such as masses in dense breast tissue.

Rather than solely analyzing the pixel values in an original image, the Signature Mapping process applies a series of proprietary algorithms to iteratively impact the image and cause pixels associated with each material or tissue type to react collectively producing a unique signature.

Multiple iterations of the Signature Mapping process can be employed to process a single image. An initial phase is used to isolate specific tissues (segmentation), while additional processes discriminate structures within the tissue.  For example, a first process may be used to locate and isolate the prostate in an MRI scan while a second process may reveal a signature indicating the presence of a tumor within the prostate.

Signature Mapping appears to provide advantages for providing the knowledge for automatic detection.  The development of a “tissue characterization” and detection model employs the use of supervised machine learning and contextual image analysis to analyze and classify the features associated with the newly created “signatures.”  The fusion of these three technologies is known as Guardian’s Intelligent Imaging Informatics 3i™. Unlike other pattern recognition methodologies, the 3i solution can reveal and differentiate inherent structures for all materials in an image regardless of:

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The imaging modality used to create the image,

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Location within the image,

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Shape or texture, and

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Object orientation even if obscured by its relationship to other materials.

Clinical Experience and Medical Accomplishments

While Signature Mapping is expected to be capable of use in a wide range of medical image analysis applications, our initial application product development efforts are focused in three areas:

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Breast imaging using x-ray mammography, MRI and ultrasound.

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Neurological imaging through the detection and quantification of:

o

acute intracranial hemorrhage using non-contrast CT,

o

normal pressure hydrocephalus,

o

multiple sclerosis using MRI.

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Chest radiography targeted at tuberculosis and silicosis detection using digital X-ray and sputum samples.

In July 2007, we entered into an agreement with the Medical Imaging Informatics (MI2) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements to, our 3i “intelligent imaging analysis” solutions as applied to medical radiology imaging.  Our 3i product segments clarifies, distinguishes and identifies organic objects even when masked by one or more other objects of similar density and chemical composition.  This is an expected product extension of our 3i-based computer-aided detection technology in adapting scientific principles employed for explosives detection to medical image analysis.  We continued our collaboration relationship with a new agreement dated July 19, 2007 for a one year term, to include clinical studies for our Signature Mapping™ product.  The first half of the collaboration focused on image-based visualization and CAD solutions for the detection of breast cancer on mammograms, and the second half of the collaboration will be for the detection of small acute intracranial hemorrhage (“AIH”) on CT.

Including the above research with the MI2, we have to-date performed five pilot programs and studies conducted under the direction or use of: (i) Image Processing and Informatics Laboratory at the University of Southern California (USC) using clinical data and images provided by USC, (ii) Howard University School of Engineering as well as their Cancer Center, and (iii) South Florida Clinical Mammography Data Base.

We expect to compete with existing CAD manufactures such as iCAD, Hologic, Medipatten, Confirma, Siemens, or Carestream Health, each of which is better capitalized and has greater marketing, personnel and other resources than Guardian and are well established in the healthcare market.  We may also partner with one or more of these existing CAD manufacturers, or an emerging company with new technology for the CAD arena.  Once our products are commercially viable, we anticipate marketing and selling our products through original equipment manufacturers (“OEM”), or system integrators.

Healthcare Technology Solution - FlowPoint

Our FlowPoint products consist of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS) which manages radiology workflow, patient information, treatment history, and billing information. It also manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

Due to the increased efforts and focus in developing our Signature Mapping imaging technology, we have discontinued active marketing of our FlowPoint products and seek licensing arrangements with other software or hardware providers that may use our RIS and PACS systems to complement their existing product line.  Accordingly, during January 2008, we entered into the first such licensing arrangement with Rogan-Delft for a perpetual, nonexclusive and nontransferable license to use, modify, create derivative works from, market and sublicense our FlowPoint Radiology Information System (“RIS”) product.

The Offering

Common Stock Offered by Selling Stockholders	12,642,558 (1)
Common Stock Outstanding After the Offering	61,956,107 (2)
OTC Bulletin Board Symbol	GDTI

(1)    Includes (i) up to 4,657,240 of our shares issued or that may be issued upon conversion of our Series A Debentures based on the current conversion price of $ 0.6948 per share (ii) up to 3,588,911 of our shares that may be issued upon exercise of outstanding Series D Warrants, (iii) up to 623,520 of our shares that may be issued upon exercise of placement agent’s warrants issued as compensation in connection with the sale of the Series A Debentures and Series D Warrants, (iv) up to 2,470,550 shares representing an additional 30% of the shares that may be issued upon conversion or exercise of our Series A Debentures and Series D Warrants pursuant to the terms of Registration Rights Agreements we entered into with investors in such securities, (vi)  up to 912,362 of our shares that may be issued upon exercise of outstanding Series E Warrants, (vi) up to 314,975 of our shares that may be issued upon exercise of outstanding  placement agent’s warrants issued as compensation in connection with private placements of our securities during the period November 2003 through July 2005, and (vii) up to 75,000 shares that may be issued  upon exercise of common stock purchase warrants issued to certain consultants as compensation for services.  This represents approximately 20.40% of the total number of shares to be outstanding following the offering and assuming all shares underlying the foregoing convertible securities and warrants are issued.

(2)    Does not include the following: (a) 24,886,294 shares of common stock that may be issued upon exercise of outstanding placement agent’s warrants and other common stock purchase warrants; (b) options to purchase up to 11,799,196 shares of common stock granted to officers, directors, employees and consultants. See “Description of Securities.”

Use of Proceeds

We will not receive any of the proceeds from the resale of the shares.  Any proceeds we receive from the exercise of the Series D Warrants, Class E Warrants, the placement agent warrants or other warrants, if any, will be used for general working capital purposes.  See “Use of Proceeds.”

Risks Factors

We are subject to a number of risks of which you should be aware before you decide to buy our common stock.  These risks are discussed under the heading “Risk Factors” below. Since inception we have incurred operating losses.  As of December 31, 2007, our accumulated deficit was $69,654,122.  We expect to continue to incur net losses for the foreseeable future and we may never become profitable.

Corporate Information

We were incorporated in the State of Delaware in February 1996.   Our principal executive offices are located at 516 Herndon Parkway, Suite A, Herndon, Virginia.  Our main telephone number is (703) 464-5495.  Our corporate web site address is www.guardiantechintl.com.  The contents of our corporate web site are not part of this prospectus.

Recent Events

October 2007 through April 2008 Financings

During the period of February 5, 2008, through April 4, 2008, we held a series of closings with regard the sale of units of our securities, each unit consisting of 142,857 shares of the our common stock and 214,285 Class H Warrants for a purchase price of $100,000 per unit.  At such closings, we sold an aggregate of 66 units for gross proceeds of approximately $6,600,000, including $100,000 upon conversion of a convertible promissory note we issued on December 11, 2007.  We expect to receive approximately $4,650,000 of such gross proceeds at a closing to be held on or about May 30, 2008.  We issued, or agreed to issue, an aggregate of approximately 9,428,562 shares of common stock and approximately 14,142,810 Class H Warrants at such closings.  The Class H Warrants are exercisable at a price of $0.70 per share for a period of five years from the date of issuance.  The Class H Warrants are redeemable at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of our common stock on the trading market for the common stock equals or exceeds $5.00.  The Class H Warrants contain certain anti-dilution provisions and other customary provisions.

During December 2007, we accepted direct investments from existing accredited investors of $200,000 and issued 285,714 shares of common stock.   In addition, we issued an aggregate of 428,570 common stock purchase warrants exercisable at a price of $0.70 per share that contain a conditional call provision if the market price of each share exceeds $5.00. The warrants expire in December 2012.

During 2007, employees exercised 368,000 stock options that resulted in the issuance of 368,000 shares of common stock for cash proceeds to the Company of $169,300.

During 2007, in accordance with the terms of our outstanding Series A Debentures, certain debenture holders converted approximately $1,921,795 in principal amount of such debentures into an aggregate of 2,585,582 shares of common stock.

On December 11, 2007, we issued a promissory note in the principal amount of $100,000 and Class H

Warrants to purchase 10,000 shares of our common stock. The Class H Warrants are exercisable during the sixty (60) month period commencing on the date of issuance at a price of $0.70 per share.  The note bears interest at 10% per annum and is repayable in full upon receipt of proceeds from a future financing.  In addition, the note holder had the right, up to and through January 15, 2008, or any extension that may be granted, to convert the principal portion of the repayment into a unit on the same terms as provided other investors in a pending financing transaction. We closed on the pending financing during the periods of December 21, 2007 through April 4, 2008 for total gross proceeds of $6.8 million, including the conversion of the $100,000 promissory note on April 4, 2008.  The Class H Warrants expire 60 months following the issue date, and have a conditional redemption price of $.001, when the stock price equals or exceeds $5.00 per share.

On November 29 2007, an investor exercised 60,075 warrants to purchase common stock that resulted in the issuance of 60,075 shares of common stock for cash proceeds of $45,056.

On October 21 2007, an investor exercised 60,000 warrants to purchase common stock that resulted in the issuance of 60,000 shares of common stock for cash proceeds of $45,000.

August 2007 Financing

On August 6, 2007, we closed on a financing in which we sold an aggregate of 2,937,500 shares of common stock, 2,937,500 Class F Warrants, and 2,937,500 Class G Warrants.  We received gross proceeds in the financing of approximately $2,350,000.

Each Class F Warrant entitles the holder to purchase one share of common stock at a price of $0.80 per share.  The Class F Warrants are exercisable for a period of three years from the date of issuance, contain a cashless exercise provision, certain anti-dilution and other customary provisions. Each Class G Warrant entitles the holder to purchase one share of common stock at a price of $1.75 per share.  The Class G Warrants are exercisable for a period of five years from the date of issuance and contain anti-dilution and other customary provisions. The Class G Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

2006 Debenture and Warrant Financing

On November 3, 2006, we entered into a securities purchase agreement with certain of the selling stockholders.  Under that agreement, we sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of our common stock.  We issued $2,575,000 in principal amount of Debentures and 4,453,709 Series D Warrants at a first closing held on November 8, 2006.  We issued an additional $2,575,000 in principal amount of Debentures at a second closing held on April 12, 2007.   As of April 11, 2008, $1,921,795 in principal amount of the Debentures had been converted and $3,228,205 in principal amount remains outstanding and unconverted, and 864,798 Series D Warrants have been exercised and 3,588,911 remain outstanding.

The initial conversion price of the Debentures and the exercise price of the Series D Warrants of $1.15634 was determined on the basis of 85% of the average of the volume weighted average price (“VWAP”) of our common stock on the five trading days immediately prior to November 3, 2006, the date we signed the securities purchase agreement with investors in our Debentures and Series D Warrants.  Under the price re-set provisions of the Debentures and Series D Warrants, the conversion price of the Debentures and exercise price of the Series D Warrants has been re-set and, effective as of October 1, 2007, is $0.6948 per share.

We agreed with purchasers of our Debentures and Series D Warrants to register under the Securities Act to permit the public resale by purchasers of the shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Warrants, including if we are required to issue additional shares as a result of the anti-dilution and price reset provisions of the Debentures and Series D Warrants.

The following is a summary of the principal terms of our Debenture and Series D Warrant financing.  For a more detailed description of our Debentures, Series D Warrants and other terms of the financing, please refer to “Description of Securities,” below.

Series A Debentures

The principal amount of the Debentures is due November 7, 2008. We may not prepay any amount of a Debenture without the holder’s consent.

Holders may convert the Debentures at any time into shares of our common stock at a price of $0.6948 per share.  The conversion price and number of shares we are required to issue upon conversion may be adjusted under anti-dilution and price re-set provisions contained in the Debentures, described below.

The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter. We may elect to pay interest due under the Debentures in cash or registered shares of our common stock. If we elect to pay the interest due in shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the five day VWAP of our common stock.  However, we have not registered in the registration statement of which this prospectus forms a part any shares of common stock for issuance in lieu of interest and have de-registered shares previously registered in a registration statement of which this registration statement is deemed to be a post-effective amendment under applicable SEC rules.

We may redeem some or all of the Debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the Debentures or Series D Warrants if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345.  Upon redemption, we are required to pay to the holder 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.

The Debentures contain a limitation on the amount of Debenture that may be converted by a holder at any one time in the event the holder beneficially owns more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the Debentures.  This limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.

Holders may accelerate the due date of the interest and principal due upon an event of default under the Debentures  and we may become obligated to pay all costs, expenses and liquidated damages due under the Debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the Debenture and (ii) the outstanding principal amount of the Debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is higher, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

Series D Warrants

The Series D Warrants are exercisable at a price of $0.6948 per share.  They are exercisable at any time during the five year period following the date they first become exercisable.  The exercise price and number of shares we may be required to issue upon exercise may be adjusted under anti-dilution and price re-set provisions contained in the Series D Warrants, described below.

One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006, and the remaining one-half of the Series D Warrants became exercisable on April 12, 2007.

The Series D Warrants contain a limitation on the amount of such warrants that may be exercised by a holder at any one time in the event the holder beneficially owns more than 4.99% of our common stock without regard to the number of shares underlying the unexercised portion of the Series D Warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrant permitting the holder to change such limitation to 9.99%.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

On July 10, 2007, an aggregate of 864,798 of the Series D Warrants were exercised by a single holder and we received aggregate proceeds of $644,534 (or net proceeds of $605,584 after payment of bank fees of $3,500 and $35,450 in sales commissions to Midtown Partners & Co., LLC).  As an inducement for such exercise, we issued to the holder 864,798 Class E Warrants that are exercisable at a price of $1.17 per share for a period of five years.  Also, we issued to Midtown Partners & Co., LLC, 47,564 Class E Warrants as compensation.  We granted piggyback registration rights with regard to the shares underlying the Class E Warrants and have registered the shares underlying the Class E warrants (including the shares underlying the Class E Warrants issued to Midtown) in the registration statement of which this prospectus forms a part.

Anti-Dilution and Price Re-Set Provisions of Our Debentures and Series D Warrants

The Debentures and Series D Warrants contain anti-dilution provisions in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, a reclassification of our shares, a merger consolidation, a sale of substantially all of our assets, a tender offer or exchange offer.

Also, if certain milestones are not met, the conversion price of the Debentures and exercise price of the Series D Warrants may be re-set, including if we fail to meet the following revenue milestones: (i) $1,000,000 during the six months ending March 31, 2007, (ii) $15,000,000 during the twelve months ending September 30, 2007, and (iii) $30,000,000 during the eighteen months ending March 31, 2008.  During these periods and during the period ending April 30, 2007, if we fail to meet other milestones, including if we fail to obtain approval for the sale of PinPoint in Russia before March 31, 2007, or fail to receive a favorable evaluation from the Transportation Services Administration with regard to PinPoint before April 30, 2007, or fail to meet other milestones, the conversion and exercise price may be reset.  If the milestones have not been met, the conversion and exercise price will be reset to a price determined on the basis of 85% of the five day VWAP of our common stock, if that price is lower than the then conversion or exercise price of the Debentures and Series D Warrants.  As these milestones have not been met the conversion price has been reset twice from $1.15634 per share, as of the date of the original financing in November 2006, to $0.7453 per share as of April 1, 2007 and again effective October 1, 2007 to $0.6948.  The next reset measurement date is determined by the five day VWAP of our common stock prior to the filing of our Form 10-Q for the quarter ended March 31, 2008.

Midtown Placement Agent’s Warrants

In connection with the sale of the Debentures and Series D Warrants, we issued 623,520 placement agent’s warrants to purchase shares of our common stock to Midtown Partners & Co., LLC, and certain designees of Midtown (“Midtown placement agent’s warrants”). As of the date of this prospectus, the Midtown placement agent’s warrants are exercisable at a price of $0.6948 per share, are exercisable for a period of five years from the date they first become exercisable and are on substantially the same terms as the Series D Warrants.  One-half of Midtown placement agent’s warrants became exercisable on November 8, 2006, and the remaining one-half became exercisable on April 12, 2007.  We granted to Midtown piggyback registration rights with regard to the shares underlying the placement agent’s warrants and a cashless exercise provision.  The Midtown placement agent’s warrants have been registered in the registration statement of which this prospectus forms a part.

Dilutive Effect on Existing Stockholders of Issuance of Shares Upon Conversion of Debentures and Exercise of Series D Warrant, Class E Warrants and Midtown Placement Agent’s Warrants

In the event holders of the Debentures, Series D Warrants, Class E Warrants, and the Midtown placement agent’s warrants convert or exercise all of such securities, we expect to issue the following additional shares of our common stock:

Class of Security	Common Stock Issuable Upon Conversion or Exercise	Percentage of Outstanding (2)
Series A Debentures (1)	4,657,240	8.67%
Series D Warrants	3,588,911	6.10%
Class E Warrants	912,362	1.50%
Midtown placement agent’s warrants	623,520	1.10%
Total		16.57% (3)

(1)

Assumes a conversion price per share of $0.6948 per share.

(2)

Based upon 49,324,549 shares of our common stock outstanding on April 21, 2008, and assumes conversion or exercise of Series A Debentures, Series D Warrants, Class E Warrants, and Midtown placement agent’s warrants.

(3)

Assumes conversion or exercise of outstanding Series A Debentures, Series D Warrants, Class E Warrants, and Midtown placement agent’s warrants but does not include shares being registered herein underlying other placement agent’s warrants or other warrants or shares.

The conversion and exercise price of the Debentures, Series D Warrants, Class E Warrants and Midtown placement agent’s warrants may be adjusted for stock dividends, stock splits, divisions, or combinations.  The conversion or exercise price of the Debentures, Series D Warrants and Midtown placement agent’s warrants may be further adjusted in the event of lower issuance prices of certain new shares of common stock, warrants, options or other rights we may issue or in the event we do not meet certain milestones, discussed above.  In the event we do not meet these milestones, the conversion and exercise price of the Debentures, Series D Warrants, and Midtown placement agent’s warrants may be reset below the current conversion or exercise price and may result in the issuance of additional shares upon conversion of the Debentures or exercise of such warrants. Also, in the event such warrants are exercised by holders for cash, the proceeds we receive from holders will be less.

Other Shares Included in this Prospectus

This prospectus also covers the resale of the following shares by certain selling stockholders:

•

912,362 shares of common stock issuable upon exercise of outstanding Class E Warrants (including 47,564 Class E Warrants issued to Midtown as compensation in connection with the exercise of certain Series D Warrants).

•

314,975 shares of common stock issuable upon exercise of certain placement agent’s warrants issued to a registered broker-dealer (and its designees) as compensation in connection with certain financings we conducted during the period November 2003 through July 2005.  255,005 of such warrants are exercisable at a price of $1.95 per share and expire December 31, 2010, 41,250 of such warrants are exercisable at a price of $2.60 per share and expire July 12, 2010, and 18,720 of such warrants are exercisable at a price of $3.00 per share and expire August 15, 2010. The warrants contain a cashless exercise provision, certain anti-dilution provisions, and piggyback registration rights.   Such shares are being registered pursuant to the terms of such piggyback registration rights provision.

•

75,000 shares of common stock issuable upon exercise of certain common stock purchase warrants issued to two consultants as compensation for certain consulting services.  10,000 of such warrants are exercisable at a price of $2.00 per share and expire December 31, 2010, and 65,000 of such warrants are exercisable at a price of $2.65 per share and expire February 25, 2009.  The warrants contain certain anti-dilution provisions and piggyback registration rights.  Such shares are being registered pursuant to the terms of such piggyback registration rights provision.

SELECTED FINANCIAL DATA

The selected financial data set forth below for Guardian as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, are derived from the audited financial statements and related notes included in this prospectus.  Balance Sheet data as of December 31, 2005 is derived from audited financial statements not included in this prospectus.  Historical results are not necessarily indicative of the results of operations for future periods.  The data set forth below is qualified in its entirety by and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements set forth in full elsewhere in this prospectus.

	Year Ended December 31
	2007	2006	2005
Statement of Earnings Data:
Revenue	$ 289,591	$ 488,111	$ 432,186
Operating Loss	(8,845,917)	(8,775,282)	(13,179,155)
Net Loss	(10,509,746)	(10,093,879)	(13,147,446)
Other Items (included in the above):
Depreciation and Amortization	394,609	601,911	549,777
Stock-based Compensation Expense (1)	2,087,779	862,044	5,323,992
Asset Impairment Expense (2)	1,125,122	-	-
Non-Cash Interest Expense (3)	3,091,361	1,233,473	-
Fair value of warrants issued - derivative instruments (4)	3,040,562	-	-
Revaluation of derivative instruments (income) (5)	(4,850,072)	-	-
Per Share Data:
Basis and Diluted Loss Per Share	$ (0.28)	$ (0.30)	$ (0.43)
Cash Flow Data:
Net cash provided (used) in operating activities	$ (5,522,463)	$ (6,527,312)	$ (7,392,248)
Net cash provided (used) in investing activities	(51,566)	(275,643)	(702,697)
Net cash provided by financing activities	4,942,688	5,098,208	9,622,501
Effect of exchange rates on cash and cash equivalents	(4,946)	777	(12,162)
Balance Sheet Data:
Cash and Cash Equivalents	$ 101,136	$ 737,423	$ 2,441,393
Total Assets	1,393,608	3,710,213	5,460,961
Total Liabilities	8,558,944	6,364,180	841,610
Common Shares Subject to Repurchase	178,311	345,333	1,306,390
Stockholders' Equity (Deficit)	(7,343,647)	(2,999,300)	3,312,931

(1) Stock-based compensation expense represents the estimated fair value of stock-based compensation to employees and consultants in lieu of cash compensation.

(2) Asset impairment expense for the year ended December 31, 2007, represents the write-off of Wise Systems Limited unamortized portion of certain intellectual property (IP) of $998,247 and Goodwill of $126,875.

(3) Represents non-cash interest expense and note discounts associated with convertible bridge notes issued in December 2003, August/September 2006, November 2006 and April 2007, and amortization of deferred financing costs from the November 2006 and April 2007 convertible notes.

(4) Represents non-cash expense for issuance of warrants measured at fair value, and consideration of Emerging Issues Task Force Issue 00-19 (EITF 00-19), *Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company*s Own Stock.*

(5) Represents $4,204,431 of non-cash income from the revaluation of convertible debentures and related warrants issued in November 2006 and April 2007, and other warrants issued since November 2006. Reflects the conclusion that convertible note contracts should be analyzed under the provisions of SFAS 133, *Accounting for Derivative Instruments and Hedging Activities,* and the embedded derivative features should be bifurcated and separately measured at fair value.  We also considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), *Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company*s Own Stock.*  Also includes $645,641 representing a contingency due to a default provision of the convertible debentures and in considering FASB No. 5, "Accounting for Contingencies."

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and other information contained in this prospectus before deciding to invest in our common stock.  The risks described below are not the only ones facing our company. Additional risks not presently known to us or which we currently consider immaterial may also adversely affect our company.  If any of the following risks actually occur, our business, financial condition and operating results could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you could lose a part of your investment.

Risks Related to Our Company and Our Operations

Our business plan and technologies are unproven. We have generated minimal revenues from our operation, and incurred substantial operating losses since our inception.  We have very limited cash resources.

Since June 2003, we have experienced operating losses and negative cash flows.  We incurred an operating loss of approximately $10,509,746 for the year ended December 31, 2007; an operating loss of approximately $10,093,879 for the year ended December 31, 2006, and an operating loss of approximately $13,147,446 for the year ended December 31, 2005. Our accumulated deficit as of December 31, 2007, is approximately $69,654,122.  Moreover, our business plan is unproven and we cannot assure you that we will ever achieve profitability or, if we achieve profitability, that it will be sustainable.  The income potential of our businesses is unproven, and our limited operating history makes it difficult to evaluate our prospects.  We anticipate increased expenses as we continue to expand and improve our infrastructure, invest in or develop additional products, make acquisitions, develop our technology, expand our sales and marketing efforts and pursue additional industry relationships. Moreover, the acceptance of the products that we offer is uncertain, including acceptance by the healthcare and transportation security scanning markets.

During the period of January 1, 2007 through December 31, 2007, we raised $169,300 from the exercise of employee stock options, received $100,000 from a promissory note, received $815,641 net proceeds from the exercise of common stock purchase warrants, received gross proceeds of $2,550,000 (net proceeds of $2,540,000 after payment of sales commissions to a broker) from the issuance of common stock and warrants in a private placement offering, and completed the second closing of its Series A Debenture and Series D Warrant financing (the debenture financing).  Gross proceeds from the second closing were $2,575,000, with net proceeds of $2,217,747 (after payment of sales commissions to a broker and related transaction costs).  In addition, the Company repaid: (i) $100,000 in principal repayment to Mr. Trudnak, our Chief Executive Officer, towards his outstanding non-interest bearing loans, with the remaining amount outstanding being $202,000, and (ii) $800,000 in principal repayment to a bridge note holder.

Management believes that the cash balance of $101,136 at December 31, 2007, and subsequently $29,079 of collections on outstanding trade receivables, $15,000 received from the exercise of stock options, $1,850,000 received from the sale of securities, and outstanding subscriptions receivable of $4,650,000 due on or about May 30, 2008, to be sufficient to fund our operations, absent any cash flow from operations, until approximately the end of February 2009.  We are currently spending approximately $480,000 per month on operations and the continued research and development of our 3i technologies and products.  Management believes that we will require approximately an additional $960,000 to fund our operations for the next 12 months. This assumes that we will be unable to generate sufficient operating cash flow to fund its operations during this period.  Also, this assumes that holders of our outstanding debentures convert such debentures into shares of our common stock prior to November 7, 2008, the date we are required to pay the principal amount of such debentures.  In the event the debenture holders do not convert such debentures, partially convert such debentures, or effect the buy-in provision related to the warrants and the debentures, we may be required to raise additional financing.  The principal amount of such debentures as of the date of this prospectus is approximately $3,228,205.  We expect to raise such additional financing from one or more equity or debt financings or from bank borrowing.  We are also seeking research grant funding from sources in connection with the development of our Medical CAD product. There can be no assurances that we will be successful in our efforts to secure such additional financing, any bank borrowing or any grant funding.

During fiscal 2007, our total stockholders’ deficit increased by $4,344,347 to $7,343,647.  Notwithstanding the foregoing discussion of management’s expectations regarding future cash flows, our deepening insolvency continues to increase the uncertainties related to its continued existence.  Both management and the Board of Directors are carefully monitoring our cash flows and financial position in consideration of these increasing uncertainties and the needs of both creditors and stockholders.

We have a severe working capital deficit and, in addition to proceeds from financings, we continue to have outstanding loans from our chief executive officer and deferrals of salaries by our executive officers and a consultant to indirectly continue to fund operations.

As of December 31, 2007, we had a working capital deficit of approximately $6,352,406.  During 2007, our revenue generating activities had not produced sufficient funds for profitable operations and we have incurred operating losses since inception.  During 2007, although we have obtained cash from certain financings, we continue to have outstanding loans from our chief executive officer of approximately $202,000, and deferrals of salaries of our executive officers and a consultant in the amount of $570,452.

Dilutive effect of conversion of Series A Debentures and exercise of Series D Warrants, Class E Warrants and Midtown placement agent’s warrants.

Under a Securities Purchase Agreement, dated November 3, 2006, we entered into with certain institutional accredited investors, we sold an aggregate of $5,150,000 in principal amount of our Series A Debentures and Series D Warrants to purchase an aggregate of 4,453,709 shares of our common stock (of which 3,588,911 are unexercised as of the date of this prospectus).  We issued an aggregate of $2,575,000 in principal amount of Series A Debentures and 4,453,709 Series D Warrants at a first closing held on November 8, 2006, and, due to the conversion feature embedded in the debentures and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  Due to milestone-related adjustments, the exercise price and the maximum number of shares to be issued under the debentures are indeterminable as of December 31, 2007 and, as the debentures are currently in default and otherwise due November 7, 2008, and given our uncertain ability to share-settle these warrant contracts due to the buy-in provisions, all liabilities for warrants related to the debentures are classified as current. We issued an additional $2,575,000 in principal amount of the Series A Debentures at a second closing held April 12, 2007, following the effectiveness of a registration statement registering the shares of our common stock underlying the Series A Debenture and Series D Warrants.  The proceeds from the second closing were allocable to the embedded conversion features of the Series A Debentures and Series D Warrants, and are recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006 (2,226,854 warrants), and the remaining one-half became exercisable on April 12, 2007 (2,226,855 warrants).  The Series D Warrants and the Placement Agent’s Warrants issued as compensation in the offering to Midtown Partners & Co., LLC, may be exercised via a cashless exercise if certain conditions are met.  We considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and concluded that there were insufficient shares to share settle the contracts.  The Series D Warrants that became exercisable at the first closing will expire on November 8, 2011, and those related to the second closing will expire in April 12, 2012.

The initial conversion price of our Series A Debentures was $1.15634 subject to certain adjustments.  On May 18, 2007, the conversion price of the Series A Debentures and the exercise price of the Series D Warrants held by investors and Placement Agent’s Warrants issued as compensation to Midtown Partners & Co., LLC, were reset to a price of $0.6948 per share effective October 1, 2007.  We may be required to further re-set the conversion or exercise price of such debentures and warrants and to issue additional shares in the event the price re-set provisions of the Series A Debentures and Series D Warrants are triggered.  As of December 31, 2007, holders of our Series A Debentures have converted an aggregate of $1,921,795 in principal amount of the Series A Debentures and $3,228,205 in principal amount remains unconverted. A holder of our Series D Warrants exercised an aggregate of 864,798 of such warrants and we issued an aggregate of 864,798 Class E Warrants as an inducement for such exercise. The Class E Warrants are exercisable for a period of five years at an exercise price of $1.17 per share.  Furthermore, as of the date of this prospectus, approximately 10,232,480 warrants (including the currently exercisable placement agent warrants issued to Midtown Partners and Co. LLC, in connection with our debenture and warrant financing and the Class F Warrants) may be exercised pursuant to the cashless exercise provisions of such warrants which may be subsequently resold as “restricted securities” within the meaning of Rule 144 under the

Securities Act.    Increased sales volume of our common stock could cause the market price of our common stock to drop.

We have incurred substantial debt which could affect our ability to obtain additional financing and may increase our vulnerability to business downturns. Additionally, as disclosed below, we may be in default under the debenture agreements.

On November 3, 2006, we entered into a securities purchase agreement with certain institutional and accredited investors under which we agreed to issue debentures in the aggregate principal amount of $5,150,000, of which we received an aggregate of $2,575,000 at a first closing on November 8, 2006, and the remaining $2,575,000 at a second closing on April 12, 2007.  The principal amount of the debentures will be due November 7, 2008.  On the date of issuance, the debentures were convertible into shares of our common stock at a price of $1.15634, subject to anti-dilution and price re-set provisions.  On May 18, 2007, the conversion price of the Series A Debentures and the exercise price of the Series D Warrants and Placement Agent’s Warrants were reset to a price of $0.6948 per share effective October 1, 2007, and may be further reset in the event we do not meet certain milestones set forth in the debentures and warrants.  As of December 31, 2007, holders of our Series A Debentures have converted an aggregate of $1,921,795 in principal amount of the Series A Debentures and $3,228,205 in principal amount remains unconverted and is due as of November 7, 2008. Due to milestone-related adjustments, the exercise price and the maximum number of shares to be issued under the debentures are indeterminable as of December 31, 2007 and, as the debentures are due November 7, 2008 and may be currently in default, all liabilities for warrants are classified as current given our uncertain ability to share-settle the contracts.

As a result, we are subject to the risks associated with substantial indebtedness, including that we are required to dedicate a portion of our cash flows from operations to pay debt service costs; it may be more expensive and difficult to obtain additional financing; we are more vulnerable to economic downturns; and if we default under our indebtedness, we may not have sufficient funds to repay any accrued interest or outstanding principal.

We did not make certain interest payments due under our Series A Debentures and may be deemed to be in default.  Also, we may be deemed to be in non-compliance with a negative covenant under the debentures.

We did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, we had paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after we become aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require us to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and we may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this prospectus, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately $645,641, and is recorded as an increase to the carrying value of the debentures.

Our debentures include a negative covenant prohibiting us from incurring any indebtedness except as permitted under the debenture to include debt that is expressly subordinate to the debentures pursuant to a written subordination agreement acceptable to the holders of the debentures. In December 2007, we issued a promissory note to an investor that did not include an agreement subordinating the note to the debentures.  The debentures provide that, if we fail to materially observe or perform any covenant or agreement in the debentures, the holders of our debentures may send us a notice of default.  If we do not cure a default within the earlier of five trading days of the receipt of such notice or within 10 trading days of the date we become aware of such failure, we could be deemed to be in default under our debentures.  We have not received any notice from a debenture holder.  Moreover, the holder of the note subsequently converted the note into our common stock and warrants. Although there can be no assurance, we believe we have materially observed the covenants under the debentures and that no event of default has occurred as a result of the issuance of the promissory note.

Our certifying officers evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2005, as of March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, September 30, 2007, and December 31, 2007, and concluded that our disclosure controls were not effective and that we had certain weaknesses in our internal controls over timely reporting.

Our Chief Executive Officer and Chief Financial Officer (the “Certifying Officers”) are responsible for establishing and maintaining our disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e) and 15d-15(e)).  The Certifying Officers designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified by the SEC’s rules and forms, and is made known to management (including the Certifying Officers) by others within the company, including its subsidiaries.  We regularly evaluate the effectiveness of our disclosure controls and procedures and report our conclusions about the effectiveness of the disclosure controls quarterly in our Forms 10-Q and annually in our Forms 10-K.  In completing such reporting, we disclose, as appropriate, any significant change in our internal control over financial reporting that occurred during our most recent fiscal period that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.  As we disclosed in our 2005, 2006 and 2007 Forms 10-K and our Forms 10-Q for the periods ended March 31, 2006, June 30, 2006, September 30, 2006, and September 30, 2007, our Certifying Officers concluded that our disclosure controls and procedures were not effective as of the end of the periods covered by such reports. We also disclosed that there were certain material weaknesses in our internal controls over financial reporting.  Management (including the Certifying Officers) has undertaken specific measures to cure or mitigate the ineffective controls and procedures identified in our Exchange Act filings.  While management is responsible for establishing and maintaining our disclosure controls and procedures and has taken steps to ensure that the disclosure controls are effective and free of “significant deficiencies” and/or “material weaknesses,” the ability of management to implement the remediation of such weaknesses and deficiencies and the inherent nature of our business and rapidly changing environment may affect management’s ability to be successful with this initiative.

Current shareholdings may be diluted if we make future equity issuances or if outstanding debentures, warrants, and options are exercised for or converted into shares of common stock.

“Dilution” refers to the reduction in the voting effect and proportionate ownership interest of a given number of shares of common stock as the total number of shares increases.  Our issuance of additional stock, convertible preferred stock and convertible debt may result in dilution to the interests of shareholders and may also result in the reduction of your stock price.  The sale of a substantial number of shares into the market, or even the perception that sales could occur, could depress the price of the common stock.  Also, the exercise of warrants and options may result in additional dilution.

The holders of outstanding options, warrants and convertible securities have the opportunity to profit from a rise in the market price of the common stock, if any, without assuming the risk of ownership, with a resulting dilution in the interests of other shareholders.  We may find it more difficult to raise additional equity capital if it should be needed for our business while the options, warrants and convertible securities are outstanding.  At any time at which the holders of the options, warrants or convertible securities might be expected to exercise or convert them, we would probably be able to obtain additional capital on terms more favorable than those provided by those securities. Also, some holders of the options and warrants have piggy back registration rights requiring us to register their shares underlying such options and warrants in any registration statement we file under the Securities Act.  The cost to us for such required registration may be substantial.

We may face competition from other developers or sellers of imaging and radiology technology and baggage screening technology.

While the market for imaging and radiology technology is highly fragmented, we face competition from

other companies which are developing products that are expected to be competitive with our products.   We also face potential competition from other companies developing baggage screening technology.  Business in general is highly competitive, and we compete with both large multinational solution providers and smaller companies. Some of our competitors have more capital, longer operating and market histories, and greater resources than we have, and may offer a broader range of products and at lower prices than we offer.

We may undertake acquisitions which pose risks to our business.

As part of our growth strategy, we have and may in the future acquire or enter into joint venture arrangements with, or form strategic alliances with complimentary businesses. Any such acquisition, investment, strategic alliance or related effort will be accompanied by the risks commonly encountered in such transactions.  These risks may include:

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Difficulty of identifying appropriate acquisition candidates;

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Paying more than the acquired company is worth;

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Difficulty in assimilating the operations of the new business;

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Costs associated with the development and integration of the operations of the new entity;

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Existing business may be disrupted;

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Entering markets in which we have little or no experience;

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Accounting for acquisitions could require us to amortize substantial intangible assets (goodwill), adversely affecting our results of operations;

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Inability to retain the management and key personnel of the acquired business;

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Inability to maintain uniform standards, controls, policies and procedures; or

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Customer attrition with respect to customers acquired through the acquisition.

We cannot assure you that we would successfully overcome these risks or any other problems associated with any acquisition, investment, strategic alliances, or related efforts.  Also, if we use our common stock in connection with an acquisition, your percentage ownership in us will be reduced and you may experience additional dilution.

Our independent registered public accounting firm has expressed uncertainty regarding our ability to continue as a going concern.

Our independent registered public accounting firm has expressed uncertainty regarding our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of assets or the amounts and classification of liabilities that might occur if we are unable to continue in business as a going concern.

Investor confidence in the price of our stock may be adversely affected if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

As an SEC registrant, we are subject to the rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, which require us to include in our annual report on Form 10-K our management’s report on, and assessment of the effectiveness of, our internal control over financial reporting (“management’s report”). In addition, our independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal control over financial reporting (“independent registered public accountant’s report”).  The requirement pertaining to management’s report is effective for our annual report for the fiscal year ended December 31, 2007, and the requirement pertaining to the independent registered public accountant’s report is expected to first apply to the annual report for the fiscal year ending December 31, 2008, although the SEC has proposed to extend the date such requirement would first apply to non-accelerated filers to December 31, 2009.  Our management identified material weaknesses in our internal controls over financial reporting as of December 31, 2007, although management is undertaking specific measures to cure or mitigate the ineffective controls and procedures identified in our Exchange Act filings.  If we fail to achieve and maintain the adequacy of our internal control over financial reporting, there is a risk that we will not comply with all of the requirements imposed by Section 404.  Moreover, effective internal control over financial reporting, particularly that relating to revenue recognition, is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud.  Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss in investor confidence in the reliability of our financial statements, which ultimately could harm our business and could negatively impact the market price of our common stock.  Investor confidence and the price of our common stock may be adversely affected if we are unable to comply with Section 404 of the Sarbanes-Oxley Act of 2002.

In order to comply with public reporting requirements, we must continue to strengthen our financial systems and controls, and failure to do so could adversely affect our ability to provide timely and accurate financial statements.

Due to the restatements of our consolidated unaudited quarterly financial statements, included in Form 10-Q for the quarters ended September 30th, June 30th and March 31st of 2005, and September 30, 2006, our independent registered public accounting firm, Goodman & Company, L.L.P., has informed us that a material weakness in internal controls over financial reporting exists. In addition, Goodman & Company, L.L.P., informed us that we had certain material weakness in our internal control over financial reporting as of December 31, 2007.  They also provided us with comments and recommendations concerning improvements in our internal controls in the following areas: Information Technology for the fiscal years ended 2005 and 2006; and accounting systems for Wise Systems, Limited (UK affiliate) in fiscal 2005. Also, management is undertaking specific measures to cure or mitigate the ineffective controls and procedures identified in our Exchange Act filings.  We believe we have made significant improvements in these areas, but we will need to make continued progress.

Continued improvement of our internal controls and procedures will be required in order for us to manage future growth successfully and operate effectively as a public company. Continued improvement of our internal controls, as well as compliance with the Sarbanes-Oxley Act of 2002 and related requirements, will be costly and will place a significant burden on management.  We cannot assure you that measures already taken, or any future measures, will enable us to provide accurate and timely financial reports, particularly if we are unable to hire additional personnel in our accounting and financial department, or if we lose personnel in this area. Any failure to improve our internal controls or other problems with our financial systems or internal controls could result in delays or inaccuracies in reporting financial information, or non-compliance with SEC reporting and other regulatory requirements, any of which could adversely affect our business and stock price.

In preparing our consolidated financial statements, we identified material weaknesses in our internal control over financial reporting, and our failure to remedy effectively the material weaknesses identified as of December 31, 2007 could result in material misstatements in our financial statements and  investors could lose confidence in our financial reports, and our stock price may be adversely affected.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. Our management identified certain material weaknesses in our internal control over financial reporting as of December 31, 2007. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses as of December 31, 2007, consist of the following:

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Several matters involving the application of Generally Accepted Accounting Principles to our complex financial instruments resulted in material audit adjustments to our consolidated financial statements. The adjustments were related to certain complex provisions of derivative liabilities, including our convertible debentures and warrants, and the interpretation of Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and Statement of Financial Accounting Standards No. 5 “Accounting for Contingencies.” These deficiencies did not result in errors to our consolidated financial statements.

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As of December 31, 2007, we did not have personnel with the appropriate technical accounting expertise to sufficiently address the accounting and financial reporting issues that arise from time to time with respect to these complex financial instruments.

As a result of these material weaknesses, our management concluded as of December 31, 2007, that our internal control over financial reporting were not effective based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework.

We are implementing remedial measures designed to address these material weaknesses. If these remedial measures are insufficient to address these material weaknesses, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, we may fail to meet our future reporting obligations on a timely basis, our consolidated financial statements may contain material misstatements, we could be required to restate our prior period financial results, our operating results may be harmed, we may be subject to class action litigation, and our common stock could be delisted from the OTC Bulletin Board or any exchange on which our common stock is then listed or quoted. For example, material weaknesses that remain unremediated could result in material post-closing adjustments in future financial statements. Any failure to address the identified material weaknesses or any additional material weaknesses in our internal control could also adversely affect the results of the periodic management evaluations regarding the effectiveness of our internal control over financial reporting that are required to be included in our annual reports on Form 10-K. Internal control deficiencies could also cause investors to lose confidence in our reported financial information. We can give no assurance that the measures we have taken to date or any future measures will remediate the material weaknesses identified or that any additional material weaknesses or additional restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our consolidated financial statements.  A determination that there is a significant deficiency or material weakness in the effectiveness of our internal controls over financial reporting could also reduce our ability to obtain financing or could increase the cost of any financing we obtain and require additional expenditures to comply with applicable requirements.

Our stock price is volatile.

The stock market from time to time experiences significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These broad market fluctuations may cause the market price of our common stock to drop.  In addition, the market price of our common stock is highly volatile.  Factors that may cause the market price of our common stock to drop include:

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Fluctuations in our results of operations;

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Timing and announcements of new customer orders, new products, or those of our competitors;

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Any acquisitions that we make or joint venture arrangements we enter into with third parties;

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Changes in stock market analyst recommendations regarding our common stock;

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Failure of our results of operations to meet the expectations of stock market analysts and investors;

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Increases in the number of outstanding shares of our common stock resulting from sales of new shares, or the exercise of warrants, stock options or convertible securities;

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Reluctance of any market maker to make a market in our common stock;

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Changes in investors’ perception of the transportation security scanning and healthcare information technology industries generally; and

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General stock market conditions.

There is a limited market for our common stock.

Our common stock is quoted on OTC Bulletin Board under the symbol “GDTI.”  As a result, relatively small trades in our stock could have disproportionate effect on our stock prices.  No assurance can be made that an active market will develop for our common stock or, if it develops, that it will continue.

The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sale prices and volume information for shares of stock that are not designated for quotation on a national securities exchange.  Trades in OTC Bulletin Board quoted stocks will be displayed only if the trade is processed by an institution acting as a market maker for those shares.  Although there are approximately 28 market makers for our stock, these institutions are not obligated to continue making a market for any specific period of time.  Thus, there can be no assurance that any institution will be acting as a market maker for our common stock at any time.  If there is no market maker for our stock and no trades in those shares are reported, it may be difficult for you to dispose of your shares or even to obtain accurate quotations as to the market price for your shares.  Moreover, because the order handling rules adopted by the SEC that apply to other listed stocks do not apply to OTC Bulletin Board quoted stock, no market maker is required to maintain an orderly market in our common stock.  Accordingly, an order to sell our stock placed with a market maker may not be processed until a buyer for the shares is readily available, if at all, which may further limit your ability to sell your shares at prevailing market prices.

Because we became public because of a reverse acquisition, we may not be able to attract the attention of major brokerage firms or institutional investors.

We became a public company through a reverse acquisition of Guardian in June 2003.  Accordingly, securities analysts and major brokerage firms and securities institutions may not cover our common stock since there is no incentive to recommend the purchase of our common stock.  No assurance can be given that established brokerage firms will want to conduct any financing for us in the future.

Our common stock is subject to the SEC’s Penny Stock Regulations.

Our common stock is subject to the SEC’s “penny stock” rules.  These regulations define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, these rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market.  The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities, information on the limited market in penny stocks and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers’ presumed control over the market.  In addition, the broker-dealer must obtain a written statement from the customer that such disclosure information was provided and must retain such acknowledgment for at least three years.  Further, monthly statements must be sent disclosing current price information for the penny stock held in the account.  The penny stock rules also require that broker-dealers engaging in a transaction in a penny stock make a special suitability determination for the purchaser and receive the purchaser's written consent to the transaction prior to the purchase.  The foregoing rules may materially and adversely affect the liquidity for the market of our common stock.  Such rules may also affect the ability of broker-dealers to sell our common stock, the ability of holders of such securities to obtain accurate price quotations and may therefore impede the ability of holders of our common stock to sell such securities in the secondary market.

Certain provisions of our charter and bylaws may discourage mergers and other transactions.

Certain provisions of our certificate of incorporation and bylaws may make it more difficult for someone to acquire control of us.  These provisions may make it more difficult for stockholders to take certain corporate actions and could delay or prevent someone from acquiring our business.  These provisions could limit the price that certain investors might be willing to pay for shares of our common stock.  The use of a staggered board of directors and the ability to issue “blank check” preferred stock are traditional anti-takeover measures.  These provisions may be beneficial to our management and the board of directors in a hostile tender offer, and may have an adverse impact on stockholders who may want to participate in such tender offer, or who may want to replace some or all of the members of the board of directors.

Our board of directors may issue additional shares of preferred stock without stockholder approval.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock of which 6,000 have been designated as Series A Convertible Preferred Stock, 6,000 shares as Series B Convertible

Preferred Stock, and 1,000 shares as Class C Convertible Preferred Stock, none of which shares are outstanding on the date of this prospectus.  Accordingly, our board of directors may, without shareholder approval, issue one or more new series of preferred stock with rights which could adversely affect the voting power or other rights of the holders of outstanding shares of common stock.  In addition, the issuance of additional shares of preferred stock may have the effect of rendering more difficult or discouraging, an acquisition or change of control of Guardian.  Although we do not have any current plans to issue any shares of preferred stock, we may do so in the future.

We depend on key personnel.

Our success depends of the contributions of our key management personnel, including Mr. Michael W. Trudnak, Chairman, Chief Executive Officer, Secretary and Treasurer, Mr. William J. Donovan, President and Chief Operating Officer, and Mr. Gregory E. Hare, our Chief Financial Officer.  If we lose the services of any of such personnel we could be delayed in or precluded from achieving our business objectives.  We do not have key man life insurance on any of our officers.

In addition, the loss of key members of our sales and marketing teams or key technical service personnel could jeopardize our positive relations with our customers.  Any loss of key technical personnel would jeopardize the stability of our infrastructure and our ability to provide the service levels our customers expect.  The loss of any of our key officers or personnel could impair our ability to successfully execute our business strategy, because we substantially rely on their experience and management skills.

Our directors and named executive officers own a substantial percentage of our common stock.

As of April 11, 2008, our directors and executive officers beneficially own approximately 16.2% of our shares of common stock.  Accordingly, our directors, executive officers and two most highly compensated employees are entitled to cast an aggregate of 4,939,650 votes on matters submitted to our stockholders for a vote or approximately 10.0% of the total number of votes entitled to be cast at a meeting of our stockholders.  These stockholders, if they acted together, could exert substantial control over matters requiring approval by our stockholders.  These matters would include the election of directors and the approval of mergers or other business combination transactions.  This concentration of ownership may discourage or prevent someone from acquiring our business.

Our ability to attract and retain additional skilled personnel may impact our ability to develop our technology and attract customers in growing our business.

We believe that our ability to attract, train, motivate and retain additional highly skilled technical, managerial and sales personnel, particularly in the areas of technology-based application development, business intelligence, knowledge extraction, management, product development, healthcare economics, radiology, integration and technical support, is essential to our future success.  Our business requires individuals with significant levels of expertise in knowledge extraction, business operations, mathematics, quantitative analysis, and machine learning.  Competition for such personnel is intense, and qualified technical personnel are likely to remain a limited resource for the foreseeable future.  Locating candidates with the appropriate qualifications, particularly in the desired geographic location, can be costly and difficult.  We may not be able to hire the necessary personnel to implement our business strategy, or we may need to provide higher compensation to such personnel than we currently anticipate.  If we fail to attract and retain sufficient numbers of highly skilled employees, our ability to provide the necessary products, technologies, and services may be limited, and as a result, we may be unable to attract customers and grow our business.

We have never paid a cash dividend

We have not declared a cash dividend and we do not anticipate paying such dividends in the foreseeable future.

Risks Related to Our Industries

Changes may take place in funding for healthcare.

We expect to derive a substantial portion of our revenues from sales of clinical healthcare information systems, and other related services within the healthcare industry. As a result, our success is dependent in part on political and economic conditions as they relate to the healthcare industry.

Virtually all of our prospective customers in the healthcare industry are subject to governmental regulation, including Medicare and Medicaid regulation.

Accordingly, our prospective customers and other entities with which we may develop a business relationship are affected by changes in such regulations and limitations in governmental spending for Medicare and Medicaid programs. Recent actions by Congress have limited governmental spending for the Medicare and Medicaid programs, limited payments to hospitals and other providers under such programs, and increased emphasis on competition and other programs that potentially could have an adverse effect on our customers and the other entities with which we have a business relationship. In addition, federal and state legislatures have considered proposals to reform the U.S. healthcare system at both the federal and state level. If enacted, these proposals could increase government involvement in healthcare, lower reimbursement rates and otherwise change the business environment of our prospective customers and other entities with which we may develop a business relationship. Our prospective customers and other entities with which we may develop a business relationship could react to these proposals and the uncertainty surrounding these proposals by curtailing or deferring investments, including those for our products and services.

In addition, many healthcare providers are consolidating to create integrated healthcare delivery systems with greater market power. These providers may try to use their market power to negotiate price reductions for our anticipated products and services, which would negatively impact our expected operating margins. As the healthcare industry consolidates, competition for customers will become more intense and the importance of acquiring each customer will become greater.

Product liability claims may occur.

Any failure by our products that provide applications relating to patient diagnostic procedures, and treatment plans could expose us to product liability claims for personal injury and wrongful death. Unsuccessful claims could be costly to defend and divert management time and resources. In addition, we cannot make assurances that we will have appropriate insurance available to us in the future at commercially reasonable rates.  Currently, we maintain Property, General/Umbrella Liability, Error and Omissions, and Directors and Officers insurance.  We expect to seek product liability coverage upon the commercialization of our intelligent imaging informatics (“3i”) technology.

Specific government regulations relating to Medicare and Medicaid may impinge on us.

Many of our prospective customers and the other entities with which we may develop a business relationship operate in the healthcare industry and, as a result, are subject to governmental regulation. Because our healthcare products and services are designed to function within the structure of the healthcare financing and reimbursement systems currently in place in the United States, and because we are pursuing a strategy of developing and marketing products and services that support our customers' regulatory and compliance efforts, we may become subject to the reach of, and liability under, these regulations.

The federal Anti-Kickback Law, among other things, prohibits the direct or indirect payment or receipt of any remuneration for Medicare, Medicaid and certain other federal or state healthcare program patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by the federal health care programs. Violations of the federal Anti-Kickback Law may result in civil and criminal sanction and liability, including the temporary or permanent exclusion of the violator from government health programs, treble damages and imprisonment for up to five years for each violation. If the activities of a customer or other entity with which we have a business relationship were found to constitute a violation of the federal Anti-Kickback Law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including exclusion from government health programs. As a result of exclusion from government health programs, our customers would not be permitted to make any payments to us.

The federal Civil False Claims Act and the Medicare/Medicaid Civil Money Penalties regulations prohibit, among other things, the filing of claims for services that were not provided as claimed, which were for services that were not medically necessary, or which were otherwise false or fraudulent. Violations of these laws may result in civil damages, including treble and civil penalties. In addition the Medicare/Medicaid and other federal statutes provide for criminal penalties for such false claims. If, as a result of the provision by us of products or services to our customers or other entities with which we have a business relationship, we provide assistance with the provision of inaccurate financial reports to the government under these regulations, or we are found to have knowingly recorded or reported data relating to inappropriate payments made to a healthcare provider, we could be subject to liability under these laws.

Medical device regulation may require us to obtain approval for our products.

The United States Food and Drug Administration (“FDA”) have promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

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register and list its products with the FDA;

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notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

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obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

System errors and warranties may subject us to liability.

Our technology is very complex. As is the case with all complex and new systems, our product may contain errors especially when first introduced. Our technology is intended to provide information to security agencies for threat detection, and to healthcare providers for use in medical diagnosis. Therefore, users of our products may have a greater sensitivity to system errors than the market for software products generally. Failure of a system to perform in accordance with its documentation could constitute a breach of warranty and require us to incur additional expenses in order to make the system comply with the documentation. If such failure is not timely remedied, it could constitute a material breach under a contract allowing the client to cancel the contract and subject us to liability.

We retain and transmit confidential information; including patient health information. A security breach could damage our reputation or result in liability. It is critical that these facilities and infrastructure remain secure and be perceived by the marketplace as secure. We may be required to expend significant capital and other resources to protect against security breaches and hackers or to alleviate problems caused by breaches. Despite the implementation of security measures, this infrastructure or other systems that we interface with, including the Internet and related systems, may be vulnerable to physical break-ins, hackers, improper employee or contractor access, computer viruses, programming errors, attacks by third parties or similar disruptive problems. Any compromise of our security, whether as a result of our own systems or systems that they interface with, could reduce demand for our services and products.

Customer satisfaction and our business could be harmed if our business experiences delays, failures or loss of data in its systems. The occurrence of a major catastrophic event or other system failure at any of our facilities, or at any third party facility, including telecommunications provider facilities, could interrupt data processing or result in the loss of stored data, which could harm our business.

We may infringe the proprietary rights of others.

If any of our products violate third party proprietary rights, we may be required to reengineer our products or seek to obtain licenses from third parties to continue offering our products without substantial reengineering. Any efforts to reengineer our products or obtain licenses from third parties may not be successful, in which case we may be forced to stop selling the infringing product or remove the infringing functionality or feature. We may also become subject to damage awards as a result of infringing the proprietary rights of others, which could cause us to incur additional losses and have an adverse impact on our financial position. We do not conduct comprehensive patent searches to determine whether the technologies used in our products infringe patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending; many of which are confidential when filed, with regard to similar technologies.

Unforeseeable disruption in the economy may take place consequent to terrorism or other international events.

The terrorist events of September 11, 2001, as well as new terrorists threats, the war in Iraq and the possibility of war in other areas of the Middle East, have sensitized us and many other businesses to the potential disruption that such activities can have on the economy, the business cycle and, ultimately on the financial performance of these organizations. It is impossible to know whether such terrorist or military activities will continue, and whether, and to what extent, they may cause a disruption that may have a material adverse effect on our business and financial condition.

A number of factors that affect our revenues make our future results difficult to predict, and therefore we may not meet expectations for a particular period.

We believe that our revenues have the potential to vary significantly from time to time. We believe that these variations may result from many factors, including:

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the timing, size and mix of orders from our major customers including, in particular, the TSA and agencies of other governments;

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legislative or other government actions driven, in part, by the public’s perception of the threats facing commercial aviation, leading to fluctuations in demand for transportation security scanning  products and services;

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delays in product shipments caused by the inability of airports to install or integrate our products in a timely fashion;

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the availability and cost of key components;

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the timing of completion of acceptance testing for some of our products;

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the introduction and acceptance of new products or enhancements to existing products offered by us or our competitors;

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changes in pricing policies by us, our competitors or our suppliers, including possible decreases in average selling prices of our products caused by customer volume orders or in response to competitive pressures; and

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our sales mix to domestic and international customers.

We expect to depend on a small number of customers for a substantial portion of our future revenues.

A significant portion of our quarterly and annual operating expenses is expected to be relatively fixed in nature. This means that future revenue fluctuations will cause our quarterly and annual operating results to vary substantially. We also may choose to increase spending to pursue new market opportunities, which may negatively affect our financial results. We cannot assure investors that our PinPoint product will be selected by the U.S. DHS or other countries’ security departments or address their solutions needs for threat detection, or that our Signature Mapping product will be accepted in the healthcare arena.

Governmental agencies, the primary customers for our PinPoint products, are subject to budget processes which could limit the demand for these products.

Substantially all of the potential customers for our PinPoint products under development to date have been public agencies or quasi-public agencies, such as the FAA, the TSA, airport authorities and manufactures of threat detection devices. Public agencies are subject to budgetary processes and expenditure constraints.

The funding of government programs is subject to legislative appropriation. Budgetary allocations for PinPoint depend, in part, upon governmental policies, which fluctuate from time to time in response to political and other factors, including the public’s perception of the threat of commercial airline bombings. For example, the terrorist attacks of September 11, 2001 resulted in the passage of the Aviation and Transportation Security Act of 2001, or Transportation Security Act, mandating a small surcharge on each airline ticket purchase to fund airline security. This surcharge was suspended from June 1, 2003 to September 30, 2003. We cannot assure investors that the surcharge will not again be suspended or that the funds generated by these surcharges will be used to purchase our PinPoint products. We cannot assure investors that funds will continue to be appropriated by Congress or allocated by the TSA or other agencies for the purchase of PinPoint product or any other such product we develop and market. Moreover, we expect that similar funding and appropriations issues will affect our ability to market and sell our PinPoint product outside the United States.

Legislative actions could lead to fluctuations in demand for transportation security scanning products and services.

In addition to the Congressional budgetary process, other legislation could be introduced that would impact demand for transportation security scanning products and services. In response to fluctuation in concern on the part of voters about transportation security scanning and competing homeland security demands, or for other reasons, the plans for deployment of our PinPoint product to screen baggage could be changed. Budgetary debates and delays could result in fewer PinPoint products being sold to the TSA.

Governmental agencies have special contracting requirements, which create additional risks.

In contracting with public agencies, we are subject to public agency contract requirements that vary from jurisdiction to jurisdiction. Future sales to public agencies will depend, in part, on our ability to meet public agency contract requirements, certain of which may be onerous or even impossible for us to satisfy.

Government contracts typically contain termination provisions unfavorable to us and are subject to audit and modification by the government at its sole discretion, which subject us to additional risks. These risks include the ability of the U.S. government to unilaterally:

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suspend or prevent us for a set period of time from receiving new contracts or extending existing contracts based on violations or suspected violations of laws or regulations;

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terminate our future contracts;

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reduce the scope and value of our future contracts;

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audit and object to our contract-related costs and fees, including allocated indirect costs;

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control and potentially prohibit the export of our products; and

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change certain terms and conditions in our contracts.

The U.S. government can terminate any of its contracts with us either for its convenience or if we default by failing to perform in accordance with the contract schedule and terms. Termination for convenience provisions generally enable us to recover only our costs incurred or committed, and settlement expenses and profit on the work completed prior to termination. Termination for default provisions do not permit these recoveries and make us liable for excess costs incurred by the U.S. government in procuring undelivered items from another source. Our contracts with foreign governments may contain similar provisions.   In the event we enter into one or more government contracts for PinPoint, the government’s termination of any such contracts for our PinPoint product under development would harm our business.

In addition, U.S. government contracts are conditioned upon the continuing availability of Congressional appropriations. Congress usually appropriates funds annually for a given program on a September 30 fiscal year-end basis, even though contract performance may take years. Consequently, our future contracts with the TSA may only be partially funded at the outset, and additional monies are normally committed to the contract by the TSA only as appropriations are made by Congress for future periods. The government’s failure to fully fund one or more of the contracts for our PinPoint product under development would harm our business.

Because we expect to contract with the U.S. government, we will be subject to periodic audits and reviews. Based on the results of its audits, the U.S. government may adjust our contract-related costs and fees, including allocated indirect costs. In the future, government audits and reviews could result in adjustments to our revenues and cause other adverse effects, particularly to our relationship with the TSA. In addition, under U.S. government purchasing regulations, some of our costs, including most financing costs, amortization of intangible assets, portions of our research and development costs, and some marketing expenses may not be reimbursable or allowed in our negotiation of fixed-price contracts. Further, because we expect to contract with the U.S. government, we will be subject to an increased risk of investigations, criminal prosecution, civil fraud, whistleblower lawsuits and other legal actions and liabilities to which purely private sector companies are not.

In addition, public agency contracts are frequently awarded only after formal competitive bidding processes, which are often protracted and typically contain provisions that permit cancellation in the event that funds are unavailable to the public agency. We may not be awarded any of the contracts for which we submit a bid. Even if we are awarded contracts, substantial delays or cancellations of purchases could result from protests initiated by losing bidders.

Our growth depends on our introduction of new products and services, which may be costly to develop and may not achieve market acceptance.

As part of our strategy for growth, we intend to develop products to address additional transportation security scanning opportunities, such as passenger, carry-on baggage and air cargo screening. We also intend to address homeland security requirements beyond aviation, such as screening at border checkpoints, government offices and transportation terminals and ports. We will be required to spend funds to develop or acquire technologies and products for these initiatives, and these initiatives may divert our development and management resources away from our core PinPoint product. In addition, we have acquired, rather than developed internally, some of our technologies in connection with our acquisitions of companies and businesses, and these technologies may not perform as we expect. The development of new products may require greater time and financial resources than we currently anticipate and, despite significant investments in research and development, may not yield commercially successful products.

The development of our products for explosives and weapons detection is highly complex. Successful product development and market acceptance of any new products and services that we develop depends on a number of factors, including:

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our timely completion and introduction of new products;

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our accurate prediction of the demand for homeland security products and the changing requirements of the homeland security industry, including certification or other required performance standards;

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the availability of key components of our products;

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the quality, price and operating performance of our products and those of our competitors;

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our customer service capabilities and responsiveness; and

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the success of our relationships with potential customers.

Our PinPoint product may fail to obtain certification by the TSA.

New products for transportation security scanning applications may require certification or approval by the TSA, and we believe that the TSA does not currently have standards for the certification of transportation security scanning products other than bulk explosives detection systems and explosives trace detectors, or ETD. Other products, such as metal detectors, are subject to TSA testing prior to approval. Market acceptance of new products may be limited if the TSA has not developed standards for certification or approval of such products, and even if it does develop such standards, we may be unable to obtain any such certification or approval, which could materially limit market acceptance of such products. If we fail to timely introduce new products or if these products fail to gain market acceptance, our results of operations would be harmed.

In addition, even if successful in the United States, new products that we develop may not achieve market acceptance outside of the United States. Foreign governments may be unwilling to commit financial resources to purchase our new products, which would reduce our potential revenues and harm our business.

Our existing PinPoint product may fail to obtain re-certification by the TSA for changes in the PinPoint system.

Our existing PinPoint product can be required to be re-certified by the TSA. This can happen when a critical component is changed, or we wish to make other changes to the PinPoint systems. When this happens, the affected PinPoint model requires re-certification by the TSA. The failure or delay in gaining re-certification for an existing PinPoint product could harm our ability to continue to sell the product and recognize associated revenues.

Our major potential customer, the TSA, is a part of the Department of Homeland Security, a newly created agency that has experienced, and may continue to experience, delays in its operations, which may cause delays in our receiving orders for our products from the TSA.

The TSA is a relatively new agency that was created in November 2001 by the Transportation Security Act. As a result, it has experienced, and may continue to experience, delays in fulfilling its mandate as a result of delays in establishing the necessary infrastructure to operate in an efficient manner. This may result in delays in our receiving orders for our PinPoint product. Further, the TSA is now a part of the Department of Homeland Security, which was created subsequent to the creation of the TSA and is therefore in an earlier stage of formation, which may further create delays in our receiving orders as this agency is organized.

Future sales of our PinPoint products will depend on the ability of airports to secure funding to build baggage handling systems and to integrate our PinPoint product into such systems, which they may not be able to do.

Future sales will depend on integrating PinPoint into existing baggage and luggage handling systems within airports. If an airport is not configured for these systems, deployment of our PinPoint products may require changes in the airport infrastructure. If our PinPoint product cannot easily be integrated into existing baggage handling systems, we may experience reduced sales of our PinPoint products or these sales may be delayed. There can be no assurance that the government will continue to fund installations, integrations and reimbursements at the current level or at all. If there is a reduction in funding, we may experience reduced sales of our PinPoint products or these sales may be delayed.

We believe that a substantial opportunity exists for our PinPoint system to be integrated into baggage handling systems. If airports determine, in conjunction with governmental authorities, that they will be unable or unwilling to modify or finance baggage handling systems, this opportunity may be limited.

If our PinPoint product fails to detect explosives, we could be exposed to product liability and related claims for which we may not have adequate insurance coverage, and we may lose current and potential customers.

Our transportation security scanning business exposes us to potential product liability risks, which are inherent in the development, sale and maintenance of transportation security scanning products. Our software is not designed to detect, and FAA/TSA certification does not require, 100% detection of any and all explosives contained in scanned baggage. For this reason, or if our products malfunction, it is possible that explosive material could pass undetected utilizing our product, which could lead to product liability claims. There are also many other factors beyond our control that could lead to liability claims, such as the reliability and competence of the customer’s operators and the training of the operators.  Such liability claims are likely to exceed any product liability insurance that we may have obtained.

In addition, the failure of any PinPoint product to detect explosives, even if due to operator error and not to the mechanical failure of a PinPoint product, could result in public and customer perception that our products do not work effectively, which may cause potential customers to not place orders and current customers to cancel orders already placed or to not place additional orders, any of which would harm our business and financial results.

We expect to substantially depend on large orders from a limited number of customers. As a result, order cancellations from any of our customers or the failure of these customers to continue to purchase PinPoint products could have a material negative impact on our business and financial results.

In any given fiscal quarter or year, our revenues will be derived from orders of multiple units of our PinPoint product from a limited number of customers. The failure of these customers, particularly the U.S. government, to purchase our PinPoint products or the cancellation of future orders would harm our business.

The sales cycle for our PinPoint products is lengthy and we may expend a significant amount of effort in obtaining sales orders and not receive them.

The sales cycle of our PinPoint product is expected to be lengthy due to the protracted approval process that typically accompanies large capital expenditures and the time required to install our PinPoint product. In addition, in the United States, the creation of the TSA and formation of a Department of Homeland Security, as well as budgetary debates in Congress, may result in additional delays in the purchase of our PinPoint products. During the sales cycle we may expend substantial funds and management resources but recognize no associated revenue.

Our future international sales subject us to risks that could materially harm our business.

It is part of our growth strategy to establish international sales. A number of factors related to our international sales and operations could adversely affect our business, including:

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changes in domestic and foreign regulatory requirements;

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political instability in the countries where we sell products;

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possible foreign currency controls;

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fluctuations in currency exchange rates;

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our ability to protect and utilize our intellectual property in foreign jurisdictions;

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tariffs, embargoes or other barriers;

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difficulties in staffing and managing foreign operations;

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difficulties in obtaining and managing distributors; and

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potentially negative tax consequences.

Our failure to obtain the requisite licenses, meet registration standards or comply with other government export regulations, may affect our ability to generate revenues from the sale of our products outside the United States, which could harm our business. In particular, our PinPoint product may be deemed regulated and subject to export restrictions under the U.S. Department of State regulations. Consequently, these regulations may make the product more difficult to sell to a number of countries. Compliance with government regulations may also subject us to additional fees and costs. The absence of comparable restrictions on competitors in other countries may adversely affect our competitive position.

Exchange rate fluctuations could cause a decline in our financial condition and results of operations.

In 2007, the cost of certain international currencies has increased due to fluctuations in the exchange rate of the U.S. dollar against the Euro or other currencies.  Future fluctuations in this exchange rate or other currencies could adversely affect our results in the event we make foreign sales of our products.  From time to time, as and when we determine it is appropriate and advisable to do so, we will seek to mitigate the effect of exchange rate fluctuations through the use of derivative financial instruments. We cannot assure you, however, that we will continue this practice or be successful in these efforts.

Our inability to adapt to rapid technological change could impair our ability to remain competitive.

The transportation security scanning industry may undergo significant technological development in response to increased demand for transportation security scanning products. A fundamental shift in technology in our product markets could harm our ability to generate revenues from sales of PinPoint product and services.

We anticipate that we will incur expenses in the design and initial development and marketing of new products and services. Our competitors may implement new technologies before we are able to, allowing them to provide more effective products at more competitive prices. Future technological developments could:

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adversely impact our competitive position;

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require write-downs of obsolete technology;

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require us to discontinue production of obsolete products before we can recover any or all of our related research, development and commercialization expenses; or

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require significant capital expenditures beyond those currently contemplated.

We cannot assure investors that we will be able to achieve the technological advances to remain competitive and profitable, that new products and services will be developed and developed on schedule or on a cost-effective basis that anticipated markets will exist or develop for new products or services, or that our existing product and services will not become technologically obsolete.

The transportation security scanning industry is highly competitive. Given the anticipated continuing demand for airport security products, competition may increase.

The transportation security scanning industry is intensely competitive and we may not compete successfully. As a result of increased demand for security systems, additional companies may enter the industry. Some of our competitors, and many of the potential new entrants into the transportation security scanning  industry, have financial, technical, production and other resources substantially greater than ours. We believe that some of our competitors have products undergoing TSA certification. Our failure to compete successfully could result in lost sales and could hamper our financial results.

We are reliant upon third party distributors for the distribution and licensing of our PinPoint or Signature Mapping products in several domestic or foreign jurisdictions and have reduced our reliance upon our own internal sales force.

During the latter half of 2006, we decided to reduce our own internal sales force and to establish a network of distributors, sales representatives and consultants to assist us in the distribution and licensing of our products domestically and in certain foreign countries, including those business relationship established during 2007.  Such distributors, sales representatives and consultants have not affected any sales of our PinPoint, Signature Mapping, or Flow Point products to date and we have no assurance they will be able to affect any such sales in the future.  We continue to review sales performance under certain of such arrangements and, as our agreements with such third parties expire, we may determine not to renew or we may terminate such agreements.

Litigation may be necessary to enforce or defend against claims of intellectual property infringement, which could be expensive and, if we lose, could prevent us from selling our products.

Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Any litigation, regardless of the outcome, could be costly and require significant time and attention of key members of our management and technical personnel.

Our domestic and international competitors, many of whom have substantially greater resources and have made substantial investments in competing technologies, may have patents that will prevent, limit or interfere with our ability to manufacture and sell our products. We have not conducted an independent review of patents issued to third parties. Because of the perceived market opportunity we face, companies possessing technology rights that they believe we might be infringing will now be much more motivated to assert infringement of their rights. These third parties may assert infringement or invalidity claims against us and litigation may be necessary to defend against these claims. An adverse outcome in the defense of a patent suit could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties or require us to cease selling our products. Even successful defenses of patent suits can be costly and time-consuming.

Risks Related to this Offering

Dilutive effect of conversion of Series A 10% Senior Convertible Debentures and exercise of Series D Warrants, Class E Warrants and Midtown placement agent’s warrants.

Under a Securities Purchase Agreement, dated November 3, 2006, we entered into with certain institutional accredited investors, and we sold an aggregate of $5,150,000 in principal amount of our Series A Debentures and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of our common stock.  We issued an aggregate of $2,575,000 in principal amount of Series A Debentures and 4,453,709 Series D Warrants at a first closing held on November 8, 2006, and, due to the conversion feature embedded in the Debentures and the warrants, the transactions were recognized as a liability under generally accepted accounting principles.  Due to milestone-related adjustments, the exercise price and the maximum number of shares to be issued under the debentures are indeterminable as of December 31, 2007.  We issued an additional $2,575,000 in principal amount of the Series A Debentures at a second closing held April 12, 2007, following the effectiveness of a registration statement registering the shares of our common stock underlying the Series A Debenture and Series D Warrants.  The proceeds from the second closing were allocable to the embedded conversion features of the Series A Debentures and Series D Warrants are recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006 (2,226,854 warrants), and the remaining one-half became exercisable on April 12, 2007 (2,226,855 warrants).  The Series D Warrants and the Placement Agent’s Warrants issued as compensation in the offering to Midtown Partners & Co., LLC, may be exercised via a cashless exercise if certain conditions are met.  We considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and concluded that there were insufficient shares to share settle the contracts.  The Series D Warrants that became exercisable at the first closing will expire on November 8, 2011, and those related to the second closing will expire in April 12, 2012.

  The initial conversion price of our Series A Debentures was $1.15634 subject to certain adjustments.  On May 18, 2007, the conversion price of the Series A Debentures and the exercise price of the Series D Warrants held by investors and Placement Agent’s Warrants issued as compensation to Midtown Partners & Co., LLC, were reset to a price of $0.7453 per share effective April 1, 2007.   Effective October 1, 2007, the conversion price of the Series A Debentures and the exercise price of the Series D Warrants held by investors and Placement Agent’s Warrants

issued as compensation to Midtown Partners & Co., LLC, were further reset to a price of $0.6948 per share.   We may be required to further re-set the conversion or exercise price of such debentures and warrants and to issue additional shares in the event the price re-set provisions of the Series A Debentures and Series D Warrants are triggered.  As these milestones have not been met the conversion price has been reset twice from $1.15634 per share, as of the date of the original financing in November 2006, to $0.7453 per share as of April 1, 2007 and again effective October 1, 2007 to $0.6948.  The next reset conversion price is determined and measured by the five day VWAP of our common stock prior to the filing of our Form 10-Q for the quarter ended March 31, 2008.

As of April 11, 2008, holders of our Series A Debentures have converted an aggregate of $1,921,795 in principal amount of the Series A Debentures and $3,228,205 in principal amount remains unconverted. A holder of our Series D Warrants exercised an aggregate of 864,798 of such warrants and we issued an aggregate of 864,798 Class E Warrants as an inducement for such exercise, which are exercisable for a period of 5 years and at an exercise price of $1.17 per share.  Furthermore, as of the date of this prospectus, approximately 10,232,480 warrants (including the currently exercisable placement agent warrants issued to Midtown Partners and Co. LLC, in connection with our debenture and warrant financing and the Class F and G Warrants) may be exercised pursuant to the cashless exercise provisions of such warrants which may be subsequently resold including under Rule 144.  Increased sales volume of our common stock could cause the market price of our common stock to drop.

Current shareholdings may be diluted if we make future equity issuances or if outstanding debentures, warrants, and options are exercised for or converted into shares of common stock.

“Dilution” refers to the reduction in the voting effect and proportionate ownership interest of a given number of shares of common stock as the total number of shares increases.  Our issuance of additional stock, convertible preferred stock and convertible debt may result in dilution to the interests of shareholders and may also result in the reduction of your stock price.  The sale of a substantial number of shares into the market, or even the perception that sales could occur, could depress the price of the common stock.  Also, the exercise of warrants and options may result in additional dilution.

The holders of outstanding options, warrants and convertible securities have the opportunity to profit from a rise in the market price of the common stock, if any, without assuming the risk of ownership, with a resulting dilution in the interests of other shareholders.  We may find it more difficult to raise additional equity capital if it should be needed for its business while the options, warrants and convertible securities are outstanding.  At any time at which the holders of the options, warrants or convertible securities might be expected to exercise or convert them, we would probably be able to obtain additional capital on terms more favorable than those provided by those securities. Also, some holders of the options and warrants have certain piggy back registration rights requiring us to register their shares underlying such options and warrants in any registration statement we file under the Securities Act.  The cost to us of effecting any required registration may be substantial.

USE OF PROCEEDS

The proceeds from the sale of the shares will be received directly by the selling stockholders.  No proceeds will be received by us from the sale of the shares offered hereby.

We will receive the proceeds, if any, relating to the exercise of the Series D Warrants, the Class E Warrants, the placement agent’s warrants and other warrants.  The exercise price of the Series D Warrants is $0.6948 per share, the exercise price of the Class E Warrants is $1.17 per share, and the placement agent’s warrants and other warrants are exercisable at between $0.6948 and $9.00 per share.  We propose using the proceeds of the exercise of the Series D Warrants, the Class E Warrants, the placement agent’s warrants and other warrants, if any, for general working capital purposes.

CAPITALIZATION

The following table sets forth our cash, cash equivalents, and capitalization at December 31, 2007. (1)

Cash and cash equivalents	$ 101,136

Common stock subject to repurchase	178,311

Stockholders’ Equity (Deficit):
Preferred stock, $20.00 par value; 1,000,000 shares authorized; no shares outstanding at December 31, 2007	$ -
Common stock, $.001 par value; 200,000,000 shares authorized and 42,223,126 shares outstanding (2)	39,286
Accumulated comprehensive income (loss)	64,827
Additional paid-in capital	62,206,362
Accumulated deficit	(69,654,122)
Total stockholders’ deficit	$(7,343,647)
Total capitalization and (deficit)	$(7,165,336)

DETERMINATION OF OFFERING PRICE

The common stock offered by this prospectus may be offered for sale from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or negotiated prices.  As such, the offering price is indeterminate as of the date of this prospectus.

DIVIDEND POLICY

We do not anticipate paying any dividends on our common stock in the foreseeable future.  We intend to retain all working capital and earnings, if any, to finance the operations of our businesses and to expand our businesses.

MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following summary together with the more detailed information and consolidated financial statements and notes thereto and schedules appearing elsewhere in this prospectus.  Throughout this report when we refer to the “Guardian,” “we,” “our” or “us,” we mean Guardian Technologies International, Inc.

This discussion and analysis of our financial condition and results of operations is based upon our audited consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our critical accounting policies and estimates, including those related to revenue recognition, intangible assets, and contingencies.  We base our estimates on historical experience, where available, and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions and conditions.

Except for historical information, the material contained in this Management’s Discussion and Analysis is forward-looking.  Our actual results could differ materially from the results discussed in the forward-looking statements, which include certain risks and uncertainties.  These risks and uncertainties include the rate of market development and acceptance of our “intelligent imaging informatics” (“3i”) technology (particularly for our PinPoint product), the unpredictability of our sales cycle, the limited revenues and significant operating losses generated to date, and the possibility of significant ongoing capital requirements.

Our independent registered public accounting firm’s report on the consolidated financial statements included herein as of December 31, 2007 and December 31, 2006, and for each of the three years in the period ended December 31, 2007, contains an explanatory paragraph wherein they express an opinion that there is substantial doubt about our ability to continue as a going concern.

Overview

We were incorporated in the State of Delaware in February 1996. Please refer to “Risk Factors,” above for certain risks related to us and our businesses.

Guardian is a technology company that designs and develops imaging informatics solutions for delivery to its target markets:  aviation/homeland security and healthcare.  We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and response time of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, and has the capacity to analyze and detect image anomalies. The technology is not limited by type of digital format.  It can be deployed across divergent digital sources such as still images, x-ray images, video and hyper-spectral imagery. To date, the technology has been tested in the area of threat detection for baggage scanning at airports and for bomb squad applications. Varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Product development in these areas is ongoing, and while there can be no assurance, we believe that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as new or enhanced solutions are developed, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.  Further, we may form wholly-owned subsidiaries to operate within defined vertical markets.

We offer two principal “intelligent imaging informatics” (“3i”) products, and a third product, FlowPoint, on a limited and reducing basis:

Aviation/Homeland Security Technology Solution – PinPoint

Our PinPoint™ product is an “intelligent imaging informatics” (3i™) technology for the detection of guns, explosives, and other threat items contained in baggage in the airport environment or for building security applications.  PinPoint can identify threat items, notify screeners of the existence of threat items, and speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).  We market and seek to license the PinPoint™ product primarily to the United States Transportation Services Administration (TSA) for use in airports, the Federal Protection Services for use in federal buildings and to foreign governments and airport authorities. We compete with manufacturers of baggage screening, luggage and large parcel screening, people screening for weapons and explosive detection, container and vehicle screening, and cargo screening equipment and certain software companies and academic institutions that are developing solutions to detect threat items.  It is also our intent to distribute the product through these manufacturers.

As the global “Homeland Security” marketplace continues to supply more effective next generation terror mitigation technologies, a much greater amount of funding will flow to procurement of technologies and less for labor. Homeland Security Research Corp.’s analysis, the “2006 – 2015 Homeland Security & Homeland Defense Global Market” forecasts that this trend is expected to lead to a tripling of the global Homeland Security market ($60B in 2006 to $180B in 2015), while the global Homeland Security expenditures (the total amount of money allocated) is expected to double.

Information regarding the amount of the TSA’s annual budget allocated for the purchase of software solutions that are able to detect threat items at US airports and other similar facilities, such as PinPoint™, is not readily discernible from publicly available information or independent research reports. However, we estimate, based upon information derived from the FY 2006 and requested FY 2007 United States Department of Homeland Security (DHS) budget, that the DHS budget allocation for FY 2006 for software solutions that are able to detect threat items at U.S. airports and other facilities, such as PinPoint™, was approximately .77% of the DHS’ $41.1B budget, and that the budget allocation for the proposed FY 2007 DHS budget will be approximately 2.25%.  In addition, we estimate that the worldwide market for solutions such as PinPoint™ is approximately twice the United States’ Homeland Security budget.

The market for contraband detection systems is anticipated to become intensely competitive and many of our competitors are better capitalized and have greater marketing and other resources than Guardian.  PinPoint™ continues to be developed to address the market for contraband detection. The extended alpha version working model of PinPoint™ has been tested successfully at live carry-on baggage checkpoints in three international airports from the fourth quarter of 2005 through the date of this prospectus. Integration within currently deployed manufacturers’ scanning equipment is a requisite to anticipated sales, and is considered a significant development risk. PinPoint is available for sale to customers; however no sales are anticipated until we are able to seamlessly integrate with the manufacturers’ scanning equipment. Towards that end, we signed a Strategic Alliance and Joint Development Agreement with Control Screening (d.b.a. AutoClear), and are integrating our PinPoint technology with their threat detection hardware (AutoClear 6040 baggage scanner and multi-view AT prototype scanner).

Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions. The marketplace places a premium on the newest innovations in hardware technology, but fails to grasp how a threat detection software solution could possibly succeed.  Because of that misconception, the marketplace currently has limited standards for the certification of aviation security products other than bulk explosives detection systems and explosives trace detectors, or ETD, which have been developed around chemical analysis and not image analysis.  Our challenge with the PinPoint™ product is to assist in the establishment of the testing and certification standards, to validate through independent parties the efficacy of PinPoint™ as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint™.

Our initial action to meet the challenge was the execution of a Teaming Agreement with Lockheed Martin Systems Integration, which was executed in December 2004, and expired in December of 2007.  We did not pursue a renewal of the teaming agreement as we have developed direct relationships with the United States Department of Homeland Security Science and Technology Directorate and the Transportation Security Labs (TSL), and other relationships as outlined below.  However, through our joint efforts, we have been able to establish the necessary testing standards and methods; we have made material strides in the development of PinPoint™, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.

On February 12, 2008, we extended for a twelve month period (through February 18, 2009) the Cooperative Research and Development Agreement (CRDA) that was initially signed on August 18, 2006, and previously renewed on August 8, 2007, with the United States Department of Homeland Security Science and Technology Directorate, for testing and validation of the PinPoint™ product capabilities at the Transportation Security Labs (TSL).  This is the second of two extensions received by the States Department of Homeland Security Science and Technology Directorate, for testing and validation of the PinPoint™ product. The project began on September 5, 2006 for explosive image collection, which is being followed by refinement of the development and testing of PinPoint™.  Also, through the date of this filing, we have completed the third phase of the CRDA process with the US Department of Homeland Security.  While TSA certification is not absolutely essential to the acceptance of Guardian’s PinPoint™ product, we believe that having TSA certification and a business relationship with the TSA is important to our strategic growth plans, as the relationship represents an important opportunity to obtain contracts for the licensing of our baggage scanning applications and for future aviation and transportation security applications and solutions that we develop or enhance. However, significant development risks still exist for adapting the PinPoint product to various types of scanning equipment in different countries.

As of the date of this prospectus, we have applied for twelve export licenses for our PinPoint™ product and was granted those licenses by the United States Department of Commerce.  An export license granted in March 2007, positioned Guardian for the final phase of the Russian Federation certification process.  As a result, in June 2007, we completed the necessary laboratory study by an accredited Russian laboratory, which in October 2007, provided a full report to the Russian Federation representing the final step in the certification process.  We now await the Russian Federation’s approval of our application as the final step in the certification process.  Also, in June 2007, we received an order for one license of the PinPoint™ product to be used by the National Bodyguard Association of Russia (NAST), which currently provides training to security screeners for the Russian Federation, will train its employees and demonstrate PinPoint’s™ capabilities to potential customers in Russia, Southeast Asia, the Middle East, and the Commonwealth of Independent States.  The export license to sell PinPoint™ to NAST was approved by the US Department of Commerce on September 12, 2007.  In March 2008, we received two export licenses for demonstration purposes, as we pursue opportunities in Saudi Arabia and India.  Such opportunities were at the two countries’ request.

In January, 2007, we performed an initial successful Proof of Concept test in Madrid, Spain.  Working with TEDAX, the national bomb technicians’ organization of the Spanish Government, we returned to Madrid on October 8, 2007 and collected images of various configurations, artful concealments, and threat weights of specific explosives of interest to the Spanish Government.  Upon the development and integration of these specific detection algorithms, we await confirmation for a return to Madrid for a final live test of PinPoint™ that is currently expected to be in the spring of 2008.

We are also pursuing an additional market opportunity using our 3i™ platform technology, adding to our detection family of products.  PinPoint nSight™ provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  The technology adds textural and color components to such images, helping bomb investigation technicians detect threats that would otherwise be unseen by the human eye. The PinPoint nSight™ product is currently being evaluated at the Federal Bureau of Investigation (FBI) Hazardous Device School at Redstone Arsenal, Alabama.  In May 2006, we entered into a Reseller Agreement with Logos Imaging LLC (Logos), a manufacturer of portable bomb scanning equipment, with regard to the distribution of PinPoint nSight™.  During fiscal 2007, we sold Logos 10 licenses of our threat assessment software technology for bomb detection scanners, PinPoint nSight™. We are also continuing to develop other distributor relationships in an effort to increase market penetration our nSight ™ product.

Management believes that international market acceptance of PinPoint™ as a viable threat detection solution will not only enhance our ability to sell worldwide, but it will open additional opportunities for the development of PinPoint™ as the “intelligent image” analysis solution for areas such as military target acquisition, satellite remote sensing, and additional opportunities within aviation security such as people portals and cargo scanning.  Additionally, we will seek support of the U.S. Congress and the equipment manufacturers through lobbying and other efforts.  We remain focused on the ongoing development of PinPoint™, particularly with respect to field test results.  This focus must be even sharper as we enter the pilot test arena where the duration of the pilot test, the conditions under which the pilot test is conducted, and the definition of success and failure will vary country-by-country. Market acceptance is a key to our future success.

Healthcare 3i Technology Solution – “Tissue Characterization” advancing Medical Computer Aided Detection (Medical CAD)

In an effort to expand upon the use of our core technology 3i™ “intelligent imaging informatics,” we have been migrating and adopting our threat detection algorithms and quantitative imaging capabilities for use in the imaging field of diagnostic radiology.  The technology for this developmental project is called Signature Mapping™.  Our Signature Mapping™ technology is in development and, currently, we do not have a product that we may market and sell in the U.S. medical market.  Furthermore, any Signature Mapping™ product we do develop will be subject to Food and Drug Administration (“FDA”) review and approval, including with regard to its safety and effectiveness, before we may begin marketing and selling any such product in the U.S. Such approval may require us to obtain extensive data from clinical studies to demonstrate such safety or effectiveness.  Also, we may be subject to similar regulatory requirements in any foreign country in which we seek to market and sell our CAD products.  There can be no assurance we will be successful in obtaining any such approval from the FDA and such approval may take approximately two years to obtain.

The challenge for modern radiology is to improve the quality of clinical care while simultaneously reducing costs and improving patient outcomes.  To accomplish this goal, radiology has greatly expanded its use of various imaging modalities to include Nuclear Medicine, Ultrasound, Computer Tomography (“CT”), Magnetic Resonance Imaging (“MRI”), Positron Emission Tomography, and Digital Radiography (X-ray”).

While significant improvements in diagnostic radiology have occurred using these imaging modalities, the same degree of technological advancements has not been available to help radiologists accurately interpret and quantify the rapidly expanding number and diversity of imaging cases generated each day, coupled with the level difficulty, prone to interpretation subjectivities, misreads, and enormous patient loads and time constraints radiologists face each day.  Studies and other literature indicate that radiologists are about 80% accurate at best in reading screening x-ray breast examinations - 75% accurate for women in their 40s. Certain studies have found that lesions are simply not detected 10 to 15% of the time.  Such knowledge has resulted in a tendency towards additional procedures, such as biopsies which sometimes prove unnecessary.

While traditional computer-aided detection (“CAD”) assists radiologists by marking anomalies without providing additional visualization or analytical tools, CAD applications have certain characteristics that limit their capabilities. CAD results are associated with high false positive rates. The pattern recognition algorithms employed by CAD restrict their functionality to searching for a specific disease within a specific imaging modality. Guardian is developing a new approach for medical image analysis called Signature Mapping™.  It is the first image-analysis-based technology that is expected to be capable of “characterizing tissues” across a broad range of digital imaging modalities. The software has been designed to work seamlessly with Digital Imaging and Communication in Medicine (“DICOM”) images generated from any existing imaging modality.  It can be integrated into a PACS network, a stand-alone digital imaging modality, a diagnostic workstation or a clinical review workstation.

Similar to a person’s fingerprint, each tissue has a unique structure. Each structure creates a unique pattern or “signature” that can be extracted from an image to differentiate, locate, identify, and classify by using our Signature Mapping™ technology.  Signature Mapping™ is expected to further help radiologists by visualizing the various structures within a particular tissue so they can be examined and quantified. This capability is expected to provide a next-generation image analysis, clarification, visualization and Signature Mapped “tissue characterization” and detection.  Management believes that it will add significant clinical value to a wide range of difficult to detect diseases in diagnostic radiology by distinguishing and characterizing different tissue types in images regardless of the modality that generated the image.

Based on its unique properties, Signature Mapping is expected to be capable of being used to analyze images generated across all imaging modalities without the need for new image capture hardware costs.  It will serve instead as a software-based, multi-modality approach to image analysis combined with Signature Mapping’s unique “tissue characterization” and detection. As a result, Signature Mapping is expected to be able to differentiate the contrast resolution between different tissue types, even when the material or tissue in the image is very diffuse or obscured by other objects, such as is the case where diseased lung tissue is located behind a rib in an x-ray chest examination. It is capable of displaying these ‘signatures’ in a way that empowers radiologists to make a more informed and confident diagnosis, even for hard to distinguish structures such as masses in dense breast tissue.

Rather than solely analyzing the pixel values in an original image, the Signature Mapping process applies a series of proprietary algorithms to iteratively impact the image and cause pixels associated with each material or tissue type to react collectively producing a unique signature.

Multiple iterations of the Signature Mapping process can be employed to process a single image. An initial phase is used to isolate specific tissues (segmentation), while additional processes discriminate structures within the tissue.  For example, a first process may be used to locate and isolate the prostate in an MRI scan while a second process may reveal a signature indicating the presence of a tumor within the prostate.

Signature Mapping appears to provide advantages for providing the knowledge for automatic detection.  The development of a “tissue characterization” and detection model employs the use of supervised machine learning and contextual image analysis to analyze and classify the features associated with the newly created “signatures.”  The fusion of these three technologies is known as Guardian’s Intelligent Imaging Informatics 3i™. Unlike other pattern recognition methodologies, the 3i solution can reveal and differentiate inherent structures for all materials in an image regardless of:

•

The imaging modality used to create the image,

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Location within the image,

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Shape or texture, and

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Object orientation even if obscured by its relationship to other materials.

Clinical Experience and Medical Accomplishments

While Signature Mapping is expected to be capable of use in a wide range of medical image analysis applications, our initial application product development efforts are focused in three areas:

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Breast imaging using x-ray mammography, MRI and ultrasound.

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Neurological imaging through the detection and quantification of:

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acute intracranial hemorrhage using non-contrast CT,

o

normal pressure hydrocephalus,

o

multiple sclerosis using MRI.

•

Chest radiography targeted at tuberculosis and silicosis detection using digital X-ray and sputum samples.

Our research to-date includes five pilot programs and studies conducted under the direction of the Image Processing and Informatics Laboratory at the University of Southern California (USC) using clinical data and images provided by: the Image Processing and Informatics Laboratory at USC, Howard University, and the South Florida Clinical Mammography Data Base.

Competition is expected to be with existing CAD manufactures such as iCAD, Hologic, Medipatten, Confirma, Siemens, or Carestream Health.  We may also partner with one or more of these existing CAD manufacturers, or an emerging company with new technology for the CAD arena.  Once our products are commercially viable, we anticipate marketing and selling our products through original equipment manufacturers (“OEM”), or system integrators.

Healthcare Technology Solution – FlowPoint

Our FlowPoint products consist of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS), which manages radiology workflow, patient information, treatment history, and billing information. It also manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

Due to the increased efforts and focus in developing our Signature Mapping imaging technology, we have discontinued active marketing of our FlowPoint products, and seek licensing arrangements with other software or hardware providers, who may use our RIS and PACS systems to complement their existing product line.  Accordingly, during January 2008, we entered into the first such licensing arrangement with Rogan-Delft for a perpetual, nonexclusive and nontransferable license to use, modify, create derivative works from, market and sublicense our FlowPoint Radiology Information System (“RIS”) product.

LIQUIDITY AND CAPITAL RESOURCES

The following table presents a summary of our net cash provided by (used in) operating, investing and financing activities:

	Year Ended December 31
Category	2007	2006	2005

Net cash provided (used) in operating activities	$ (5,522,463)	$ (6,527,312)	$ (7,392,248)
Net cash provided (used) in investing activities	(51,566)	(275,643)	(702,697)
Net cash provided by financing activities	4,942,688	5,098,208	9,622,501
Effect of exchange rates on cash and cash equivalents	(4,946)	777	(12,162)

Net increase (decrease) in cash	$ (636,287)	$ (1,703,970)	$ 1,515,394

Net Cash Used in Operations

Net cash used in operating activities for the fiscal year ended December 31, 2007 (Fiscal 2007) was $5,522,463, compared with net cash used in operating activities of $6,527,312 during the same period for 2006 (Fiscal 2006), a decrease in the use of cash for operating activities of approximately $1,004,849 (15.4%).  The decrease is due to: (i) lower revenue and operating costs of $1,717,706 (23.5%), including a decrease in selling, general and administrative costs (other than depreciation and amortization, stock based compensation, and impairment of goodwill) of $2,083,109 (27.5%), a decrease in cost of sales (other than amortization and impairment costs) of $188,332 (89.0%), offset by a reduction in net revenue of $198,520 (40.7%), and an increase in net other interest expense (other than noncash items) of $286,901 (346.2%); and (ii) offset by net increases in the components of operating assets and liabilities of $712,857, or 91.0%.

Net cash used in operating activities for the fiscal year ended December 31, 2006 (Fiscal 2006) was $6,527,312, compared with net cash used in operating activities of $7,392,312 during the same period for 2005 (Fiscal 2005), a decrease in the use of cash for operating activities of approximately $864,936 (11.7%).  The decrease in net cash used in operating activities is due to: (i) decrease from a net loss from operations ( other than depreciation and amortization, stock-based compensation, amortization of bridge note discount, and noncash interest expense for the embedded conversion feature) of $36,665 and (ii), offset by net decreases in the components of operating assets and liabilities of $901,601.

Net Cash Used in Investing Activities

Net cash used in investing activities of $51,566 was for the purchase of equipment and costs incurred for patent applications for Fiscal 2007.  This compares with net cash used for the same activities of $275,643 for the same period for Fiscal 2006, or a decrease of $224,077, or 81.3%.  The net decrease is comprised of a $115,496 (85.0%) decrease in the purchase of furniture, software and equipment, and a decrease of $108,581 (77.7%) for costs associated with the preparation and filing of certain patents with regard to our “3i” technology.  The decrease in equipment purchases is the result of additions made in 2006 for our 2007 requirements, and the decrease in patent costs is due to focus on various patent applications prepared and filed in 2006.  However, we anticipate we will incur additional patent costs during the fiscal year ended December 31, 2008 (Fiscal 2008) related to further protection of our PinPoint™ and Signature Mapping™ products.

Net cash used in investing activities for the purchase of equipment, and costs incurred for patent activities for Fiscal 2006 was $275,643.  This compares with net cash used for the same activities of $702,697 for the same period Fiscal 2005, or a decrease in capital projects of $427,054 (60.8%).  The net decrease is comprised of a $401,621 (74.7%) decrease in the purchase of furniture, software and equipment, and a decrease of $25,434 (15.4%) for costs associated with the preparation and filing of certain patents with regard to our “intelligent imaging informatics” (“3i”) technology for PinPoint and Medical CAD applications.

In Fiscal 2005, we used $702,697 for capital projects, comprised of $537,503 for the purchase of furniture, software and equipment, and $165,194 for the development of patents.

Net Cash Provided by Financing Activities

Net proceeds from financing activities were $4,942,688 for Fiscal 2007, compared with $5,098,208 for the same period in Fiscal 2006, a decrease of $155,520 (3.1%).  Of the $4,942,688 proceeds from financing activities, $3,524,941 (71.2%) was from stock-based transactions, including $2,540,000 of new equity financing,  $984,941 for the exercise of options and warrants, $1,517,747 (30.7%) of convertible debt financing net of repayments, and reduced by a repayment of $100,000 (2.0%) of noninterest bearing loans from an executive officer.  Management may seek to raise additional capital through one or more equity or debt financings or bank borrowings and is in discussions with certain investors with regard thereto.  However, there can be no assurance that we will be able to raise such additional equity or debt financing or obtain such bank borrowings on terms satisfactory to us.

Until November 7, 2009, we are prohibited from engaging in any transaction in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to reset unless the transaction is (i) approved by purchasers holding at least 67% of the principal amount of our Series A Debentures then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the Series A Debentures originally purchased in our Series A Debenture financing.

Proceeds from financing activities in Fiscal 2006 were $5,098,208, compared with cash provided by financing activities of $9,622,501 for Fiscal 2005, a decrease in financing activities of $4,524,293 (47.0%).  Of the $5,098,208 proceeds from financing activities, $1,121,208 (22.0%) was from stock-based transactions, $3,675,000 (72.1%) of convertible debt financing, and $302,000 (5.9%) noninterest bearing loans from an executive officer.

In Fiscal 2005, we had a net cash inflow from financing activities of $9,622,501.  The funds received for Fiscal 2005, comprised $7,002,941 (72.8%) from private placements of our common stock, $200,000 (2.1%) from the exercise of employee stock options, and $2,419,560 (25.1%) from the exercise of stock warrants.

Cash and Cash Equivalents

Our cash and cash equivalents decreased for Fiscal 2007 by $636,287 (86.3%) to $101,136.  The decrease in cash is the net result of our operating, investing and financing activities outlined above. In summary, the decrease in operating and investing activities were less than the decrease in financing activities.

During Fiscal 2006, our cash and cash equivalents decreased by $1,703,970 to $737,423 or approximately 69.8%.  As discussed above, this decrease was the result of $4,524,293 in lower financing activities during Fiscal 2006 and was offset by a decrease in cash used in operating activities of $851,674, and the reduction of $427,054 for the purchase of equipment.

During Fiscal 2005, our cash and cash equivalents increased by $1,515,394 to $2,441,393 or approximately 164%.  This increase was the result of $9,622,501 of cash flows received from the private placement of our common stock and warrants, and proceeds from the exercise of stock warrants and employee stock options, offset by the cash used in operating activities and for the purchase of equipment.  We used $7,378,986 in operating activities, and $702,697 for the purchase of equipment and development of patents.

Working Capital Information - The following table presents a summary of our working capital at the end of each fiscal year:

	As of December 31
Category	2007	2006	2005

Cash and cash equivalents	$ 101,136	$ 737,423	$ 2,441,393

Current assets	473,582	947,955	2,938,659
Current liabilities	6,825,988	3,418,773	841,610
Working capital (deficit)	$ (6,352,406)	$ (2,470,818)	$ 2,097,049

At December 31, 2007, we had a working capital deficit of approximately $6,352,406, compared with working capital deficit at December 31, 2006 of $2,470,818, an increase in working capital deficit of approximately $3,881,588 (157.1%). As of December 31, 2007, we had cash and cash equivalents of $101,136 as compared to $737,423 on December 31, 2006.  The decrease in cash is the net result of our operating, investing and financing activities outlined above.  Our revenue generating activities during the period, as in previous years, have not produced sufficient funds for profitable operations, and we have incurred operating losses since inception.  Accordingly, we have continued to utilize the cash raised in our financing activities to fund our operations.  In addition to raising cash through additional financing activities, we may supplement our future working capital needs through the extension of trade payables and increases in accrued expenses.  For Fiscal 2007, overall current liabilities increased $3,407,215 (99.7%), with specific increases in current liabilities of: (i) trade payables of $70,908, (ii) a new convertible promissory note of $100,000, (iii) the reclassification to short-terms liabilities of $3,228,205 for the convertible debentures due on November 7, 2008 ($2,228,992 net of discounts) and related outstanding warrants of $1,299,946, (iv) a default contingency provision for the convertible debentures of $645,641, and (v) $780,843 for derivative liabilities related to the convertible debentures.  Decreases in specific current liabilities includes: (i) $23,466 deferred revenue, (ii) repayment of $100,000 towards an outstanding note payable and advances from related parties, (iii) $180,562 in accrued liabilities, (iv) $1,100,000 reduction of bridge note holders ($946,821 net of discounts), with $300,000 converted into shares of common stock and an $800,000 repayment to the bridge holders; (v) $468,266 for reduction in derivative liabilities related to the bridge note holders.  In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operations, which in turn are dependent upon our ability to meet our financial requirements, raise additional financing, and the success of our future operations.

At December 31, 2006, we had a working capital deficit of approximately $2,470,818 compared with working capital of approximately $2,097,049 at December 31, 2005, a decrease in working capital of approximately $4,567,867 (217.8%).  The decrease in working capital is the result of our limited revenue and reduced financing activities.  Our revenue generating activities during the year, as in previous years, have not produced sufficient funds for profitable operations, and we have incurred operating losses since inception.  The increase in current liabilities is due to extending trade payables by $264,831, noninterest bearing loans of $302,000 from our chief executive officer, additional deferral of salaries for executive officers and a consultant of $659,020, issuing short-term convertible notes for $1,415,087, and lower deferred revenue of $49,633.  Therefore, working capital decreased during the current year. In view of these matters, realization of certain of the assets in the accompanying balance sheet is dependent upon our continued operation, which in turn is dependent upon our ability to meet our financial requirements, raise additional financing, and the success of its future operations.

Other Liabilities (short-term convertible notes)

Under a Securities Purchase Agreement, dated November 3, 2006, between us and certain institutional accredited investors, we sold an aggregate of $5,150,000 in principal amount of our Series A Debentures and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of our common stock.  We issued an aggregate of $2,575,000 in principal amount of Series A Debentures and 4,453,709 Series D Warrants at a first closing held on November 8, 2006 and, due to the conversion feature embedded in the notes and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  We also issued an aggregate of 623,520 common stock purchase warrants to the placement agent in such financing which were upon terms substantially similar to the Series D Warrants.  Due to milestone-related adjustments, the initial exercise price of $1.15634 may be reset and the maximum number of shares to be issued under the debentures is indeterminable as of December 31, 2007. We issued an additional $2,575,000 in principal amount of the Series A Debentures at a second closing held on April 12, 2007, following the effectiveness of a registration statement registering the shares of our common stock underlying the Series A Debentures and Series D Warrants.  We allocated proceeds from the second closing to the embedded conversion features of the Series A Debentures and Series D Warrants and were recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006 (2,226,854 warrants), and the remaining one-half became exercisable on April 12, 2007 (2,226,855 warrants).  The Series D Warrants and the placement agent’s warrants issued as compensation in the offering to Midtown Partners & Co., LLC, may be exercised via a cashless exercise if certain conditions are met.  We considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and concluded that there were insufficient shares to share settle the contracts.  The Series D Warrants that became exercisable at the first closing will expire on November 8, 2011, and those related to the second closing will expire in April 12, 2012.  On May 18, 2007, the conversion price of the Series A Debentures and the exercise price of the Series D Warrants held by investors and Placement Agent’s Warrants issued as compensation to Midtown Partners & Co. LLC, were reset to a price of $0.6948 per share effective November 12, 2007, and may be further reset in the event we do not meet certain milestones set forth in the debentures and warrants.  As of December 31, 2007, an aggregate of $1,921,795 in principal amount of the Series A Debentures have been converted into 2,585,582 shares of common stock, and an aggregate of 864,798 Series D Warrants have been converted into 864,798 shares of common stock.  Accordingly, as of December 31, 2007, $3,228,205 in aggregate principal amount of the Series A Debentures remain unconverted and 3,588,911 Series D Warrants remain unexercised.

The principal amount of the Debentures is due November 7, 2008. We may not prepay any amount of the Debenture without the holder’s consent.  Holders may convert the Debentures at any time into shares of our common stock at the then current conversion price, which as of the balance sheet date is $0.6948 per share. The final reset is for the fiscal quarter ended March 31, 2008, with the calculation taking place five (5) days prior to the date of filing on Form 10-Q for the quarter then ended.  Therefore, we may be required to further re-set the conversion or exercise price of such debentures and warrants and to issue additional shares in the event the price re-set provisions of the Series A Debentures and Series D Warrants are triggered.  The conversion price may be adjusted under anti-dilution and price re-set provisions contained in the Debentures.

The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures as to the principal amount converted or redeemed, or on the maturity date of the Debentures.  We may elect to pay interest due under the Debentures in cash or registered shares of our common stock.  If we elect to pay the interest due in shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five trading days ending on the date that is immediately prior to (a) date the interest is due or (b) the date such shares are issued and delivered to the holder.  We may pay interest in shares of our common stock only if the equity conditions, described below, have been met during the 20 consecutive trading days prior to the date the interest is due and through the date the shares are issued.

We did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, we paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after we become aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require us to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and we may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this prospectus, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately $645,641, and is recorded as an increase to the carrying value of the debentures.

We may redeem some or all of the Debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the Debentures or Series D Warrants, if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345 (a “redemption measurement period”).  Upon a redemption, we are required to pay to the holder an amount equal to 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.  If we decide to redeem a Debenture, we are required to provide notice to a holder within one trading day of the end of the redemption measurement period and to redeem the Debenture 20 trading days after the date we deliver the notice.  We may only redeem the Debentures if the equity conditions, described below, have been met on each trading day from the date of the notice to the date we redeem the Debentures, and the trading volume requirement is met during the redemption measurement period through the date we redeem the shares.   Before a holder receives payment for the redemption from us, the holder may voluntarily convert the Debenture at the then current conversion price.

As discussed above, the payment of interest in shares of our stock, the redemption of the Debentures and the occurrence of certain other events, are subject to a requirement that certain equity conditions (“equity conditions”) have been met, as follows: (i) the registration statement covering the resale of the shares underlying the Debentures and Series D Warrants is effective permitting a holder to utilize the registration statement to resell its shares, (ii) we have honored all conversions and redemptions of a Debenture by the holder, (iii) we have paid all liquidated damages and other amounts due to the holder, (iv) our stock is traded on the OTC Bulletin Board or other securities exchange and all of the shares upon conversion or exercise of the Debentures and Series D Warrants are listed for trading, (v) we have sufficient authorized but unreserved shares of our common stock to cover the issuance of the shares upon conversion or exercise of the Debentures and Series D Warrants, (vi) there is no event of default under the Debentures, (vii) the issuance of the shares would not violate a holder’s 4.99% or 9.99% ownership restriction cap, (viii) we have not made a public announcement of a pending merger, sale of all of our assets or similar transaction or a transaction in which a greater than 50% change in control of Guardian may occur and the transaction has not been consummated, (ix) the holder is not in possession of material public information regarding us, and (x) the daily trading volume of our shares for 20 consecutive trading days prior to the applicable date exceeds 100,000 shares.

The Debentures contain a limitation on the amount of Debenture that may be converted at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the Debenture.  This limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.

We have agreed to compensate a holder of a Debenture in the event our transfer agent fails to deliver shares upon conversion of the Debentures within three trading days of the date of conversion, and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.  If certain events of default occur under the Debentures, holders could accelerate the due date of the interest and principal due under the Debentures, and we may become obligated to pay all costs, expenses and liquidated damages due under the Debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the Debenture and (ii) the outstanding principal amount of the Debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is higher, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

The Series D Warrants are exercisable at the same price as the conversion price of the debentures outline above.  If certain milestones are not met, the conversion price of the Debentures and exercise price of the Series D Warrants may be re-set.  Also, the exercise price may be adjusted under anti-dilution and price re-set provisions contained in the Series D Warrants.  One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006, and the remaining one-half of the Series D Warrants became exercisable on the date of the second closing on April 12, 2007. The original conversion price was $1.1563 per share but has been reset to $.6948 effective October 1, 2007.  The final reset is for the fiscal quarter ended March 31, 2008, with the calculation taking place for the five (5) days prior to the date of filing our Form 10-Q for the quarter then ended.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

The Series D Warrants contain a limitation on the amount of Series D Warrants that may be exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrants permitting the holder to change such limitation to 9.99%.

At any time after April 9, 2007, we may call for cancellation up to 75% of the Series D Warrants if: (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding us.  We are required to give notice of cancellation to the holders within one trading day of the end of the measurement period. The Series D Warrants covered by the call notice will be cancelled effective 30 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Series D Warrant during the measurement period. As not all of these conditions are met, the Debentures and Series D warrants are not yet cancelable.

The conversion price of the Debentures and the exercise price of the Series D Warrants or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants are subject to adjustment in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, or a reclassification of our shares.  Also, if we effect a merger or consolidation with another company, we sell all or substantially all of our assets, a tender offer or exchange offer is made for our shares, or we effect a reclassification of our shares or a compulsory share exchange, a holder that subsequently converts its Debenture will be entitled to receive the same kind and amount of securities, cash or property as if the shares it is entitled to receive on the conversion had been issued and outstanding on the date immediately prior to the date any such transaction occurred. No such events have occurred through the date of this prospectus.

We are not required to make an adjustment to the conversion or exercise price or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants under the anti-dilution provisions related to an “exempt issuance,” which is defined as: (A) any stock or options that are issued under our stock option plans or are approved by a majority of non-employee directors and issued (i) to employees, officers or directors or (ii) to consultants but only if the amount issued to consultants does not exceed 400,000 in a 12 month period, (B) securities issued under the Debentures or Series D Warrants, (C) shares of common stock issued upon conversion or exercise of, or in exchange for, securities outstanding on the date we entered into the securities purchase agreement, (D) the issuance of the Midtown placement agent’s warrants or the shares underlying the placement agent’s warrants, or (E) the issuance of securities in an acquisition or strategic transaction approved by our disinterested directors.

We agreed with purchasers of our Debentures and Series D Warrants (“purchasers”) that we would use our best efforts to file a registration statement under the Securities Act within 45 days of the first closing to permit the public resale by purchasers of the shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Warrants, including the shares of our common stock underlying the Debentures to be issued at the second closing.  We are required to keep the registration statement effective until the earlier of either the date all shares underlying the Debentures and Series D Warrants have been sold or such shares are eligible for resale under Rule 144(k), but no later than four years after the effective date of the registration statement.  The initial registration became effective on April 9, 2007.  We were required to register a number of shares of our common stock equal to 130% of the shares underlying the Debentures and the Series D Warrants.  In view of the adjustments to the conversion and exercise prices, respectively, of the debentures and warrants, we are required to file a further registration statement to register additional shares of common stock.

We also granted to each purchaser of the Debentures and Series D Warrants the right to participate in any offering by us of common stock or common stock equivalents until the later of (i) 12 months after the effective date of the registration statement and (ii) the date a purchaser holds less than 20% of the principal amount of the Debenture the purchaser originally agreed to purchase, except for an exempt issuance or an underwritten public offering of our common stock.  Purchasers may participate in such an offering up to the lesser of 100% of the future offering or the aggregate amount subscribed for under the securities purchase agreement by all purchasers. Although such common stock offerings occurred, the purchasers have not yet elected to participate in any such offerings through the date of this prospectus.

Also, for three years after the date we entered into the securities purchase agreement, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to re-set unless the transaction is (i) approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the Debentures originally purchased in the offering.

Until November 7, 2007, we were prohibited from effecting a reverse or forward stock split or reclassification of our common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after April 9, 2007 (the effective date of the registration statement), we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering. No such exchanges have occurred through the date of this prospectus.

The securities purchase agreement also contains representations and warranties of both us and purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

Midtown Partners & Co., LLC acted as placement agent for the financing pursuant to the terms of a Placement Agent Agreement, dated July 14, 2006, between us and Midtown.  At the first closing, we paid or issued the following compensation to Midtown for its services as placement agent in connection with the offering: (i) sales commissions in the amount of $180,250; (ii) non-accountable expense reimbursement and legal fees of $30,000 of which $10,000 was paid prior to closing, (iii) placement agent’s warrants to purchase an aggregate of 623,520 shares (one half of the Midtown placement agent’s warrants are exercisable commencing on November 6, 2006 and the remaining one-half become exercisable on the second closing).  The second closing took place on April 12, 2007, at which time we paid the following compensation to Midtown for its services as placement agent in connection with the offering: (i) sales commissions in the amount of $180,250; (ii) non-accountable expense reimbursement and legal fees equal to 1% of the second closing or $25,750, (iii) the placement agent’s warrants to purchase an aggregate of 311,760 shares (the remaining one-half of the placement agent’s warrants).  Currently, the Midtown placement agent’s warrants are exercisable at a price of $0.6948 per share.  The warrants are exercisable for a period of five years from the date they became exercisable.  The exercise price may be re-set as disclosed above for the convertible debentures, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the Debenture and Warrant offering.

Proceeds of the two offerings were used for the purpose of hiring new personnel, research and development, registration expenses, repaying $200,000 in loans made to us by Mr. Michael W. Trudnak, our Chairman and CEO, and for general working capital purposes.  In connection with the transaction, Mr. Trudnak agreed to amend certain loan agreements with us pursuant to which he had previously loaned to us an aggregate of $402,000.  Mr. Trudnak agreed to extend the date the principal amount is due under such loans until May 31, 2007; however, $100,000 of the principal amount of Mr. Trudnak’s April 21, 2006 loan was due upon our raising $2,500,000 from the closing on sale of our securities after November 6, 2006, and was paid immediately $100,000 following the first closing of the financing, and an additional $100,000 was paid immediately following the second closing of the financing, and the remaining balance of $202,000 will be paid upon our raising an aggregate of $5,000,000 from the closing on sale of our securities after November 6, 2006.

The securities, including certain securities issued to Midtown, were not registered under the Securities Act of 1933 or any state laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Additional Capital

To the extent that additional capital is raised through the sale of our equity or equity-related securities of our subsidiaries, the issuance of our securities could result in dilution to our stockholders.  No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements, implement our business strategies, and meet the restrictive requirements of the debenture financing described above.  If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected.  We may be required to raise substantial additional funds through other means.   We have not begun to receive material revenues from our commercial operations associated with the software products.  Management may seek to raise additional capital through one or more equity or debt financings or have discussions with certain investors with regard thereto.

We cannot assure our stockholders that our technology and products will be commercially accepted or that revenues will be sufficient to fund our operations.  If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.

Financial Condition and Going Concern Uncertainties

As of December 31, 2007, our revenue generating activities have not produced sufficient funds for profitable operations and we have incurred operating losses since inception.  In view of these matters, realization of certain of the assets in the accompanying consolidated balance sheet is dependent upon our continued operations which, in turn, is dependent upon our ability to meet its financial requirements, raise additional financing on acceptable terms to us, and the success of our future operations.

Our independent registered public accounting firm’s reports on the consolidated financial statements included in our annual report on Form 10-K for the years ended December 31, 2005, 2006, and 2007, contain an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Accordingly, careful consideration of such opinions should be given in determining whether to continue or become our stockholder.

During Fiscal 2007, we raised $169,300 from the exercise of employee stock options, received $815,641 net proceeds from the exercise of common stock purchase warrants, received $100,000 from a promissory note, received gross proceeds of $2,550,000 (net proceeds of $2,540,000 after payment of sales commissions to a broker) from the issuance of common stock and warrants in a private placement offering, and completed the second closing of its Series A Debenture and Series D Warrant financing.  Gross proceeds from the second closing were $2,575,000, with net proceeds of $2,217,747 (after payment of sales commissions to a broker and related transaction costs).  In addition, we made: (i) $100,000 in principal repayment to Mr. Trudnak, our Chief Executive Officer, towards his outstanding noninterest-bearing loans, with the remaining net outstanding being $202,000 at December 31, 2007, and (ii) $800,000 in principal repayment to a bridge note holder.

Management believes that the cash balance of $101,136 at December 31, 2007, and subsequently $29,079 of collections on outstanding trade receivables, $15,000 received from the exercise of stock options, $1,850,000 received from the sale of securities, and outstanding subscriptions receivable of $4,650,000 due on or about May 30, 2008, to be sufficient to fund our operations, absent any cash flow from operations, until approximately the end of February 2009.  Currently, we are spending approximately $480,000 per month on operations and the continued research and development of our 3i technologies and products.  Management believes that we will require an additional $960,000 to fund our operations for the next 12 months.  This assumes that we will be unable to generate sufficient operating cash flow to fund our operations during this period.  Also, this assumes that holders of our outstanding debentures convert such debentures into shares of our common stock prior to November 7, 2008, the date we are required to pay the principal amount of such debentures.  In the event the debenture holders do not convert such debentures, partially convert such debentures, or effect the buy-in provision related to the warrants and the debentures, we may be required to raise additional funds.  We expect to raise such additional capital through one or more equity or debt financing or though bank borrowing.  We are also seeking research grant funding from sources in connection with the development of our Medical CAD product. There can be no assurances that we will be successful in its efforts to secure such additional financing, any bank borrowing or any grant funding.

During fiscal 2007, our total stockholders’ deficit increased by $4,344,347 to $7,343,647.  Notwithstanding the foregoing discussion of management’s expectations regarding future cash flows, our deepening insolvency continues to increase the uncertainties related to its continued existence.  Both management and the Board of Directors are carefully monitoring our cash flows and financial position in consideration of these increasing uncertainties and the needs of both creditors and stockholders.

In view of the foregoing, from time-to-time, management is required to seek additional capital through one or more equity or debt financings in the event that the cash on hand, collections from customers, and sales of our products do not provide sufficient cash to fund operations.    If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.  If we raise additional capital through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our current stockholders.  No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements or to implement our business strategies.  If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected. We may be required to raise substantial additional funds through other means.   We have not begun to receive material revenues from our commercial operations associated with the software products.  Moreover, under the terms of the 2006 and 2007 convertible debentures and warrant financing, we may not be able to issue additional shares of our common stock or common stock equivalents (except for certain  issuances exempt from this requirement) for up to three years following the April 2007 second closing of the convertible debenture and warrant financing, engage in certain financings in which the conversion, exercise, exchange rate or other price of the securities is based upon the trading price of our securities after the date of issuance of such securities.  These provisions may limit our ability to raise additional financing through the issuance of common stock or common stock equivalents during the period such restrictions are effective.

We anticipate we will need to increase the current workforce significantly to achieve commercially viable sales levels.  There can be no guarantee that these needs will be met or that sufficient cash will be raised to permit operations to continue.  If Guardian is unable to raise sufficient cash to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of Guardian’s noncurrent assets may be substantially less than the balances reflected in the financial statements and we may be unable to pay our creditors.

We did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, we paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after we become aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require us to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and we may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this prospectus, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately $645,641, and is recorded as an increase to the carrying value of the debentures.

CONSOLIDATED RESULTS OF OPERATIONS

Fiscal 2007 as Compared with Fiscal 2006

The following analysis reflects the consolidated condensed results of operations of Guardian Technologies International, Inc. and its subsidiaries.

Net Revenues.  Net revenues from product sales and annual maintenance fees decreased by $198,520, or 40.7%, to $289,591.  Three factors impact the reduction in net revenue.  They are: (i) a decrease in maintenance fee revenue during the current period of $96,936, $53,663 of which decrease taking place in the United Kingdom where customers are moving to the UK’s National Health System preferred RIS systems, and a decrease of $43,273 in the U.S. as we have made no new sales of our FlowPoint product; and (ii) a decrease in hardware sales of $16,785; and (iii) a net decrease in software license revenue of $84,799, or 41.4%.  The $84,799 decrease in software license revenue represents a reduction in FlowPoint sales of $204,799, offset partially by $120,000 of revenue for our PinPoint nSight product.

Cost of Sales.  Cost of sales for the year ended December 31, 2007 was $1,272,396 (439.4% of net revenue) compared to $673,494 (138.0% of net revenue) during Fiscal 2006, an increase of approximately $598,902, or 88.9%.  Cost of sales for the period includes the impairment write-off of the Wise Systems’ acquired intangible asset for developed software of $998,247, as well as amortization of the same Wise Systems’ intangible asset of $250,823 in 2007 compared to an amortization expense of $461,836 in 2006.  Other costs of $23,326 in 2007 as compared to $211,658 in 2006, or a decrease of $188,332 (89.0%), represent expenses for purchased equipment and supplies for customers, installation labor and travel costs.  The decrease in other costs arises from no FlowPoint software license revenue in the current period, and includes a decrease in cost of equipment of $100,660 (91.6%), a decrease in third party software and maintenance fees of $21,627 (85.6%), and a decrease in labor costs of $66,045 (86.3%).

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the year ended December 31, 2007, decreased $726,787 (8.5%) to $7,863,112 for 2007 as compared to $8,589,899 for the same period in fiscal 2006.  The table below details the components of selling, general and administrative expense, as well as the dollar and percentage changes for the twelve month period ended December 31.

	Twelve Months Ended December 31
	2007	2006	$ Change	% Change

Payroll and related costs	$ 2,515,131	$ 3,635,984	$ (1,120,853)	(30.8)
Professional fees	1,228,870	1,607,980	(379,110)	(23.6)
Research and development costs	901,524	994,569	(93,045)	(9.4)
Insurance costs	156,720	391,693	(234,973)	(60.0)
Rent - building and equipment	285,833	291,091	(5,258)	(1.8)
Travel and related	147,726	231,568	(83,842)	(36.2)
Miscellaneous expenses	395,744	434,897	(39,153)	(9.0)
Depreciation and amortization	143,785	140,073	3,712	2.7
Stock-based compensation	2,087,779	862,044	1,225,735	142.2
Total	$ 7,863,112	$ 8,589,899	$ (726,787)	(8.5)

Payroll (salary, commissions and benefits) and related costs, which includes salaries, commissions, taxes and benefits, decreased approximately $1,120,853 (30.8%) due to reduced employee staffing levels caused by personnel attrition and our decision not to replace such personnel.

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees.  Professional fees decreased for the twelve months ended December 31, 2007 versus the same period last year by approximately $379,110 (23.6%) due to: (i) an increase of $172,279 for general consultants, a decrease of $64,610 related to discontinuing specific marketing activities for our FlowPoint product, a decrease of $316,484 for specific consulting activities in 2006 not carried forward into 2007; and (ii) a decrease in accounting and legal fees of $107,042 and $63,253, respectively.  During 2006, we incurred additional accounting and legal fees due to the restatement of our audited financial statements for the years ended December 31, 2003, and 2004, and unaudited interim financial statements during 2005 and related amendments to certain of our periodic reports filed with the SEC.  We filed such amended filings during the third quarter of 2006.  Such decrease in accounting and legal fees relates to our not incurring such additional fees in 2007.

Research and development costs decreased for the twelve months ended December 31, 2007, compared to the same period last year by approximately $93,045 (9.4%). Medical Computer Aided Detection project Signature Mapping costs increased in 2007 by $57,356 (49.9%) for total costs for 2007 and 2006 of $172,356 and $115,000, respectively.  Research and development costs for PinPoint were $729,168 for the twelve months ended December 31, 2007 compared to $879,569 for the same period last year, for a decrease of approximately $150,401 or 17.1%.

Insurance costs in the twelve months ended December 31, 2007, were $156,720 compared to $391,693 in the same period in 2006, a decrease of $234,973 (60.0%).  The decrease is attributed to the cancellation of the aviation product liability insurance coverage in November 2006, since the project was still in the development stage.  We expect to obtain insurance coverage for the PinPoint aviation product once we commence generating sales and in conjunction with other coverage as available from the various governmental agencies for terrorism activities.

Rent decreased by $5,258 (1.8%) to $285,833 in the twelve months of fiscal 2007, as compared to $291,091 for the same period in 2006, due to reduced office furniture rent initiated in December 2006, and a reduction of office space at our Wise Systems location in September 2006.

Travel and entertainment expense for the twelve months ended December 31, 2007 of $147,726 compares to the same period for 2006 of $231,568, or a decrease of $83,842 (36.2%).  During the second half of 2006, we commenced building a distributor network to market and sell our products.  The decrease in travel and entertainment expense is due to the building of such distributor network, and a reduction in frequency of travel in all selling and administrative areas.

Miscellaneous expense decreased by $39,153 (9.0%) to $395,744 for the twelve months ended December 31, 2007, as compared to $434,897 for the same period in 2006.  The net decrease is related to an increased cost of $126,875 for the impairment of Goodwill on Wise Systems, a reduction in bad debt expense of $112,851, and a reduction in overall miscellaneous expenses of $53,177.

Depreciation and amortization expense in selling, general, and administrative for the twelve months ended December 31, 2007 of $143,785 compares to the same period for 2006 of $140,073, or an increase of $3,712 (2.7%).  The additional expense is due to capital expenditures during the second half of 2006 for increased equipment for simulation requirements in meeting our expanded product development activities, offset by the expiration of depreciation expense in the current quarter for 2004 acquired assets.

Stock-based compensation, which represents a noncash expense category, is the amortization of the estimated fair value of stock-based compensation to employees, non-employee directors, and consultants in lieu of cash compensation.  During the twelve months ended December 31, 2007, we recognized an expense associated with employee stock option compensation of approximately $1,770,855 and approximately $316,924 of consulting expense.  During the same period of 2006, we recognized stock-based compensation expense for employees of $495,143 and consultants of $366,901.  The increase in stock-based compensation for employees and non-employee members of our Board of Directors of $1,275,712 (257.6%) represents the impact of accelerating in the fourth quarter of 2005 the expense of key management and staff hiring incentives using stock options.  Therefore, no compensation expense of unvested 2005 and prior year options carryforward into fiscal 2006 and 2007.  We did not grant incentive stock options to existing employees, only to new hires and non-qualified stock options to members of the Board of Directors.  In January 2007, we granted stock options to all employees and non-employee members of our Board of Directors and, in October 2007, we granted stock options to three executive officers as compensation for their continued deferral of a portion of their 2006 salaries, all resulting in additional expense over the two year vesting period beginning in 2007.  The decrease in stock-based compensation expense for consultants of $49,977 (13.6%) reflects decreased usage of stock-based compensation versus cash compensation for consultants.

Employee stock option expense in 2006 and 2007 represents the amortization of the Black-Scholes fair value as outlined above in accordance with the use of Statement of Financial Accounting Standards No.123(R) (SFAS 123(R)) “Stock-Based Payment,” which was effective January 1, 2006.  SFAS 123(R) requires the recognition of all share-based payments to employees or to non-employee directors, as compensation for service on the Board of Directors, as compensation expense in the consolidated financial statements. The amount of compensation is measured based on the estimated fair values of such stock-based payments on their grant dates, and is amortized over the estimated service period to vesting.  Consulting expense for stock-based payments to consultants is based on the fair value of the stock-based compensation at inception and amortized over the estimated service period but, in accordance with EITF 96-18, is remeasured on each reporting date.

Other Income (Expense). Other expense includes interest income, interest expense and other non-operating income.  Other expense for the twelve months ended December 31, 2007 was $1,663,829 compared to $1,318,597 for the same period last year, for a net increase of $345,232 (26.2%).

There were no fixed asset disposals during Fiscal 2007, compared to $2,254 during Fiscal 2006.

Interest income for Fiscal year 2007 of $11,032 is derived from interest bearing accounts.  The $7,180 (39.4%) decrease from the same period last year is attributed to a lower average daily cash balance in interest bearing accounts during the course of the year ended December 31, 2007.

Interest expense (not including other non-operating income) for the twelve months ended December 31, 2007 was $1,705,167, compared to $1,334,555 for the same period last year, for an increase of $370,612 (27.8%).  The components of 2007 include: $58,817 for the August/September 2006 bridge notes that were outstanding during the period and $2,703 from other short-term notes; $361,797 of interest for the convertible debentures outstanding during the period, $2,866,139 for amortization of the fair value of the embedded conversion feature in the November 2006 warrants and debentures issued in conjunction with the convertible debentures and $153,179 for amortization of the fair value of the embedded conversion feature in the August/September bridge note; $344,831 for amortization of deferred financing costs for the November 2006 and April 2007 convertible debenture financing; and $3,040,562 for the fair value of warrants issued during the period, and $645,641  contingency for the   default event on the convertible debentures.  Interest expense was reduced by $272,788 in connection with the fair value adjustments to derivative instruments related to the conversions of bridge notes and debentures, and further reduced by $5,495,713 for the revaluation of the derivative liabilities associated with the financings.  The interest expense outlined above includes noncash elements of $1,294,059.  The noncash portion reflects the impact of the price reset provisions in the Series A 10% Senior Convertible Debenture.  As outlined above in the Notes to Condensed Consolidated Financial Statements, “Summary of Significant Accounting Policies”, the reset provision causes the determination that there are insufficient authorized shares to settle financing contracts, and the requirement that warrants be classified as a liability.  As such, the warrants are required to be remeasured at each balance sheet date, and the increase or decrease in the fair value of the warrants is charged or credited to interest expense.

Non-operating income for the current year was $30,306 and represents a short-swing profit recapture from a shareholder.

Net Loss and Net Loss per Share.  Net loss for Fiscal 2007 was $10,509,746, compared to $10,093,879 in Fiscal 2006, for an increased net loss of approximately $415,867 (4.2%).  Net loss per share for the 2007 was $0.28 compared to $0.30 in the same period 2006, based on the weighted average shares outstanding of 37,761,058 and 33,914,850 respectively. The increased net loss for the twelve months ended December 31, 2007 compared to the same period in 2006 arose from the following: (i) additional costs including $1,125,122 for the impairment of intangible asset and goodwill related to Wise Systems, (ii) increased stock-based compensation for employees, non-employee members of our Board of Directors and consultants of $1,225,735, (iii) an increase in other net non-operating expense of $345,232 for accrued interest expense on debt, the amortization of debt discount for the 2006 and 2007 debentures and 2006 and 2007 convertible notes, the revaluation of the derivative liabilities for the debentures and convertible notes, adjustments to the fair value of derivative liabilities related to the conversion of notes and debentures, other related financing expenses, and lower interest income, (iv) lower net revenue of $198,520, (v) lower cost of sales for equipment, labor and third party software of $188,332, (vi) lower depreciation and amortization expense in cost of sales and selling, general and administrative of $207,301, and (vii) decreased selling, general and administrative expenses (other than depreciation and amortization, stock-based compensation expense and goodwill impairment) of $2,083,109.

Fiscal 2006 as Compared with Fiscal 2005

Net Revenues.  Net revenues from operations in Fiscal 2006 were $488,111, an increase of approximately 12.9%, or $55,925, as compared to Fiscal 2005.  Net revenues were derived from the sale of the FlowPoint product and software maintenance fees.  Net revenues for Fiscal 2005 were $432,186.

Cost of Sales.  Cost of sales for Fiscal 2006 was $673,494 (138.0% of net revenue) versus Fiscal 2005 of $805,503 (186.4% of net revenue), a decrease in costs of approximately $132,009, or 236.0% of the $55,925 net revenue increase.  Cost of sales for the period includes fixed expense for the amortization of the Wise intangible asset for developed software of $461,836 in Fiscal 2006 and $409,779 in Fiscal 2005.  The increase is due to currency fluctuations in the British pound versus the US dollar.  Other costs for Fiscal 2006 of $211,658 and in Fiscal 2005 of $395,724 represent expenses for purchased equipment and supplies for customers, installation labor and travel costs.  The decrease in costs is due to lower equipment and material costs for Fiscal 2006.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for Fiscal 2006 decreased $4,215,939, or 32.9%, to $8,589,899, as compared to $12,805,838 for the comparable period in Fiscal

2005.  The table below details the components of selling, general and administrative expense, as well as the dollar and percentage changes for the twelve months ended December 31.

Category	Twelve Months Ended December 31
	2006	2005	$ Change	% Change

Payroll and related costs	$ 3,635,984	$ 3,283,028	$ 352,956	10.8
Professional fees	1,607,980	1,800,235	(192,255)	(10.7)
Research and development costs	994,569	858,218	136,351	15.9
Insurance costs	391,693	339,958	51,735	15.2
Rent - building and equipment	291,091	335,006	(43,915)	(13.1)
Travel and related	231,568	424,287	(192,719)	(45.4)
Miscellaneous expenses	434,897	474,717	(39,820)	(8.4)
Depreciation and amortization	140,073	93,520	46,553	49.8
Stock-based compensation	862,044	5,196,869	(4,334,825)	(83.4)
Total	$ 8,589,899	$ 12,805,838	$ (4,215,939)	(32.9)

Payroll (salary, commissions and benefits) and related costs increased approximately $352,956 (10.8%).  The increase is due to greater salary cost of $369,097 (12.7%) in response to a higher level of technical staff, and lower overall employee benefits and taxes of $16,141 (4.2%).

Professional fees include legal, accounting, stock transfer agent, SEC filing, and general consulting fees.  Professional fees decreased for Fiscal 2006 by approximately $192,255 (10.7%) due to: (i) a decrease of $185,113 (35.9%) in legal fees; (ii) a decrease of $215,294 (20.2%) in technical consultants by shifting the activities in-house; (iii) an increase of $176,641 (114.7%) in accounting fees as a result of the 2005 SEC review and restatement of our consolidated financial statements for the years ended December 31, 2003 and 2004, and for each of the quarterly periods in the nine months ended September 30, 2005; and (iv) an increase in various other outside services of $31,511 (33.5%).

Research and development (R&D) costs increased in Fiscal 2006 by $136,351 (15.9%), due to initiating research activities for the Medical Computer Aided Diagnosis (CAD) project.  R&D costs for PinPoint were $879,569 and $115,000 for the Medical CAD project.

We incurred insurance costs of $391,693 or a $51,735 (15.2%) increase over Fiscal 2005.

Rent expense for building and equipment decreased $43,915 (13.1%) to $291,091 in Fiscal 2006.  The reduction is due to lower building rent expense of $17,900 and lower equipment rental of $26,015.

Travel and related expense in selling, general, and administrative for the Fiscal 2006 of $231,568, compares to the same period for Fiscal 2005 of $424,287, or a decrease of $192,719 (45.4%).  The reduction in frequency of travel in all selling and administrative areas is because of establishing a distributor network system during Fiscal 2006.

Miscellaneous expense for Fiscal 2006 of $434,897 compares to the same period for Fiscal 2005 of $474,717, or a decrease of $39,820 (8.4%).  Fiscal 2006 includes a provision for doubtful accounts of $103,033 versus no provision in the same period of 2005, offset by a reduction in marketing and trade show costs of $130,896 and other miscellaneous expense reduction of $11,957.

Depreciation and amortization expense in selling, general, and administrative for Fiscal 2006 of $140,073 compares to the same period for 2005 of $93,520, or an increase of $46,553 (49.8%).  The additional expense is due to capital expenditures during the course of Fiscal 2005 for computer and office equipment to meet our expanded staffing level and a full year amortization in Fiscal 2006 versus the same period in Fiscal 2005.

Stock-based compensation, which represents a noncash expense category, is the amortization of the estimated fair value of stock-based compensation to employees and consultants in lieu of cash compensation.

During Fiscal 2006, we recognized an expense associated with employee stock option compensation of approximately $495,143 and approximately $366,901 of consulting expense.  During the same period of Fiscal 2005, we recognized stock-based compensation expense for employees of $1,540,025 and consultants of $3,656,844.  The decrease in stock-based compensation for employees of $1,044,882 (67.8%) represents the impact of accelerating in the fourth quarter of 2005 the expense of key management and staff hiring incentives using stock options.  Therefore, no amortization expense was carried forward into Fiscal 2006.  The decrease in stock-based compensation expense for consultants of $3,289,943 (90.0%) reflects the end of the amortization period in the second quarter of 2005 for retention consulting arrangements after the reverse acquisition in June 2003.  Also, there was less dependency on stock-based compensation in 2006 for employees and consultants.

The employee stock option expense recorded in Fiscal 2005 represents the amortized value of the stock options in excess of their estimated fair value at the date of grant.  Whereas the employee stock option expense in Fiscal 2006 represents the amortization of the Black-Scholes fair value as outlined above in accordance with the use of SFAS 123(R) “Accounting for Stock-Based Compensation,” effective January 1, 2006.  SFAS 123(R) requires all share-based payments to employees or to non-employee directors as compensation for service on the Board of Directors, to be recognized as compensation expense in the consolidated financial statements based on the estimated fair values of such payments amortized over the estimated service period to vesting.  Consulting expense for stock-based compensation to consultants is based on the fair value of the stock compensation, as remeasured on each reporting date, and amortized over the service period.

Interest Income (Expense).  Interest income from interest-bearing accounts decreased approximately $13,497 (42.6%), to $18,212 for Fiscal 2006.  The decrease is attributed to a lower average daily cash balance in interest-bearing accounts during Fiscal 2006, as a result of a decrease in funds due to lower proceeds from the issuance of common stock, exercise of stock options and warrants and convertible debt during Fiscal 2006 than in Fiscal 2005 to cover operating expenses.  Interest expense for 2006 of $1,334,555 includes $101,082 for accrued interest,  $644,192 for the amortization of debt discount associated with the August/September 2006 note financing, and the November convertible debentures $560,616 for the fair value of the embedded conversion feature in the warrants, and $28,665 for amortization of deferred financing costs for the November 2006 convertible debenture financing.

Net Loss and Net Loss per Share.  Net loss for Fiscal 2006 was $10,093,879, compared to Fiscal 2005 of $13,147,446, or a decreased net loss of approximately $3,053,567 or 23.2%.  Net loss per share for Fiscal 2006 was $0.30, versus Fiscal 2005 of $0.43, based on weighted average shares outstanding of 33,914,850 and 30,563,516 respectively.   The categories effecting net loss for Fiscal 2006 versus the Fiscal 2005 are associated with: (i) lower stock-based compensation expense for employees and consultants by $1,044,882 and $3,289,943 respectively; (ii) decreased cost of sales by $132,009; (iii) increased revenue by $55,925; (iv) increase in net interest expense of $1,334,555; and (v) increase in operating expenses (other than stock-based compensation) of $118,886.

Contractual Obligations and Commitments.  The following table summarizes scheduled maturities of our contractual obligations for which cash flows are fixed and determinable as of December 31, 2007.

Category	Payments Due in Fiscal
	Total	2008	2009	2010	2011	2012	Thereafter

Short-term convertible debentures and notes (1)	$ 3,957,476	$ 3,957,476	$ -	$ -	$ -	$ -	$ -
Long-term debt	-	-	-	-	-	-	-
Interest payments (2)	282,286	282,286	-	-	-	-	-
Operating lease commitments (3)	633,779	278,391	267,291	88,097	-	-	-
Unconditional purchase obligations (4)	-	-	-	-	-	-	-
Total contractual obligations	$ 4,873,541	$ 4,518,153	$ 267,291	$ 88,097	$ -	$ -	$ -

(1) Includes amounts accrued for debenture default provisions of $645,641.
(2) Projected interest on debt, with the assumption of no further conversion of the short-term debentures that mature on November 8, 2008.
(3) Total rental expense included in the accompanying consolidated statements of earnings was $285,833 in fiscal 2007, $291,091 in fiscal 2006, and $335,006 in fiscal 2005.

(4) The company currently does not have any outstanding unconditional purchase obligations.  They would though include inventory commitments, future royalty, consulting agreements, other than month-to-month arrangements, or commitments pursuant to executive compensation arrangements.

In addition to the above obligations, we are conditionally obligated to redeem shares related to the acquisition of intellectual property (IP) from Difference Engines.  As of December 31, 2007, and as more fully disclosed in Note 6, Acquisitions, a conditional redemption value of $178,311 was estimated and recorded.

CRITICAL ACCOUNTING POLICIES

In December 2001 and January 2002, the Securities and Exchange Commission (“SEC”) requested that all registrants list their three to five most “critical accounting policies” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.  The SEC defined a “critical accounting policy” as one which is both important to the portrayal of the company’s financial condition and results of operations, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.  We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition.  Revenues are derived primarily from the sublicensing and licensing of computer software, installations, training, consulting, software maintenance and sales of PACS, RIS and RIS/PACS solutions.  Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognized.

For software arrangements, we recognize revenue according to the AICPA SOP 97-2, “Software Revenue Recognition,” and related amendments.  SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.  Revenue from multiple-element software arrangements is recognized using the residual method, pursuant to SOP No. 98-9, “Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions.”  Under the residual method, revenue is recognized in a multiple element arrangement when vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement.  We allocate revenue to each undelivered element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.  Specifically, we determine the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance offered to customers, which is stated in the contract, and fair value of the installation based upon the price charged when the services are sold separately.  If evidence of the fair value cannot be established for undelivered elements of a software sale, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or vendor-specific objective evidence of fair value can be established.

Revenue from sublicenses sold on an individual basis and computer software licenses is recognized upon shipment provided that evidence of an arrangement exists, delivery has occurred and risk of loss has passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured.

Revenue from software usage sublicenses sold through annual contracts and software maintenance is deferred and recognized ratably over the contract period.  Revenue from installation, training, and consulting services is recognized as services are performed.

Cost of goods sold incorporates our direct costs of raw materials, consumables, staff costs associated with installation and training services, and the amortization of the intangible assets (developed software) related to products sold.

Research and Development.  Costs incurred in connection with the development of software products that are intended for sale are accounted for in accordance with Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred prior to technological feasibility being established for the product are expensed as incurred.  Technological feasibility is established upon completion of a detail program design or, in the absence, completion of a working model.  Thereafter, as long as no high-risk development issues exist, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value.  Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product.  Amortization commences when the product is available for general release to customers.

Valuation of Long-Lived Assets Including Acquired Intangibles.  We review property and equipment and certain identifiable intangible assets for impairment, whenever events or changes in circumstances indicate the carrying amount of such an asset may not be recoverable.  Recoverability of these assets is measured by comparison of their carrying amount to future undiscounted cash flows that the assets are expected to generate.  If such assets are considered to be impaired, the impairment to be recognized in earnings equals the amount by which the carrying value of the assets exceeds their fair estimated value, or net realizable value in the case of software technology.

On December 19, 2003, Guardian purchased certain intellectual property (IP) owned by Difference Engines, including, but not limited to, certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.  This transaction has been accounted for as an asset acquisition.  The purchase price for these assets has been allocated to acquired intangible assets (software).  As of December 31, 2004, based on net realizable value calculation, the asset was deemed impaired, and we took a $1,498,731 write off, which is reflected in cost of sales.

Impairment of Excess of Purchase Price Over Net Assets Acquired.  We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”   Under this standard, goodwill is no longer amortized over its useful life, but is tested for impairment on an annual basis and whenever indicators of impairment arise.  Under the provisions of SFAS No. 142, any impairment loss identified upon adoption of this standard is recognized as a cumulative effect of a change in accounting principle.  Any impairment loss incurred subsequent to the initial adoption of SFAS No. 142 is recorded as a charge to current period earnings.

OFF-BALANCE SHEET ARRANGEMENTS

We do not maintain any off-balance sheet arrangements, transactions, obligations or other relationships with unconsolidated entities as of December 31, 2007 2006 and 2005.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS No. 160”) to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Among other requirements, SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is to be reported as a separate component of equity in the consolidated financial statements.  SFAS No. 160 also requires consolidated net income to include the amounts attributable to both the parent and the noncontrolling interest and to disclose those amounts on the face of the consolidated statement of income.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, beginning in our fiscal 2009). Earlier adoption is prohibited.  This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115” which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  We have evaluated the impact of this statement and does not expect the adoption of this standard to have a material impact on our consolidated results of operations and financial position.

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”).  SFAS No. 141(R) replaces SFAS No. 141, “Business Combinations,” however, it retains the fundamental requirements of the former Statement that the acquisition method of accounting (previously referred to as the purchase method) be used for all business combinations and for an acquirer to be identified for each business.  SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  Among other requirements, SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree at their acquisition-date fair values, with limited exceptions; acquisition-related costs generally will be expensed as incurred.  SFAS No. 141(R) requires certain financial statement disclosures to enable users to evaluate and understand the nature and financial effects of the business combination.  This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (that is, beginning in our fiscal 2009).  An entity may not apply it before that date.

On December 21, 2007, the SEC staff issued Staff Accounting Bulletin No. 110 (“SAB 110”), expressing the views of the staff regarding the use of a “simplified” method, as discussed in SAB No. 107 (“SAB 107”), in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Shared-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term.  At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise pattern by industry and/or other categories of companies) would, over time, become readily available to companies.  Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007.  The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007.  Accordingly, the staff will continue to accept, under circumstances, the use of the simplified method beyond December 31, 2007.

In September 2006, the SEC staff issued Staff Accounting Bulleting No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over methods focuses primarily on the impact of a misstatement on the income statement-including the reversing effect of prior year misstatements-but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. Previously, we used the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of our financial statements and the related financial statement disclosures. This model is commonly referred to as a “dual approach,” because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 also permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii) recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error corrected through the cumulative adjustment and how and when it arose.  We adopted the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006.  There was no significant impact on results of operations or financial condition.

In September 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" ("SFAS No. 157") to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 becomes effective for financial statements issued for fiscal years beginning after November 15, 2007. Currently, we are evaluating the impact of the provisions of SFAS No. 157 on our consolidated financial statements.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a two-step evaluation process for tax positions.  The first step is recognition and the second step is measurement.  For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position.  If the tax position meets the more-likely-than-not recognition threshold it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized.  If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of the position is not recognized in the financial statements.

Tax positions that meet the more-likely-than-not recognition threshold at the effective date of FIN 48 may be recognized or, continued to be recognized, upon adoption of FIN 48.  The cumulative effect of applying the provision of FIN 48 shall be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  FIN 48 will apply to fiscal years beginning after December 15, 2006 with earlier adoption permitted.  The effect of adopting FIN 48 was not material to the Company’s financial condition and results of operations.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year.  The adoption of SFAS No. 155 did not have a material impact on our financial statements and results of operations.

OUR BUSINESS

Introduction

Guardian is a technology company that designs and develops “imaging informatics” solutions for delivery to its target markets:  aviation/homeland security and healthcare. We utilize imaging technologies and advanced analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  We consider our product suite to be a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

We understand the challenges facing our clients such as staffing shortages, declining revenues, declining reimbursements, integration complexities, information accuracy across systems, and competitive pressures.  We develop our solutions and services to help our clients meet those challenges head on by accelerating their productivity so they can work more efficiently with the same staff.

Each of Guardian’s target markets share certain common characteristics:

•

Each is large, growing, and underserved.

•

Each faces significant current and ongoing problems related to exponential data volume growth versus decreasing information quality.

•

Each requires new approaches to its challenges, as previous solutions have become less effective.

•

Each faces an evolving regulatory environment.

•

Each requires sophisticated solutions that build on a common platform that can be easily customized.

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Each requires the ability to derive intelligent, timely, and useful informational value from digital images.

•

Most importantly, Guardian’s core competencies and newly developed techniques apply with little modification across all of the market problems we are addressing.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as we develop new or enhanced solutions we expect to expand into other markets, such as military and defense utilizing hyper-spectral technology and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.

Our Business Strategy

Our strategic vision is to position our core technology as the de facto standard for digital image analysis, knowledge extraction, and detection.  Our strategy is based upon the following principal objectives:

•

Maintain product development and sales/marketing focus on large, underserved, and rapidly growing markets with a demonstrated need for intelligent imaging informatics.

•

Leverage Guardian’s technology, experienced management team, research and development infrastructure, and access to capital to acquire/develop complementary technologies/products.

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Focus our talents on solving highly challenging information problems associated with digital imaging analysis.

•

Establish an international market presence through the development of a significant OEM/Reseller network.

•

Build and maintain a strong balance sheet to ensure the availability of capital for product development, acquisitions, and growth.

•

Seek to broaden our investment appeal to large institutions.

To achieve our strategic vision, we are aware of the need to exercise financial and operational discipline necessary to achieve the proper blend of resources, products and strategic partnerships.  These efforts will accelerate our ability to develop, deploy and service a broad range of intelligent imaging informatics solutions directly to our target markets and indirectly through OEM/value added reseller (“VAR”) partners.  During 2007, we continued implementing changes across the spectrum of our business. We refined our marketing strategy and enhanced our PinPointTM and Signature MappingTM product offerings.

Our Products

Our Core Technology - 3i Engine

Guardian is a technology company that designs and develops imaging informatics solutions for delivery to its target markets:  aviation/homeland security and healthcare.  We utilize imaging technologies and analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and response time of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Guardian’s core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, and has the capacity to analyze and detect image anomalies. The technology is not limited by type of digital format.  It can be deployed across divergent digital sources such as still images, x-ray images, video and hyper-spectral imagery. To date, the technology has been tested in the area of threat detection for baggage scanning at airports and for bomb squad applications. Varying degrees of research and development have been conducted in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Further, we have engaged in the preliminary research and development of certain products for use in the imaging field of diagnostic radiology, a product we refer to as Signature Mapping. Product development in these areas is ongoing, and while there can be no assurance, we believe that the technology should produce results equal to or greater than those currently achieved in baggage scanning.

Currently, we are focused on providing technology solutions and services in two primary markets, healthcare and aviation/homeland security.  However, as new or enhanced solutions are developed, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.  We may also engage in one or more acquisitions of businesses that are complementary to our business.  Further, we may form wholly-owned subsidiaries to operate within defined vertical markets.

Our Principal Products

Our principal products are:

Aviation/Homeland Security Technology Solution - PinPoint

Combining proprietary technology platforms in imaging and knowledge extraction, we have developed an “intelligent imaging informatics” solution, PinPoint, that can identify threat items; notify screeners of the existence of threat items; and speed the security process by eliminating unnecessary baggage checks, provide the screener with an instantaneous second opinion, and reduce processing time spent on false positives (baggage selected for security review that contains no threat items).

Our objective is to become the leading provider of contraband detection systems worldwide and to extend our technology expertise to address broader applications for detection. Specific elements of our growth strategy are to enhance our technological leadership, expand our sales and marketing organization, leverage our detection technology expertise to enter new markets for detection, and selectively pursue strategic relationships and acquisitions.

In summary, the principal features of our PinPoint product are as follows:

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Intelligent imaging informatics technology for the detection of guns, explosives, and other threat items at airport baggage areas.

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Operates on a UNIX platform, contains an application interface for ease of use and connectivity, and is hardware agnostic.

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We have 16 pending patent applications (U.S. and foreign) covering the implementation of our core 3i technology.

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Independently tested to high levels of reliability.  Outperformed current technologies by increasing detection rates and lowering false positives (current performance data based on reports by industry experts).

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Multi-process application built on a foundation of algorithms, image filters, statistics, and physics.

We believe PinPoint has not reached technological feasibility as certain high-risk development issues are not addressed until PinPoint is integrated with manufacturers’ scanning equipment.  On November 14, 2005, an extended alpha version (test version beyond internal testing) working model of PinPoint was completed and delivered to East Lin Group, Tarcusskaya Street, 8A, Moscow, Russian Federation  for testing  that was conducted at Domodedevo Airport in Moscow and the subsequent certification process started. In June 2007, we completed the necessary laboratory study by an accredited Russian laboratory.  In October 2007, the laboratory provided a full report to the Russian Federation representing the final step in the certification process.  We are awaiting approval of our application as the final step in the certification process.

While we are currently seeking to license our PinPoint product, we do not anticipate any sales of PinPoint until we are able to seamlessly integrate with a manufacturer’s scanning equipment. Accordingly, in October 2007, we entered into a Strategic Alliance and Joint Development Agreement with Control Screening (d/b/a. AutoClear) that provides for certain joint development with a view to integrating our PinPoint technology with AutoClear’s threat detection hardware (AutoClear 6040 baggage scanner and multi-view AT prototype scanner).

The “intelligent imaging informatics” engine, which serves as the foundation for the PinPoint product, adapts readily to the analysis and detection of objects of interest across divergent digital sources:  still images, video, and hyper-spectral images.  The 3i technology platform can be deployed across many automated detection applications:  cargo scanning, body scanning, military target acquisition, healthcare disease detection and anomaly identification, and to perform satellite remote sensing ground surveys.  Our research and development activities to adapt our 3i technology to many of these detection applications have already commenced.  Most of the fundamental ‘ground truths’ associated with baggage scanning hold true for body scanning; however, the hardware technology for body scanning is not as advanced as the baggage scanners due to their potential physical impact on humans.  Our research and development work has also included, on a preliminary basis, the development of 3i technology for deployment in the hyper-spectral environment.  One such use within the hyper-spectral environment would be a military use for target acquisition.

We are also pursuing an additional market opportunity using our 3i platform technology, adding to our detection family of products.  PinPoint nSight™ (nSight) provides visualization enhancements that allow bomb technicians and investigators to assess the presence of explosives more rapidly and accurately using single-energy x-ray scanners.  The technology adds textural and color components to such images, helping bomb investigation technicians to detect threats that would otherwise be unseen by the human eye. The PinPoint nSight product is currently being evaluated at the Federal Bureau of Investigation (FBI) Hazardous Device School at Redstone Arsenal, Alabama.  In May 2006, we entered into a Distribution Agreement with Logos Imaging LLC, a manufacturer of portable bomb scanning equipment, with regard to the distribution of PinPoint nSight™.  During fiscal 2007, we sold to Logos 10 licenses for our threat assessment software technology for bomb detection scanners, PinPoint nSight™.  We are also continuing to develop other distributor relationships in an effort to increase market penetration of our PinPoint nSight ™ product.

Healthcare 3i Technology Solution – “Tissue Characterization” advancing Medical Computer Aided Detection (Medical CAD)

In an effort to expand upon the use of our core technology 3i™ “intelligent imaging informatics,” we have been migrating and adopting our threat detection algorithms and quantitative imaging capabilities for use in the imaging field of diagnostic radiology.  The technology for this developmental project is called Signature Mapping™.  Our Signature Mapping™ technology is in development and, currently, we do not have a product that we may market and sell in the U.S. medical market.  Furthermore, any Signature Mapping™ product we do develop will be subject to Food and Drug Administration (“FDA”) review and approval, including with regard to its safety and effectiveness, before we may begin marketing and selling any such product in the U.S. Such approval may require us to obtain extensive data from clinical studies to demonstrate such safety or effectiveness.  Also, we may be subject to similar regulatory requirements in any foreign country in which we seek to market and sell our CAD products.  There can be no assurance we will be successful in obtaining any such approval from the FDA and such approval may take approximately two years to obtain.

The challenge for modern radiology is to improve the quality of clinical care while simultaneously reducing costs and improving patient outcomes.  To accomplish this goal, radiology has greatly expanded its use of various imaging modalities to include Nuclear Medicine, Ultrasound, Computer Tomography (“CT”), Magnetic Resonance Imaging (“MRI”), Positron Emission Tomography, and Digital Radiography (X-ray”).

While significant improvements in diagnostic radiology have occurred using these imaging modalities, the same degree of technological advancements has not been available to help radiologists to accurately interpret and quantify the rapidly expanding number and diversity of imaging cases generated each day; and coupled with the level of difficulty in reading the image, radiologists are also prone to interpretation subjectivities, and misreads given the enormous patient loads and time constraints radiologists face each day. Studies and other literature indicate that radiologists are about 80% accurate at best in reading screening x-ray breast examinations - 75% accurate for women in their 40s. Certain studies have found that lesions are simply not detected 10 to 15% of the time.  Such knowledge has resulted in a tendency towards additional procedures, such as biopsies which sometimes prove unnecessary.

While traditional computer-aided detection (“CAD”) assists radiologists by marking anomalies without providing additional visualization or analytical tools, CAD applications have certain characteristics that limit their capabilities. CAD results are associated with high false positive rates. The pattern recognition algorithms employed by CAD restrict their functionality to searching for a specific disease within a specific imaging modality. Guardian is developing a new approach for medical image analysis called Signature Mapping™.  It is the first image-analysis-based technology that is expected to be capable of “characterizing tissues” across a broad range of digital imaging modalities. The software has been designed to work seamlessly with Digital Imaging and Communication in Medicine (“DICOM”) images generated from any existing imaging modality.  It can be integrated into a PACS network, a stand-alone digital imaging modality, a diagnostic workstation or a clinical review workstation.

Similar to a person’s fingerprint, each tissue has a unique structure. Each structure creates a unique pattern or “signature” that can be extracted from an image to differentiate, locate, identify, and classify by using our Signature Mapping™ technology.  Signature Mapping™ is expected to further help radiologists by visualizing the various structures within a particular tissue so they can be examined and quantified. This capability is expected to provide a next-generation image analysis, clarification, visualization and Signature Mapped “tissue characterization” and detection.  Management believes that it will add significant clinical value to a wide range of difficult to detect diseases in diagnostic radiology by distinguishing and characterizing different tissue types in images regardless of the modality that generated the image.

Based on its unique properties, Signature Mapping is expected to be capable of being used to analyze images generated across all imaging modalities without the need for new image capture hardware costs.  It will serve as a software-based, multi-modality approach to image analysis when combined with Signature Mapping’s unique” tissue characterization” and detection. As a result, Signature Mapping is expected to differentiate the contrast resolution between different tissue types, even when the material or tissue in the image is very diffuse or obscured by other objects, such as is the case where diseased lung tissue is located behind a rib in an x-ray chest examination. It is capable of displaying these ‘signatures’ in a way that empowers radiologists to make a more informed and confident diagnosis, even for hard to distinguish structures such as masses in dense breast tissue.

Rather than solely analyzing the pixel values in an original image, the Signature Mapping process applies a series of proprietary algorithms to iteratively impact the image and cause pixels associated with each material or tissue type to react collectively producing a unique signature.

Multiple iterations of the Signature Mapping process can be employed to process a single image. An initial phase is used to isolate specific tissues (segmentation), while additional processes discriminate structures within the tissue.  For example, a first process may be used to locate and isolate the prostate in an MRI scan while a second process may reveal a signature indicating the presence of a tumor within the prostate.

Signature Mapping appears to provide advantages for providing the knowledge for automatic detection.  The development of a “tissue characterization” and detection model employs the use of supervised machine learning and contextual image analysis to analyze and classify the features associated with the newly created “signatures.”  The fusion of these three technologies is known as Guardian’s Intelligent Imaging Informatics 3i™. Unlike other pattern recognition methodologies, the 3i solution can reveal and differentiate inherent structures for all materials in an image regardless of:

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The imaging modality used to create the image,

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Location within the image,

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Shape or texture, and

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Object orientation even if obscured by its relationship to other materials.

Clinical Experience and Medical Accomplishments

While Signature Mapping is expected to be capable of use in a wide range of medical image analysis applications, our initial application product development efforts are focused in three areas:

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Breast imaging using x-ray mammography, MRI and ultrasound.

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Neurological imaging through the detection and quantification of:

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acute intracranial hemorrhage using non-contrast CT,

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normal pressure hydrocephalus,

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multiple sclerosis using MRI.

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Chest radiography targeted at tuberculosis and silicosis detection using digital X-ray and sputum samples.

In July 2007, we entered into an agreement with the Medical Imaging Informatics (MI2) at the Keck School of Medicine, University of Southern California to conduct a multiple-phase process to clinically evaluate, and give feedback on potential enhancements to, our 3i “intelligent imaging analysis” solutions as applied to medical radiology imaging.  Our 3i product segments clarifies, distinguishes and identifies organic objects even when masked by one or more other objects of similar density and chemical composition.  This is an expected product extension of our 3i-based computer-aided detection technology in adapting scientific principles employed for explosives detection to medical image analysis.  We continued our collaboration relationship with a new agreement dated July 19, 2007 for a one year term, to include clinical studies for our Signature Mapping™ product.  The first half of the collaboration focused on image-based visualization and CAD solutions for the detection of breast cancer on mammograms, and the second half of the collaboration will be for the detection of small acute intracranial hemorrhage (“AIH”) on CT.

Including the above research with the MI2, we have to-date performed five pilot programs and studies conducted under the direction or use of: (i) Image Processing and Informatics Laboratory at the University of Southern California (USC) using clinical data and images provided by USC, (ii) Howard University School of Engineering as well as their Cancer Center, and (iii) South Florida Clinical Mammography Data Base.

Breast Cancer

The Disease

Breast cancer is the most commonly diagnosed cancer and the second leading cause of cancer deaths among women in the US.  Although the overall morbidity rate of breast cancer is lower among African American Women (AAW) than Caucasian Women, the morbidity rate among AAW younger than 50 years old is higher than Caucasian Women and has resulted in substantially higher mortality rates (31/100,000 vs. 27/100,000). The table below shows annual demographics for breast cancer statistics in the U.S.

Breast imaging procedures	About 35 million screening exams
Biopsy procedures	About 1.5 million biopsies conducted
12% of biopsies are positive	168,000 detected cancers
Mortality rate	About 40,950 women
Biopsy per procedure cost	$1,000 - $3,000 dollars
Annual gross national biopsy cost	$1.5 - $4.5 billion dollars
A 10% reduction in biopsies would save approximately	$150 - $500 million dollars

Source: Breast Cancer Fund, “The Demographics of Breast Cancer in the U.S. 2003.”

Detection

Early detection is a critical factor for controlling survival. Early detection provides increased therapeutic options and improved probability of survival. Mammography is a reliable and cost-effective screening technology. When properly conducted, mammography has been estimated to reduce breast cancer mortality by 20-30%.  Currently, ductal carcinoma-in-situ (DCIS) represents 25%-30% of all reported breast cancers.  Approximately 95% of all DCIS are diagnosed because radiologists identify them in mammograms. However, reading mammograms is difficult and prone to misinterpretation, subjectivity, and misreads.  Studies have found that screening x-ray exams are about 80% accurate at best and that lesions are simply not detected 10% to 15% of the time. The National Cancer Institute reported that 25% of breast tumors are missed in women in their forties. (See Liu B, Z. M., Document J (2005, "Utilizing data grid architecture for the backup and recovery of clinical image data." Comput Med Imaging Graph. 29(2-3): 95-102, and National Cancer Institute, "Cancer in African American Women.")

Dense breasts pose a greater challenge to cancer detection using mammograms, especially early-stage breast cancers. Approximately 25% of women have dense breasts; thus a large number of mammograms, especially in AAW, are more difficult to clinically interpret. The risk of breast cancer associated with the highest category of density is estimated to be two to six times greater than for women with the lowest category of breast density.

Clinical Value of Signature Mapping

On the basis of our initial studies, the signatures of malignant tumors in mammograms exhibit significant differences when compared with cysts, benign lesions, or dense breast tissue after being processed with Signature Mapping.  Measurable differences exist among different breast structures in both the spatial and frequency domains.  Signatures of different tissues vary in their entropy, linearity, boundary gradients, and homogeneity. As a result, the internal structure of masses in dense breast tissue can be characterized and identified and displayed radiographically to the clinician. Signature Mapping is expected to visually display levels within the tumor and distortions in the breast geometry outside the tumor.

The effectiveness of these algorithms was evaluated through a pilot study conducted with the Norris Cancer Center at the University of Southern California. The study consisted of two sets of mammographic cases, a training set and a testing set.  Both sets contained 40 normal and 40 confirmed solid cancer masses and were matched for levels of interpretation difficulty and patient age, variations in breast density, and types of tumors. Guardian used the training set for the development of its algorithms and for training the participating radiologists in the study.  The test set was used in the pilot study to gain clinical feedback and determine the effectiveness of the radiologist’s interpretations using Signature Mapping. Preliminary clinical results based on the visual performance of five highly-skilled and experienced mammographers using the mammography-specific Signature Mapping process demonstrated improved accuracy and ease of use in the study.

Clustered microcalcifications may be the only visually detectable manifestation of early breast cancer. Mammography is very responsive to the presence of micro-calcifications, however, the specificity of mammography remains low.  Benign calcifications cannot always be distinguished from those indicating malignancy resulting in a large population of women who do not have cancer, but are subjected to biopsy.  Using Signature Mapping we expect that the miniscule structures within micro-calcifications can be characterized and their potential for pathology identified by the radiologists.

While carcinomas are rarely found in cysts, they are difficult to accurately diagnose through the use of mammography because they cannot be distinguished from other well circumscribed solid masses unless they display several characteristic patterns of calcification. Guardian is optimizing Signature Mapping for the accurate characterization of cysts as part of ongoing development that includes an early-onset cancer detection model.

Traumatic Brain Injury

The Disease

Traumatic Brain Injury (TBI) and acute stroke are two patient populations extremely likely to present in emergency room settings. Each requires immediate, accurate determination of the presence of bleeding for treatment and optimal outcome. However, detection and diagnosis of acute intracranial bleeding can be extremely challenging for the emergency room physician. In the U.S., traumatic brain injury is the major cause of death in children, and stroke is the third leading cause of death in the adult population.  The following are pertinent statistics.

	Traumatic Brain Injury	Stroke
Incidence - Hemorrhagic Incidence - Ischemic Total	1,500,000	112,500 637,500 750,000
Deaths	50,000	160,000
Long Term Disabilities	90,000	295,000
Economic Impact	$56.3 Billion annually	$62.7 Billion annually

Source: Center for Integration of Medicine and Innovative Technology.

Detection

For acute stroke patients, non-contrast head CT scanning is mandatory for rapidly distinguishing ischemic from hemorrhagic infarction and for defining the anatomical distribution of the stroke.  Patients with acute ischemic stroke may be triaged to receive thrombolytic therapy to break the clot, while patients with hemorrhagic stroke follow a different diagnostic and therapeutic pathway.  CT scans also may rule out other life-threatening processes such as hematoma, neoplasm’s and abscesses.

For patients with TBI’s, with or without a fracture, the most critical factor is determining if a brain injury is present.  CT scan is used most often to evaluate acute head injuries; a major indicator of brain injury is the presence of intracranial bleeding.  CT is useful for identifying injuries to the brain itself and to determine the presence, location and severity of bleeding. Data collected from the research company IMV indicates that in 2006, about 62 million CT procedures was conducted in the United States, and estimated that between 38 and 50 percent of those studies were conducted to image the brain.

Clinical Value of Signature Mapping

We have developed multiple solutions for the analysis and “tissue characterization” of the brain, including the detection of 5% or less intracranial hemorrhages, the detection and quantification of multiple sclerosis lesions, and the measurement of normal pressure hydrocephalus.  The most extensive work has been focused in the area of Traumatic Brain Injury with a special emphasis on accurately segmenting and detecting intracranial bleeding using axial Computer Tomography (CT) slices.

Under our test conditions, Signature Mapping has been demonstrated in all cases to be an accurate and sensitive tool for the detection of acute intracranial bleeds. It has also demonstrated an ability to differentiate between small intracranial bleeds that are less than 5% subdural hematoma from difficult to discern bone hardening artifacts typical in most CT scans. In an early study results of ER physicians, general radiologists and neuroradiologists; Signature Mapping improved the performance of all three groups, and more importantly, elevated the detection performance level of the emergency room physicians to those equaling the neuroradiologists.

Results of the multiple sclerosis study found that Signature Mapping algorithms are capable of accurately detecting lesions and, importantly, providing accurate automated measurements of the size and overall lesion volumes. Compared to clinical observers, Signature Mapping proved to be a more sensitive tool for detecting lesions that were considered marginal or undetectable and provided extremely accurate measurements while reducing the radiologist analysis time to just seconds.

Normal Pressure Hydrocephalus (NPH) was also analyzed by IPI. The challenge facing the radiologist is determination of whether the pressure changes in the ventricles are caused by the normal course of aging or as a result of an anomaly. Signature Mapping detected and quantified the ventricles and cranial spinal fluid visualized from the MRI images. IPI reviewed the results of utilizing Signature Mapping and determined that the results accurately detected cerebral spinal fluid, provided a methodology for segmenting the ventricles, and determined and quantified ventricular size and volume.

Lung Disease – Tuberculosis

The Disease

The World Health Organization (“WHO”) has declared tuberculosis a global health emergency. WHO has estimated that 2 billion of the world's population is infected with the tuberculosis bacteria. Furthermore, WHO statistics indicate that in 2006 approximately 9.2 million people developed tuberculosis and 1.5 million people died from the disease, mostly in underdeveloped countries. (See “Global Tuberculosis Control- surveillance, planning and financing,” WHO Report 2008.)

Detection

Tuberculosis detection and treatment in developing countries is hampered by a shortage of radiologist and technologists available to interpret and administer chest x-rays.  Typically, a long lag time exists between the time chest x-rays are administered and when an accurate diagnosis can be made and communicated to the patient.  Patients’ sputum samples are also used to detect tuberculosis.  Sputum sample analysis is a highly laboratory intensive and tedious, time-consuming process requiring highly trained laboratory technologists.  Any diagnostic lag time between conducting a patient’s chest x-ray and sputum sample laboratory tests delays interpretation, diagnosis and drug therapy. In some cases the patients are difficult to re-contact and may never receive drug treatment. These delays mean the infected patients are likely to infect others in their immediate surrounding.

Clinical Value of Signature Mapping

We have partnered with the Aurum Institute for Health Research (“Institute”).  The Aurum Institute, headquartered in Johannesburg, South Africa, is an internationally recognized medical research organization, a world leader in research and treatment involving tuberculosis, HIV/AIDS, malaria and other infectious diseases.  Under the collaborative research partnership, Guardian and the Institute’s scientists are expected to collaborate to perfect the use of Signature Mapping imaging technology to automatically detect, identify and quantify the bacteria that causes tuberculosis. Automation of these processes with Guardian's technology is expected to reduce labor costs, provide more timely diagnosis and delivery of therapeutic treatments, eliminate human errors and sharply improve detection rates and accuracy of diagnosis.  The Aurum Institute has also partnered with Guardian to expand its activities within the mining industry to include detection of silicosis. Silicosis is a form of lung disease resulting from occupational exposure to silica dust over a period of years. Silicosis causes slowly progressive fibrosis of the lungs, impairment of lung function and a tendency to tuberculosis of the lungs. In early internal tests, Signature Mapping™ has been shown to be capable of detecting silicosis.

Furthermore, we have established a strategic development agreement with the global healthcare leader Delft Diagnostic Imaging (“Delft”) headquartered in The Netherlands, a leader in x-ray screening devices for the detection of tuberculosis with over 30,000 systems installed worldwide.  The agreement establishes a strategic development program providing Guardian’s Signature Mapping software to be fully integrated into the Delft Odelca-DR digital chest x-ray system.  The integrated product is expected to position Delft with a turnkey solution for mass screening of patients and digital storing, transmission and diagnostic viewing of images.  The system has been designed with special attention to the clinical image requirements for detection of tuberculosis in the developing world.

The use of Signature Mapping™ to detect and monitor tuberculosis (“TB”) changes over a given treatment period using radiographic chest x-rays was also studied. In early internal tests, Signature Mapping™ proved to be successful in detecting lung area, quantifying normal lung volumes, and reporting lung volume changes over time during drug treatment therapies.

Our efforts are focused on the development of a technology platform for diagnostic radiology and developed for specific diagnostic modalities and targeted applications based upon our Signature Mapping™ technology that we expect to be able to market and sell to the medical industry in the U.S. and overseas. We have made technical progress in the development of Signature Mapping™.  However, certain of the products we may develop will require us to obtain FDA approval for such product to enable us to sell such product in the U.S., or satisfy any comparable regulatory approval requirements overseas.  Further, our ability to develop any such product will depend, in part, on our ability to raise additional financing to continue such development or obtain applicable grant funding.  There can be no assurance we will be able to raise such additional financing or funding to continue our development efforts.

Healthcare Technology Solution - FlowPoint

Our FlowPoint products consist of a web-enabled Radiology Information System (RIS) and Picture Archiving & Communication System (PACS) which manages radiology workflow, patient information, treatment history, and billing information. It also manages digital images through image viewers, compression technologies, storage, image archiving, image retrieval and transfer.

Due to the increased efforts and focus in developing our Signature Mapping imaging technology, we have discontinued active marketing of our FlowPoint products and seek licensing arrangements with other software or hardware providers who may use our RIS and PACS systems to complement their existing product line.  Accordingly, during January 2008, we entered into the first such licensing arrangement with Rogan-Delft for a perpetual, nonexclusive and nontransferable license to use, modify, create derivative works from, market and sublicense our FlowPoint Radiology Information System (“RIS”) product.

MARKET AND COMPETITION

Aviation Security Screening Products

Market

Initially, management has focused its principal development and marketing efforts for its PinPoint product on the market for airport baggage screening technology solutions. However, as discussed further below, and although there can be no assurance, management believes that its PinPoint solution is also capable of being adapted for use in the people portal and cargo screening markets.  The following discussion focuses on the market for baggage screening solutions; however, we have also provided an overview of the potential market for people portal and cargo screening technology solutions, potential future markets for our PinPoint product.

Baggage Screening Market

Security oversight of airports in the United States is overseen by the Transportation Safety Administration (“TSA”) with an annual operating budget in excess of $5 billion.  TSA has the responsibility for over 480 U.S. airports with a combined inventory of baggage scanning equipment (checked baggage area and the carry-on baggage area) in excess of 6,000 scanners.  While exact statistics on the number of scanners deployed in the rest of the world are not readily available, management estimates that the market is four times greater than the U.S.  In addition to baggage scanners, airports worldwide are faced with replacing or supplementing existing metal detectors for passenger processing.

Since the events of September 11, 2001, there has been a major growth surge in the baggage screening industry.  In the decade leading up to 9/11, the U.S. market for baggage screening products and services maintained a steady $400-$600 million per year.  Since 9/11 the industry has reinvented itself almost from the ground up.  The growth in the marketplace for baggage screening products and services arises as a result of the TSA’s need to position itself to accommodate the forecasted growth in demand from 2 billion baggage screening transactions in 2001, to 7.3 billion in 2006 and 17.6 billion in 2010. (See Homeland Security Research Corporation (HSRC) report, “2003-2010 Luggage and Large Parcel Screening Market Report.”)

Technology is expected to convert the marketplace from a largely services (labor-driven) environment to “technology intensive.”  The current baggage screening technology is a stopgap measure rather than a delivering solution.  The fused technologies "checkpoint of the future" will dominate the market.  It will provide multi-threat screening (next generation bombs weapons and weapons of mass destruction). Sectors such as aviation, maritime and mass transit, public gathering sites and government and private sector sensitive sites is expected to spend an accumulated $60 billion on hand-held baggage screening equipment, service and infrastructure during the 2003-2010 period (compared to an accumulated $7 billion during the 1994-2001 period). (See Homeland Security Research Corporation (HSRC) report, “2003-2010 Luggage and Large Parcel Screening Market Report.”)

Currently, there are limited standards within the aviation security marketplace for the testing and validation of software technology solutions.  The marketplace places a premium on the newest innovations in hardware technology, but fails to realize how a threat detection software solution could possibly succeed.  Because of that fallacy, the marketplace has limited standards for the certification of aviation security products other than bulk explosives detection systems and explosives trace detectors, or ETD, which have been developed around chemical analysis and not image analysis.

Our challenge with our PinPoint product is to establish the testing and certification standards, to validate through independent parties the efficacy of PinPoint as an automated threat detection solution, and to convince the appropriate governmental authorities to commit financial resources to purchase PinPoint.  Our initial action to meet the challenge was the execution of a Teaming Agreement with Lockheed Martin. Through our joint efforts, we have been able to establish the necessary testing standards and methods. While it remains to be seen if our efforts will result in a TSA certification, we have made material strides in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.  Further, we have commenced the international marketing and sale of PinPoint through our contractual relationships with EGC Informatics and Fowler International for sales and marketing activities. These relationships are a significant strategic component of our growth strategy as they provide us the sales and marketing reach that we would not otherwise be able to staff or fund.

We successfully completed testing in Moscow, Russia, and Madrid, Spain.  Management believes that market acceptance of PinPoint in these markets as a viable threat detection solution will not only enhance our ability to sell worldwide, but it will open additional opportunities for the development of PinPoint as the “intelligent image” analysis solution for areas such as target acquisition, satellite remote sensing, and additional opportunities within aviation security such as people portals and cargo scanning.

The discussion of the market for our PinPoint product focuses on the aviation security industry in the U.S.

Data for markets outside the U.S. are not readily available or may not be reliable. Management believes that we will generate revenues from PinPoint internationally prior to earning its first U.S. revenues.  The reason for this expectation is twofold: (i) Guardian has established Distribution/Reseller Agreements in Russia, Spain, and Central and South America, and (ii) Guardian is involved in several opportunities for the sale of PinPoint in Russia.

As the global Homeland Security marketplace continues to supply more effective next generation terror mitigation technologies, a much greater amount of funding will flow to procurement of technologies and less for labor.   Homeland Security Research Corp.’s analysis, the 2006 – 2015 Homeland Security & Homeland Defense Global Market, forecasts that this trend will lead to a tripling of the global Homeland Security market ($60B in 2006 to $180B in 2015), while the global Homeland Security expenditures (the total amount of money allocated) will only double.

Information regarding the amount of the TSA’s annual budget allocated for the purchase of software solutions that are able to detect threat items at U.S. airports and other similar facilities, such as PinPoint, is not readily discernible from publicly available information or independent research reports. However, management estimates, based upon information derived from the FY 2006 and requested FY 2007 United States Department of Homeland Security (DHS) budget, that the DHS budget allocation for FY 2006 for software solutions that are able to detect threat items at U.S. airports and other facilities, such as PinPoint, was approximately .77% of the DHS’ $41.1B budget, and that the budget allocation for the proposed FY 2007 DHS budget will be approximately 2.25%.  In addition, management estimates that the worldwide market for solutions such as PinPoint is estimated to be approximately twice the United States’ Homeland Security budget.  These estimates have been prepared by Guardian’s management and reflect certain assumptions of such management.  There can be no assurance that these estimates are or will prove to be accurate or that budget allocations or these estimates may not change, based upon changes in government’s budget priorities and other factors.

In addition to the baggage screening market, management expects to target the following additional markets for PinPoint.  Further evaluation and market studies are required in order for a business plan to be developed and the assessment of development efforts necessary before entering the “People Portal” and “Cargo Scanning” markets.

People Portals

Almost every threat that requires people screening is currently monitored by a different system (explosives, weapons, biological, chemical, and nuclear/radiological).  Management believes that today's people screening systems deliver unacceptable performance (high ‘false alarm’ rates, slow processing throughput, continued dependence on human detection, and high transaction costs).  Over a period of 10 years (2001-2010) the total U.S. annual people screening outlay is expected to grow to over 15 times its current size.  Sales of $590 million in 2001 are forecasted to grow to $3.5 billion in 2006 and to $9.9 billion in 2010. The compound annual growth rate is expected to be over 50% for the 2003-2010 periods. Management believes that the market for people portals that utilize imaging as its detection methodology is a sub-set, and is estimated at 50% of the entire forecasted market of which management believes PinPoint can address.  (See HSRC report, “2003-2010 People Screening Weapon & Explosives Detection Market Report.”)

It is management’s belief that the current people portal technology fails to meet the post-9/11 requirements. It is management’s belief that the technology will undergo dramatic technological changes when the multiple-threats "checkpoint of the future" is introduced.  The accumulated U.S. investment in people screening during the 2003-2010 period is expected to be over $50 billion.  During the 2006-2010 periods, over 80% of sales of people portal systems in the US are expected to be for technologies that were not in existence in 2003.

Cargo Scanning

Currently, less than 10% of worldwide shipped cargo is screened, and even with that small of a sampling the screening is only preformed to identify a limited number of threats, not the entire array of threats (explosives, weapons, biological, chemical and radiological/nuclear). Terrorism threats to disrupt western economies, and regulatory changes driven by the U.S., specifying requirements for cargo shipped into the U.S., are expected to bring dramatic changes in this industry.  Management believes that the 10 companies currently active in the field of cargo inspections will have to redesign their systems to meet the post 9/11 threat of weapons of mass destruction.

Through market studies, which we will undertake before expending significant resources, an assessment of market penetration and developmental requirements will be completed which we expect will clearly identify our PinPoint product introduction into this market.

The aviation sector alone handles more than 60 billion tons of cargo per year, and is growing at a rate of 9% per year.  Total cost of added security for airline cargo alone was forecasted to surpass $2 billion in 2006 in the U.S.  Present airline insurance costs are $6 billion/year, six times higher than their pre 9/11 levels.  (See HSRC Report, “2003-2010 Cargo Screening Market Report.”)  A single cargo terror event is expected to drive these costs even higher. The events of 9/11 caught the luggage and large parcel industry by surprise, since this industry was operating on a schedule that required the introduction of proper solutions only by 2025. With existing technologies and budgets, it is impossible to deliver screening for more than a small fraction of luggage and parcels, and even that only at essential and ultra sensitive sites.

Competition

The competition between the manufacturers of baggage (hand-held and small parcel) screening, luggage and large parcel screening, people screening for weapons and explosives detection, container and vehicle screening, and cargo screening is intense.  These same equipment manufacturers represent Guardian’s major competition, and include: AS&E, Smiths-Detection, OSI Rapiscan, GE-InVision, and L3, each of which is better capitalized and has greater marketing and other resources than Guardian.  The competition between manufacturers is intense in view of amounts appropriated by the U.S. Government for threat detection technologies. What is not so obvious is that the manufacturers that once held the largest share of installed base are at risk due to aging and inadequate technology.  Due to the agnostic nature of PinPoint, we believe we can integrate PinPoint with any manufacturer’s scanning equipment.  We believe our technology improves the efficiency of the underperforming hardware and extends the obsolescence of the existing scanning equipment.  Funds previously appropriated for the upgrade or replacement of the in-place scanners could then be redeployed for the acquisition of required technologies such as body scanners or cargo scanners.

The equipment manufacturers in conjunction with software companies and academic institutions are attempting to develop sophisticated solutions to aid in the detection of contraband substances.  To date there has been no known solution developed.  We believe that Guardian’s approach is unique in that it is a non-intrusive adjunct to the current manufacturers’ products.  The enhancement identifies contraband at an accuracy level that is higher than the methodology used today by TSA.

The market for contraband detection systems software is anticipated to become intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the aviation security market and as we develop additional capabilities and enhancements for PinPoint and new applications for our technology. Historically, the principal competitors in the market for explosive detection systems have been GE-InVision, Vivid Technologies, Inc., EG&G Astrophysics, Smiths-Detection, Thermedics Detection Inc., and Barringer Technologies Inc. Each of these competitors provides aviation security solutions and products for use in the inspection of checked and carry-on luggage.  We expect certain major corporations competing in other markets to enter the aviation security market.

Guardian believes that its ability to compete in the aviation security market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of checked and carry-on baggage. Although we believe that PinPoint is superior to our competitors’ products in its detection capability and accuracy, PinPoint must also compete on the basis of price, throughput, and the ease of integration into existing baggage handling systems. Certain of our competitors may have an advantage over our existing technology with respect to these factors.

Healthcare Products

Market

CAD vendors today have developed and sold clinical products in three major applications segments: mammography as a second look for the screening and early detection of breast cancer; chest CT for the early detection of nodules; and CT of the colon for the non-endoscope screening of polyps.

In 2006 an analyst at Frost & Sullivan stated "Early introduction of integrated CAD solutions is critical for gaining market share and may lead to higher profits…These new systems will enable workflow improvements while providing a smooth migration to the digital solution. This will increase the viability and broaden the appeal of these systems, and is likely to result in increased sales and revenues."  These are new markets with new applications. The market is shifting towards CAD as physicians’ confidence levels continue to grow. For example, the radiologist who uses CAD for Mammography (one of the most prevalent today) would most likely be very willing to trying new clinical applications.  This is true for general radiologists and specialty radiologists.  Frost and Sullivan studies published in 2006 estimated world wide radiology imaging procedures for all modalities at slightly a billion procedures per year and estimated that approximately 300 million to 350 million procedures were attributed to the USA.

In 2006, Frost & Sullivan projected CAD sales to reach $600 million by 2009 with a Compound Annual Growth Rate (“CAGR”) of +18% by 2010. With replacement expected in full force in the two segments with the most demand by that point, namely, the breast MRI CAD segment and the mammography CAD segment, overall replacement in the total CAD market is expected to reach almost 50 percent of demand by 2012. With each new CAD technology introduced to the market, the potential size of this new market grows exponentially “Given the myriad of body parts and systems that CAD technology could be applied to in the future, as well as the different imaging modalities associated with each, growth in this market could be virtually unstoppable.”  Such as, a new technology introduced for CT would be applicable to the brain, chest, neck, abdominal and other areas of the body; or Ultrasound would be applicable for the breast, liver, prostrate and abdominal, for just a few examples.

Shalom S. Buchbinder, M.D., FACR, Chairman, Department of Radiology, Staten Island University Hospital, and Clinical Associate Professor of Radiology, Obstetrics, Gynecology and Women’s Health, Albert-Einstein College of Medicine of Yeshiva University, New York, U.S.A. (“Changing the Way Healthcare is Delivered, RSNA 2004,” p.89) states “This relatively new technology improves the decision making compatibilities of clinicians…In my opinion mammography CAD has proven its clinical value and the future is about more robust and sophisticated tools that can, in addition to detection, help in the analysis of lesions. Innovative technologies can provide valuable information to support lesion classification.”

Competition

We expect to compete with existing CAD manufactures such as iCAD, Hologic, Medipatten, Confirma, Siemens, or Carestream Health, each of which is better capitalized and has greater marketing, personnel and other resources than Guardian and are well established in the healthcare market.  We may also partner with one or more of these existing CAD manufacturers, or an emerging company with new technology for the CAD arena.  Once our products are commercially viable, we anticipate marketing and selling our products through original equipment manufacturers (“OEM”), or system integrators.

SALES, MARKETING AND DISTRIBUTION

PinPoint Market

We market and sell our PinPoint product through our internal sales force, agents, distributors and consultants.  At the same time, we intend to escalate our efforts with the TSA.  Initially, we worked with Lockheed Martin Distribution Technologies to advance the certification process with TSA and, following the termination of our agreement with Lockheed, we are continuing to work with TSA independently. Additionally, we will seek the support of politicians through our lobbying efforts and the support of certain scanning equipment manufacturers. While TSA certification is not absolutely essential to the acceptance of our PinPoint product, management believes that TSA certification and a business relationship with the TSA is important to our strategic growth plans as the relationship offers the opportunity to obtain potential sub-contracts for baggage scanning applications and for additional aviation and transportation security contracts. Management remains focused on the ongoing development of PinPoint, particularly with respect to test results.  This focus must be even sharper as we enter the pilot test arena where the duration of the pilot test, the conditions under which the pilot test is conducted, and the definition of success and failure will vary country-by-country.  Market acceptance is a key to our future success and there can be no assurance that our PinPoint products will achieve that acceptance.

Initially, we entered into a teaming agreement with Lockheed Martin Systems Integration (LMSI) that we believe has enabled us to establish certain testing standards and methods with the TSA.  While it remains to be seen if our efforts will result in a TSA certification, we have made progress in the development of PinPoint, the accumulation of a large database of threat and non-threat images, and in the documentation of testing procedures and results.

Further, as described below, we have entered into agreements with certain distributors and consulting firms to market and sell PinPoint in certain foreign markets, including South America, Spain, Portugal, Southern France, India, and Russia.  These distributors have in-country sales and technical support to market, sell and support PinPoint installations.

Healthcare Market

Signature Mapping Products

We may partner with one or more of the existing CAD manufactures such as iCAD, Hologic, Medipatten, Confirma, Siemens, or Carestream Health, or an emerging company with new technology for the CAD arena.  Once our products are commercially viable, we anticipate marketing and selling our products through original equipment manufacturers (“OEM”) or system integrators.

FlowPoint Products

Due to the increased efforts and focus in developing our Signature Mapping imaging technology, we have discontinued active marketing of our FlowPoint products and seek licensing arrangement with other software or hardware providers, who may use our RIS and PACS systems to complement their existing product line.  Accordingly, during January 2008, we entered into the first such licensing arrangement with Rogan-Delft for a perpetual, nonexclusive and nontransferable license to use, modify, create derivative works from, market and sublicense our FlowPoint Radiology Information System (“RIS”) product.

Product Distribution and Marketing

We have entered into the following distributor, strategic partnership, development, and consulting agreements with regard to our products:

Strategic Alliance and Joint Development Agreement with Control Screening (d.b.a. AutoClear)

On October 16, 2007, we entered into a Strategic Alliance and Joint Development Agreement with Control Screening, LLC, d/b/a AutoClear, to facilitate and promote the delivery of fully integrated, automated threat detection hardware and software solutions for the homeland security marketplace.  The agreement provides that we will work with AutoClear to integrate our Pinpoint technology with AutoClear’s advanced x-ray scanners, including AutoClear’s 6040 baggage scanner and multi-view AT prototype scanner.  Both parties will jointly evaluate the interface of PinPoint into AutoClear operating system, collect images of live explosives, and validate the performance of the combined solution.  During the term of the agreement, the parties may explore and assess other possible joint development or integration opportunities consistent with the intent and purpose of this agreement.  Each party agrees to that it shall be responsible for its own expenses incurred on conjunction with the agreement.  The agreement is for a term of three years unless otherwise terminated for cause or, except as provided in any subsequent agreement with regard to a project, upon thirty days’ prior written notice.  The agreement contains certain confidentiality, nondisclosure and indemnification provisions.

Marketing License Agreement with EGC Informatics, Inc. (d.b.a. International Threat Detection Systems)

On November 1, 2007, we entered into a non-exclusive Marketing License Agreement with EGC Informatics, Inc., d/b/a International Threat Detection Systems (“ITDS”) to pursue opportunities for our PinPoint 3i engine products.  Although there are no geographical limitations or requirements under the agreement, we expect ITDS will focus their marketing efforts in Spain, Portugal, Southern France and Latin America. The agreement is for a term of two years and is automatically renewed for successive two year periods unless a default by ITDS exists.  The agreement may be terminated upon breach of any material obligation under the agreement subject to a 30 day cure period.  The agreement provides that ITDS will be responsible for identifying, contacting and performing demonstrations, negotiating and obtaining customer license agreements subject to Guardian’s acceptance and execution.  ITDS will assist with collection efforts of outstanding receivables.  ITDS is required to submit to Guardian monthly written reports to include promotional and marketing activities, a summary of the nature of contacts with end-users, and the date of each license agreement executed by each end-user.  ITDS may provide the end-user ancillary services including installation, training, and consulting.  Guardian will pay to ITDS a commission equal to 18% of the net license fee (actual license fee revenue received by Guardian less royalties, commissions, hardware fees or similar payments to third parties in connection with the licensing of products, charge-backs or credits in favor of Guardian or refunds to the end-users).   ITDS shall be responsible for its own expenses and costs under the agreement.  The agreement contains certain indemnification provisions and for arbitration in the event of a dispute.

Distributor Agreement with Borlas Security Systems, Ltd.

On March 14, 2008, we entered into a non-exclusive Distributor Agreement with Borlas Security Systems, Ltd (“Borlas”).  The agreement is for a period of one year, and is automatically renewed for successive one year periods unless either party gives to the other party written notice of termination at least one hundred eighty (180) days prior to the end of the initial or any renewal term.  Borlas has agreed to use its best efforts to vigorously and actively promote the sale of our security products in the Russian Federation and Commonwealth of Independent Sates (“CIS countries”).  Borlas has agreed to train dealers and contractors regarding the proper usage and application of our security products; maintain inventory levels in connection with maintenance repair services that are adequate to serve the needs of the customer, and to be responsible for all advertising, marketing and other related costs incurred by the distributor.  We will assist the distributor for the procurement of business under tenders issued by governmental agencies and have agreed not to enter into any business that would result in competition for the tender.  We may implement price changes at any time during the term of the agreement upon thirty (30) days prior written notice to the distributor.  In addition to the purchase price of the products, Borlas has agreed to pay us the amount of all taxes, excises or other governmental charges that we may be required to pay on the sale or delivery of any products sold and delivered, except where the law otherwise provides.

Software License Agreement with NAST.

On June 26, 2007, we entered into a perpetual, non-exclusive nontransferable licensing agreement to use our PinPoint™ product at their location in Moscow, Russia. NAST agrees that in the process of certifying our product and documentation, that they will not reverse engineer, decompile, disassemble or extract, as applicable, any idea, algorithms or procedures for the software or documentation for any reason, and shall not copy the software.

Consulting Agreement with Fowler International

We initially entered into an agreement with Fowler International, LLC (“Fowler”), on June 30, 2004, and with subsequent renewals, extended Fowler’s contract through December 31, 2006. Fowler was engaged to provide advice and assistance in the course of commercial negotiations with Russian distributors with regard to the licensing of PinPoint in the Russian Federation, including recommending a marketing strategy, due diligence with regard to potential distributors, and participation in negotiations with potential distributors.  On November 26, 2006, we formalized into a written agreement and extended the arrangement through June 30, 2007. We agreed verbally that the agreement will be extended through December 31, 2008 under similar terms and conditions as the November 26, 2006 agreement. During the term of the agreement, Fowler will receive a monthly retainer fee. In addition, for transactions closed with a distributor, Fowler will receive a success fee of 5% of the value of the transaction for a period of one year after the first deal is signed between Guardian and the distributor. Such success fee will be calculated on the amount of the total revenue of the deal for the one year period.  The success fee will be payable on the date on which Guardian receives revenue for the transaction. The agreement requires that we provide certain support services in connection with sales of our products. We have the right to terminate the agreement at any time upon thirty days’ prior written notice.  The agreement contains certain confidentiality and non-disclosure provisions.

The monthly retainer fee is expensed as incurred and, as there have been no sales of PinPoint products, a success fee has not been recognized.

 Sales, Installation and Servicing Agreement with Hi-Tec Aviation Safety & Security Systems Pvt. Ltd

On January 14, 2008, we entered into a term sheet with Hi-Tec Aviation Safety & Security Systems Pvt. Ltd. for the sales, installation and servicing of our products in India and the adjacent countries with common boundaries except China.  Our agreement is for a period of five years and is renewable for an additional five years upon agreement by both parties.  Either party may terminate the agreement upon 120 days written notice to the other party.  Our agreement provides that Hi-Tec will be a reseller and not an agent for Guardian. Hi-Tec will be the exclusive reseller for India, and a non-exclusive reseller for the adjacent countries within the territory.  We will provide to Hi-Tec information and training with respect to our products as appropriate to help Hi-Tec to market, sell and service our products.  Hi-Tec agrees that it will not sell or represent within the territory any other similar product that competes with our products.

EMPLOYEES

As of April 11, 2008, we employed 23 full-time employees in the United States and one employee in the United Kingdom.  None of our employees is a party to a collective bargaining agreement and we believe our relationship with our employees is good.  We also employ certain consultants and independent contractors on a regular basis to assist in the completion of projects.  It is our practice to require all our employees, consultants and independent contractors to enter into proprietary information and inventions agreements containing non-disclosure, non-compete and non-solicitation restrictions or covenants.

PATENTS AND PROPRIETARY RIGHTS

We rely on a combination of common law trademark, service mark, copyright and trade secret law and contractual restrictions to establish and protect our proprietary rights and promote our reputation and the growth of our business.  We do not own any patents that would prevent or inhibit our competitors from using our technology or entering our market, although we intend to seek such protection as appropriate.  It is our practice to require all of our employees, consultants and independent contractors to enter into agreements containing non-disclosure, non-competition and non-solicitation restrictions and covenants, and while our agreements with some of our customers and suppliers include provisions prohibiting or restricting the disclosure of proprietary information, we can not assure you that these contractual arrangements or the other steps taken by us to protect our proprietary rights will prove sufficient protection to prevent misappropriation of our proprietary rights or to deter independent, third-party development of similar proprietary assets.

We have 16 pending patent applications (U.S. and foreign) covering the implementation of our core 3i technology.  The United States Patent & Trademark Office (USPTO) has indicated that the claims in two of our U.S. patent applications contain allowable subject matter.  We expect these two patent applications to issue as patents within the next three months, assuming the USPTO does not reverse the decision of allowability.  We are awaiting official responses for the remaining patent applications.  The indication of allowable subject matter in two of our pending U.S. patent applications increases the probability of a positive outcome for the remaining patent applications.  However, we cannot provide assurances that any or all of the patent applications will issue to patents or that they will not be challenged, or that rights granted to us would actually provide us with an advantage over our competitors. Prior art searches have been conducted and, based on the results of these searches; we believe that we do not infringe any third party patents identified in the searches.

Due to the rapid pace of technological change in the software industry, we believe patent, trade secret and copyright protection are less significant to our competitive edge than factors such as the knowledge, ability and experience of our personnel, new product development, frequent product enhancements, name recognition and the ongoing reliability of our products.

RESEARCH AND DEVELOPMENT

Under United States generally accepted accounting principles, until the technology is determined to be feasible, all related research and development expenditures must be expensed rather than capitalized. When a determination is made that the software is feasible (commercially viable), then expenditures may be capitalized, as long as there are no high-risk development issues.  We determined that a high-risk development issue exists for integrating PinPoint into already existing scanning equipment.  Therefore, we concluded that capitalizing such expenditures for PinPoint was currently inappropriate and have expensed all research and development costs to date. Research and development costs for fiscal periods 2007, 2006, and 2005 were $901,524, $994,569, and $858,218, respectively.  Our research and development costs are comprised of staff and consultancy expenses on our core technology in intelligent imaging informatics (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies for our development of our PinPoint and Medical Computer Aided Diagnosis (CAD) projects.

GOVERNMENTAL REGULATION

Many of our prospective customers and the other entities with which we may develop a business relationship operate in the healthcare industry and, as a result, are subject to governmental regulation. Because our healthcare products and services are designed to function within the structure of the healthcare financing and reimbursement systems currently in place in the United States, and because we are pursuing a strategy of developing and marketing products and services that support our customers' regulatory and compliance efforts, we may become subject to the reach of, and liability under, these regulations.

The federal Anti-Kickback Law, among other things, prohibits the direct or indirect payment or receipt of any remuneration for Medicare, Medicaid and certain other federal or state healthcare program patient referrals, or arranging for or recommending referrals or other business paid for in whole or in part by the federal health care programs. Violations of the federal Anti-Kickback Law may result in civil and criminal sanction and liability, including the temporary or permanent exclusion of the violator from government health programs, treble damages and imprisonment for up to five years for each violation. If the activities of a customer or other entity with which we have a business relationship were found to constitute a violation of the federal Anti-Kickback Law and we, as a result of the provision of products or services to such customer or entity, were found to have knowingly participated in such activities, we could be subject to sanction or liability under such laws, including exclusion from government health programs. As a result of exclusion from government health programs, our customers would not be permitted to make any payments to us.

The federal Civil False Claims Act and the Medicare/Medicaid Civil Money Penalties regulations prohibit, among other things, the filing of claims for services that were not provided as claimed, which were for services that were not medically necessary, or which were otherwise false or fraudulent. Violations of these laws may result in civil damages, including treble and civil penalties. In addition the Medicare/Medicaid and other federal statutes provide for criminal penalties for such false claims. If, as a result of the provision by us of products or services to our customers or other entities with which we have a business relationship, we provide assistance with the provision of inaccurate financial reports to the government under these regulations, or we are found to have knowingly recorded or reported data relating to inappropriate payments made to a healthcare provider, we could be subject to liability under these laws.

The United States Food and Drug Administration promulgated a draft policy for the regulation of computer software products as medical devices under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. To the extent that computer software is a medical device under the policy, we, as a manufacturer of such products, could be required, depending on the product, to:

•

register and list its products with the FDA;

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notify the FDA and demonstrate substantial equivalence to other products on the market before marketing such products; or

•

obtain FDA approval by demonstrating safety and effectiveness before marketing a product.

Depending on the intended use of a device, the FDA could require us to obtain extensive data from clinical studies to demonstrate safety or effectiveness, or substantial equivalence. If the FDA requires this data, we would be required to obtain approval of an investigational device exemption before undertaking clinical trials. Clinical trials can take extended periods of time to complete. We cannot provide assurances that the FDA will approve or clear a device after the completion of such trials. In addition, these products would be subject to the Federal Food, Drug and

Cosmetic Act's general controls, including those relating to good manufacturing practices and adverse experience reporting. Although it is not possible to anticipate the final form of the FDA's policy with regard to computer software, we expect that the FDA is likely to become increasingly active in regulating computer software intended for use in healthcare settings regardless of whether the draft is finalized or changed. The FDA can impose extensive requirements governing pre- and post-market conditions like service investigation, approval, labeling and manufacturing. In addition, the FDA can impose extensive requirements governing development controls and quality assurance processes.

PRINCIPAL OFFICES

We maintain our principal offices at 516 Herndon Parkway, Suite A, Herndon, Virginia  20170.  Our telephone number in the U.S. is (703) 464-5495.  Our Internet address is www.guardiantechintl.com.  Information on our website is not deemed to be part of this prospectus.

LEGAL PROCEEDINGS

We are not a party to any material legal proceeding.

OUR COMPANY

We are a technology company that designs and develops “imaging informatics” solutions for delivery to our target markets: aviation/homeland security and healthcare. We utilize imaging technologies and advanced analytics to create integrated information management technology products and services that address critical problems in healthcare and homeland security for corporations and governmental agencies.  Each product and service can improve the quality and velocity of decision-making, organizational productivity, and efficiency within the enterprise.  Our product suite is a platform for innovation that efficiently integrates, streamlines, and distributes business and clinical information and images across the enterprise.

Our core technology is an “intelligent imaging informatics” (“3i”) engine that is capable of extracting embedded knowledge from digital images, as well as the capacity to analyze and detect image anomalies.  The technology is not limited by digital format.  It can be deployed across divergent digital sources such as still images, video and hyper-spectral imagery.  The technology has been tested in the area of threat detection for baggage scanning at airports and has resulted in the development of our PinPoint and PinPoint nSight products.  Also, we have conducted preliminary research and development in the areas of detection for cargo scanning, people scanning, military target acquisition in a hyper-spectral environment, and satellite remote sensing ground surveys.  Further, we have engaged in the preliminary research and development of certain products for use in the imaging field of diagnostic radiology, a product we refer to as Signature Mapping.  Product development in these areas is ongoing, and while there can be no assurance, we believe the current results of internal testing indicate that the technology should produce results equal to or greater than those currently achieved in baggage scanning.  Our ability to develop or further develop our products will depend upon our ability to continue to raise additional financing or to obtain grant funding and there can be no assurance we will be successfully in such efforts.

Currently, we are focused on providing technology solutions and services in two primary markets, aviation/homeland security and healthcare.  However, as we develop new or enhanced solutions, we expect to expand into other markets such as military and defense utilizing hyper-spectral technology, and imaging diagnostics for the medical industry.

We were incorporated in the State of Delaware in February 1996.

Recent Acquisitions

Acquisition of Wise Systems, Limited

On July 27, 2004, we completed the acquisition of Wise Systems Ltd.   Wise is a developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, UK.  Through this acquisition, Guardian augmented its healthcare informatics offering of image compression technologies while increasing its global market potential. Guardian gained a number of important assets from the transaction, including Wise Systems’ RIS and the recently introduced picture archiving and communication system (PACS) that captures images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to caregivers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRI and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

Under the terms of a stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid to Wise’s two stockholders an aggregate of U.S. $1,929,500 in cash and issued to them shares of Guardian Technologies’ common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the three annual performance periods ended July 28, 2007, Guardian’s Healthcare Division did not achieve the revenue threshold.  Therefore, a total of 106,739 shares were forfeited and returned to the Guardian out of escrow and such shares were cancelled.  The shares of stock were subject to a three year lock-up.  In addition, Guardian repaid an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations at a base salary of $210,250 per annum for a period of two years following closing which, expired on July 28, 2006.  Also, Mr. Martin Richards and Ms. Susan Richards resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and have entered into non-compete agreements with Guardian Technologies for a period of three years following closing.  Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees for certain of Wise’s bank debt obligations and of Wise’s real property lease obligations. The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725
Equipment, net	55,225
Goodwill	119,191
Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

Acquisition of Certain Assets of Difference Engines

On October 23, 2003, we entered into an agreement with Difference Engines Corporation (Difference Engines), a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology, described as

Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines.

Under the terms of an Asset Purchase Agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP from Difference Engines Corporation.  The 587,000 shares of common stock were subject to a two (2) year lock up.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under “Rule 144” and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  Under SEC Accounting Series Release (“ASR”) 268, “Presentation in Financial Statements of ‘Preferred Redeemable Stock’,” such freestanding financial instruments are to be classified as temporary equity and measured at the value of the redemption right.  The redemption value of the common stock issued in the Difference Engines asset purchase was calculated and reclassified from permanent equity to temporary equity the redemption value of $2,044,228.

During the Fiscal year ended December 31, 2007, the temporary equity account was decreased and the permanent equity account increased by $88,466, for the change in the estimated redemption value of the outstanding shares held by the shareholders of Difference Engines Corporation. Also, we reclassified from temporary equity to permanent equity, the redemption value of $78,556, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

Recent Financings

During the last three years, we have closed on the following financings:

October 2007 through April 2008 Financings

During the period of February 5, 2008, through April 4, 2008, we held a series of closings with regard the sale of units of its securities, each unit consisting of 142,857 shares of the our common stock and 214,285 Class H Warrants for a purchase price of $100,000 per unit.  At such closings, we sold an aggregate of 66 units for gross proceeds of approximately $6,600,000, including $100,000 upon conversion of a convertible promissory we issued on December 11, 2007.  We expect to receive approximately $4,650,000 of such gross proceeds at a closing to be held on or about May 30, 2008.  We issued, or agreed to issue, an aggregate of approximately 9,428,562 shares of common stock and approximately 14,142,810 Class H Warrants at such closings.  The Class H Warrants are exercisable at a price of $0.70 per share for a period of five years from the date of issuance.  The Class H Warrants are redeemable at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of our common stock on the trading market for the common stock equals or exceeds $5.00.  The Class H Warrants contain certain anti-dilution provisions and other customary provisions.

During December 2007, we accepted direct investment from existing accredited investors of $200,000 and issued 285,714 shares of common stock.   In addition, we issued an aggregate of 428,570 common stock purchase warrants exercisable at a price of $0.70 per share that contain a conditional call provision if the market price of each share exceeds $5.00. The warrants expire in December 2012.

During 2007, employees exercised 368,000 stock options that resulted in the issuance of 368,000 shares of common stock for cash proceeds of $169,300.

During 2007, in accordance with the terms of our outstanding Series A Debentures, certain debenture holders converted approximately $1,921,795 in principal amount of such debentures into an aggregate of 2,585,582 shares of common stock.  In connection with this conversion, the fair value of the derivative instrument related to the embedded conversion feature was decreased by $406,595, and the related unamortized discounts for the debenture and deferred financing costs were reduced by $707,053, resulting in a net interest expense charge of $300,458.

On December 11, 2007, we issued a promissory note in the principal amount of $100,000 and Class H Warrants to purchase 10,000 shares of our common stock. The Class H Warrants are exercisable during the sixty

(60) month period commencing on the date of issuance at a price of $0.70 per share.  The note bears interest at 10% per annum and is repayable in full upon receipt of proceeds from a future financing.  In addition, the noteholder has the right, up to and through January 15, 2008, or any extension that may be granted, to convert the principal portion of the repayment into a unit on the same terms as provided other investors in a pending financing transaction. We closed on the pending financing during the periods of December 21, 2007 through April 4, 2008 for total gross proceeds of $6.8 million, including the conversion of the $100,000 promissory note on April 4, 2008.  The warrants expire 60 months following the issue date, and have a conditional redemption price of $.001, when the stock price equals or exceeds $5.00 per share.

On November 29 2007, an investor exercised 60,075 warrants to purchase common stock that resulted in the issuance of 60,075 shares of common stock for cash proceeds of $45,056.

On October 21 2007, an investor exercised 60,000 warrants to purchase common stock that resulted in the issuance of 60,000 shares of common stock for cash proceeds of $45,000.

August 2007 Financing

On August 6, 2007, we closed on a financing in which it sold an aggregate of 2,937,500 shares of common stock, 2,937,500 Class F Warrants, and 2,937,500 Class G Warrants.  We received gross proceeds in the financing of approximately $2,350,000.  Also, we received a subscription from one of such investors for an additional $600,000 which subscription is conditioned upon, and will be due within 10 days of, our execution of an agreement with an investment bank related to a financing.  Such subscription was subsequently canceled.

Each Class F Warrant entitles the holder to purchase one share of common stock at a price of $0.80 per share.  The Class F Warrants are exercisable for a period of three years from the date of issuance, contain a cashless exercise provision, certain anti-dilution and other customary provisions. Each Class G Warrant entitles the holder to purchase one share of common stock at a price of $1.75 per share.  The Class G Warrants are exercisable for a period of five years from the date of issuance and contain anti-dilution and other customary provisions. The Class G Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

On August 6, 2007, we closed on a financing in which we sold an aggregate of 2,937,500 shares of common stock, 2,937,500 Class F Common Stock Purchase Warrants, and 2,937,500 Class G Common Stock Purchase Warrants.  We received gross proceeds in the financing of approximately $2,350,000.  Each Class F Warrant entitles the holder to purchase one share of common stock at a price of $0.80 per share, is exercisable for a period of three years from the date of issuance, contains a cashless exercise provision, and contains certain anti-dilution and other customary provisions.  Each Class G Warrant entitles the holder to purchase one share of common stock at a price of $1.75 per share, is exercisable for a period of five years from the date of issuance, and contains certain anti-dilution and other customary provisions. The Class G Warrants may be redeemed at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

Other Financings

On July 10, 2007, an investor exercised 864,798 Series D Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock for gross proceeds to the Company of $644,534 (or net proceeds of $605,584 after payment of bank fees of $3,500 and $35,450 in sales commissions to Midtown Partners & Co., LLC).  In connection with the warrant exercise and as an inducement for such exercise, the Company issued to the investor 864,798 Class E Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock, exercisable at a price of $1.17 per share during a term of five years from the date of issuance, and containing certain piggy-back registration rights and other customary provisions.  Also, the Company issued to Midtown Partners & Co., LLC as compensation, 47,564 Class E Common Purchase Warrants to purchase an aggregate of 47,564 shares of common stock, upon the same terms as issued to the investor.  Because of the reset provision of the Series A 10% Senior Convertible Debenture, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the 914,362 warrants on the date of issuance was $839,373. The fair value of the warrants decreased $538,294 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $301,079.

During June of 2007, in accordance with the original terms of the Company’s outstanding convertible notes, certain bridge note holders converted notes to 300,000 shares of common stock.  Common stock was increased by $300 for the par value of the shares and paid-in capital was increased by $327,750.  In connection with the conversion of these notes and payment of $600,000 on another convertible note, the fair value of the derivative instrument related to the embedded conversion feature was decreased by approximately by $383,135, and resulted in a corresponding decrease in interest expense.

During May of 2007, investors exercised certain warrants to purchase common stock that resulted in the issuance of 160,000 shares of common stock for cash proceeds to the Company of $120,000.  Common stock was increased by $160 for the par value of the shares and $119,840 to paid-in capital.

On November 3, 2006, we entered into a securities purchase agreement with certain selling stockholders.  Under that agreement, we sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes with a maturity date of November 7, 2008, and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,707 shares of our common stock.  We issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,707 Series D Warrants at a first closing held on November 8, 2006.  We issued an additional $2,575,000 in principal amount of debentures at a second closing held on April 12, 2007.   Due to conversion feature embedded in the debentures and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006, and the remaining one-half will become exercisable April 12, 2007.  We analyzed the provisions of the convertible debentures host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and the embedded derivative features should be bifurcated and separately measured at fair value.  We also considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.”  The fair value allocated to the warrants in consideration of financing is $1,515,142 for warrants issued to the debenture holders, and $112,421 for the warrants issued to the broker, and was recorded as an increase to derivative liabilities. The fair value of the embedded conversion feature in the debentures is estimated at $844,764 and was recorded as an increase to derivative liabilities. Changes in the fair value of these derivative liabilities are recorded as interest expense. The resulting discount on the convertible debentures of $2,472,237 is being amortized to interest expense over the twenty-four (24) month term of the debentures.   Therefore, the fair value of the instruments was recorded as a derivative liability.

The embedded conversion features in the warrants and the embedded conversion options in the host contracts (the debentures), may be reset based on not achieving certain milestones included in the related agreements. A conversion price of $0.6948 was in effect as of October 1, 2007; however, due to the reset provisions potentially triggered by the milestones, Guardian cannot make a determination on the conversion price and, therefore, cannot determine the number of additional shares to be issued upon conversion. The Debentures also contain a conditional redemption that is dependent on the sustained level of common stock price, as defined in the agreements that is not currently operational. We also have the option of paying interest on the notes in common stock based on the conversion price at that point in time.

During August and September 2006, we entered into a series of purchase agreements with four previous investors of Guardian, under which convertible promissory notes in the aggregate amount of $1,100,000 and warrants to purchase 1,100,000 shares of our common stock were issued.  The warrants are exercisable during the twenty-four (24) month period commencing on the date of issuance at a price of $1.60 per share.  The proceeds of the sale of the notes were used by us for working capital purposes.  The notes bear interest at 15% per annum and were repayable 180 days after the date of issuance of the notes (maturity date).  The warrants contain certain anti-dilution provisions in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.  The bridge notes matured during February and March 2007.  The four note holders agreed to extend the maturity date for an additional six months and the interest rate continued at 15% per annum.  We analyzed the provisions of the convertible note host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.  The relative fair value allocated to the warrants in consideration of the convertible note is $631,734 and, after considering the relevant provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” accordingly, increased paid-in capital.  Fair value of the embedded conversion option in the notes was determined using the Black-Scholes method for valuing options at approximately $468,266 and was recorded as a derivative liability.  Changes in the fair value of the embedded conversion option are recorded as interest expense. The resulting discount on the convertible notes of $1,100,000 was amortized to interest expense over the six month term of the notes.

During July 2006, we accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  In addition, we issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share that contain a cashless exercise provision.  The warrants expire in July 2008.

During May 2006, we accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, we issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share that contain a cashless exercise provision.  The warrants expire in May 2008.

During 2006, employees exercised 600,000 incentive stock options that resulted in the issuance of 600,000 shares of common stock for cash proceeds to us of $300,000.

During 2005, we also accepted direct investment from various accredited investors of $475,000 and issued 250,000 shares of common stock, at an average price per share of $1.90.

During 2005, employees exercised a total of 400,000 incentive stock options that resulted in the issuance of 400,000 shares of common stock for total cash proceeds to us of $200,000.

During September 2005, a group of investors in the 2004 Private Placement exercised 906,797 stock purchase warrants that resulted in the issuance of 906,797 shares of common stock for cash proceeds to us of $2,161,335 in September 2005, and net proceeds of $241,815 in October 2005.

During September 2005, we accepted direct investment in lieu of commission from two accredited investors of $52,124 and issued 26,062 shares of common stock.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to us of $1,920.

During July and August 2005, we closed on a private placement of our common stock for aggregate proceeds of approximately $4,650,000 (before deductions of $129,500 for certain investment banking fees and expenses).  We issued to the investors 2,325,000 shares of common stock.  As part of this private placement, the placement agent received 92,500 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  We also issued 38,000 warrants to placement agents as compensation for the transaction.

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to us of $8,281.

On April 15, 2005, pursuant to the terms of a units purchase agreement, we closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of $117,560.75 for certain fees and expenses).   We issued 120,000 units of securities, each unit consisting of four shares of our common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  In addition, the placement agent for the transaction received the following compensation: (i) 48,000 warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000, and (iii) contain anti-dilution provisions,  piggy-back registration rights, cashless exercise provision, and other customary provisions.

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds of $6,206.

During January 2005, we accepted direct investment, previously subscribed in December 2004, from an accredited investor of $1,000,000 and issued 500,000 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers are as follows:

Name	Age	Title
Michael W. Trudnak	53	Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and Director
William J. Donovan	55	President, Chief Operating Officer and Director
Charles T. Nash	57	Director - Class I
Ronald R. Polillo	59	Director - Class I
Henry A. Grandizio	51	Director - Class II
Sean W. Kennedy	58	Director - Class II
Gregory E. Hare	54	Chief Financial Officer
Richard F. Borrelli	56	Vice President
Carl C. Smith, Jr.	59	Vice President

Biographical information with respect to the present executive officers and directors of Guardian are set forth below. There are no family relationships between any present executive officers or directors.

Michael W. Trudnak, Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and Director.  Mr. Trudnak was appointed Chairman of the Board, Secretary, and Chief Executive Officer and became a Class III director in June 2003.  From March 2003 and until the present, Mr. Trudnak has been Chairman of the Board, Chief Executive Officer, Secretary, Treasurer and a director of RJL. From October 2002 to March 2003, Mr. Trudnak was a consultant to certain telecommunications services companies. From April 2002 to October 2002, Mr. Trudnak was Chief Operating Officer and subsequently President, Chief Executive Officer and a director of Advanced Data Centers, Inc., a privately held telecommunications services company. From July 2001 to March 2002, Mr. Trudnak served as Vice President of Mid-Atlantic Sales for Equant N.V, a leading provider of global IP and data services to multinational companies. Prior to Equant's acquisition of Global One, Inc., in July 2001, Mr. Trudnak served as an Executive Director for South East Region Sales for Global One from June 1998 to July 2001, and from January 1996 to June 1998, served as Managing Director of Global One's sales and operations in France and Germany. From November 1989 through December 1995, Mr. Trudnak served as director of facilities engineering and then Senior Group Manager for Sprint International, a global telecommunications services provider. Mr. Trudnak has over twenty-five years of diversified executive management, sales, business operations, technical and administrative experience in the telecommunications industry. Mr. Trudnak served in the Marine Corps from April 1972 through January 1976.

William J. Donovan, President, Chief Operating Officer and Director. Mr. Donovan became a Class II director in August 2006. Mr. Donovan has been President and Chief Operating Officer since November 21, 2005. Also, from August 18, 2003, until January 30, 2006, Mr. Donovan was Chief Financial Officer. From January 2003 until August 2003, Mr. Donovan was an independent consultant to an affiliate of American Express Small Business Services. From September 1999 through December 2002, Mr. Donovan was CFO of Streampipe.com, Inc., a privately held streaming communications media company.  From October 1996 to August 1999, Mr. Donovan was Chief Operating and Financial Officer for TDI, Inc., a privately held international wireless telecommunications services company.   From October 1986 to October 1996, Mr. Donovan was Chief Financial Officer, Secretary, Treasurer and a director at Riparius Corporation, a privately held holding company with operating subsidiaries in the areas of real estate development, property management, general contracting, government contracting, and telecommunications engineering.  From October 1980 to October 1986, Mr. Donovan was the Controller for McCormick Properties, Inc., a publicly held commercial real estate subsidiary of McCormick & Company.  From July 1973 to October 1980, Mr. Donovan was the Controller for AMF Head Sports Wear, Inc., a privately held international sporting goods manufacturer and a subsidiary of AMF, Inc., a publicly held company.  Mr. Donovan received a Bachelor of Arts in History in 1973, from the University of Maryland, an MBA from the Sellinger School of Business, Loyola College, Baltimore, Maryland in 1982, and a Certificate in Accounting from the University of Maryland in 1978.  Mr. Donovan has been a Certified Public Accountant since 1982.  He is also a Certified Business Valuation & Transfer Agent, Business Brokers Network, 2002.  He has been on the Advisory Board for Nogika Corporation, a privately held software company, since 2001.

Gregory E. Hare, Chief Financial Officer.  Mr. Hare was appointed Chief Financial Officer on January 30, 2006.  From May 2001 through January 2006, Mr. Hare served as a financial executive of Jane Cosmetics, a national mass market cosmetics manufacturing and distribution company headquartered in Baltimore, Maryland. There he served three years as Director of Finance for the wholly owned subsidiary of The Estee Lauder Companies, Inc. and the most recent two years as CFO/Controller of the privately held Jane & Company, LLC.  Prior to that, Mr. Hare held positions including CFO/Controller for a privately held hospitality company LFB Enterprises, with locations in and around Baltimore and Washington, DC; Manager, Pricing Group for the Industrial Division of McCormick & Company, a publicly held international spice company headquartered in Hunt Valley, Maryland; and CFO/Controller for Acordia Collegiate Benefits, Inc., a for-profit subsidiary of Blue Cross and Blue Shield of Indiana. Mr. Hare received a Bachelor of Science degree from the University of Baltimore School of Business and an MBA from the Sellinger School of Business of Loyola College, Baltimore, Maryland. Mr. Hare has been a Certified Public Accountant since 1979.

Charles T. Nash, Director.  Mr. Nash became a Class I director of Guardian in June 2004. Mr. Nash has approximately 23 years of military experience plus six years of leadership experience in emerging technology in the private sector.  Since October 2000, Mr. Nash has been President of Emerging Technologies International, Inc. (“ETII”), a privately held consulting company. ETII works to get high level technologies developed by small commercial companies inserted quickly, efficiently and inexpensively into applications/tools for immediate military use.  The company also works with government laboratories and acquisition agencies to facilitate speedy and effective “lab to fleet” technology interchanges and discussions. From April 1998 to October 2000, Mr. Nash was vice president of Emerging Technology Group of Santa Barbara Applied Research, Inc., a privately held defense consulting and emerging technology marketing company.  Prior to that, Mr. Nash served in various strategic military leadership positions, including: head of Strike/Anti-Surface Unit Warfare and Air to Air/Strike Support section on the staff of the Chief of Naval Operations, overseeing budget planning of approximately $18 billion; executive assistant to the Deputy Commander in Chief, U.S. Naval Forces Europe; and executive and commanding officer, Strike Fighter Squadron 137.  Mr. Nash retired from the U.S. Navy in 1998 with the rank of Captain U.S.N.  Mr. Nash is a frequent guest military and aviation analyst for Fox News Channel, WABC Talk Radio and several regional radio stations.  Mr. Nash earned a BS Aeronautics degree in 1973 from the Parks College of Aeronautical Technology, Saint Louis University, Cahokia, Illinois.

Ronald R. Polillo, Director. Mr. Polillo became a Class I director of Guardian on August 17, 2007.  Since July 2007 to the present, Mr. Polillo has been President Chief Executive Officer of RP-Security Solutions, LLC, a privately held company that provides engineering and scientific development and support services in the area of explosives, baggage and people screening for all types of transportation.   From May 2004 until June 2007, Mr. Polillo was vice president of Homeland Security and Defense for Hi-Tec Systems, Inc.  From August 2000 to April 2004, Mr. Polillo was a business and special projects manager with the Department of Homeland Security’s TSA Transportation Security Laboratory.   As the FAA's Security Equipment Integrated Product Team Lead, from October 1996 to July 2000, Mr. Polillo led an aviation industry and government team in the first major acquisition and deployment of Explosive Detection Systems in airports throughout the U.S.  From January 1983 to September 1996, Mr. Polillo held various project development and research positions with the Federal Aviation Administration, including related to the development and deployment of airport security technologies.  Mr. Polillo received a Masters in Aviation Management from Embry Riddle Aeronautical University and a Bachelor of Sciences in Mathematical Sciences from Florida Institute of Technology.

Henry A. Grandizio, Director.  Mr. Grandizio became a Class II director of Guardian on September 17, 2007.  Since 2006 to present, Mr. Grandizio has been the managing partner at Grandizio, Wilkins, Little & Matthews, LLP, a certified public accounting firm.  From 1986 until 2006, Mr. Grandizio was shareholder and vice president of Scheiner, Mister & Grandizio, P.A.  From 1978 to 1986, Mr. Grandizio was a audit and accounting manager for McGrow, Pridgeon and Company, P.A.  Mr. Grandizio received a Masters in Science, Taxation from the University of Baltimore and a Bachelor of Arts in Accounting from Loyola College.

Sean W. Kennedy, Director.  Mr. Kennedy became a Class II director in July 2003.  From January 2001 to the present, Mr. Kennedy has been President and Chief Executive Officer of BND Group, Inc., a privately held software development company.  From October 1999 to December 2000, Mr. Kennedy was divisional Vice President of Votenet Solutions, a Web development and consultant for trade associations, political parties and related organizations. From April 1994 to October 1999, Mr. Kennedy was President and CEO of Raintree Communications Corporation, a privately held telecommunications services company, focused on providing technology tools for legislative lobbying to Trade Associations and Fortune 500 companies. From June 1989 to April 1994, Mr. Kennedy was President and CEO of Electronic Funds Transfer Association, a trade association for the electronic payments systems industry.  Mr. Kennedy is a graduate of Mount Saint Mary’s College in Emmitsburg, Maryland.

Richard F. Borrelli, Vice President.  Mr. Borrelli has been a Vice President for Guardian’s Healthcare Systems Division since June 2004, and became an officer on August 9, 2007.  Mr. Borrelli is a healthcare and radiology expert with 28 years of worldwide clinical, business development, marketing and sales experience in healthcare radiology informatics and image management. From 2002 to 2004, Mr. Borrelli was a principal with Healthcare Consulting Group, a privately-held healthcare business consulting company.  From 2000 to 2002, Mr. Borrelli was the Director of Implementation and Professional Services, Radiology Information and Image Management Division, at IDX Systems Corporation, a healthcare software technology company.  From 1997 to 2000, Mr. Borrelli was Director of Business Development and then Director of Sales, Marketing and Customer Support at Analogic Corporation, a company that designs and manufactures high performance medical and security imaging systems. From 1989 to 1997 he held senior management positions including Vice President of Marketing at Polaroid’s healthcare division. Prior to 1989 Mr. Borrelli held marketing management, program management and sales management of increasing responsibility with Johnson and Johnson, AGFA and General Electric’s medical divisions.  Mr. Borrelli received a BA in bio-physics from Wittenberg University and an MBA from Cleveland State University and is a licensed radiographic technologist.

Carl C. Smith, Jr., Vice President.   Mr. Smith was promoted to Vice President of Operations and officer of Guardian on August 9, 2007, responsible for all research, development, production, and customer support.  From June 2005 until August 2007, Mr. Smith was Director of Operations for Guardian’s Aviation Security group. From 1998 to June 2005, Mr. Smith served as Vice President, Systems Engineering Division, Delex Systems, Inc., a privately held systems engineering company, and was responsible for providing business and technical advice to senior decision makers within several federal agencies.  From 1989 to 1998, Mr. Smith was co-founder of The Prometheus Co., Inc., a consulting company focused on project and financial management in major defense acquisition programs.  From 1980 to 1989, Mr. Smith was a Senior Manager with the aerospace and defense practice of KPMG Peat Marwick, providing consulting services to both Department of Defense and Industry clients.  Mr. Smith was a naval aviator in various operations and training billets during the 10 years of active service, and also holds a commercial pilot license.  He retired from the U.S. Naval Reserve with the rank of Captain.  Mr. Smith received a B.S. from the U.S. Naval Academy and an M.S. in Systems Management from the University of Southern California.

Each officer of Guardian is appointed by the board of directors and holds his office at the pleasure and discretion of the board of directors or until his earlier resignation, removal or death.

There are no material proceedings to which any director, officer or affiliate of Guardian, any owner of record or beneficially of more than five percent of any class of voting securities of Guardian, or any associate of any such director, officer, affiliate of Guardian or security holder is a party adverse to Guardian or any of its subsidiaries or has a material interest adverse to Guardian or any of its subsidiaries.

Independent Directors

Our board of directors has determined that the following directors are independent as “independence” is defined in Section 121A of the American Stock Exchange listing standards, the standard we have adopted for determining the independence of our directors: Henry A. Grandizio, Sean W. Kennedy, Charles T. Nash, and Ronald R. Polillo.  The board of directors maintains an audit committee, nominating committee and compensation committee.  The current members of such committees as of the date of the filing of this report are as follows:

Audit

-

Henry A. Grandizio, Chairman

Sean W. Kennedy

Charles T. Nash

Compensation

-

Sean W. Kennedy, Chairman

Charles T. Nash

Henry A. Grandizio

Nominating

-

Charles T. Nash, Chairman

Sean W. Kennedy

Ronald R. Polillo

The Board of Directors

The Board oversees the business affairs of Guardian and monitors the performance of management. During the fiscal year ended December 31, 2007, the Board held three meetings and handled certain business through unanimous written consents of its board in accordance with its by-laws and applicable Delaware law.  Members of the board of directors attended all of such meetings. Guardian has a policy of requesting all directors to attend annual meetings of stockholders.  Currently, the Board has three committees, an Audit, Compensation and Nominating Committee.  The membership and functions of such committees are described below.

Audit Committee

The Audit Committee consists of Henry A. Grandizio, Sean W. Kennedy and Charles T. Nash.  During 2007, the Audit Committee chairman was Mr. Michael M. Mace, who resigned on September 17, 2007.  Also on September 17, 2007, Mr. Henry A. Grandizio was elected a director and appointed chairman of the Audit Committee.  The Audit Committee held four meetings during fiscal 2007.   Mr. Kennedy attended all of such meetings, Messrs. Nash and Grandizio attended three of such meetings, and Mr. Mace did not attend any of such committee meetings.  The board of directors has determined that each member of the Audit Committee is independent, as independence is defined in Section 121A of the American Stock Exchange listing standards.

The board of directors has adopted a written charter for the Audit Committee which provides that the Audit Committee's primary functions are to (a) oversee the integrity of Guardian’s financial statements and Guardian’s compliance with legal and regulatory reporting requirements, (b) appoint a firm of certified public accountants whose duty it is to audit Guardian’s  financial records for the fiscal year for which it is appointed, (c) evaluate the qualifications and independence of the independent auditors, (d) oversee the performance of Guardian’s internal audit function and independent auditors, and (e) determine the compensation and oversee the work of the independent auditors. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Guardian’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles in the United States.  Management is responsible for preparing Guardian’s financial statements, and the independent auditors are responsible for auditing those financial statements.

Compensation Committee

The Compensation Committee consists of Sean W. Kennedy, Charles T. Nash and Henry A. Grandizio.  Mr. Kennedy was appointed chairman on September 14, 2004.  The board of directors has adopted a written charter for the Compensation Committee. The Compensation Committee held seven meetings during fiscal 2007.  During 2007, the then current members of Messrs. Kennedy and Nash attended all of such meetings.  Mr. Grandizio was appointed to the committee effective January 1, 2008.

The Compensation Committee's primary functions are to:

•

evaluate the performance of the CEO and determine the CEO’s total compensation and individual elements thereof;

•

determine the compensation level of the CEO and President and review and approve corporate goals and objectives relevant to senior executive compensation (including that of the CEO), evaluate senior management's performance in light of those goals and objectives, and determine and approve senior management's compensation level based on their evaluation;

•

evaluate the performance of other executive officers and determine their total compensation and individual elements thereof;

•

make all grants of restricted stock or other equity based compensation to executive officers;

•

administer Guardian's compensation plans and programs;

•

recommend to the board for approval equity based plans and incentive compensation plans;

•

review management development and succession programs; and

•

review appropriate structure and amount of compensation for board members.

The board of directors has determined that all members of the Compensation Committee currently are independent within the meaning set forth in Section 121A of the American Stock Exchange Company Guide.

Nominating Committee

The Nominating Committee consists of three members, Sean W. Kennedy, Charles T. Nash and Ronald R. Polillo.  During 2007, Mr. Nash served as chairman.  Mr. Ronald R. Polillo was appointed to the Nominating Committee effective January 1, 2008.  The Nominating Committee held four meetings during fiscal 2007.   Messrs. Nash and Kennedy attended all of such meetings. The board has adopted a written charter for the Nominating Committee.

The Nominating Committee's primary functions are to:

•

consider, recommend and recruit candidates to serve on the board and to recommend the director nominees selected by the Committee for approval by the board and the stockholders of Guardian;

•

recommend to the board when new members should be added to the board;

•

recommend to the board the director nominees for the next annual meeting;

•

when vacancies occur or otherwise at the direction of board, actively seek individuals whom the Committee determines meet the criteria and standards for recommendation to the board;

•

consider recommendations of director nominees by stockholders and establish procedures for shareholders to submit recommendations to the Committee in accordance with applicable SEC rules and applicable listing standards;

•

report, on a periodic basis, to the board regarding compliance with the Committee’s Charter, the activities of the Committee and any issues with respect to the duties and responsibilities of the Committee;

•

establish a process for interviewing and considering a director candidate for nomination to the board;

•

recommend to the board guidelines and criteria as to the desired qualifications of potential board members;

•

provide comments and suggestions to the board concerning board committee structure, committee operations, committee member qualifications, and committee member appointment;

•

review and update the Committee’s charter at least annually, or more frequently as may be necessary or appropriate; and

•

perform such other activities and functions related to the selection and nomination of directors as may be assigned from time to time by the board of directors including, but not limited to, preparing or causing to be prepared any reports or other disclosure required with respect to the Committee by any applicable proxy or other rules of the SEC or as required by the rules and regulations of the American Stock Exchange or any other exchange or over-the-counter market on which the securities of Guardian may then be listed or quoted.

 ADVISORY BOARD

On November 7, 2007, we established an advisory board to advise and make non-binding recommendations to our board of directors and management regarding the strategic positioning of our new products, future product development, industry trends, and potential research collaborations with third parties.  Members serve for a term of one year.  Currently, our advisory board consists of two members, including Mr. Polillo, who also acts as the chairman of the advisory board.  The other member includes Dr. Ronald Schilling.

Each member of the Advisory Board of the Corporation (other than the Chairman of the Advisory Board) to be paid or provided as annual compensation an aggregate of 15,000 non-qualified stock options to purchase common stock pursuant to our Amended and Restated 2003 Stock Incentive Plan, each such option to be exercisable at a price equal to the fair market value of the common stock on the date of grant, such options to be exercisable immediately following the date of grant and for a term of ten (10) years thereafter (unless terminated earlier in accordance with the terms of the Plan).  Such compensation was recommended by the compensation committee, and approved by our board of directors.

AUDIT COMMITTEE EXPERT

We have designated Mr. Henry A. Grandizio as our “audit committee financial expert.”

CODE OF ETHICS

On August 29, 2003, we adopted a Code of Ethics for our chief executive officer, chief financial officer, principal accounting officer or controller, and persons performing similar functions.  A copy of the Code of Ethics has been posted to our website.  Our website address is www.guardiantechintl.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The material principles underlying our goals for executive compensation policies and decisions are intended to:

•	implement compensation packages which are competitive with comparable organizations and allow us to attract and retain the best possible executive talent;

•	relate annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives;

•	appropriately balance the mix of cash and noncash short and long-term compensation;

•	encourage integrity in business dealings through the discretionary portion of our compensation package; and

•	align executives’ incentives with long-term stockholder value creation.

We determine the appropriate levels of total executive compensation, including for our named executive officers, and each compensation element, based on several factors, such as an informal benchmarking of our compensation levels to those paid by comparable companies, our overall performance, each individual executive officer’s performance, the desire to maintain level equity and consistency among our executive officers, and other considerations that we deem to be relevant.

In an effort to assist the Compensation Committee in the evaluation process, in August 2005, we engaged an independent compensation consultant to evaluate certain aspects of our compensation practices and to assist in developing our executive compensation program. To this end, the consultant developed a competitive peer group and performed benchmarking analyses of competitive compensation levels, and used the following companies as a source of the analysis: Merge eFilm, IDX Systems Corporation, DexCom, Inc, NeuStar Inc, Sybari Software, Inc, Technology Spectrum, Inc, Optio Software, Inc, and RadView Software, Ltd.  However, we have not implemented any formal or informal policy for allocating compensation between long-term and short-term, between cash and noncash or among the different forms of noncash compensation.   We did not engage a compensation consultant during 2006 or 2007.

Our Compensation Committee reviews and approves all of our compensation policies.   Our Compensation Committee is responsible for evaluating the performance of all our named executive officers, their compensation levels, criteria for grants of stock options, and reviewing and evaluating the terms of their employment agreements.  Our Compensation Committee performs such tasks periodically and solicits the input of our executive officers.  The compensation levels for our named executive officers are based upon management recommendations, including the recommendations of our CEO.

Our executive compensation program during 2007 consisted of three principal elements: base salary, stock options, and severance and change in control benefits.  We also provided to two employees a car allowance. Except for Messrs. Borrelli and Smith, we compensate our named executive officers according to the terms of their employment agreements with us. Messrs. Borelli and Smith’s salaries were determined based on market levels at the time of employment, individual responsibilities, performance, and experience.  We made no change to Mr. Borrelli’s salary at the time he became a named executive officer.  Mr. Smith received an increase at the time of his promotion in August 2007, and such increase was based on the new responsibilities, performance and in relation to the salaries we pay our other executive officers.  Our ability to provide any cash incentive compensation, plan or non-plan has been constrained by our limited cash resources. Accordingly, our executive compensation arrangements have been relatively straight forward.

Moreover, due to our limited available cash, during 2006, four of our then named executive officers deferred a significant portion of their base salaries.  During 2007, three of our named executives have deferred a small portion of their base salaries.  As of December 31, 2007, we have an aggregate salary deferral of approximately $570,425.

 Elements of Compensation

The principal elements of our compensation package are as follows, although we have not provided cash based compensation other than for base salary. We may consider in the future other cash based compensation once we become able to do so.

•	base salary;

•	annual cash incentive bonuses;

•	long-term incentive plan awards using stock options;

•	severance benefits;

•	change in control benefits;

•	401(k) savings plans;

•	Retirement benefits;

•	Perquisites and other compensation.

Base Salary

The amount of base salary paid to our named executive officers is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. When establishing base salaries for the executives, the Compensation Committee and management consider a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his prior employment and various qualified candidates to assume the individual’s role. Generally, we believe our executive’s base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.

Except for Mr. Borelli and Mr. Smith, the base salary of each of our named executive officers is determined on the basis of such officer’s employment agreement with us.  At a minimum, our Compensation Committee reviews annually each executive officer’s base salary during our performance review. Base salaries may be adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and the our cash position.  During 2007, we did not increase the base salary of any of

Messrs. Trudnak, Donovan, Hare or Borrelli, and do not expect to be able to do so in the near future.  Mr. Smith received an increase at the time of his promotion, and such increase was based on his new responsibilities, performance and the level of salaries we pay our other named executive officers.  We do not expect to increase Mr. Smith’s salary in the near future.

Also, as discussed above, and due to our limited available cash, during 2006, four of our then named executives deferred a significant portion of their base salaries.  During 2007, three of our five named executives have deferred a small portion of their base salaries.  As of December 31, 2007, we have an aggregate salary deferral of approximately $570,425.

Annual Cash Incentive Bonus

Due to the limited cash available to us, we currently do not have a bonus plan and, during 2007, we did not make any annual cash incentive award to our employees, including our named executive officers.

 Long-Term Incentive Plan Awards

We believe our long-term performance is fostered by a compensation methodology which compensates all employees, including our named executive officers, through the use of stock-based awards that foster a continuing stake of each employee in our long-term success.    We currently utilize stock options, and reserve the right at a later date to utilize restricted stock awards and other rights to receive compensation based on the value of our stock. Currently, we do not have a plan requiring us to make any grant or award of stock options or other equity based awards, except for certain annual awards to members of our board of directors who are also independent, discussed under “Director Compensation and Benefits,” below.

Our policy is to grant stock options to new employees pursuant to our 2003 Stock Incentive Plan for the reasons discussed above.  The amount of such grant is determined by the Compensation Committee.  During 2006 and 2007, we granted stock options to our new employees.  Generally, the options vest 50% after the first year of employment and the remaining 50% after the second year of employment and have an exercise price equal to the fair market value of our stock on the date of grant.  In October 2007, as part of Mr. Carl C. Smith, Jr. promotion to Vice President, he received 50,000 options at the fair value on the date of grant and vesting over a two year period. In January 2007 and 2008, the Compensation Committee approved the grant of stock options to all current employees, including our named executives, as an incentive for continued contributions in moving our product development efforts forward. The options vest over a two year period from the date of grant.  Stock options granted during 2006 and 2007, were based on management’s recommendation and discussions with the Compensation Committee.  Factors considered in granting stock options included: (i) our general policy of not increasing base salaries of all employees during the past four years and in the foreseeable future, (ii) the performance of employees, and (iii) the employees’ increasing responsibilities in a dynamic, and shrinking organization.

Our 2003 Stock Incentive Plan was adopted by our board of directors on August 29, 2003, and amended and restated on December 2, 2003.  The Plan was approved by stockholders at the special meeting of our stockholders that was held on February 13, 2004 which was to provide certain of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. Recently, our 2003 Stock Incentive Plan has been the principal method for our executive officers to acquire equity interests in us. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies. However, due to the early stage of our business, we expect to provide a greater portion of total compensation to our executives through stock options rather than cash-based compensation.

Our Compensation Committee administers the 2003 Stock Incentive Plan, and consists of two or more directors appointed by our board of directors each of whom is a non-employee director and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, and determines the type and amount of awards to be granted to eligible employees, directors and consultants based upon the principles underlying our executive compensation program.  Awards under our 2003 Stock Incentive Plan are made throughout the year and are generally tied to Compensation Committee meetings. A total of 30,000,000 shares of our common stock are currently authorized for issuance under the 2003 Stock Incentive Plan. Shares subject to awards which expire, or are cancelled, or forfeited will again become available for issuance under the 2003 Stock Incentive Plan as described below. As of December 31, 2007, there were 7,240,654 shares reserved for issuance under the 2003 Stock Incentive Plan and 21,121,346 shares available for future awards.

Under the Plan, Guardian may issue options which will result in the issuance of up to an aggregate of 30,000,000 shares of our common stock. This aggregate number of shares and the number of shares in an award (as well as the option price) may be adjusted if the outstanding shares of Guardian are increased, decreased or exchanged through merger or other stock transaction.  The Plan provides for options which qualify as incentive stock options (Incentive Options or ISOs) under Section 422 of the Internal Revenue Code of 1986, as well as the issuance of non-qualified options (Non-Qualified Options) which do not so qualify. The shares issued by Guardian under the Plan may be either treasury shares or authorized but unissued shares as Guardian’s board of directors or the Compensation Committee may determine from time to time.

Under the Plan, Guardian may grant Non-Qualified Options to independent directors or consultants of Guardian and its subsidiaries at any time and from time-to-time as shall be determined by the Compensation Committee. The Plan also provides for the issuance of Incentive Options to any officer or other employee of Guardian or its subsidiaries as selected by the Compensation Committee. Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan.

The price at which shares of common stock covered by the option can be purchased is determined by the Compensation Committee. In the case of an Incentive Option, the exercise price shall not be less than the fair market value of Guardian’s common stock on the date the option was granted or in the case of any optionee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Guardian or a subsidiary, not less than one hundred ten percent of the fair market value of such stock on the date the Incentive Option is granted.

To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to any then unexercised portion. To exercise an option, the Plan participant must provide written notice of the exercise setting forth the number of shares with respect to which the option being exercised to Guardian and tender an amount equal to the total option exercise price of the underlying shares in accordance with the relevant option agreement. The right to purchase shares is cumulative so that once the right to purchase any shares has vested; those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

Except as specifically provided in an option agreement, options granted under the Plan may not be sold, pledged, transferred or assigned in any way, except by will or by the laws of descent and distribution, and during the lifetime of a participant to whom the Incentive Option is granted, the Incentive Option may be exercised only by the participant.

The Plan may be modified or terminated at any time.  Any such amendment or termination will not affect outstanding options without consent of the optionee.

The following is a brief summary of the principal income tax consequences of awards under the Plan. This summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect.  This summary is not intended to be exhaustive.

•

Non-Qualified Options.  A participant who receives Non-Qualified Options does not recognize taxable income upon the grant of an option, and Guardian is not entitled to a tax deduction.  Guardian is generally entitled to tax a deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant (generally when the option is exercised).  Any appreciation in value after the time of exercise will be taxable to the participant as capital gain (assuming it is a capital asset) and will not result in a deduction by Guardian.

•

Incentive Options.  A participant who receives an Incentive Option does not recognize taxable income upon the grant or exercise of the option and Guardian is not entitled to a tax deduction.  The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as an item of adjustment for purposes of determining the alternative minimum tax liability, if any, of the participant in the year of exercise.

•

A participant will recognize gain or loss upon the disposition of shares acquired from the exercise of ISOs.  The nature of the gain or loss depends on how long the option shares were held.  If the option shares are not disposed of pursuant to a “disqualifying disposition” (i.e., no disposition occurs within two years from the date the option was granted or one year from the date of exercise), the participant will recognize long-term capital gain or capital loss depending on the selling price of the shares.  If the option shares are sold or disposed of as part of a disqualifying disposition, the participant must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale or the difference between the fair market value of the option shares on the date of exercise and the option price.  Any additional gain will be taxable to the participant as a long-term or short term capital gain, depending on how long the option shares were held.  Guardian is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the participant as ordinary income.

Stock Options:

Stock option grants are typically made at the commencement of employment and generally thereafter by the Compensation Committee upon achievement of key strategic goals and on the anniversary of previous grants. Periodic stock option grants are made at the discretion of the Compensation Committee, and in appropriate circumstances the Compensation Committee may consider the recommendation of members of management. In January 2007 and 2008, most employees were awarded qualified stock options, including the named executives officers, as footnoted in the below “Grants of Plan- Based Awards” table. The Compensation Committee determines the exercise price of options awards granted under our 2003 Stock Incentive Plan, but with respect to qualified stock options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must at least be equal to the fair market value of our common stock on the date of grant.

Our Compensation Committee determines the term of all options with a goal of competitiveness in the marketplace. Generally, the option awards vest 50% per year, over a two year period.  Each option shall expire on the earliest of (a) ten years from the date it is granted, (b) sixty days after the optionee dies or becomes disabled, (c) immediately upon the optionee's termination of employment or service or cessation of board service, whichever is applicable, or (d) such date as the board of directors or Compensation Committee shall determine, as set forth in the relevant option agreement; provided, however, that no ISO which is granted to an optionee who, at the time such option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of Guardian or any of its subsidiaries, shall be exercisable after the expiration of five years from the date such option is granted. Option holders are also generally allowed to exercise a stock option at any time after the option has vested and become exercisable.

Unless otherwise determined by the Compensation Committee, the 2003 Stock Incentive Plan does not allow for the sale or transfer of awards under the plan other than by will or the laws of descent and distribution, and may be exercised only during the lifetime of the participant and only by such participant. We do not have a policy to recover awards if relevant performance measures upon which they were based are restated or otherwise adjusted in a manner that would reduce the size of a payment. Our 2003 Stock Incentive Plan terminates on August 29, 2013.

In anticipation of implementation of SFAS 123R, we accelerated the vesting of the outstanding options in December 2005, prior to adopting SFAS 123R.  We applied the guidance of SAB 107 in conjunction with the adoption of SFAS 123R.  This acceleration was for all employees, including the named executive officers.

Restricted Stock:

Currently, we do not utilize restricted stock as a means of compensating our employees, including our named executive officers; however, we may do so in the future.

Severance and Change in Control Benefits

Three of our five named executive officers are covered by employment agreements which specify payments in the event the executive’s employment is terminated. The type and amount of payments vary by executive level and the nature of the termination. These termination benefits are payable if and only if the executive’s employment terminates as specified in the applicable employment agreement.  Also, two of our named executive officers, Mr. Donovan and Mr. Hare, have employment agreements that require us to make certain payments in the event of a change in control and upon the occurrence of certain other material events.

Our primary reason for including termination and change in control benefits in compensation packages is to attract and retain the best possible executive talent. We believe our termination benefits are competitive with general industry packages. For a further description of these severance benefits, see “—Employment Agreements” and “Severance and Change in Control Benefits” below.

In addition, our 2003 Stock Incentive Plan provides that in the event of our “change in control,” the Compensation Committee may otherwise determine the status of unvested options or restricted stock, including, without limitation, whether the successor corporation will assume or substitute an equivalent award, or portion thereof, for each outstanding award under the plan or, if there is no assumption or substitution of unvested outstanding awards, such unvested awards may be canceled.

 401(k) Savings Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following 90 days of employment. The 401(k) plan permits us to make profit sharing contributions to eligible participants, although we currently do not match contributions. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. All employee contributions are 100% vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. We believe that offering a 401(k) retirement plan fosters our ability to attract and retain the best possible executive talent.

Deferred Compensation and Pension Plans

Currently, we do not have a company sponsored deferred compensation or pension plan for all employees, including our named executive officers.

Perquisites and Other Compensation

During the each of the two fiscal years ended December 31, 2007, two of our named executive officers received reimbursement of up to $6,000 annually for automobile expenses as required under the terms of their employment agreements. See “—Employment, Severance and Change in Control Arrangements,” below.  Currently, we do not provide short or long term disability or life insurance coverage for employees, including our named executive officers, as a result of our current cash position.  We do provide health care benefits to all employees including our named executive officers, and such benefits are contributory.

We intend to continue to maintain executive benefits and perquisites for officers, however, the Compensation Committee may in its discretion revise, amend or increase named executive officers’ perquisites as it deems advisable. We believe these benefits and perquisites are currently not above median competitive levels for comparable companies and are beneficial in attracting and retaining executive talent.

Equity Ownership Guidelines

Currently, we do not have any equity ownership guidelines for our executive officers or directors.

Role of Executive Officers in Executive Compensation

The Compensation Committee considers management’s recommendation and other factors mentioned above in determining the compensation payable to each of the named executive officers as well as the compensation of the members of the board of directors.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned or awarded to our CEO, President and COO, CFO and other named executive officers during each of the two fiscal years ended December 31, 2007.

Name and Principal Position	Year	Compensation ($)
		Salary	Bonus	Stock Options Awards (1)	All Other (2)	Total
Michael W. Trudnak (3)	2006	$ 275,000	$ -	$ -	$ 6,000	$ 281,000
Chairman, CEO	2007	275,000	-	517,843	6,000	798,843

William J. Donovan (4)	2006	265,000	-	-	6,000	271,000
President/COO	2007	265,000	-	305,341	6,000	576,341

Gregory E. Hare (5)	2006	200,000	-	412,000	-	612,000
Chief Financial Officer	2007	200,000	-	280,211	-	480,211

Carl C. Smith, Jr. (6)	2006	130,000	-	-	-	130,000
Vice President	2007	144,585	-	117,750	-	262,335

Richard F. Borrelli (7)	2006	113,000	-	-	-	113,000
Vice President	2007	112,000	-	77,280	-	189,280

Steven V. Lancaster (8)	2006	125,000	-	-	-	125,000
Vice President	2007	84,000	-	-	-	84,000

Darrell E. Hill (9)	2006	125,000	-	-	-	125,000
Vice President	2007	-	-	-	-	-

(1) Reflects the grant date fair value of the options estimated using option-pricing models calculated in accordance with FAS 123(R). See Note 2 "Significant Accounting Policies" to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(2) All Other Compensation consists of monthly automobile allowance expenses.
(3) For Mr. Trudnak, includes 2007 accrued and unpaid salary of 17,296, for a cumulative deferral of $252,243.
(4) For Mr. Donovan, includes 2007 accrued and unpaid salary of $16,677, for a cumulative deferral of $140,722.
(5) For Mr. Hare, includes 2007 accrued and unpaid salary of $12,381, for a cumulative deferral of $122,717.
(6) For Mr. Smith, includes 2007 accrued and unpaid salary of $2,585. On August 9, 2007 was promoted to Vice President and Officer of the Company.
(7) For Mr. Borrelli, includes 2007 accrued and unpaid salary of $3,692. On August 9, 2007 was elected as an Officer of the Company.
(8) Mr. Lancaster resigned effective August 25, 2007.
(9) For Mr. Hill, includes a cummulative deferral of $48,493 at December 31, 2007, and $49,993 at December 31, 2006. Mr. Hill resigned effective September 8, 2007.

Grants of Plan-Based Awards Table

The following table sets forth information regarding stock option awards to our named executive officers under our 2003 Stock Incentive Plan during the two fiscal years ended December 31, 2007.

Name	Fiscal Year	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)
Michael W. Trudnak	2006	-	0	$0.00
	2007	1/14/2007 (1)	125,000	0.90
	2007	10/8/2007 (2)	707,530	0.81

William J. Donovan	2006	-	0	0.00
	2007	1/14/2007 (1)	125,000	0.82
	2007	10/8/2007 (2)	353,372	0.73

Gregory E. Hare	2006	1/16/2006 (1)	200,000	2.40
	2007	1/14/2007 (1)	125,000	0.82
	2007	10/8/2007 (2)	312,840	0.73

Carl C. Smith, Jr.	2006	-	0	0.00
	2007	1/14/2007 (1)	125,000	0.82
	2007	10/18/2007 (1)	50,000	0.75

Richard F. Borrelli	2006	-	0	0.00
	2007	1/14/2007 (1)	112,000	0.82

Steven V. Lancaster (resigned 8/25/07)	2006	-	0	0.00
	2007	1/14/2007 (3)	0	0.00

Darrell E. Hill (resigned 9/8/07)	2006	-	0	0.00
	2007	1/14/2007 (3)	0	0.00

(1) Two year vesting period with 50% vested after year one, and 50% vested after year two.
(2) Options issues on October 8, 2007 are in lieu of compensation for the named executives for deferring a significant portion of their 2006 salaries, due to continued cash flow shortage.
(3) Options were granted but forfeited upon resignation.

 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for each named executive officer regarding the number of shares subject to exercisable and unexercisable stock options for the two fiscal years ended December 31, 2007.

Name	Option Awards (1)
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

	Exercisable	Unexercisable
Michael W. Trudnak	450,000	0	0	$0.36	2/18/2014
	10,000	0	0	3.60	2/18/2014
	0	125,000	0	0.90	1/14/2017
	707,530	0	0	0.81	10/8/2017

William J. Donovan	200,000	0	0	0.50	8/18/2013
	600,000	0	0	0.50	2/18/2014
	10,000	0	0	3.60	2/18/2014
	200,000	0	0	2.67	11/21/2015
	0	125,000	0	0.82	1/14/2017
	353,372	0	0	0.73	10/8/2017

Gregory E. Hare	100,000	100,000	0	2.40	1/16/2016
	0	125,000	0	0.82	1/14/2017
	312,840	0	0	0.73	10/8/2017

Carl C. Smith, Jr.	0	125,000	0	0.82	1/14/2017
	0	50,000	0	0.75	10/18/2017

Richard F. Borrelli	0	112,000	0	0.82	1/14/2017

Steven V. Lancaster	10,000	0	0	3.60	2/18/2014

Darrell E. Hill	10,000	0	0	3.60	2/18/2014

Option Exercises Table

The following table sets forth information for each named executive officer regarding the number of shares acquired upon the exercise of stock options during the two years ended December 31, 2007, and the aggregate dollar value realized upon the exercise of the option.  We currently do not have stock appreciation rights (SARs) or restricted stock plans.

Name	Fiscal Year	Option Awards
		Number of Shares Acquired on Exercise (#)	Value Realized On Vesting ($) (1)
Michael W. Trudnak	2006	0	$ 0
	2007	0	0

William J. Donovan	2006	0	0
	2007	0	0

Gregory E. Hare	2006	0	0
	2007	0	0

Carl C. Smith, Jr.	2006	0	0
	2007	0	0

Richard F. Borrelli	2006	0	0
	2007	0	0

Steven V. Lancaster	2006	400,000	540,000
	2007	250,000	140,500

Darrell E. Hill	2006	200,000	320,000
	2007	70,000	18,100

(1) Represents the difference between the market price at exercise and the exercise price.

Employment, Severance and Change in Control Arrangements

The employment agreements for each named executive officer (except for Messrs. Borelli and Smith with whom we have not entered into any employment agreement) are multiple years in duration and automatically renew unless terminated by either party in accordance with its terms. Each of the named executive officers employment agreement provides for an annual base salary and a discretionary annual incentive cash bonus and/or equity awards.  In subsequent years, the amount of annual incentive cash and/or equity award bonus is subject to determination by our board of directors without limitation on the amount of the award. Each of the agreements provides for a severance payment over a prescribed term in the event the named executive is terminated without cause, including for Mr. Donovan and Mr. Hare, if their duties are materially changed in connection with a change in control. Each agreement also provides that no severance payment is due in the event of termination for cause, which includes termination for willful misconduct, conviction of a felony, dishonesty or fraud. Each agreement further contains an agreement by the named executive officer not to compete with us for a defined term equal in length to the applicable severance payment in the respective employment agreement, which we feel is reasonable and consistent with industry guidelines.

Michael W. Trudnak.   Mr. Trudnak serves as Chairman of the Board, Secretary, and Chief Executive Officer and is a Class III director.  We entered into an employment agreement with Mr. Trudnak, which commenced on January 1, 2003.  We amended his agreement effective December 10, 2004. The amended agreement is for a three year term commencing June 26, 2003, and automatically renews for successive one year terms unless earlier terminated.  Mr. Trudnak’s employment agreement automatically renewed for a further one year term on June 25, 2006.  The employment agreement provides for annual compensation to Mr. Trudnak of $275,000 and a monthly automobile allowance of $500.  The agreement provides for incentive compensation and/or bonuses as determined by Guardian, participation in Guardian’s stock option plan, and participation in any Guardian employee benefit policies or plans.  The employment agreement may be terminated upon the death or disability of the employee or for cause, in which event Guardian’s obligation to pay compensation shall terminate immediately.  In the event the agreement is terminated by us other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination.  The employee may terminate the agreement on 30 days’ prior notice to Guardian. The employee has entered into an employee proprietary information, invention assignment and non-competition agreement, pursuant to which the employee agrees not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination of employment, and agrees not to  solicit employees or customers of Guardian following termination of employment.

William J. Donovan.   Mr. Donovan serves as President and Chief Operating Officer of Guardian, and previously served as Chief Financial Officer.  We entered into a new employment agreement with Mr. Donovan on November 21, 2005, which superseded his previous employment agreement with Guardian, dated effective August 18, 2003.  The new employment agreement is for a term of three (3) years unless earlier terminated, and is automatically renewed for a one (1) year term unless earlier terminated.  The employment agreement provides for an annual salary of $265,000.  The agreement provides for annual performance bonuses based on goals established by Guardian and agreed to by Mr. Donovan, a monthly automobile allowance of $500, participation in our stock option and other award plans (which options or awards shall immediately vest upon a “change in control”), and participation in any benefit policies or plans adopted by us on the same basis as other employees at Mr. Donovan’s level.

The employment agreement may be terminated by Mr. Donovan on 30 days’ prior written notice.  The employment agreement may be terminated by us by reason of death, disability or for cause.  In the event the agreement is terminated for death or disability of the employee, our obligation to pay compensation to the employee shall terminate immediately; provided that if we do not maintain disability insurance for the employee, he is entitled to be paid his base salary for one year following his disability.  In the event the he is terminated other than by reason of his death, disability, for cause, or change in control, Mr. Donovan is entitled to payment of his base salary for one year following termination.  Further if Mr. Donovan terminates his employment for the following material reasons (each a “material reason”): written demand by us to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of Guardian; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a company-wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.

In the event of a “change in control” of Guardian and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

•

the approval of the stockholders for a complete liquidation or dissolution of Guardian;

•

the acquisition of 20% or more of the outstanding common stock of Guardian or of voting power by any person, except for purchases directly from Guardian, any acquisition by Guardian, any acquisition by a Guardian employee benefit plan, or a permitted business combination;

•

if two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

•

upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of Guardian, except if (i) all of the beneficial owners of Guardian’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of Guardian or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Gregory E. Hare.  Mr. Hare serves as our Chief Financial Officer. We entered into an employment agreement with Mr. Hare commencing on January 30, 2006. The employment agreement is essentially the same as the agreement we entered into with Mr. Donovan, except that the agreement is for a term of two (2) years unless earlier terminated and is automatically renewed for an additional one (1) year term unless earlier terminated.  The employment agreement provides for a base salary of $200,000 per annum and no automobile allowances. The agreement provides for annual performance bonuses based on goals established by us and agreed to by Mr. Hare, participation in our stock option and other award plans, and participation in any company benefit policies or plans adopted by us on the same basis as other employees at Mr. Hare’s level.  We agreed to grant to Mr. Hare, subject to approval of our Compensation Committee, stock options to purchase 200,000 shares of our common stock pursuant to our 2003 Stock Incentive Plan, one-half of which options will vest on the one year anniversary of the commencement of his employment and the remaining options vesting on the two year anniversary of the commencement of his employment.

Also, Mr. Hare has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to  solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Steven V. Lancaster and Darrell E. Hill. We entered into employment agreements with Mr. Hill, Vice President, Program Management, and Mr. Lancaster, Vice President, Business Development which we amended on December 10, 2004.  The amended agreements are essentially the same as the agreements with Mr. Trudnak, except that the agreements provide for base salaries of $125,000 per annum and no automobile allowances. Each of Messrs. Lancaster’s and Hill’s employment agreements automatically renewed for a further one year term on May 19, 2006.  Messrs. Lancaster and Hill resigned from their positions with us on August 25, 2007 and September 8, 2007, respectively.

Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that we subsequently adopt, including the 2003 Stock Incentive Plan. Mr. Trudnak’s original employment agreement provided for the grant of an aggregate of 400,000 shares of our restricted stock. However, effective June 21 2004, Mr. Trudnak agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 400,000 shares of common stock at an exercise price of $.36 per share. Also, each of Messrs. Hill’s and Lancaster’s original employment agreements provided for the grant of 200,000 shares of our restricted stock. However, effective June 21 2004, each of Messrs. Hill and Lancaster agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $.50 per share.

Carl C. Smith, Jr. and Richard F. Borrelli. Messrs. Smith and Borrelli employment, as Vice Presidents and Officers, are employed at-will, and thus have not entered into employment agreements.  Therefore, there is no employment, severance or change of control arrangements.

Potential Payments upon Termination or Change in Control

As described under “Employment, Severance and Change in Control,” above, we are required to make certain severance payments to all of our named executive officers and provide certain change in control benefits to Mr. Donovan and Mr. Hare.  In the event of the occurrence of such events, such named executive officer, as applicable, would be entitled to (a) cash payments of any unpaid base salary through the date of termination and any accrued vacation pay and severance pay and (b) in certain cases, the accelerated vesting of outstanding stock options and restricted stock.  Healthcare benefits would be continued at the individuals’ election and cost through the COBRA plan.  Perquisites would be discontinued upon termination.

Cash Severance and Change in Control Payments

The following table summarizes the potential payments and benefits payable to each of our named executive officer upon termination of employment or change in our control assuming our named executive officers were terminated on December 31, 2007:

Name	Other Than Death, Disability, or Cause (1)	Disability (1)	Material Reason (1)	Change in Control (2)
Michael W. Trudnak	$ 275,000	$ -	$ 0	$ 0
William J. Donovan	265,000	265,000	265,000	397,500
Gregory E. Hare	200,000	200,000	200,000	300,000

(1) Represent 12 months salary, and does not include accrued and unpaid salary, nor earned and unused vacation.
(2) Represent 18 months salary, and does not include accrued and unpaid salary, nor earned and unused vacation.

Acceleration o f Vesting of Option Awards

If our named executive officers were terminated on December 31, 2007, the applicable officer is entitled to automatically and immediately vest in his or her outstanding stock options, as described in the table below:

Name/Circumstances	Description of Equity Awards

Michael W. Trudnak (Change of Control)	125,000 options granted on Januray 14, 2007 would immediately vest and become exercisable in full at a total exercise value of $112,500 (average of $0.90 per share).
707,530 options granted on October 8, 2007 have immediately vested and become exercisable in full at a total exercise value of $573,099 (average of $0.81 per share).

William J. Donovan (Change of Control, Death, or Disability)	125,000 options granted on January 14, 2007 would immediately vest and become exercisable in full at a total exercise value of $102,500 (average of $0.82 per share).
353,372 options granted on October 8, 2007 have immediately vested and become exercisable in full at a total exercise value of $257,962 (average of $0.73 per share).

Gregory E. Hare (Change of Control, Death, or Disability)	200,000 options granted on January 16, 2006 would immediately vest and become exercisable in full at a total exercise value of $480,000 (average of $2.40 per share).
125,000 options granted on Januray 14, 2007 would immediately vest and become exercisable in full at a total exercise value of $102,500 (average of $0.82 per share).
312,840 options granted on October 8, 2007 have immediately vested and become exercisable in full at a total exercise value of $228,373 (average of $0.73 per share).

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans by us. The Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

 Director Compensation and Benefits

During 2006 and 2007, under our “Policy Regarding Compensation of Independent Directors,” which we adopted on December 22, 2005, we furnished the following compensation to our independent directors:

•

At the beginning of each calendar year, each independent director receives annual compensation in the form of non-qualified options to purchase 5,000 shares of common stock and 2,500 non-qualified options for each board committee of which he or she is a member (which options vest and become exercisable one year after the date of grant), or a pro rata portion of such number if a director is elected after the beginning of the year.

•

Each newly appointed director receives a one-time grant of 10,000 non-qualified stock options, which options vest and become exercisable one year after the date of grant.

•

Each director who was a director on January 1, 2005, also receives a one-time (true-up) grant of 10,000 non-qualified stock options that vest and become exercisable one year from the grant date.

•

Effective December 31, 2005, the vesting of options issued to our current directors was accelerated and such options became immediately exercisable.

•

We reimburse our independent directors for out of pocket expenses in connection with travel to and attending board and committee meetings.

On December 6, 2007, based upon the recommendation of the Compensation Committee, the Board adopted an “Amended Policy Regarding Compensation of Independent Directors,” pursuant to which we will furnish the following compensation to our independent directors effective January 1, 2008:

•

At the beginning of each calendar year, each independent director will receive annual compensation in the form an award of non-qualified options to purchase 25,000 shares of common stock, an annual retainer of non-qualified options to purchase 24,000 shares of common stock, 3,000 non-qualified options for each board committee of which he or she is a member, and 2,000 non-qualified options for each board committee of which he or she is a chairperson, or a pro rata portion of such number if a director is elected after the beginning of the year.

•

We reimburse our independent directors for out of pocket expenses in connection with travel to and attending board and committee meetings.

All of the options we issue to independent directors are pursuant to our 2003 Stock Incentive Plan.  The options are exercisable for a period of ten years and at a price equal to the fair market value of Guardian’s common stock on the date of grant.

The board, at its discretion, may grant additional awards of options, restricted stock and/or cash compensation to its independent directors as it may determine from time to time.

Our Policy may be amended, altered or terminated at the election of the board, provided no amendment, alteration or terminations shall have a retroactive effect or impair the rights of an independent director under any option grant theretofore granted.

Our directors who are also officers of or employed or engaged as consultants by Guardian or any of its subsidiaries are not additionally compensated for their board activities.

The following table sets forth compensation to our independent directors for the two fiscal years ended December 31, 2007. Currently, our independent directors only receive stock option awards as compensation for their services to us and do not receive any cash compensation other than reimbursement of expenses.

Name	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total $
Sean W. Kennedy	2006 (2)	$ 0	$ 0	$ 15,525	$ 0	$ 0	$ 0	$ 15,525
	2007 (2)	0	0	8,625	0	0	0	8,625

Charles T. Nash	2006 (2)	0	0	15,525	0	0	0	15,525
	2007 (2)	0	0	8,625	0	0	0	8,625

Ronold R. Polillo (3)	2006	0	0	0	0	0	0	0
	2007	0	0	7,363	0	0	0	7,363

Henry A. Grandizio (4)	2006	0	0	0	0	0	0	0
	2007	0	0	7,556	0	0	0	7,556

Gina Marie Lindsey (5)	2006	0	0	21,100	0	0	0	21,100

Marko A. Zorko (6)	2006	0	0	0	0	0	0	0

Michael Mace (7)	2007	0	0	0	0	0	0	0

(1) Reflects the grant date fair value estimated using option-pricing models calculated in accordance with FAS 123(R). See Note 2 "Significant Accounting Policies" to the Consolidated Financial Statements for a discussion of the relevant assumptions used in calculating the grant date fair value pursuant to FAS 123(R).

(2) Represents options granted in January 2007.  Fiscal 2006 includes: (i) 10,000 options for a true-up of 2005 options, and (ii) 12,500 options related to calendar year 2006 director activities.  Fiscal 2007 includes 12,500 options related to calendar year 2007 director activities.  The issuances were consistent with provisions in the adoption on December 22, 2005 of "Policy Regarding Compensation of Independent Directors" as outlined above. The options have a grant date fair value calculated in accordance with FAS 123(R).

(3) New director effective August 17, 2007. Represent: (i) 10,000 options as a newly appointed director, and (ii) 1,875 options for the prorated annual retainer.

(4) New director effective September 17, 2007.  Represents: (i) 10,000 options as a newly appointed director, (ii) 1,458 options for the prorated annual retainer, and (iii) 729 options for the prorated audit committee member.

(5) Resigned effective August 17, 2007. Excludes 10,000 options that were granted on January 11, 2007 and forfeited upon resignation from the Board.
(6) Resigned effective December 21, 2006. No options were granted to Mr. Zorko in 2006.
(7) Resigned effective September 17, 2007. Excludes 12,500 options that were granted on January 25, 2007 and forfeited upon resignation from the Board.

Other Arrangements

We maintain a “claims made” officers and directors liability insurance policy with coverage limits of $5,000,000 and a maximum $200,000 deductible amount for each claim.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth, as of December 31, 2007, information with regard to equity compensation plans (including individual compensation arrangements) under which our securities are authorized for issuance.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,240,654	$1.31	21,121,346

Equity compensation plans not approved by stockholders	0	0	0
Total	7,240,654	$1.31	21,121,346

RELATED PARTY TRANSACTIONS

In addition to the executive and director compensation arrangements, including employment and change in control arrangements discussed above under Executive Compensation, the following is a description of transactions since January 1, 2006, to which we have been a party in which the amount involved in the transaction exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets as at the year end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Consulting Agreement with Mr. Dishaw and Change-in-Control Arrangement

Effective November 21, 2005, Mr. Robert A Dishaw resigned as President and Chief Operating Officer of Guardian and Guardian and we agreed with him to terminate his employment agreement, dated December 10, 2004.  However, Mr. Dishaw remained a director and provided consulting services to Guardian under a consulting services agreement, dated effective November 21, 2005.  Mr. Dishaw resigned as a director on August 14, 2006, and remained a principal stockholder until his death on December 24, 2007. The Estate of Mr. Dishaw continues to be major shareholder.

The consulting services agreement provided for Mr. Dishaw to perform services with regard to the distribution of our products through EGC International, Inc., and to be the primary intermediary with EGC. The agreement was for a term of three (3) years unless earlier terminated.  We agreed to pay him a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw was also entitled to be paid a sales override commission of 3% of gross revenues from sales of Guardian products to EGC or its resellers and 3% of gross revenues from sales of our products to certain approved clients.  Mr. Dishaw was entitled to continue to participate in our benefit policies and plans and to receive reimbursement of reasonable expenses.  The agreement terminated on August 2, 2007 by mutual agreement between us and Mr. Dishaw, and we made a payment to Mr. Dishaw in the amount of $150,000 for outstanding deferred and accrued salaries.  We had accrued $187,511 in anticipation of the outstanding deferred and accrued salary.

Consulting Agreement with McBee Strategic Consulting

On March 15, 2006, we entered into an agreement with McBee Strategic Consulting.  Under the agreement,

McBee has agreed to provide to us certain general business and governmental consulting related to federal legislative and regulatory activity.  The agreement provides that we will pay to McBee a monthly retainer of $15,000.  The agreement is for a term of one year with annual renewals unless otherwise terminated by either party.  During fiscal year 2007 and 2006, we paid to McBee approximately $180,000 and $142,500, respectively.  Ms. Lindsey, who became a director of Guardian in August 2006, was employed as a Vice President of McBee, but did not have an ownership interest in McBee.  Ms. Lindsey received a salary and employee benefits from McBee Strategic Consulting and, to the extent thereof, may be deemed to have an interest in the transaction.  The agreement with McBee was reviewed and approved by the board of directors prior to the appointment of Ms. Lindsey to the board of directors.  Ms. Lindsay resigned from Guardian’s Board on August 17, 2007 to pursue an opportunity with the Transportation Service Administration.

Loans from Our Chief Executive Officer

On April 21, 2006, we entered into a Loan Agreement with Mr. Michael W. Trudnak, the Chairman and Chief Executive Officer pursuant to which Mr. Trudnak loaned us $200,000.  We issued a non-negotiable promissory note, dated effective April 21, 2006, to Mr. Trudnak in the principal amount of $200,000.  The note is unsecured, non-negotiable and non-interest bearing.  Initially the note was repayable on the earlier of (i) six months after the date of issuance, (ii) the date we receive aggregate proceeds from the sale of our securities after the date of the issuance of the Note in an amount exceeding $2,000,000, or (iii) the occurrence of an event of default.  The following constitute an event of default under the note: (a) the failure to pay when due any principal or interest or other liability under the loan agreement or under the note; (b) the material violation by us of any representation, warranty, covenant or agreement contained in the loan agreement, the note or any other loan document or any other document or agreement to which we are a party or by which we or any of our properties, assets or outstanding securities are bound; (c) any event or circumstance shall occur that, in the reasonable opinion of the lender, has had or could reasonably be expected to have a material adverse effect; (d) an assignment for the benefit of our creditors; (e) the application for the appointment of a receiver or liquidator for us or our property; (f) the issuance of an attachment or the entry of a judgment against us in excess of $100,000; (g) a default with respect to any other obligation due to the lender; or (h) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors by or with respect to us, provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within 30 days of the date of such petition.  In the event of the occurrence of an event of default, the loan agreement and note shall be in default immediately and without notice, and the unpaid principal amount of the loan shall, at the option of the lender, become immediately due and payable in full.  We agreed to pay the reasonable costs of collection and enforcement, including reasonable attorneys’ fees and interest from the date of default at the rate of 18% per annum.  The note is not assignable by Mr. Trudnak without our prior consent.  We may prepay the note in whole or in part upon ten days notice.  On October 21, 2006, Mr. Trudnak extended the due date of the loan to December 31, 2006. Subsequently, on October 3 and October 18, 2006, Mr. Trudnak loaned to us $102,000 and $100,000, respectively, on substantially the same terms as the April 21, 2006 loan, except that each loan is due six months after the date thereof.  Accordingly, following such additional loans, we owed an aggregate of approximately $402,000 to Mr. Trudnak.  On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,000 of the April 21, 2006, loan becomes due upon our raising $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon our raising an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Series D Warrant financing on November 8, 2006, we repaid $100,000 in principal amount of the April 1, 2006, and paid an additional $100,000 to Mr. Trudnak on April 17, 2007 upon the second closing of our Debenture and Series D Warrant financing.  Effective May 31, 2007, Mr. Trudnak extended the due date of the remaining $202,000 notes to May 31, 2008, and without any contingencies or future event criteria.  As of December 31, 2007 and the date of this report, we owed Mr. Trudnak an aggregate of approximately $202,000.  The terms of the above transaction were reviewed and approved by our audit committee and by our board of directors.

Employment Agreement with Ms. Ruth Taylor

On August 4, 2003, we entered into an employment agreement with Ruth Taylor, pursuant to which Mrs. Taylor is employed as an accountant.  Mrs. Taylor is the daughter of the late Mr. Robert A. Dishaw, whose estate is a major shareholder of Guardian.  At the time of the agreement, Mr. Robert A. Dishaw was the President, Chief Operating Officer, director and a principal stockholder of Guardian.  The employment agreement provided for an annual base salary of $60,000 per annum.  The agreement is for a term of one year and is automatically renewed for one year terms unless earlier terminated.  The agreement provides for an annual performance bonus as determined by Guardian, participation in Guardian’s stock option plan, and participation in Guardian’s benefit policies and plans.  The agreement provides for the issuance pursuant to Guardian’s stock option plan of 100,000 non-qualified stock options vesting immediately and exercisable at a price of $.50 per share, and 100,000 non-qualified stock options vesting one year from the anniversary date of employee’s employment and exercisable at a price of $.50 per share.  The agreement may be terminated upon the death or disability of employee or for cause.  If the employee is terminated by reason of death, disability (except as noted below) or for cause, no further compensation is payable to employee.  If employee is terminated other than by reason of death, disability or cause, or if no disability insurance is provided and employee becomes disabled, employee is entitled to be paid her base salary for six months.  Employee may terminate her employment agreement on 30 days’ prior written notice.  We have also entered into a non-competition, confidentiality, proprietary rights and non-solicitation agreement (proprietary information agreement) with Mrs. Taylor, pursuant to which employee has agreed not to disclose confidential information regarding Guardian, agreed that proprietary rights conceived during her employment are the property of Guardian, and agreed not to solicit Guardian’s customers or attempt to hire our employees for twelve months following termination of her employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the employment agreement or employee’s employment, other than disputes under the proprietary information agreement. During 2004, Guardian granted to Mrs. Taylor 10,000 incentive stock options at an exercise price of $3.60, on October 4, 2005, granted to Mrs. Taylor 15,000 options at an exercise price of $3.00 per share, and on January 14, 2007 granted Mrs. Taylor 80,000 options at an exercise price of $0.82 per share. Also during 2007, Mrs. Taylor’s base salary was increased to $70,000, based on increased responsibilities, and performance.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 11, 2008, the beneficial ownership of our common stock by (i) any person we know who is the beneficial owner of more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  As of April 11, 2008, there were 49,324,549 shares of our common stock issued and outstanding.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (1)	% of Common Stock Beneficially Owned
Michael W. Trudnak	6,081,030 (2)	12.00%
William J. Donovan	1,436,072 (3)	2.8%
Gregory E. Hare	575,340 (4)	*
Richard F. Borrelli	176,900 (5)	*
Carl C. Smith, Jr.	140,000 (6)	*
Sean W. Kennedy	88,550 (7)	*
Charles T. Nash	60,500 (8)	*
Ronald R. Polillo	- (9)	*
Henry A. Grandizio	- (10)	*
All executive officers and directors as a group (9 people)	8,558,392 (11)	16.2%

Estate of Robert A. Dishaw	4,494,644 (13)	9.1%

*

Represents less than 1%.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  All addresses, except as noted, are c/o Guardian Technologies International, Inc., 516 Herndon Parkway, Herndon, Virginia  20170.

(2)

Mr. Trudnak - includes 1,230,030 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 397,400 options that are not currently exercisable.

(3)

Mr. Donovan - includes 1,425,872 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include 385,100 shares underlying options that are not currently exercisable.

(4)

Mr. Hare – includes 575,340 shares underlying options to purchase shares of common stock which are currently exercisable.  Does not include shares underlying 306,000 options that are not currently exercisable.

(5)

Mr. Borrelli – includes 176,000 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 192,300 options that are not currently exercisable.  Also includes 900 shares of common stock owned jointly with Mr. Borrelli’s wife and claims beneficial ownership.

(6)

Mr. Smith – includes 97,500 shares underlying options to purchase shares of common stock which are currently exercisable. Does not include shares underlying 87,500 options that are not currently exercisable. Also includes 7,000 shares of common stock owned jointly with Mr. Smith’s wife and claims beneficial ownership, and 35,500 common stock shares owned indirectly through his IRA.

(7)

Mr. Kennedy - includes 60,500 shares underlying options to purchase shares of common stock which are currently exercisable.  Includes 10,550 shares of common stock owned by Mr. Kennedy’s wife with respect to which Mr. Kennedy disclaims beneficial ownership.  Does not include shares underlying 77,500 options that are not currently exercisable.

(8)

Mr. Nash - includes 53,500 shares underlying options to purchase shares of common stock which are currently exercisable.  Does not include shares underlying 77,500 options that are not currently exercisable.

(9)	Mr. Polillo - does not include shares underlying 65,875 options that are not currently exercisable.
(10)	Mr. Grandizio - does not include shares underlying 69,187 options that are not currently exercisable.
(11)

All executive officers and directors as a group (9 individuals) - includes shares underlying options to purchase an aggregate of 1,230,030, 1,425,872, 575,340, 176,000, 97,500, 60,500, and 53,500 shares of common stock which are currently exercisable that have been granted to Messrs. Trudnak, Donovan, Hare, Borrelli, Smith, Kennedy, and Nash, respectively.  Does not include shares underlying options to purchase an aggregate of 397,400, 385,100, 306,000, 192,300, 282,300, 77,500, 77,500, 65,875,  69,187, shares of common stock that are not currently exercisable that have been granted to Messrs. Trudnak, Donovan, Hare, Borrelli, Smith, Kennedy, Nash, Polillo, and Grandizio, respectively.

(12)

Includes 10,000 shares underlying options to purchase shares of common stock which are currently exercisable.   The number of shares owned by the estate of Mr. Dishaw is based solely upon information contained in a Form 4 filed by Mr. Dishaw on October 18, 2007.  The address for Mr. Dishaw’s executor is Allen Joseph, Esq., 1001 Brickell Bay Drive, Suite 2002, Miami, FL 33133.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by the selling stockholders as of April 11, 2008, the number of shares that may be sold in this offering, and the number of shares they will own after the offering, assuming they sell all of the shares so offered and is based upon information contained in our records.  The number of shares of common stock beneficially owned by the selling stockholders who purchased Series A Debentures and Series D Warrants and potentially offered by this prospectus also includes 130% of the amount of shares that may be issued upon conversion of the Debentures (including additional shares issuable as of the date of this prospectus resulting from the price reset provisions of the Debentures) and upon exercise of the Series D Warrants as required pursuant to the terms of the Registration Rights Agreements we entered into with such holders.

The percentage of beneficial ownership set forth in the following table is based upon 49,324,549 shares of our common stock which were outstanding on April 11, 2008.  Except as noted below, none of the selling stockholders have had any position, office, or other material relationship with us or any of our predecessors or affiliates within the past three years.  Except as noted below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

We will not receive any proceeds from the resale of the common stock by the selling stockholders.  We will receive proceeds from the exercise of the warrants, if any.  Assuming the selling stockholders sell all of their shares, none of the selling stockholders will continue to own any shares of our common stock following the offering.

This prospectus, as it may be amended or supplemented from time to time, relates to the offering of up to 12,642,558 shares of common stock that may be sold by the selling stockholders, including:

•

up to 4,657,240 of our shares issued or that may be issued upon conversion of our Series A Debentures;

•

up to 3,588,911 of our shares that may be issued upon exercise of outstanding Series D Warrants;

•

up to 623,520 of our shares that may be issued upon exercise of outstanding placement agent’s warrants issued as compensation in connection with the sale of the Series A Debentures and Series D Warrants;

•

up to 2,470,550 of our shares representing an additional 30% of the shares that may be issued upon conversion or exercise of our Series A Debentures and Series D Warrants as required under the terms of Registration Rights Agreements we entered into with investors in such securities;

•

up to 912,362 of our shares that may be issued upon exercise of outstanding Class E Warrants, including 864,798 Class E Warrants issued to Crescent International, Ltd. as an inducement to exercise an equivalent number of Series D Warrants and 47,564 Class E Warrants issued to Midtown as compensation;

•

up to 314,975 of our shares that may be issued upon exercise of outstanding placement agent’s warrants that were issued as compensation in connection with private placements of our convertible preferred stock, common stock and warrants during the period October 2003 through May 2004; and

•

up to 75,000 of our shares that may be issued upon exercise of outstanding common stock purchase warrants issued to certain consultants as compensation for services.

Midtown Partners & Co., LLC, acted as placement agent for our 2006 Debenture and Warrant financing.  Midtown is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the NASD.  Midtown’s principal offices are located in Boca Raton, Florida.  Pursuant to a Placement Agent

Agreement we entered into with Midtown in July 2006, Midtown received a cash fee of 7% of the principal amount of the Debentures subscribed for at the first and second closings of the Debenture financing for an aggregate of $360,500 and a nonaccountable expense reimbursement of $25,750.  Midtown is also entitled to receive a fee equal to 7% of the proceeds we receive from the exercise of the Series D Warrants. At the first closing of the Debenture financing, we issued to Midtown placement agent’s warrants to purchase an aggregate of 623,520 shares of common stock, one-half of which became exercisable on November 8, 2006, and the remaining one-half became exercisable April 12, 2007.  The placement agent’s warrants we issued to Midtown at closing are substantially the same as the Series D Warrants we issued to investors, except that they contain a cashless exercise provision commencing immediately and contain a piggyback registration right. Also, in connection with the exercise of Series D Warrants by a single holder, on July 10, 2007, we issued 47,564 Class E Warrants to Midtown as compensation.

Name of Selling Stockholder	Number of Shares Beneficially Owned Before Offering (1)	Percent of Common Stock Owned Prior to Offering (1)	Number of Shares Being Offered Hereby	Number of Shares Owned After Offering	Percent of Common Stock Owned After Offering (1)
BridgePointe Master Fund Ltd.	1,217,791 (2)	2.41%	1,217,791	0	*
Castlerigg Master Investments Ltd.	2,797,107 (3)	5.37%	2,797,107	0	*
Crescent International Ltd.	2,735,840 (4)	5.26%	2,735,840	0	*
Enable Growth Partners LP	2,450,565 (5)	4.73%	2,450,565	0	*
Enable Opportunity Partners LP	288,303 (6)	*	288,303	0	*
GSSF Master Fund, LP	983,105 (7)	1.95%	983,105	0	*
Otago Partners, LLC	514,940 (8)	1.00%	514,940	0	*
Pierce Diversified Strategy Master Fund LLC, Ena	144,152 (9)	*	144,152	0	*
Truk International Fund LP	49,467 (10)	*	49,467	0	*
Truk Opportunity Fund LLC	400,229 (11)	*	400,229	0	*
Midtown Partners & Co, LLC	267,972 (12)	*	296,972	0	*
J. Rory Rohan	165,380 (13)	*	153,380	0	*
Bruce Jordan	249,732 (14)	*	215,732	0	*
Gordon Maner	5,000 (15)	*	5,000	0	*
Bret Williams	635,334 (16)	1.27%	314,975	320,359	*
Trinity Financing Investments Corporation	65,000 (17)	*	65,000	0	*
Lucci Financial Group, LLC	10,000 (18)	*	10,000	0	*
Total	12,962,917		12,642,558	320,359

*	Less than one percent.

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting powers and/or investment powers with respect to securities.  Unless otherwise noted, all shares of common stock listed above are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.  Such person or entity’s percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be.  The Series A 10% Senior Convertible Debentures and Series D Common Stock Purchase Warrants contain a limitation on the amount of Debenture and Warrant that may be converted or exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock (without regard to the number of shares underlying the unconverted portion of the Debenture or Warrant).  Such limitation may be waived upon 61 days’ notice to us by the holder of the Debenture or Warrant, as the case may be, permitting the holder to change such limitation to 9.99%.

(2)

Represents (i) 71,964 shares underlying Series A Debentures, (ii) 864,798 shares underlying Series D Warrants, and (iii) 281,029 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by BridgePointe is Mr. Eric S. Swartz.

(3)

Includes (i) 1,278,361 shares underlying Series A Debentures, (ii) 864,798 shares underlying Series D Warrants, and (iii) 642,948 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The investment manager of Castlerigg is Sandell Asset Management Corp. (“Sandell”).  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Sandell is Mr. Thomas Sandell.  Castlerigg International Ltd. (“CI”) is the controlling shareholder of Castlerigg International Holdings Limited (“Holdings”).  Holdings is the controlling shareholder of Castlerigg.  Each of Holdings and CI may be deemed to share beneficial ownership of the shares beneficially owned by Castlerigg. Sandell, Mr. Thomas Sandell, CI and Holdings each disclaims beneficial ownership of the securities with respect to which indirect beneficial ownership is hereinabove described.

(4)

Represents (i) 1,439,263 shares underlying Series A Debentures, (ii) 864,798 shares underlying Class E Warrants and (iii) 431,779 shares representing an additional 30% of the shares issuable upon conversion of the Series A Debentures.  The investment advisor to Crescent is Cantara (Switzerland) SA (“Cantara”).  In their capacities as managers of Cantara, the natural persons who have voting and dispositive power with regard to the shares beneficially owned by Crescent are Mr. Maxi Brezzi and Bachir Taleb-Ibrahimi.  Messrs. Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares.

(5)

Represents (i) 1,149,972 shares underlying Series A Debentures, (ii) 735,078 shares underlying Series D Warrants and (iii) 565,515 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Enable Growth Partners LP is Mr. Mitch Levine.  Mr. Levine disclaims beneficial ownership of such shares.  Enable Growth Partners LP is affiliated with a registered broker-dealer.  Enable Growth Partners LP purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 135,291 shares underlying Series A Debentures and (ii) 86,480 shares underlying Series D Warrants owned by Enable Opportunity Partners LP or (i) 67,646 shares underlying Series A Debentures and (ii) 43,240 shares underlying Series D Warrants beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(6)

Represents (i) 135,291 shares underlying Series A Debentures, (ii) 86,480 shares underlying Series D Common Stock Purchase Warrants and (iii) 66,532 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Enable Opportunity Partners LP is Mr. Mitch Levine. Mr. Levine disclaims beneficial ownership of such shares. Enable Opportunity Partners LP is affiliated with a registered broker-dealer. Enable Opportunity Partners LP purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 1,149,972 shares underlying Series A Debentures and (ii) 735,078 shares underlying Series D Warrants owned by Enable Growth Partners LP or (i) 67,646 shares underlying Series A Debentures and (ii) 43,240 shares underlying Series D Warrants beneficially owned by Pierce Diversified Strategy Master Fund LLC, Ena and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(7)

Represents (i) 323,835 shares underlying Series A Debentures, (ii) 432,399 shares underlying Series D Warrants and (iii) 226,871 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by GSSF Master Fund, LP is Mr. Tom C. Davis.

(8)

Represents (i) 179,908 shares underlying Series A Debentures, (ii) 216,199 shares underlying Series D Warrants and (iii) 118,833 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Otago Partners, LLC is Lindsay A. Rosenwald, M.D.  Dr. Rosenwald is the sole shareholder and chairman of Paramount BioCapital, Inc., a registered broker-dealer. Otago purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(9)

Represents (i) 67,646 shares underlying Series A Debentures,  (ii) 43,240 shares underlying Series D Warrants and (iii) 33,266 shares representing an additional 30% of the shares issuable upon conversion or exercise of the Series A Debentures and Series D Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Pierce is Mr. Mitch Levine. Mr. Levine disclaims beneficial ownership of such shares.  Pierce is affiliated with a registered broker-dealer. Pierce purchased the securities in the ordinary course of business and, at the time of the purchase of the securities to be resold, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities.  Does not include (i) 1,149,972 shares underlying Series A Debentures and (ii) 735,078 shares underlying Series D Warrants owned by Enable Growth Partners LP or (i) 135,291 shares underlying Series A Debentures and (ii) 86,480 shares underlying Series D Warrants beneficially owned by Enable Opportunity Partners LP and with respect to each of which Mr. Levine has voting and dispositive power and with respect to which shares Mr. Levine disclaims beneficial ownership.

(10)

Represents (i) 38,051 shares underlying Series D Warrants and (ii) 11,416 shares representing an additional 30% of the shares issuable upon exercise of the Series D Warrants.  The natural persons who have voting and dispositive power with regard to the shares beneficially owned by Truk International Fund LP are Mr. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk International Fund, LP.  Messrs. Fein and Saltzstein disclaim beneficial ownership of the securities owned by Truk International Fund, LP.  Does not include 307,868 shares underlying the Series D Warrants beneficially owned by Truk Opportunity Fund, LLC, with respect to which Mr. Michael E. Fein and Stephen E Saltzstein have voting and dispositive power and with respect to which shares Messrs. Fein and Saltzstein disclaim beneficial ownership.

(11)

Represents (i) 307,868 shares underlying Series D Warrants and (ii) 92,361 shares representing an additional 30% of the shares issuable upon exercise of the Series D Warrants.  The natural persons who have voting and dispositive power with regard to the shares beneficially owned by Truk Opportunity Fund, LLC are Mr. Michael E. Fein and Stephen E. Saltzstein, as principals of Atoll Asset Management, LLC, the managing member of Truk Opportunity Fund, LLC.  Messrs. Fein and Saltzstein disclaim beneficial ownership of the securities owned by Truk Opportunity Fund, LLC.  Does not include 38,051 shares underlying Series D Warrants beneficially owned by Truk International Fund LP with respect to which Mr. Michael E. Fein and Stephen E Saltzstein have voting and dispositive power and with respect to which shares Messrs. Fein and Saltzstein disclaim beneficial ownership.

(12)

Represents (i) 249,408 shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A Debenture and Series D Warrant financing and (ii) 18,564 shares underlying Class E Warrants.  The natural person who has voting and dispositive power with regard to the shares beneficially owned by Midtown Partners & Co., LLC, is Mr. Bruce Jordan, President of Midtown.  Mr. Jordan disclaims beneficial ownership of such shares.  Midtown Partners & Co., LLC is a registered broker-dealer.  Midtown acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time it acquired the warrants, it had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.

(13)

Represents (i) 153,380 shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A Debenture and Series D Warrant financing and (ii) 12,000 shares underlying Class E Warrants.  Mr. Rohan is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing. Mr. Rohan acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time he acquired the warrants, he had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.

(14)

Represents (i) 215,732 shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A Debenture and Series D Warrant financing and (ii) 17,000 shares underlying Class E Warrants.  Mr. Jordan is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A 10% Senior Convertible Debenture and Series D Common Stock Purchase Warrant financing.  Mr. Jordan acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time he acquired the warrants, he had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.  Does not include an aggregate of 249,408 shares underlying Placement Agent’s Warrants or 47,564 shares underlying Class E Warrants beneficially owned by Midtown of which Mr. Jordan is the President, and with respect to which shares Mr. Jordan disclaims beneficial ownership.

(15)

Represents shares underlying Placement Agent’s Warrants issued as compensation in connection with the Series A Debenture and Series D Warrant financing.  Mr. Maner is an affiliate of Midtown Partners & Co., LLC, a registered broker-dealer that acted as placement agent for the Series A Debenture and Series D Warrant financing.  Mr. Maner acquired the Placement Agent’s Warrants in the ordinary course of business and, at the time he acquired the warrants, he had no agreement or understanding, directly or indirectly, with any person to distribute the warrants or shares underlying the warrants.

(16)

Includes (i) 320,359 shares of common stock and (ii) 314,975 shares underlying certain placement agent’s warrants issued as compensation in connection with certain private placements of securities we conducted during the period October 2003 through May 2004 for which Berthel Fisher & Company Financial Services, Inc. acted as placement agent. At the time of such financings, Mr. Williams was an affiliate of Berthel Fisher.  Mr. Williams is an affiliate of a registered broker-dealer.  Mr. Williams acquired the placement agent’s warrants in the ordinary course of business and, at the time of the purchase of the placement agent’s warrants, he had no agreements or understandings, directly or indirectly, with any person to distribute the warrants or underlying shares.  In October 2003, Mr. Williams purchased bridge notes from us in the principal amount of $100,000 and received an aggregate of 80,000 common stock purchase warrants which are no longer exercisable.

(17)

Represents shares issuable upon exercise of common stock purchase warrants that are currently exercisable.  The natural person who has voting and dispositive with regard to the shares held by Trinity is Trinity Bui.

(18)

Represents shares issuable upon exercise of common stock purchase warrants that are currently exercisable.  The natural person who has voting and dispositive power with regard to the shares held by Lucci is Mr. Michael Lucci.

Shares of common stock covered by this prospectus may be reoffered and resold from time to time through brokers in the over-the-counter market or otherwise at prices acceptable to the selling stockholders. To our knowledge, no specific brokers or dealers have been designated by any selling stockholder nor has any agreement been entered into in respect of brokerage commissions or for the exclusive sale of any shares which may be offered pursuant to this prospectus.  Alternatively, the selling stockholder may from time to time offer the shares through underwriters, dealers, or agents, which may receive compensation in the form of underwriting discounts, concessions, or commissions from the selling stockholders and/or the purchasers of the shares from whom they may act as agents. The selling stockholder and any underwriters, dealers, or agents that participate in the distribution of the shares may be deemed “underwriters” under the Securities Act and any profit on the sale of the shares by them and any discounts, commissions, or concessions received by any such underwriters, dealers, or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period commencing on the later of five business days prior to the determination of the offering price or such time as the person becomes a distribution participant.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rule 10b-5 and Regulation M, in connection with transactions in the shares during the effectiveness of the registration statement of which this prospectus is a part.  All of the foregoing may affect the marketability of the shares.

MARKET FOR OUR COMMON STOCK

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “GDTI.” The following table sets forth the high and low bid prices for each quarter during 2007 and 2006.

Fiscal Year Ended December 31, 2007:	High	Low
First Quarter	$1.40	$0.72
Second Quarter	$1.15	$0.74
Third Quarter	$1.60	$0.70
Fourth Quarter	$0.88	$0.47

Fiscal Year Ended December 31, 2006:
First Quarter	$2.76	$2.20
Second Quarter	$2.10	$1.69
Third Quarter	$2.72	$1.40
Fourth Quarter	$1.79	$0.66

These quotations reflect interdealer prices, without retail markup, markdown, or commission and may not represent actual transactions.  As of April11, 2008, there were approximately 237 of holders of record of our common stock.  This amount does not include beneficial owners of our common stock held in “street name.”  Signature Stock Transfer, Inc., Dallas, Texas, is our stock transfer and warrant agent.

Dividends

We have never declared or paid cash dividends on our common stock.  Currently, we intend to retain earnings, if any, to support its growth strategies and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $.001 per share.  As of April 11, 2008, there were approximately 49,324,549 shares of our common stock issued and outstanding and approximately 389 holders of record of the common stock. Each share of common stock entitles the holder thereof to one vote on each matter submitted to our stockholders for a vote. The holders of common stock:  (a) have equal ratable rights to dividends from funds legally available therefor when, as and if declared by the board of directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (c) do not have preemptive, subscription or conversion rights, or redemption or applicable sinking fund provisions; and (d) as noted above, are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.  We anticipate that, for the foreseeable future, we will retain earnings, if any, to finance the operations of our businesses.  The payment of dividends in the future will depend upon, among other things, our capital requirements and our operating and financial conditions.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, $.20 par value per share, of which 6,000 have been designated as Series A Convertible Preferred Stock, 6,000 shares as Series B Convertible Preferred Stock and 1,000 shares as Class C Convertible Preferred Stock, none of which shares are outstanding on the date of the filing of this report.  The board of directors is authorized to issue shares of preferred stock from time to time in one or more series and, subject to the limitations contained in the certificate of incorporation and any limitations prescribed by law, to establish and designate a series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences.  New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights.  Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the articles of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Guardian and/or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock.  To the extent permitted by the certificate of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Series A Debentures

We issued an aggregate of $2,575,000 in principal amount of our Series A Debentures at an initial closing held on November 8, 2006, and an aggregate of $2,575,000 in principal amount of our Series A Debentures at a second closing held on April 12, 2007, all under a securities purchase agreement we entered into with purchasers on November 3, 2006.  As of the date of this prospectus, we have outstanding an aggregate of $3,228,205 in principal amount of our Series A Debentures.

We also issued to the investors 4,453,709 Series D Common Stock Purchase Warrants, of which 3,588,911 are outstanding as of the date of this prospectus.

The principal amount of the Debentures is due November 7, 2008. We may not prepay any amount of the Debenture without the holder’s consent.

Holders may convert the Debentures at any time into shares of our common stock at a price of $0.6948 per share.  The conversion price may be adjusted under anti-dilution and price re-set provisions contained in the Debentures.

The Debentures bear interest at the rate of 10% per annum due on the first day of each calendar quarter, upon conversion or redemption of the Debentures as to the principal amount converted or redeemed, or on the maturity date of the Debentures.  We did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, we have paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after we become aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require us to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and we may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this prospectus, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately $645,641, and is recorded as an increase to the carrying value of the debentures.

We may elect to pay interest due under the Debentures in cash or registered shares of our common stock. If we elect to pay the interest due in shares of our common stock, the number of shares to be issued in payment of interest is determined on the basis of 85% of the lesser of the daily volume weighted average price of our common stock as reported by Bloomberg LP (“VWAP”) for the five trading days ending on the date that is immediately prior to (a) date the interest is due or (b) the date such shares are issued and delivered to the holder.  In addition, we may pay interest in shares of our common stock only if the equity conditions, described below, have been met during the 20 consecutive trading days prior to the date the interest is due and through the date the shares are issued. However, we have not registered in this registration statement, of which this prospectus forms a part, shares of common stock for issuance in lieu of interest under the Debentures and have de-registered such shares previously registered in a prior registration statement. This registration statement is deemed to be a post-effective amendment of that prior registration statement under applicable SEC rules, and our debenture holders have expressly waived such registration requirement in connection with the filing of this registration statement.

We may redeem some or all of the Debentures at any time after the effective date of the registration statement covering the shares to be issued upon conversion or exercise of the Debentures or Series D Warrants if for 20 consecutive trading days the closing price of our common stock exceeds $1.7345 (a “redemption measurement period”).  Upon a redemption, we are required to pay to the holder an amount equal to 110% of the principal amount redeemed as well as any accrued but unpaid interest and liquidated damages.  If we decide to redeem a Debenture, we are required to provide notice to a holder within one trading day of the end of the redemption measurement period and to redeem the Debenture 20 trading days after the date we deliver the notice.  We may only redeem the Debentures if the equity conditions, described below, have been met on each trading day from the date of the notice to the date we redeem the Debentures and that the trading volume requirement is met during the redemption measurement period through the date we redeem the shares.   Before a holder receives payment for the redemption from us, the holder may voluntarily convert the Debenture at the then conversion price.

As discussed above, the redemption of the Debentures and the occurrence of certain other events, are subject to a requirement that certain equity conditions (“equity conditions”) have been met, as follows: (i) the registration statement covering the resale of the shares underlying the Debentures and Series D Warrants is effective permitting a holder to utilize the prospectus in the registration statement to resell its shares, (ii) we have honored all conversions and redemptions of a Debenture by the holder, (iii) we have paid all liquidated damages and other amounts due to the holder, (iv) our stock is traded on the OTC Bulletin Board or other securities exchange and all of the shares upon conversion or exercise of the Debentures and Series D Warrants are listed for trading, (v) we have sufficient authorized but unreserved shares of our common stock to cover the issuance of the shares upon conversion or exercise of the Debentures and Series D Warrants, (vi) there is no event of default under the Debentures, (vii) the issuance of the shares would not violate a holder’s 4.99% or 9.99% ownership restriction cap, (viii) we have not made a public announcement of a pending merger, sale of all of our assets or similar transaction or a transaction in which a greater than 50% change in control of Guardian may occur and the transaction has not been consummated,

(ix) the holder is not in possession of material public information regarding us, and (x) the daily trading volume of our shares for 20 consecutive trading days prior to the applicable date exceeds 100,000 shares.

The Debentures contain a limitation on the amount of Debenture that may be converted at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unconverted portion of the Debenture.  This limitation may be waived upon 61 days’ notice to us by the holder of the Debenture permitting the holder to change such limitation to 9.99%.

We have agreed to compensate a holder of a Debenture in the event our transfer agent fails to deliver shares upon conversion of the Debentures within three trading days of the date of conversion and the holder’s broker is required to purchase shares of our common stock in satisfaction of a sale by a holder.

An event of default may occur under the Debentures if (a) we default in the payment of interest, liquidated damages or principal, (b) we fail to materially observe or perform a covenant or agreement in the Debentures, (c) a default or event of default occurs under any other transaction document related to the financing or in any other material agreement to which we are a party that results in a material adverse effect on us, (d) any representation or warrant we made to investors in the transaction documents related to the financing is materially untrue or incorrect, (e) a bankruptcy event occurs with regard to us, (f) we default on any other loan, mortgage, or credit arrangement that involves an amount greater than $150,000 and results in the obligation becoming declared due prior to the due date, (g) our common stock is not eligible for quotation on the OTC Bulletin Board or other exchange on which our shares are traded, (h) a transaction occurs in which the control of Guardian changes, we effect a merger or consolidation, we sell substantially all of our assets, a tender offer is made for our shares, we reclassify our shares or a compulsory share exchange, or we agree to sell more than 33% of our assets, unless we receive the consent of holders of 67% of then outstanding principal of our Debentures, (i) the registration statement has not been declared effective within 240 days of the first closing, (j) the registration statement lapses for more than 20 consecutive trading days or more than 40 trading days in a 12 month period, or 60 consecutive trading days and 90 non-consecutive trading days in the event of a material merger or acquisition, (k) we fail to deliver certificates for shares to be issued on conversion within seven trading days, (l) we have a judgment against us for more than $150,000.

If a default occurs under a Debenture, a holder may accelerate payment of interest and principal due under the Debenture, and we are obligated to pay all costs, expenses and liquidated damages due under the Debenture plus an amount equal to the greater of (i) 120% of the principal and interest due under the Debenture and (ii) the outstanding principal amount of the Debenture and accrued interest divided by the conversion price on the date the amount is due or paid, whichever is greater, multiplied by the VWAP for our shares on the date of demand or payment, whichever is higher.

Registration Rights

We agreed with purchasers of our Debentures and Series D Warrants that we would use our best efforts to file a registration statement under the Securities Act within 45 days of the first closing to permit the public resale by purchasers of the shares that may be issued upon conversion of the Debentures and upon exercise of the Series D Warrants, including the shares of our common stock underlying the Debentures issued at the second closing.  We are required to keep the registration statement effective until the earlier of either the date all shares underlying the Debentures and Series D Warrants have been sold or such shares are eligible for resale under Rule 144(k), but no later than four years after the effective date of the registration statement.

We are required to register a number of shares of our common stock equal to 130% of the shares that may be issued (i) upon conversion of the Debentures, (ii) upon exercise of the Series D Warrants, and (iii) as payment of interest under the Debentures and promptly to register additional shares of our common stock if the amount registered is less than 90% of the amount issuable upon such conversion or exercise or as payment of interest.

Other Important Terms of Our Debenture and Series D Warrant Financing

We granted to each purchaser of the Debentures and Series D Warrants the right to participate in any offering by us of common stock or common stock equivalents until the later of (i) 12 months after the effective date of the registration statement and (ii) the date a purchaser holds less than 20% of the principal amount of the

Debenture the purchaser originally agreed to purchase, except for an exempt issuance or an underwritten public offering of our common stock.  Purchasers may participate in such an offering up to the lesser of 100% of the future offering or the aggregate amount subscribed for under the securities purchase agreement by all purchasers.

Until 90 days after the effective date of the registration statement covering the resale of the shares underlying the Debentures and Warrants, we are prohibited from issuing shares of our common stock or common stock equivalents except for an exempt issuance or for the securities contemplated by the securities purchase and other transaction documents.

Also, for three years after the date we entered into the securities purchase agreement, we are prohibited from engaging in any transactions in our securities in which the conversion, exercise or exchange rate or other price of such securities is based upon the trading price of our securities after initial issuance or otherwise subject to reset unless the transaction is (i) approved by purchasers holding at least 67% of the securities sold in the offering and then outstanding, or (ii) no purchaser then holds more than 20% of the principal amount of the Debentures originally purchased in the offering.

Until November 7, 2007, we were prohibited from effecting a reverse or forward stock split or reclassification of our common stock except as may be required to comply with the listing standards of any national securities exchange. Moreover, for one year after the effective date of the registration statement, we have agreed to exchange the securities issued in the offering for securities issued in a subsequent offering, except for shares issued in an exempt issuance or an underwritten public offering.

The securities purchase agreement also contains representations and warranties of both us and purchasers, conditions to closing, certain indemnification provisions, and other customary provisions.

Anti-Dilution and Price Re-Set Provisions of Our Debentures and Series D Warrants

The conversion price of the Debentures and the exercise price of the Series D Warrants or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants are subject to adjustment in the event of a stock dividend, stock split, subdivision or combination of our shares of common stock, reclassification, sales of our securities below their then conversion or exercise price, a subsequent rights offering, or a reclassification of our shares.

Also, if we effect a merger or consolidation with another company, we sell all or substantially all of our assets, a tender offer or exchange offer is made for our shares, or we effect a reclassification of our shares or a compulsory share exchange, a holder that subsequently converts its Debenture will be entitled to receive the same kind and amount of securities, cash or property as if the shares it is entitled to receive on the conversion had been issued and outstanding on the date immediately prior to the date any such transaction occurred.

We are not required to make an adjustment to the conversion or exercise price or the number of shares to be issued upon conversion or exercise of the Debentures and Series D Warrants under the anti-dilution provisions related to (an “exempt issuance”) (A) any stock or options that are issued under our stock option plans or are approved by a majority of non-employee directors and issued (i) to employees, officers or directors or (ii) to consultants but only if the amount issued to consultants does not exceed 400,000 shares in a 12 month period, (B) securities issued under the Debentures or Series D Warrants, (C) shares of common stock issued upon conversion or exercise of, or in exchange for, securities outstanding on the date we entered into the securities purchase agreement, (D) the issuance of the Midtown placement agent’s warrants or the shares underlying the placement agent’s warrants, or (E) the issuance of securities in an acquisition or strategic transaction approved by our disinterested directors.

Also, if certain milestones are not met, the conversion price of the Debentures and exercise price of the Series D Warrants may be re-set, as described below. As a result of these milestones, we reset the conversion price of the Debentures and exercise price of the Series D Warrants to a price per share of $0.7453 effective April 1, 2007, and to a price of $0.6948 effective October 1, 2007.

Six months ending March 31, 2007 Milestones

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

if for the six month period ending March 31, 2007, we fail to:

o

report revenue of at least $1,000,000 as reported in our 2006 Form 10-K and first quarter of 2007 Form 10-Q; or

o

obtain authorization for use and sale of PinPoint in the Russian Federation as disclosed in a widely disseminated press release or Form 8-K; or

o

prepare and file an application for grant funding under the Howard University-NCMS Technology Transfer Initiative-Proposed Project for Commercialization (“Howard Grant Program”) to expand the current database of mammography with additional radiologist reviews and images as disclosed in a widely disseminated press release or Form 8-K.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the five trading days immediately prior to the date that our first quarter 2007 Form 10-Q is filed, but if filed after May 15, 2007, the five trading days prior to the date of actual filing.

April 30, 2007 Milestone

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

if, by April 30, 2007, we have failed to receive an affirmative final report and evaluation of PinPoint from the Transportation Laboratory, as disclosed in a widely disseminated press release or Form 8-K.

If the foregoing event has not been disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the five trading days immediately prior to April 30, 2007.

Twelve months ending September 30, 2007 Milestones

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

If, for the twelve month period ending September 30, 2007, we fail to:

o

report revenue during the twelve month period ending September 30, 2007 of at least $15,000,000 as reported in our 2006 Form 10-K and third quarter 2007 Form 10-Q; or

o

submit an application to the General Administration of Civil Aviation of China for review and approval of the licensing, sale and distribution of PinPoint in China, as disclosed in a widely disseminated press release or Form 8-K; or

o

receive a grant under the Howard Grant Program.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the five trading days immediately prior to the date our third quarter 2007 Form 10-Q is filed, but if filed after November 15, 2007, 85% of the lesser of (a) the VWAP for the five trading days immediately prior to November 16, 2007, and (b) the VWAP for the five trading days immediately prior to the date of actual filing.

Eighteen months ending March 31, 2008 Milestones

The conversion price of the Debentures or exercise price of the Series D Warrants will be re-set:

•

if, for the eighteen month period ending March 31, 2008, we fail to:

o

report revenue during the eighteen month period ending March 31, 2008, of at least $30,000,000 as reported in our 2007 Form 10-K and first quarter 2008 Form 10-Q; or

o

submit a pre-market notification application with the FDA with regard to the process for computer aided detection using our 3i technology, as disclosed in a widely disseminated press release or

Form 8-K.

If the foregoing events have not been reported or disclosed as required above, the conversion or exercise price will be re-set to a price which is the lower of (i) the then conversion or exercise price and (ii) 85% of the VWAP of our common stock for the 5 trading days immediately prior to the date our first quarter 2008 Form 10-Q is filed, but if filed after May 15, 2008, 85% of the lesser of (a) the VWAP for the five trading days immediately prior to May 16, 2008, and (b) the VWAP for the five trading days immediately prior to the date of actual filing.

Warrants

Series D Common Stock Purchase Warrants

In connection with our November 2006 Debenture and Series D Warrant financing, we issued an aggregate of 4,453,709 Series D Warrants.  As of the date of this prospectus, 3,588,911 Series D Warrants are outstanding.  The Series D Warrants are exercisable at a price of $0.6948 per share.  The Series D Warrants are exercisable during the five year period following the date they first become exercisable.  One-half of the Series D Warrants became exercisable on the date of the first closing on November 8, 2006, and the remaining one-half of the Series D Warrants became exercisable on April 12, 2007.  The exercise price may be adjusted under anti-dilution and price re-set provisions contained in the Series D Warrants.

On July 10, 2007, an aggregate of 864,798 of the Series D Warrants were exercised by a single holder. We received aggregate proceeds of $644,534 (or net proceeds of $609,084 after payment of $35,450 in sales commissions to Midtown).  As an inducement for such exercise, we issued 864,798 Class E warrants that are exercisable at a price of $1.17 per share for a period of five years.  Also, we issued to Midtown 47,564 Class E warrants as compensation.

The Series D Warrants contain a cashless exercise provision in the event (i) at any time after one year following the date the Series D Warrants are first exercisable there is no registration statement effective covering the resale of the shares underlying the Series D Warrants or (ii) at any time after four years following the date the Series D Warrants were issued.

The Series D Warrants contain a limitation on the amount of warrants that may be exercised at any one time in the event the holder owns beneficially more than 4.99% of our common stock without regard to the number of shares underlying the unexercised portion of the Series D Warrants.  This limitation may be waived upon 61 days’ notice to us by the holder of the Series D Warrants permitting the holder to change such limitation to 9.99%.

At any time after the effective date of the registration statement covering the resale of the shares to be issued upon conversion or exercise of the Debentures and Series D Warrants, we may call for cancellation up to 75% of the Series D Warrants if: (i) the closing bid or closing sale price of the common stock for 20 consecutive trading days (the “measurement period”) exceeds $2.89, (ii) the daily trading volume during the measurement period exceeds 100,000 shares per trading day, and (iii) the holder is not in possession of material nonpublic information regarding us.  We are required to give notice of cancellation to the holders within one trading day of the end of the measurement period. The Series D Warrants covered by the call notice will be cancelled effective 30 trading days after the date of the call notice, subject to certain conditions, including that the holder shall have the right to exercise the Series D Warrant during the measurement period.

Placement Agent’s Warrants Issued in Connection with Debenture and Warrant Financing

As compensation for services in connection with our Debenture and Series D Warrant financing, we issued an aggregate of 623,520 placement agent’s warrants to Midtown Partners & Co., LLC, and its designees.  One-half of the warrants became exercisable on November 8, 2006, the date we issued the warrants to Midtown and the remaining one-half became exercisable April 12, 2007.  The warrants are exercisable at a price of $0.6948 per share, subject to anti-dilution provisions and price reset provisions contained in the warrants that are identical to the Debentures and Series D Warrants.  The warrants are exercisable for a period of five years from the date they became exercisable, contain a piggyback registration right, a cashless exercise provision and are substantially identical to the warrants issued to purchasers in the Debenture and Series D Warrant financing.

Placement Agent’s Warrants Issued as Compensation in Private Placements Conducted During 2003 and 2005

In connection with certain financings we conducted during the period November 2003 through July 2005, we issued placement agent’s warrants to Berthel Fisher & Company Financial Services, Inc. and its designees as compensation for its services in connection with such financings.  As of April 21, 2008, approximately 636,862 of such placement agent’s warrants are issued and outstanding.  234,817 of such warrants are exercisable at a price of $1.92 per share, 261,545 of such warrants are exercisable at a price of $1.95 per share, 92,500 of such warrants are exercisable at a price of $2.60 per share, and 48,000 of such warrants are exercisable at a price of $3.00 per share. The warrants are exercisable for a period of five years from the date of issuance.  During the same period, we also issued warrants that are exercisable at a price of $2.00 per share and are exercisable for a period of two years from the date of issuance.   The warrants contain certain anti-dilution provisions, a cashless exercise provision, and other customary provisions.  The shares of common stock underlying 314,975 of such warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

2003 and 2007 Bridge Loan Warrants

In connection with certain bridge loans we received from six investors during December 2003, we issued warrants to investors.  As of April 21, 2008, there were approximately 205,986 of such warrants issued and outstanding.  195,986 of such warrants are exercisable at a price of $0.75 per share, and 10,000 of such warrants are exercisable at a price of $0.70 per share.  195,986 of such warrants expire December 2008, and 10,000 of such warrants expire December 2012.   The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Consultant Warrants

During February 2004, we issued an aggregate of 65,000 warrants to a consultant as compensation for services.  The warrants are exercisable at a price of $2.65 per share and expire during February 2009. The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions.  The shares of common stock underlying the warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

In May 2004, we issued an aggregate of 250,000 warrants to a consultant as compensation for services. The warrants are exercisable at a price of $5.00 per share.  32,500 of such warrants expire in May 2007 and 217,500 of such warrants expire in May 2008.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

During July 2005, we issued an aggregate of 10,000 warrants to a consultant as compensation for certain services.  The warrants are exercisable at a price of $2.00 per share and expire in December 2010. The warrants contain certain anti-dilution provisions, a cashless exercise provision, piggyback registration rights and other customary provisions.  The shares of common stock underlying the warrants are being registered pursuant to the registration statement of which this prospectus forms a part.

During February 2006, we issued an aggregate of 125,000 warrants to certain consultants as compensation for services.  50,000 of such warrants are exercisable at a price of $3.00 per share, 40,000 are exercisable at a price of $6.00 per share, and 35,000 are exercisable at a price of $9.00 per share during the three year period from the date of issuance.  The warrants contain certain anti-dilution provisions, certain piggyback registration rights and other customary provisions. Holders of the warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class A Warrants

We have outstanding an aggregate of 65,000 Class A warrants which are exercisable at a price of $2.65 per share.  Such warrants expire in February 2009. The warrants contain certain anti-dilution provisions, piggyback registration rights and other customary provisions.  Holders of such warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class C Warrants

We issued an aggregate of 1,343,666 Class C warrants in connection with a $1,100,000 note financing during August through September 2006.  We have as outstanding an aggregate of 1,043,666 warrants.  The warrants are exercisable at a price of $1.60 per share and expire two years after the date of issuance.  The warrants contain certain anti-dilution provisions, a piggyback registration right commencing one year after the date of issuance, and other customary provisions.  Also, $300,000 of principal amount of the notes was utilized to exercise 300,000 warrants.

We also issued an aggregate of 206,439 Class C warrants in connection with private placements that occurred in May and July 2006.  The warrants are exercisable at a price of $3.00 per share and expire two years after the date of issuance.  The warrants contain certain anti-dilution provisions, a cashless exercise provision, a piggyback registration right commencing one year after the date of issuance, and other customary provisions.

Holders of such warrants have waived their registration rights in connection with the filing of the registration statement of which this prospectus forms a part.

Class E Warrants

We have an aggregate of 912,363 Class E warrants outstanding.  The Class E Warrants are exercisable at a price of $1.17 per share and expire July 2012.  We granted piggyback registration rights with regard to the shares underlying the Class E warrants and have registered the shares underlying the Class E warrants (including the shares underlying the Class E warrants issued to Midtown) in the registration statement of which this prospectus forms a part.

Class F Warrants

We have an aggregate of 2,973,500 Class F Warrants outstanding.  The Class F Warrants are exercisable at a price of $0.80 per share and expire in August 2010.  The Class F Warrants contain a cashless exercise provision, certain anti-dilution provisions and other customary provisions.

Class G Warrants

We have an aggregate of 2,973,500 Class G Warrants outstanding.  The Class G Warrants are exercisable at a price of $1.75 per share and expire in August 2012.  The Class G Warrants contain certain anti-dilution provisions and other customary provisions.  The Class G Warrants may be redeemed by us at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of our common stock equals or exceeds $5.00.

Class H Warrants

We have approximately 11,035,683 Class H Warrants and have agreed to issue approximately an additional 3,535,703 Class H Warrants pursuant to subscription we received in connection with our December 2007 through April 2008 financing.  The Class H Warrants are exercisable at a price of $0.70 per share for a period of five years from the date of issuance.  The Class H Warrants are redeemable at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of our common stock on the trading market for the common stock equals or exceeds $5.00.  The Class H Warrants contain certain anti-dilution provisions and other customary provisions.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation, provisions of our bylaws and Delaware law could discourage takeover attempts and prevent stockholders from changing our management.

Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, of which none are issued and outstanding, of which 6,000 shares have been designated as Series A Convertible Preferred Stock, 6,000 shares have been designated as Series B Convertible Preferred Stock and 1,000 have been designated as Series C Convertible Preferred Stock, none of which shares are currently issued and outstanding. The board of directors, without further action by the stockholders, is authorized to issue the shares of preferred stock in one or more series and to fix and determine as to any series, any and all of the relative rights and preferences of shares in each series, including without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, voting rights, dividend rights and preferences on liquidation. The issuance of additional shares of preferred stock with voting and conversion rights could materially adversely affect the voting power of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of Guardian.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

We also have a staggered board of directors and vacancies resulting from an increase in the size of our board may be filled by a majority of our directors then in office.

The affirmative vote of two-thirds of our issued and outstanding shares of common stock is required to call a special meeting of our stockholders.

Our board of directors and stockholders have concurrent power to make, alter, amend, change, add to or repeal our bylaws, provided that any such change is authorized by a majority of our directors or receives the affirmative vote of not less than 80% of our voting stock.

No action required or permitted to be taken at a meeting of our stockholders may be taken by written consent without a meeting.

We have no plans or proposal to adopt any other provision or enter into any arrangements that may have a material anti-takeover consequence.

Transfer Agent

Signature Stock Transfer Co., Inc., Plano, Texas is our transfer agent.

PLAN OF DISTRIBUTION

Each of the selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA/NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA/NASDR IM-2440-1.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.  We have agreed to indemnify the selling stockholders (but excluding the shares covered by this registration statement that may be resold by certain consultants) against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed with the selling stockholders in our Debenture and Warrant financing to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) four years after the effective date.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We paid all expenses incident to the registration of the foregoing shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Exchange Act may apply to their sales of the shares offered hereby.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective July 19, 2005, Guardian dismissed its principal independent registered public accountant, Aronson & Company. Aronson & Company had been engaged by Guardian as the principal registered accountant to audit the financial statements of Guardian for the fiscal years ended December 31, 2003 and 2004. Aronson & Company’s reports on the financial statements of Guardian filed with the Securities and Exchange Commission with regard to the fiscal years ended December 31, 2003 and 2004, contained no adverse or disclaimer of opinion; however, each of its reports did contain a going concern explanatory paragraph.  The decision to change accountants was recommended by Guardian’s Audit Committee and approved by the board of directors of Guardian.

In connection with the audit of Guardian’s financial statements for the fiscal years ended December 31, 2003 and 2004, and in connection with the subsequent interim period up to the date of dismissal, there were no disagreements with Aronson & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Aronson & Company, would have caused Aronson & Company to make reference to the subject matter of the disagreements in connection with its reports.

Effective July 19, 2005, upon the recommendation of Guardian’s Audit Committee, Guardian's board of directors approved the engagement of Goodman & Company, L.L.P. to serve as Guardian's independent registered public accounting firm and to be the principal independent registered public accounting firm to conduct the audit of Guardian's financial statements for the fiscal year ending December 31, 2005, replacing the firm of Aronson & Company.

Effective May 5, 2006, upon the recommendation of Guardian’s Audit Committee, Guardian's board of directors approved the engagement of Goodman & Company, L.L.P. to serve as Guardian's independent registered public accounting firm and to be the principal registered public accounting firm to conduct the re-audit of Guardian's financial statements for the fiscal years ended December 31, 2003 and December 31, 2004, replacing the firm of Aronson & Company.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our market risk is confined to changes in foreign currency exchange rates and potentially adverse effects of differing tax structures.   International revenues in Fiscal 2007 from Wise Systems, our subsidiary located in the United Kingdom, were approximately $147,928 (51.1%) of total revenue.  International sales are made mostly from our foreign subsidiary and are typically denominated in British pounds.  In Fiscal 2007, approximately $2,816 (9.7%) of total consolidated accounts receivable and $14,034 (1.7%) of total consolidated accounts payable were denominated in British pounds.  Additionally, our exposure to foreign exchange rate fluctuations arises in part from inter-company accounts which are charged to Wise and recorded as inter-company receivables on the books of the U.S. parent company.  We are also exposed to foreign exchange rate fluctuations as the financial results of Wise are translated into U.S. dollars in consolidation.  As exchange rates vary, those results when translated may vary from expectations and adversely impact overall expected profitability.

As of December 31, 2007, $132 (0.1%) of our cash and cash equivalents balance was included in our foreign subsidiaries.

LEGAL MATTERS

Certain legal matters in connection with the registration of the shares offered hereby will be passed upon for us by Babirak Carr, P.C., Washington, D.C.

EXPERTS

The consolidated balance sheets of Guardian Technologies International, Inc., as of December 31, 2007 and 2006, and the consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the three years in the period ended December 31, 2007, included in this prospectus have been included herein in reliance on the reports of Goodman & Company, L.L.P., an independent registered public accounting firm, given the authority of that firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our certificate of incorporation provides that we will indemnify an officer or director to the fullest extent permitted by Delaware General Corporation Law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers or controlling person in connection with the securities being registered herein, we will, unless, in the opinion of our legal counsel, the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court’s decision.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

TOGETHER WITH THE REPORT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TABLE OF CONTENTS

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss)

Consolidated Statements of Cash Flows

Notes to Condensed Consolidated Financial Statements

F - 1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Guardian Technologies International, Inc.

We have audited the accompanying consolidated balance sheets of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Guardian Technologies International, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses since inception and is dependent upon its ability to obtain additional funding through debt or equity financing to continue operations.  As a result, the Company may not be able to continue to meet obligations as they come due.   These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters also are described in Note 1.  The financial statements do not include any adjustments that might arise from the outcome of this uncertainty.

/S/ Goodman & Company, L.L.P.

Norfolk, Virginia

April 14, 2008

CONSOLIDATED BALANCE SHEETS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31
	2007	2006
ASSETS
Current Assets
Cash and cash equivalents	$ 101,136	$ 737,423
Accounts receivable	29,079	108,713
Other current assets	1,864	-
Prepaid expenses	341,503	101,819
Total current assets	473,582	947,955

Equipment, net	517,667	611,548

Other Assets
Other noncurrent assets	88,976	453,448
Goodwill	-	128,633
Intangible assets, net	313,383	1,568,629
Total assets	$ 1,393,608	$ 3,710,213

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$ 808,033	$ 737,125
Other accrued liabilities	739,609	920,171
Note payable and advances from related parties	202,000	302,000
Debentures and convertible notes payable, less discount	2,974,633	946,821
Derivative liabilities - embedded conversion feature of debentures and convertible notes	780,843	468,266
Derivative liabilities - embedded conversion feature of detachable warrants	1,299,946	-
Deferred revenue	20,924	44,390
Total current liabilities	6,825,988	3,418,773

Noncurrent Liabilities
Debentures payable, less discount	-	473,080
Derivative liabilities - embedded conversion feature of detachable warrants	-	2,472,327
Warrant liabilities	1,732,956	-
Total noncurrent liabilities	1,732,956	2,945,407

Common shares subject to repurchase, stated at estimated redemption value; 302,222 shares outstanding at December 31, 2007 and 401,550 shares outstanding at December 31, 2006
	178,311	345,333

Stockholders' Equity (Deficit)
Convertible preferred stock, $0.20 par value; authorized 1,000,000 shares
Shares issued and outstanding at December 31, 2007 - none
Shares issued and outstanding at December 31, 2006 - none	-	-
Common stock, $0.001 par value; authorized 200,000,000 shares
Shares issued and outstanding at December 31, 2007 - 42,223,126
Shares issued and outstanding at December 31, 2006 - 34,494,575	39,286	34,494
Additional paid-in capital	62,206,362	56,031,948
Accumulated comprehensive income	64,827	78,634
Deficit accumulated	(69,654,122)	(59,144,376)
Total stockholders' equity (deficit)	(7,343,647)	(2,999,300)
Total liabilities and stockholders' equity (deficit)	$ 1,393,608	$ 3,710,213

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31
	2007	2006	2005

Net revenues	$ 289,591	$ 488,111	$ 432,186

Cost of sales	1,272,396	673,494	805,503

Gross profit (loss)	(982,805)	(185,383)	(373,317)

Selling, general and administrative expense	7,863,112	8,589,899	12,805,838

Operating loss	(8,845,917)	(8,775,282)	(13,179,155)

Other income (expense)
Loss on disposal of fixed asset	-	(2,254)	-
Interest income	11,032	18,212	31,709
Interest expense	(1,674,861)	(1,334,555)	-
Total other income (expense)	(1,663,829)	(1,318,597)	31,709

Net loss	$ (10,509,746)	$ (10,093,879)	$ (13,147,446)

Net loss per common share:
Basic and diluted	$ (0.28)	$ (0.30)	$ (0.43)

Weighted average number of common shares used in computing basic and diluted net loss per share
	37,761,058	33,914,850	30,563,516

See notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME (LOSS)
									Total Accumulated Comprehensive Loss
				Deferred Stock Compensation	Stock Subscription Receivable	Other Comprehensive Income (Loss)		Total Stockholders' Equity (Deficit)
	Common Stock		Additional				Accumulated Deficit
	Shares	Amount	Paid-In Capital
Balance, December 31, 2004	28,042,320	$ 28,043	$ 42,806,680	$ (5,029,116)	$ (999,638)	$ 111,628	$ (35,903,051)	$ 1,014,546	$ (35,791,423)
Proceeds from sale of common stock for cash, net	3,624,000	3,624	6,074,679	-	999,638	-	-	7,077,941	-
Employee stock options exercised	400,000	400	199,600	-	-	-	-	200,000	-
Exercise of warrants for the purchase of common stock for cash	913,264	913	2,418,647	-	-	-	-	2,419,560	-
Cashless exercise of common stock purchase warrants	14,646	15	(15)	-	-	-	-	-	-
Exchange of commission for common stock	26,062	26	52,097	-	-	-	-	52,123	-
Forfeiture of common stock	(35,580)	(36)	36	-	-	-	-	-	-
Remeasurement of stock issued pursuant to consulting agreements	-	-	(162,522)	162,522	-	-	-	-	-
Amortization of deferred compensation expense	-	-	28,775	4,852,194	-	-	-	4,880,969	-
Reclassification of common shares previously subject to repurchase	-	-	377,442	-	-	-	-	377,442	-
Gain on remeasurement of common shares subject to repurchase	-	-	360,366	-	-	-	-	360,366	-
Amortization of warrants issued pursuant to consulting agreement for services	-	-	-	315,900	-	-	-	315,900	-
Stock issued for consulting services	105,000	105	309,695	(309,800)	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	(238,470)	-	(238,470)	(238,470)
Net loss	-	-	-	-	-	-	(13,147,446)	(13,147,446)	(13,147,446)
Comprehensive loss	-	-	-	-	-	-	-	-	(13,385,916)
Balance, December 31, 2005	33,089,712	$ 33,090	$ 52,465,480	$ (8,300)	$ -	$ (126,842)	$ (49,050,497)	$ 3,312,931	$ (49,177,339)
Classification adjustment	-	-	100	-	-	-	-	100	-
Proceeds from sale of common stock for cash, net	513,254	513	820,695	-	-	-	-	821,208	-
Employee stock options exercised	677,778	678	579,322	-	-	-	-	580,000	-
Cashless exercise of common stock purchase warrants	5,926	6	(6)	-	-	-	-	-	-
Common stock issued for consulting services	51,000	51	381,749	(381,800)	-	-	-	-	-
Common stock warrants issued for consulting services	-	-	155,300	(155,300)	-	-	-	-	-
Common stock issued pursuant to renegotiated warrant terms	92,500	92	(92)	-	-	-	-	-	-
Exchange of commission for common stock	100,000	100	(100)	-	-	-	-	-	-
Forfeiture of common stock	(35,595)	(36)	36	-	-	-	-	-	-
Amortization of warrants issued pursuant to consulting agreement for services	-	-	-	155,300	-	-	-	155,300	-
Remeasurement of stock issued pursuant to consulting agreements	-	-	(113,855)	113,855	-	-	-	-	-
Amortization of deferred compensation expense	-	-	-	211,601	-	-	-	211,601	-
Amortization of employee stock option	-	-	215,142	-	-	-	-	215,142	-
Relative fair value allocated to warrants in consideration of convertible notes	-	-	631,734	-	-	-	-	631,734	-
Reclassification of common shares previously subject to repurchase	-	-	177,055	-	-	-	-	177,055	-
Gain on remeasurement of common shares subject to repurchase	-	-	784,032	-	-	-	-	784,032	-
Foreign currency translation	-	-	-	-	-	205,476	-	205,476	205,476

Net loss	-	-	-	-	-	-	(10,093,878)	(10,093,878)	(10,093,878)
Comprehensive loss	-	-	-	-	-	-	-	-	(9,888,402)
Balance, December 31, 2006	34,494,575	$ 34,494	$ 56,096,592	$ (64,644)	$ -	$ 78,634	$ (59,144,375)	$ (2,999,299)	$ (59,065,741)
Remeasurement of stock issued pursuant to consulting agreements	-	-	191,785	(191,785)	-	-	-	-	-
Proceeds from sale of common stock for cash, net of allocation of proceeds to warrant liabilities	3,223,214	286	32,572	-	-	-	-	32,858	-
Common stock issued for consulting services	142,461	143	118,403	(44,357)	-	-	-	74,189	-
Forfeiture of common stock	(35,579)	(36)	36	-	-	-	-	-	-
Employee stock options exercised	368,000	368	168,932	-	-	-	-	169,300	-
Exercise of common stock purchase warrants	1,144,873	1,145	1,435,435	-	-	-	-	1,436,580	-
Conversion of bridge notes	300,000	300	327,450	-	-	-	-	327,750	-
Conversion of debentures	2,585,582	2,586	1,919,209	-	-	-	-	1,921,795	-
Reclassification of common shares previously subject to repurchase	-	-	78,556	-	-	-	-	78,556	-
Gain on remeasurement of common shares subject to repurchase	-	-	88,466	-	-	-	-	88,466	-
Amortization of consultants deferred compensation expense	-	-	-	278,857	-	-	-	278,857	-
Amortization of employee stock option	-	-	1,770,855	-	-	-	-	1,770,855	-
Foreign currency translation	-	-	-	-	-	(13,807)	-	(13,807)	(13,807)
Net loss	-	-	-	-	-	-	(10,509,746)	(10,509,746)	(10,509,746)
Comprehensive loss	-	-	-	-	-	-	-	-	(10,523,553)
Balance, December 31, 2007	42,223,126	$ 39,286	$ 62,228,291	$ (21,929)	$ -	$ 64,827	$ (69,654,121)	$ (7,343,646)	$ (69,589,294)

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,509,746)	$(10,093,879)	$(13,147,446)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	394,609	601,911	549,777
Stock-based compensation expense	2,087,779	862,044	5,323,992
Amortization of bridge notes and debentures discounts	3,019,318	1,204,808	-
Fair value of warrants issued - derivative instruments	3,040,562	-	-
Revaluation of derivative instrument (income)	(4,850,072)	-	-
Other noncash interest expense	72,043	-	-
Noncash broker compensation expense	-	112,421	-
Noncash classification adjustment to paid-in capital	27,750	100	-
Loss on disposal of fixed assets	-	2,254	-
Impairment of acquired intangible assets	1,125,122	-	-
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	81,278	95,703	(142,869)
Decrease (increase) in other current assets	(1,864)	76,528	(51,344)
Decrease (increase) in prepaid expenses	(239,692)	124,455	(225,971)
Decrease (increase) in other noncurrent assets	364,472	(364,473)	(80,094)
Increase (decrease) in accounts payable	70,930	258,173	200,991
Increase (decrease) in accrued expenses	(180,562)	644,878	142,987
Increase (decrease) in deferred revenue	(24,390)	(52,235)	37,729
Net cash flows used in operating activities	(5,522,463)	(6,527,312)	(7,392,248)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(20,386)	(135,882)	(537,503)
Investment in patents	(31,180)	(139,761)	(165,194)
Net cash flows used in investing activities	(51,566)	(275,643)	(702,697)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock, net	2,540,000	821,208	7,002,941
Proceeds from exercise of employee stock options	169,300	300,000	200,000
Proceeds from exercise of stock warrants	815,641	-	2,419,560
Proceeds from (payments on) short-term note payable, related parties	(100,000)	302,000	-
Proceeds from (payments on) short-term convertible notes, net	(700,000)	1,100,000	-
Proceeds from debenture financing, net	2,217,747	2,575,000	-
Net cash flows provided by financing activities	4,942,688	5,098,208	9,622,501

Effect of exchange rate changes on cash and cash equivalents	(4,946)	777	(12,162)

Net increase (decrease) in cash and cash equivalents	(636,287)	(1,703,970)	1,515,394
Cash and cash equivalents at beginning of the year	737,423	2,441,393	925,999
Cash and cash equivalents at end of the year	$ 101,136	$ 737,423	$ 2,441,393

Supplemental disclosure of cash flow information:
Remeasurement of common stock subject to repurchase	$ 88,466	$ 784,032	$ 360,366
Reclassification of common stock previously subject to repurchase	78,556	177,055	377,442
Conversion of bridge notes to common stock	327,750	-	-
Conversion of convertible debenture to common stock	1,921,795	-	-
Cashless exercise of common stock purchase warrants	-	6	-
Interest Paid - Cash	411,108	85,540	-

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   Basis of Presentation and Going Concern Considerations

Guardian Technologies International, Inc. (along with its subsidiaries, the “Company” or “Guardian”) is the successor consolidated entity formed by a reverse acquisition on June 26, 2003, by RJL Marketing Services, Inc. (“RJL”) of Guardian Technologies International, Inc., a publicly held company.

The Company employs high-performance imaging technologies and advanced analytics to create integrated information management products and services.  It primarily focuses on the areas of healthcare radiology and transportation security scanning.  The Company’s products and services automate the processing of large quantities of graphic, numeric, and textual data so organizations can efficiently detect, extract, analyze or effectively act upon the information gleaned from the data.  The Company’s solutions are designed to improve the quality and speed of decision-making and enhance organizational productivity and accuracy.

In July 2004, the Company acquired Wise Systems Ltd. (“Wise”) which provided the Company with a business dedicated to the development of healthcare products for the radiology marketplace.  The acquisition of Wise Systems Ltd. provides the Company with a branded product, a client referral base, and an entrée to the healthcare marketplace for the Company’s intelligent imaging technologies.

Reclassifications

Certain reclassifications of previously reported amounts have been made to conform to the current period presentation.  These classifications had no effect on the previously reported net loss.

Financial Condition and Going Concern Considerations

As of December 31, 2007, the Company’s revenue generating activities have not produced sufficient funds for profitable operations and the Company has incurred operating losses since inception.  In view of these matters, realization of certain of the assets in the accompanying consolidated balance sheet is dependent upon continued operations of the Company which, in turn, is dependent upon the Company’s ability to meet its financial requirements, raise additional financing on acceptable terms to the Company, and the success of its future operations.

Our independent registered public accounting firm’s reports on the consolidated financial statements included in our annual report on Form 10-K for the years ended December 31, 2005 and 2006, and in this Form 10-K for the year ended December 31, 2007, contain an explanatory paragraph wherein they expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

During Fiscal 2007, the Company raised $169,300 from the exercise of employee stock options, received $815,641 net proceeds from the exercise of common stock purchase warrants, received $100,000 from a promissory note, received gross proceeds of $2,550,000 (net proceeds of $2,540,000 after payment of sales commissions to a broker) from the issuance of common stock and warrants in a private placement offering, and completed the second closing of its Series A Debenture and Series D Warrant financing.  Gross proceeds from the second closing were $2,575,000, with net proceeds of $2,217,747 (after payment of sales commissions to a broker and related transaction costs).  In addition, the Company made: (i) $100,000 in principal repayment to Mr. Trudnak, the Company’s Chief Executive Officer, towards his outstanding noninterest-bearing loans, with the remaining net outstanding being $202,000 at December 31, 2007, and (ii) $800,000 in principal repayment to a bridge note holder.

Management believes that the cash balance of $101,136 at December 31, 2007, and subsequently $29,079 of collections on outstanding trade receivables, $15,000 received from the exercise of stock options, $1,850,000 received from the sale of securities, and outstanding subscriptions receivable of $4,650,000 due on or about May 30, 2008, to be sufficient to fund the Company’s operations, absent any cash flow from operations, until approximately the end of February 2009.  The Company is currently spending approximately $480,000 per month on operations and the continued research and development of our 3i technologies and products.  This assumes that the Company will be unable to generate sufficient operating cash flow to fund its operations during this period.  Also, this assumes that holders of our outstanding debentures convert such debentures into shares of our common stock prior to

November 7, 2008, the date we are required to pay the principal amount of such debentures.  We may be required to raise additional capital through an equity or debt financing or though bank borrowing, in the event the debenture holders do not convert such debentures, partially convert such debentures, or effect the buy-in provision of the warrants related to the debentures.  We are also seeking research grant funding from sources in connection with the development of our Medical CAD product. There can be no assurances that the Company will be successful in its efforts to secure such additional financing, any bank borrowing or any grant funding.

During fiscal 2007, the Company’s total stockholders’ deficit increased by $4,344,347 to $7,343,647.  Notwithstanding the foregoing discussion of management’s expectations regarding future cash flows, the Company’s deepening insolvency continues to increase the uncertainties related to its continued existence.  Both management and the Board of Directors are carefully monitoring the Company’s cash flows and financial position in consideration of these increasing uncertainties and the needs of both creditors and stockholders.

In view of the foregoing, from time-to-time, management is required to seek additional capital through one or more equity or debt financings in the event that the cash on hand, collections from customers, and sales of our products do not provide sufficient cash to fund operations.    If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products.  If we raise additional capital through the sale of equity or equity-related securities, the issuance of such securities could result in dilution to our current stockholders.  No assurance can be given that we will have access to the capital markets in the future, or that financing will be available on terms acceptable to satisfy our cash requirements or to implement our business strategies.  If we are unable to access the capital markets or obtain acceptable financing, our results of operations and financial condition could be materially and adversely affected. We may be required to raise substantial additional funds through other means.   We have not begun to receive material revenues from our commercial operations associated with the software products.  Moreover, under the terms of the 2006 and 2007 convertible debentures and warrant financing, we may not be able to issue additional shares of our common stock or common stock equivalents (except for certain  issuances exempt from this requirement) for up to three years following the April 2007 second closing of the convertible debenture and warrant financing, engage in certain financings in which the conversion, exercise, exchange rate or other price of the securities is based upon the trading price of our securities after the date of issuance of such securities.  These provisions may limit our ability to raise additional financing through the issuance of common stock or common stock equivalents during the period such restrictions are effective.

Guardian does not anticipate it will need to increase the current workforce significantly to achieve commercially viable sales levels.  There can be no guarantee that these needs will be met or that sufficient cash will be raised to permit operations to continue.  If Guardian is unable to raise sufficient cash to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of Guardian’s noncurrent assets may be substantially less than the balances reflected in the financial statements and we may be unable to pay our creditors.

The Company did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, the Company has paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after the Company becomes aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require the Company to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and the Company may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this report, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately

$645,641, and is recorded as an increase to the carrying value of the debentures.

NOTE 2.   Significant Accounting Policies

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Guardian Technologies International, Inc. and its subsidiaries, RJL Marketing Services, Inc., UK Guardian Healthcare Systems Ltd., and Wise Systems Ltd., in which it has the controlling interest.  Subsidiaries acquired are consolidated from the date of acquisition.  All significant intercompany balances and transactions have been eliminated.

Fair Value of Financial Instruments - The carrying value of cash and cash equivalents, accounts receivable, accounts payable, and embedded conversion features and detachable warrants approximates fair value based on the liquidity of these financial instruments and their short-term nature.

Cash Equivalents - Cash and cash equivalents are stated at cost, which approximates fair value, and consists of interest and noninterest bearing accounts at a bank.  Balances may periodically exceed federal insurance limits.  The Company does not consider this to be a significant risk.  The Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash equivalents.

Accounts Receivable – Accounts receivable are customer obligations due under normal trade terms and is stated net of the allowance for doubtful accounts.  The Company records an allowance for doubtful accounts based on specifically identified amounts that the Company believes to be uncollectible.  The outstanding allowances for doubtful accounts as of December 31, 2007 and 2006, was $68,000 and $82,000, respectively.

Property and Equipment - Property and equipment are carried at cost less accumulated depreciation and amortization.  For financial statement purposes, depreciation and amortization is provided on the straight-line method over the estimated useful live of the asset ranging from 3 to 5 years.

	December 31
Asset (Useful Life)	2007	2006

Computer equipment (3 years)	$ 337,593	$ 316,006
Software (3 years)	83,076	81,999
Furniture and fixtures (5 years)	488,239	488,239
Equipment (5 years)	34,265	34,265
	943,173	920,509
Less accumulated depreciation and amortization	425,506	308,961
	$ 517,667	$ 611,548

Depreciation and amortization for property and equipment was $143,785, $140,073, and $93,520 in fiscal 2007, 2006 and 2005, respectively, and is reflected in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Intangible Assets – Intangible assets consist of acquired software and patents.  The acquired software is being amortized using the straight-line method over 5 years.  Patent acquisition costs pertaining to PinPoint have been capitalized and are being amortized over the 20-year legal life of the patents.  The Company evaluates the periods of amortization continually to determine whether later events or circumstances require revised estimates of useful lives.

Excess of Purchase Price over Net Assets Acquired (Goodwill) – The Company follows the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” These statements establish financial accounting and reporting standards for acquired goodwill.  Specifically, the standards address how acquired intangible assets should be accounted for both at the time of acquisition and after they have been recognized in the financial statements.  Effective January 1, 2002, with the adoption of SFAS No. 142, goodwill must be evaluated for impairment and is no longer amortized.  Excess of purchase price over net assets acquired (“goodwill”) represents the excess of acquisition purchase price over the fair value of the net assets acquired.  To the extent possible, a portion of the excess purchase price is assigned to identifiable intangible assets.  Based on a net realizable value analysis as of June 30, 2007, goodwill from the acquisition of Wise Systems Ltd. was determined to be fully impaired.  Therefore, the balance of goodwill at December 31, 2007 and 2006 were $0 and $128,633, respectively.

Impairment of Excess Purchase Price over Net Assets Acquired – The Company follows the provisions of SFAS No. 142 “Goodwill and Other Intangible Assets” for the impairment of goodwill.  The Company determines impairment by comparing the fair value of the goodwill, using the undiscounted cash flow method, with the carrying amount of that goodwill.  Impairment is tested annually or whenever indicators of impairment arise.  Based on a net realizable value analysis as of June 30, 2007, it was determined that the asset was fully impaired and the Company took a $126,875 write-off for the impairment of goodwill.

Impairment of Long-Lived Assets – The Company evaluates the carrying value of long-lived assets for impairment, whenever events or changes in circumstances indicate that the carrying value of an asset within the scope of SFAS No. 144, “Accounting of the Impairment or Disposal of Long-Lived Assets,” may not be recoverable.  The Company’s assessment for impairment of assets involves estimating the undiscounted cash flows expected to result from use of the asset and its eventual disposition.  An impairment loss recognized is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset, and considers year-end the date for its annual impairment testing.

On July 27, 2004, the Company completed the acquisition of Wise Systems Ltd.  This transaction has been accounted for as a business combination.  The purchase price for these assets and liabilities assumed were allocated to acquired intangible assets (FlowPoint software) and goodwill. In conjunction with its net realizable value analysis required by SFAS No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” during June 2007, the Company determined that its entire investment in Wise Systems was impaired.  This was based on the Company’s determination that the carrying amount of these assets, as reflected on the Company’s consolidated balance sheet, exceeded its projected net realizable value; accordingly, the Company wrote-off the remaining unamortized acquired intangible assets (FlowPoint software) totaling $998,247.

Foreign Currency Translation – The accounts of the Company’s foreign subsidiary are maintained using the local currency as the functional currency.  For the subsidiary, assets and liabilities are translated into U.S. dollars at the period end exchange rates, and income and expense accounts are translated at average monthly exchange rates.  Net gains or losses from foreign currency translation are excluded from operating results and are accumulated as a separate component of stockholders’ equity.

Comprehensive Loss – Comprehensive loss reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  Comprehensive loss is comprised of net loss and foreign currency translation adjustments.

Issuance of Stock for Noncash Consideration – Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), and No. 123(R), “Share-Based Payment” define a fair value-based method of accounting for stock options and other equity instruments.  The Company has adopted this method, which measures compensation costs based on the estimated fair value of the award and recognizes that cost over the service period.  Emerging Issues Task Force Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services” (“EITF 96-18”), establishes the measurement principles for transactions in which equity instruments are issued in exchange for the receipt of goods or services.  The Company has relied upon the guidance provided under Issue 1 of EITF 96-18 to determine the measurement date and the fair value re-measurement principles to be applied.  The Company considered the following facts in its determination of the measurement date of each transaction: the equity awards were non-forfeitable and contained no vesting requirements. Based on these findings, the Company determined that the unamortized portion of the stock compensation should be re-measured on each interim reporting date and proportionately amortized to stock-based compensation expense for the succeeding interim reporting period until goods are received or services are performed.

Revenue Recognition - Revenues are derived primarily from the sublicensing and licensing of computer software, installations, training, consulting, software maintenance and sales of PACS, RIS and RIS/PACS solutions.  Inherent in the revenue recognition process are significant management estimates and judgments, which influence the timing and amount of revenue recognized.

For software arrangements, the Company recognizes revenue according to AICPA SOP 97-2, “Software Revenue Recognition,” and related amendments.  SOP No. 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.  Revenue from multiple-element software arrangements is recognized using the residual method, pursuant to SOP No. 98-9, Modification of SOP 97-2, “Software Revenue Recognition, With Respect to Certain Transactions.”  Under the residual method, revenue is recognized in a multiple element arrangement when vendor-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement.  The Company allocated revenue to each undelivered element in a multiple element arrangement based on its respective fair value, with the fair value determined by the price charged when that element is sold separately.  Specifically, the Company determines the fair value of the maintenance portion of the arrangement based on the renewal price of the maintenance offered to customers, which is stated in the contract, and fair value of the installation based upon the price charged when those services are sold separately.  If evidence of the fair value cannot be established for undelivered elements of a software sale, the entire amount of revenue under the arrangement is deferred until these elements have been delivered or vendor-specific objective evidence of fair value can be established.

Revenue from sublicenses sold on an individual basis and computer software licenses are recognized upon shipment, provided that evidence of an arrangement exists, delivery has occurred and risk of loss has passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured.  Revenue from software usage sublicenses sold through annual contracts and software maintenance is deferred and recognized ratably over the contract period.  Revenue from installation, training, and consulting services is recognized as services are performed.

Cost of goods sold incorporates direct costs of raw materials, consumables, staff costs associated with installation and training services, and the amortization of the intangible assets (developed software) related to products sold.

Research and Development – The Company accounts for its software and solutions research and development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed.”  During the years ended December 31, 2007, 2006 and 2005, the Company expensed $901,524, $994,569, and $858,218, respectively for such costs.  No amounts were capitalized in these years.

Loss per Common Share - Basic net loss per share is calculated using the weighted-average number of shares of common stock outstanding, including restricted shares of common stock.  The effect of common stock equivalents is not considered as it would be anti-dilutive.

Use of Estimates - The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements.  Changes in these estimates and assumptions may have a material impact on the consolidated financial statements.  Certain estimates and assumptions are particularly sensitive to change in the near term, and include estimates of net realizable value for intangible assets, the valuation allowance for deferred tax assets and the assumptions used for measuring stock-based payments and derivative liabilities

Income Taxes - The Company accounts for income taxes under the liability method.  Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are established, when necessary, to reduce tax assets to the amounts more likely than not to be realized.

Segment Information - SFAS 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements.  It also establishes standards for related disclosures about products and services, geographic areas, and major customers.  The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance.  The Company’s chief operating decision-maker is considered to be the Company’s chief executive officer (“CEO”).  The CEO reviews financial information presented on an entity level basis accompanied by disaggregated information about revenues by product type and certain information about geographic regions for purposes of making operating decisions and assessing financial performance.  The entity level financial information is identical to the information presented in the accompanying consolidated statements of operations.  For 2007, the Company only had two groups of products and services.  The Company has determined that it operates in a single operating unit as the two products make up a slight revenue stream to the Company as of the balance sheet date.

Fiscal 2007 revenue for our nSight bomb detection product was $120,000 and $169,591 for the FlowPoint Radiology Information System (“RIS”) and Picture Archiving & Communication System (“PACS”) products. Revenue for Fiscal 2006 and 2005 were from the sale of our FlowPoint RIS and PACS products.

The Company operates in North and South America, and Europe.  In general, revenues are attributed to the country in which the contract originates.

Geographic and Segment Information	Year Ended December 31
	2007	2006	2005
Revenues:
The Americas:
Software licenses	$ 120,000	$ 204,799	$ -
Maintenance and support fees	21,663	64,936	4,000
Hardware and related	-	16,785	131,943
Total North and South America	141,663	286,520	135,943

United Kingdom:
Software licenses	-	-	123,047
Maintenance and support fees	147,928	201,591	173,196
Total United Kingdom	147,928	201,591	296,243
Total	$ 289,591	$ 488,111	$ 432,186

Long-lived assets, net:
Corporate	$ -	$ 1,272,602	$ 1,536,594
North America	904,414	1,345,156	831,938
United Kingdom	15,612	144,500	153,770
Total	$ 920,026	$ 2,762,258	$ 2,522,302

Long-lived assets consist primarily of goodwill, software, patents, property and equipment, and other noncurrent assets.  Corporate assets includes those assets generating software license revenue in the Americas and the United Kingdom.  Corporate assest for year ended 2006 and 2005 represented costs for the FlowPoint software obtained with the purchase of Wise Systems Limited in 2004, which was being amortized over a five year period, but was consider fully impaired in June 2007.  Therefore, a full write-down of the remaining asset value of $998,247 was recorded in 2007.

Stock-Based Compensation – Prior to the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), the Company measured compensation expense for its employee stock based compensation plans using the intrinsic value method for 2005 and 2004, as described by Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.”  Under APB No. 25, when the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.  The Company applies the disclosure provisions of SFAS No. 123, “Accounting for Stock-based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-based Compensation – Transition and Disclosure,” as if the fair value-based method had been applied in measuring compensation expense for those years.  SFAS No. 123 required that the Company provide pro forma information regarding net earnings and net earnings per common share as if compensation expense for its employee stock-based awards had been determined in accordance with the fair value method prescribed therein.

As required under SFAS No. 123 and 148, the pro forma effects of stock-based compensation on net income and earnings per common share for employee stock options granted have been estimated at the date of grant, using a Black-Scholes option pricing model.  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to pro forma net loss over the vesting period of the options.  The following table illustrates the effect on net income and earnings per share as if the fair value method had been applied to all outstanding awards for fiscal 2005.  Disclosures for fiscal year 2006 and 2007 are not presented because stock-based compensation payments were accounted for under SFAS 123R’s fair value method.

Year Ended December 31, 2005

Net loss - as reported	$ (13,147,446)
Add: stock-based employee compensation expense included in reported net loss	1,540,025
Deduct: stock-based employee compensation expense determined under fair value method for all awards	(7,110,816)
Pro forma net loss	$ (18,718,237)

Net loss per common share:
As reported - Basic and Diluted	$ (0.43)

Pro forma - Basic and Diluted	$ (0.61)

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are not transferable.  The following weighted-average assumptions were used for the years ended December 31, 2007, 2006 and 2005:

Black-Scholes Model Assumptions	2007	2006	2005

Risk-free interest rate (1)	5.0%	5.0%	4.3%
Expected volatility (2)	104.6%	108.7%	82.0%
Dividend yield (3)	0.0%	0.0%	0.0%
Expected life (4)	6.5 years	6.5 years	9.0 years

(1)	The risk-free interest rate is based on US Treasury debt securities with maturities similar to the expected term of the option.
(2)	Expected volatility is based on historical volatility of the Company*s stock factoring in daily share price observations.
(3)

No cash dividends have been declared on the Company*s common stock since the Company*s inception, and the Company currently does not anticipate paying cash dividends over the expected term of the option.

(4)

The expected term of stock option awards granted is derived from historical exercise experience under the Company*s stock option plan and represents the period of time that stock option awards granted are expected to be outstanding.  The expected term assumption incorporates the contractual term of an option grant, which is usually ten years, as well as the vesting period of an award, which is generally pro rata vesting over two years.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS No. 160”) to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  Among other requirements, SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is to be reported as a separate component of equity in the consolidated financial statements.  SFAS No. 160 also requires consolidated net income to include the amounts attributable to both the parent and the noncontrolling interest and to disclose those amounts on the face of the consolidated statement of income.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, beginning in the Company’s fiscal 2009). Earlier adoption is prohibited.  This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. As the Company does not have noncontrolling interests in its subsidiary, SFAS 160 is not expected to have a material impact on consolidated financial condition or results of operations for the foreseeable future.

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”).  SFAS No. 141(R) replaces SFAS No. 141, “Business Combinations,” however, it retains the fundamental requirements of the former Statement that the acquisition method of accounting (previously referred to as the purchase method) be used for all business combinations and for an acquirer to be identified for each transaction.  SFAS No. 141(R) defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  Among other requirements, SFAS No. 141(R) requires the acquiring entity in a business combination to recognize the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the acquiree at their acquisition-date fair values, with limited exceptions; acquisition-related costs generally will be expensed as incurred.  SFAS No. 141(R) requires certain financial statement disclosures to enable users to evaluate and understand the nature and financial effects of the business combination.  This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (that is, beginning in the Company’s fiscal 2009).  An entity may not apply it before that date. Currently, SFAS 141(R) is not expected to have a material impact on the Company’s financial condition or results of operations. However, if the Company engages in business combination after January 1, 2009, SFAS 141(R) could have a material impact on accounting for the transaction.

On December 21, 2007, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 110 (“SAB 110”), expressing the views of the staff regarding the use of a “simplified” method, as discussed in SAB No. 107 (“SAB 107”), in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), ‘Shared-Based Payment’.  In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term.  At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise pattern by industry and/or other categories of companies) would, over time, become readily available to companies.  Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007.  The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007.  Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method for the year ended December 31, 2007.  The Company previously adopted the simplified method, and continues to apply that method. The Company is currently assessing the availability of employee exercise behavior information for future years and, thereby, the effect of using that information for estimating fair value of stock-based payments (versus applying the simplified method) on financial condition and results of operations.

In September 2006, the SEC staff issued Staff Accounting Bulleting No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.”  SAB 108 was issued to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the “roll-over” method and the “iron curtain” method. The roll-over methods focuses primarily on the impact of a misstatement on the income statement-including the reversing effect of prior year misstatements-but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement. Previously, the Company used the roll-over method for quantifying identified financial statement misstatements.

In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each financial statement and the related financial statement disclosures. This model is commonly referred to as the “dual approach,” because it requires quantification of errors under both the iron curtain and the roll-over methods.  SAB 108 also permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the “dual approach” had always been used or (ii)

recording the cumulative effect of initially applying the “dual approach” as adjustments to the carrying values of assets and liabilities as of January 1, 2006, with an offsetting adjustment recorded to the opening balance of retained earnings. Use of the “cumulative effect” transition method requires detailed disclosure of the nature and amount of each individual error corrected through the cumulative adjustment and how and when it arose.  The Company adopted the provisions of SAB 108 in connection with the preparation of its annual financial statements for the year ended December 31, 2006.  The adoption of SAB 108 did not have a significant impact on our financial position or results of operations.

In September 2006, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements" ("SFAS No. 157") to clarify the definition of fair value, establish a framework for measuring fair value and expand the disclosures on fair value measurements. SFAS No. 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). SFAS No. 157 also stipulates that, as a market-based measurement, fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability, and establishes a fair value hierarchy that distinguishes between (a) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (b) the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). SFAS No. 157 becomes effective for financial statements issued for fiscal years beginning after November 15, 2007 (that is, beginning in the Company’s fiscal 2008). Currently, the Company is evaluating the impact of the provisions of SFAS No. 157 on its consolidated financial statements for the year ending December 31, 2008.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”).  FIN 48 establishes a recognition threshold and measurement for income tax positions recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 also prescribes a two-step evaluation process for tax positions.  The first step is recognition and the second step is measurement.  For recognition, an enterprise judgmentally determines whether it is more-likely-than-not that a tax position will be sustained upon examination, including resolution of related appeals or litigation processes, based on the technical merits of the position.  If the tax position meets the more-likely-than-not recognition threshold, it is measured and recognized in the financial statements as the largest amount of tax benefit that is greater than 50% likely of being realized.  If a tax position does not meet the more-likely-than-not recognition threshold, the benefit of the position is not recognized in the financial statements.

Tax positions that meet the more-likely-than-not recognition threshold, at the effective date of FIN 48, may be recognized or, continued to be recognized, upon adoption of FIN 48.  The cumulative effect of applying the provision of FIN 48 shall be reported as an adjustment to the opening balance of retained earnings for that fiscal year.  FIN 48 will apply to fiscal years beginning after December 15, 2006 with earlier adoption permitted.  The effect of adopting FIN 48 was not material to the Company’s financial condition and results of operations.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115,” which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Currently, the Company is evaluating the impact of the provisions of SFAS No. 159 on its consolidated financial statements for the year ending December 31, 2008.

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155 “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.”  This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006 (that is, beginning in the Company’s fiscal 2007). The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 “Accounting for Derivative Instruments and Hedging Activities” prior to the adoption of this Statement. However, to adopt the provisions of paragraph 4(c), the Company must also have adopted SFAS 157 and 159 as described above. In other words, the requirement for fair value accounting for all financial instruments must

also have been early adopted.   The adoption of SFAS 155 did not have a material affect on the Company’s financial condition and results of operations.

NOTE 3.   Other Accrued Liabilities

Other accrued liabilities consist of the following:

	December 31
Classification	2007	2006

Accrued salaries and related	$ 116,544	$ 135,739
Deferred salaries	570,452	659,020
Deferred rent	52,030	62,954
Accrued interest	583	62,458
	$ 739,609	$ 920,171

NOTE 4.   Financing Arrangements

On December 11, 2007, the Company issued a promissory note in the principal amount of $100,000 and warrants to purchase 10,000 shares of our common stock. The warrants are exercisable during the sixty (60) month period commencing on the date of issuance at a price of $0.70 per share.  The proceeds of the sale of the note were used by the Company for working capital purposes. Because the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the warrants on the date of issuance was $4,580. The fair value of the warrants decreased $980 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $3,600.  The note bears interest at 10% per annum and is repayable in full upon receipt of proceeds from a future financing.  In addition, the noteholder has the right, up to and through January 15, 2008, or any extension that may be granted, to convert the principal portion of the repayment into a unit on the same terms as provided other investors in a pending financing transaction. The pending financing is expected to include units, with a minimum investment of $100,000, with each unit including: (1) 142,857 common shares priced at $0.70 per common share and (2) 214,285 Class H Common Stock Purchase Warrants. Each warrant is convertible into one common share. The Company closed on the pending financing during the periods of December 21, 2007 through April 4, 2008 for total gross proceeds of $6.8 million, including the conversion of the $100,000 promissory note on April 4, 2008.  The securities will be “restricted securities” within the meaning of Rule 144 under the Securities Act.  The warrants expire 60 months following the issue date, and have a conditional redemption price of $.001, when the stock price equals or exceeds $5.00 per share.

Under a Securities Purchase Agreement, dated November 3, 2006, between the Company and certain institutional accredited investors, the Company sold an aggregate of $5,150,000 in principal amount of our Series A Debentures and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of our common stock.  The Company issued an aggregate of $2,575,000 in principal amount of Series A Debentures and 4,453,709 Series D Warrants at a first closing held on November 8, 2006, and, due to the conversion feature embedded in the debentures and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  Due to milestone-related adjustments, the exercise price and the maximum number of shares to be issued under the debentures are indeterminable as of December 31, 2007. The Company issued an additional $2,575,000 in principal amount of the Series A Debentures at a second closing held April 12, 2007, following the effectiveness of a registration statement registering the shares of our common stock underlying the Series A Debenture and Series D Warrants.  The proceeds from the second closing were allocable to the embedded conversion features of the Series A Debentures and Series D Warrants, and are recognizable as a liability under generally accepted accounting principles.  The debentures mature on November 8, 2008.  One-half of the Series D Warrants became exercisable on November 8, 2006 (2,226,854 warrants), and the remaining one-half became exercisable on April 12, 2007 (2,226,855 warrants).  The Series D Warrants and the Placement Agent’s Warrants issued as compensation in the offering to Midtown Partners & Co., LLC, may be exercised via a cashless exercise if certain conditions are met.  The Company considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and concluded that there were insufficient shares to share settle the contracts.  The Series D Warrants that became exercisable at the first closing will expire on November 8, 2011, and those related to the second closing will expire in April 12, 2012.

The Company did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, the Company has paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after the Company becomes aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require the Company to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and the Company may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this report, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately $645,641, and is recorded as an increase to the carrying value of the debentures.

The debentures also include a negative covenant prohibiting the Company from incurring any indebtedness except, as permitted under the debenture, to include debt that is expressly subordinate to the debentures pursuant to a written subordination agreement acceptable to the holders of the debentures. In December 2007, Guardian issued a promissory note to an investor that did not include an agreement subordinating the note to the debentures.  The debentures provide that, if the Company fails to materially observe or perform any covenant, the holders of the debentures may send us a notice of default.  If Guardian does not cure the default within five trading days of the receipt of such notice, the Company could be deemed to be in default under the debentures.  The Company believes it has materially observed the covenants under the debentures. However, if Guardian is in default under this provision, the same events of default remedies described above apply.

The initial conversion price of the Series A 10% Senior Convertible Debentures was $1.15634 subject to certain adjustments.  On May 18, 2007, the conversion price of the Series A Debentures and the exercise price of the Series D Warrants held by investors and Placement Agent’s Warrants issued as compensation to Midtown Partners & Co., LLC, were reset to a price of $0.6948 per share effective November 12, 2007, and may be further reset in the event the Company does not meet certain milestones set forth in the debentures and warrants.  The final reset is for the fiscal quarter ended March 31, 2008, with the calculation taking place for the five (5) days prior to the filing date for the Company’s Form 10-Q for the quarter ended March 31, 2008.    The Company may be required to further re-set the conversion or exercise price of such debentures and warrants and to issue additional shares in the event the price re-set provisions of the Series A Debentures and Series D Warrants are triggered.  As of December 31, 2007, holders of Series A Debentures have converted an aggregate of $1,921,795 in principal amount of the Series A Debentures and $3,228,205 in principal amount remains unconverted. On July 10, 2007, a holder of the Series D Warrants exercised an aggregate of 864,798 of such warrants and the Company issued an aggregate of 864,798 Class E Warrants as an inducement for such exercise, which is exercisable for a period of 5 years and at an exercise price of $1.17 per share. As a result of this inducement, the Company recognized approximately $839,000 of additional interest expense in 2007. Furthermore, as of April 14, 2008, approximately 10,232,480 warrants (including the currently exercisable placement agent warrants issued to Midtown Partners and Co. LLC, in connection with our debenture and warrant financing and the Class F Warrants) may be exercised pursuant to the cashless exercise provisions of such warrants, which may be subsequently resold as “restricted securities” under the provisions of Rule 144 of the SEC.  Increased sales volume of our common stock could cause the market price of our common stock to drop.

During August and September 2006, the Company entered into a series of purchase agreements with four previous investors of the Company, under which convertible promissory notes in the aggregate amount of $1,100,000 and warrants to purchase 1,100,000 shares of our common stock were issued.  The warrants are exercisable during the twelve (12) month period commencing on the date of issuance at a price of $1.60 per share.  The proceeds of the sale of the notes were used by the Company for working capital purposes.  The notes bear interest at 15% per annum and were repayable 180 days after the date of issuance of the notes (maturity date).  The warrants contain certain

anti-dilution provisions in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.   The bridge notes matured during February and March 2007.  The four noteholders agreed to extend the maturity date for an additional six months and the interest rate continues at 15% per annum.  The Company analyzed the provisions of the convertible note host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.  The relative fair value allocated to the warrants in consideration of the convertible note is $631,734 and, after considering the relevant provisions of EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock,” accordingly increased paid-in capital.  Fair value of the embedded conversion option in the notes was determined using the Black-Scholes method for valuing options at approximately $468,266 and was recorded as a derivative liability.  Changes in the fair value of the embedded conversion option are recorded as interest expense. The resulting discount on the convertible notes of $1,100,000 is being amortized to interest expense over the six month term of the notes.  During 2007, $800,000 was paid to the noteholders, and $300,000 was converted to common stock in June 2007.

NOTE 5.   Stockholders’ Equity

Unless otherwise indicated, fair value is determined by reference to the closing price of the Company’s common stock on the measurement date.  Prior to January 1, 2006, stock options included in stockholders’ equity reflect only those granted at an exercise price that was less than fair value (the intrinsic value). Subsequently, stock options for employees are recognized and disclosed pursuant to SFAS 123(R), “Stock-based Payment.”  Generally, the measurement date for employee stock compensation is the grant date. However, in the case of non-employees, the initial measurement date is the date of binding commitment to perform services for the Company.  This initial-measurement cost is first reflected as deferred compensation in stockholders’ equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed.  For non-employee grants, the total cost is re-measured at the end of each reporting period based on the fair value on that date, and the amortization is adjusted in accordance with EITF 96-18, “Accounting for Equity Instruments That Are

Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

Because of the reset provisions of the Series A 10% Senior Convertible Debenture, the Company cannot ascertain whether sufficient authorized shares exist to settle warrant contracts entered into after the effective date of the debenture financing in November 2006. All such warrant contracts are classified as liabilities and recorded at fair value in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock.” As these transactions are considered financing activities, any increases or decreases in the fair value of warrant contracts subject to the fair value provisions of EITF 00-19 are recorded as increases or decreases in interest expense at each reporting period.

Preferred Stock

The Company has the authority to issue 1,000,000 shares of $0.20 par value preferred stock.  The Board of Directors has the authority to issue such preferred shares in series and determine the rights and preferences of such shares.  The Company has not had any preferred shares outstanding for any of the three years in the period ended December 31, 2007.

Common Stock

The Company has the authority to issue up to 200,000,000 shares of $0.001 par value common stock.  The Board of Directors has the authority to issue such common shares in series and determine the rights and preferences of such shares.

During 2007, Company employees exercised 368,000 stock options that resulted in the issuance of 368,000 shares of common stock for cash proceeds to the Company of $169,300.  Common stock was increased by $368 for the par value of the shares and $168,932 to paid-in capital.

During 2007, in accordance with the terms of the Company’s outstanding Series A Debentures, certain debenture holders converted approximately $1,921,795 in principal amount of such debentures into an aggregate of 2,585,582 shares of common stock.  Common stock was increased by approximately $2,586 for the par value of the shares and paid-in capital was increased by approximately $1,919,209.  In connection with this conversion, the fair value of the derivative instrument related to the embedded conversion feature was decreased by $406,595, and the related unamortized discounts for the debenture and deferred financing costs were reduced by $707,053, resulting in a net interest expense charge of $300,458.

During December 2007, the Company accepted direct investment from existing accredited investors of $200,000 and issued 285,714 shares of common stock.   In addition, we issued an aggregate of 428,570 common stock purchase warrants exercisable at a price of $0.70 per share that contain a conditional call provision if the market price of each share exceeds $5.00. The warrants expire in December 2012. Because of the reset provision of the Series A 10% Senior Convertible Debenture, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the 428,750 warrants on the date of issuance was $167,143. The fair value of the warrants decreased $12,857 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $154,286.

On November 29 2007, an investor exercised 60,075 warrants to purchase common stock that resulted in the issuance of 60,075 shares of common stock for cash proceeds to the Company of $45,056.  Common stock was increased by $60 for the par value of the shares and $44,996 to paid-in capital.  Upon the exercise of the warrants, the related warrant liability was reduced and paid-in capital increased by $22,829.

On October 21 2007, an investor exercised 60,000 warrants to purchase common stock that resulted in the issuance of 60,000 shares of common stock for cash proceeds to the Company of $45,000.  Common stock was increased by $60 for the par value of the shares and $44,940 to paid-in capital.  Upon the exercise of the warrants, the related warrant liability was reduced and paid-in capital increased by $22,800.

On September 12, 2007, the Company issued 48,163 shares of common stock as compensation for legal services previously rendered and recorded as an expense in prior periods of approximately $55,573.  The fair value of the stock on the date of issuance was approximately $36,122.  Common stock was increased by approximately $48 for the par value of the shares, $36,074 was recorded to paid-in capital, and the difference of $19,451 was credited to legal expense in the month.

On August 6, 2007, the Company closed on an equity financing transaction for gross proceeds to the Company of approximately $2,950,000, of which $600,000is due within 10 days upon execution of an agreement by Guardian with an investment bank related to a financing.  As a result of the contingency, that has not yet been satisfied, no subscription receivable was recorded as of the balance sheet date.  Under the terms of the financing, the Company received aggregate proceeds of $2,350,000 ($2,340,000 net of broker commissions) from six investors and issued an aggregate of: (i) 2,937,500 shares of common stock; (ii) 2,937,500 Class F Common Stock Purchase Warrants exercisable at a price of $0.80 per share, expiring thirty-six months from the date of issuance, and containing a cashless exercise provision and other customary provisions; and (iii) 2,937,500 Class G Common Stock Purchase Warrants exercisable at a price of $1.75 per share, expiring sixty months from the date of issuance, redeemable when the Company’s closing bid or sale price of its common stock exceeds $5.00 per share for ten (10) consecutive trading days, and containing other customary provisions. Because of the reset provision of the Series A 10% Senior Convertible Debentures previously described, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. As the $3,642,500 fair value of the warrants on the date of issuance exceeded the net proceeds from the financing transaction, the entire amount of the net proceeds was allocated to the warrants. The excess fair value of the warrants over the net proceeds, representing approximately $1,302,500, was charged to earnings immediately as interest expense. The fair value of the warrants decreased $1,938,750 from the date of issuance to December 31, 2007.  The change in fair value was recorded as a decrease in interest expense for the fiscal year. The fair value of the warrants, as measured at December 31, 2007 is $1,703,750.

On July 27, 2007, as previously disclosed, under the purchase agreement related to the Company’s acquisition of Wise Systems, the 35,579 shares held in escrow for the third and final performance period were forfeited due to Wise System’s not achieving specific performance objectives.

Effective July 19, 2007, the Company entered into a consulting agreement with Medical Imaging Informatics pursuant to which it agreed to issue an aggregate of 39,604 shares of common stock to Dr. H.K. Huang.  The shares were issued following the effectiveness of a registration statement on Form S-8 that registered the shares under the

Securities Act of 1933, as amended.  The Form S-8 was filed with the Securities and Exchange Commission on September 14, 2007.  The shares were issued as compensation for services to be rendered under the agreement.  The initial fair value of the shares on the date of issuance was $44,357. The Company will record consulting expense over the six-month service period in accordance with EITF 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”  As a result, consulting expense of $33,334 was recorded during fiscal year 2007.

On July 10, 2007, an investor exercised 864,798 Series D Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock for gross proceeds to the Company of $644,534.  After payment of $38,949 for bank fees and commissions to Midtown Partners & Co., LLC, the Company realized net proceeds of approximately $605,585.  In connection with the warrant exercise and as an inducement for such exercise, the Company issued to the investor 864,798 Class E Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock, exercisable at a price of $1.17 per share during a term of five years from the date of issuance, and containing certain piggy-back registration rights and other customary provisions.  Also, the Company issued to Midtown Partners & Co., LLC as compensation, 47,564 Class E Common Purchase Warrants to purchase an aggregate of 47,564 shares of common stock, upon the same terms as issued to the investor.  Because of the reset provision of the Series A 10% Senior Convertible Debenture, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the 914,362 warrants on the date of issuance was $839,373. The fair value of the warrants decreased $538,294 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $301,079.

During June of 2007, in accordance with the original terms of the Company’s outstanding convertible notes, certain bridge note holders converted notes to 300,000 shares of common stock.  Common stock was increased by $300 for the par value of the shares and paid-in capital was increased by $327,750.  In connection with the conversion of these notes and payment of $600,000 on another convertible note, the fair value of the derivative instrument related to the embedded conversion feature was decreased by approximately by $383,135, and resulted in a corresponding decrease in interest expense.

During May of 2007, investors exercised certain warrants to purchase common stock that resulted in the issuance of 160,000 shares of common stock for cash proceeds to the Company of $120,000.  Common stock was increased by $160 for the par value of the shares and $119,840 to paid-in capital.

On January 10, 2007, the Company issued 54,694 shares of common stock as compensation for public relations services previously rendered and recorded an expense in full during the first quarter of 2007 of $38,067 for the fair value of the stock.  Common stock was increased by $55 for the par value of the shares and $38,012 to paid-in capital.

During September 2006, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  One investor converted 30,000 warrants to 30,000 shares of common stock.

On September 8, 2006, the estate of a deceased stockholder of 15 shares of common stock returned the shares to the Company.

In August 2006, the Company issued 77,778 shares of common stock to reflect the impact of additional investment for excess proceeds over the stated exercise price.  The Company accordingly adjusted common stock for stated par value of approximately $78, additional paid-in capital for approximately $279,922, and expensed the fair value of the shares for stock based compensation of $280,000.

During July 2006, the Company accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  Common stock was increased by approximately $274 for the par value of the stock, and $ 438,726 to paid-in capital.  In addition, the Company issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in July 2008.

On July 28, 2006, 35,580 shares of common stock were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement.  This was the result of the revenue performance threshold not being achieved in the second performance year of a three year agreement.  The Company adjusted common stock and additional paid-in capital accounts accordingly for approximately $36.  The cumulative forfeiture is 71,160 shares of 206,739 shares initially deposited in escrow.

On July 27, 2006, the Company issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly for $100.

On June 12, 2006, the Company issued 51,000 shares of common stock as compensation for equity research services rendered under a consulting services agreement and recorded an expense of $40,051.  The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.  Common stock was increased by $51 for the par value of the shares and $91,749 to paid-in capital.

During May 2006, the Company accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, the Company issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in May 2008.

During 2006, Company employees exercised 600,000 incentive stock options that resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Common stock was increased by $600 for the par value of the shares and $299,400 to paid-in capital.

During 2005, the Company also accepted direct investment from various accredited investors of $475,000 and issued 250,000 shares of common stock, at an average price per share of $1.90.

During 2005, the Company’s employees exercised a total of 400,000 incentive stock options that resulted in the issuance of 400,000 shares of common stock for total cash proceeds to the Company of $200,000. Common stock was increased by $400 for the par value of the shares and $199,600 to paid-in capital.

During September 2005, a group of investors in the 2004 Private Placement exercised 906,797 stock purchase warrants that resulted in the issuance of 906,797 shares of common stock for cash proceeds to the Company of $2,125,971 in September 2005, and net proceeds of $ 277,179 in October 2005.

During September 2005, the placement agent for the 2004 Private Placement used the cashless exercise provision of their stock purchase warrants to exchange 23,940 stock purchase warrants for 14,646 shares of common stock.

During September 2005, the Company accepted direct investment in lieu of commission from two accredited investors of $52,124 and issued 26,062 shares of common stock.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to the Company of $1,920.

During July and August 2005, the Company closed on a private placement of its common stock for aggregate proceeds of approximately $4,650,000 (before deductions of $129,500 for certain investment banking fees and expenses).  The Company issued to the investors 2,325,000 shares of common stock.  As part of this private placement, the placement agent received 92,500 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  The Company also issued 38,000 warrants to placement agents as compensation for the transaction.

During July and August 2005, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  Two investors converted 45,000 warrants to 45,000 shares of common stock.

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to the Company of $8,281.

On July 27, 2005, 35,580 shares of common stock held in escrow were returned to the Company under the July 27, 2004 Wise acquisition stock purchase agreement. This was the result of the revenue performance threshold not being achieved in the first performance year of a three year agreement.  The Company adjusted common stock and additional paid-in capital account accordingly by $36.

On July 11, 2005, the Company extended the consulting agreement with its financial consulting services firm for a period of six months.  The consultant received 50,000 shares of the Company’s common stock, and recorded an expense of $152,675.

On June 29, 2005, the Company extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of the Company’s common stock, and recorded an expense of $99,300.

On June 24, 2005, the Company entered into a six-month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock, and recorded an expense of $86,000.

On May 16, 2005, under the incentive compensation terms of a consulting agreement with its primary investor relations consultant, the Company issued 24,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly by $24.

On April 15, 2005, pursuant to the terms of a units purchase agreement, the Company closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of $117,561 for certain fees and expenses).   The Company issued 120,000 units of securities, each unit consisting of four shares of its common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  In addition, the placement agent for the transaction received the following compensation: (i) 48,000 warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000, and (iii) contain anti-dilution provisions,  piggy-back registration rights, cashless exercise provision, and other customary provisions.

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds to the Company of $6,206.

During January 2005, the Company issued to certain accredited investors, under the Stock Subscription Agreement, an aggregate of 500,000 shares of common stock for proceeds of $1,000,000.  The proceeds were from a December 2004, Stock Subscription Agreement. This transaction was recorded in December 2004, in the equity section of the balance sheet as a stock subscription receivable and unissued common stock.

Stock Warrants

The Company has issued warrants as compensation to its placement agent and other consultants, as well as to incentivize investors in each of the Company’s private placement financings.

Warrant Issued

During December 2007, (as outlined in further detail above in the common stock section), the Company accepted direct investment from existing accredited investors of $200,000 and issued 285,714 shares of common stock.   In addition, we issued an aggregate of 428,570 common stock purchase warrants exercisable at a price of $0.70 per share that contain a conditional call provision if the market price of each share exceeds $5.00. The warrants expire in December 2012. Because of the reset provision of the Series A 10% Senior Convertible Debenture, the Company

cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the 428,750 warrants on the date of issuance was $167,143. The fair value of the warrants decreased $12,857 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $154,286.

On December 11, 2007, (as outlined in further detail above in the financing section) the Company issued a promissory note in the principal amount of $100,000 and warrants to purchase 10,000 shares of our common stock. The warrants are exercisable during the sixty (60) month period commencing on the date of issuance at a price of $0.70 per share.  The proceeds of the sale of the note were used by the Company for working capital purposes. Because the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the warrants on the date of issuance was $4,580. The fair value of the warrants decreased $980 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $3,600.

On August 6, 2007, (as outlined in further detail above in the common stock section) the Company closed on an equity financing transaction for gross proceeds to the Company of approximately $2,950,000, of which $600,000 is due within 10 days upon execution of an agreement by Guardian with an investment bank related to a financing that did not take place.  Therefore, the outstanding subscription was cancelled in December 2007. The Company issued an aggregate of: (i) 2,937,500 Class F Common Stock Purchase Warrants exercisable at a price of $0.80 per share, expiring thirty-six months from the date of issuance, and containing a cashless exercise provision and other customary provisions, and (ii) 2,937,500 Class G Common Stock Purchase Warrants exercisable at a price of $1.75 per share, expiring sixty months from the date of issuance, redeemable when the Company’s closing bid or sale price of its common stock exceeds $5.00 per share for ten (10) consecutive trading days, and containing other customary provisions. Because of the reset provision of the Series A 10% Senior Convertible Debentures previously described, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. As the $3,642,500 fair value of the warrants on the date of issuance exceeded the net proceeds from the financing transaction, the entire amount of the net proceeds was allocated to the warrants. The excess fair value of the warrants over the net proceeds, representing approximately $1,302,500, was charged to earnings immediately as interest expense. The fair value of the warrants decreased $1,938,750 from the date of issuance to December 31, 2007.  The change in fair value was recorded as a decrease in interest expense for the fiscal year. The fair value of the warrants, as measured at December 31, 2007 is $1,703,750.

On July 10, 2007, (as outlined in further detail above in the common stock section) an investor exercised 864,798 Series D Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock for gross proceeds to the Company of $644,534, and as an inducement for such exercise, the Company issued to the investor 864,798 Class E Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock, exercisable at a price of $1.17 per share during a term of five years from the date of issuance, and containing certain piggy-back registration rights and other customary provisions.  Also, the Company issued to Midtown Partners & Co., LLC as compensation, 47,564 Class E Common Purchase Warrants to purchase an aggregate of 47,564 shares of common stock, upon the same terms as issued to the investor.  Because of the reset provision of the Series A 10% Senior Convertible Debenture, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the 914,362 warrants on the date of issuance was $839,373. The fair value of the warrants decreased $538,294 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $301,079.

During May 2007, the Company issued an aggregate of 324,061 warrants to two (2) accredited investors to purchase our common stock at an exercise price of $0.75.  Because the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. One investor exercised 120,075 warrants during October and November 2007.  The fair value of the warrants decreased $155,303 from the date of issuance to the balance sheet date. The remaining 203,986 warrants have a fair value, as measured on December 31, 2007 of $40,797.

On May 8, 2007, the Company issued to its public relations consultant 750,000 warrants to purchase our common stock at an exercise price of $0.80 for consulting services.  Because the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the warrants on the date of issuance was $570,000. The fair value of the warrants decreased $405,000 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $165,000.

On April 20, 2007, the Company issued an aggregate of 243,666 warrants to purchase the Company’s common stock to a bridge note holder upon repayment of the bridge note and interest.  The warrants are at an exercise price of $1.60 per share and expire in April 2009. Because the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the warrants on the date of issuance was $116,960. The fair value of the warrants decreased $82,847 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $34,113.

On November 3, 2006, the Company entered into a securities purchase agreement with certain selling stockholders.  Under that agreement, the Company sold an aggregate of $5,150,000 in principal amount of our Series A 10% Senior Convertible Notes and Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,707 shares of our common stock.  The Company issued an aggregate of $2,575,000 in principal amount of debentures and 4,453,707 Series D Warrants at a first closing held on November 8, 2006, and due to conversion feature embedded in the notes and the warrants, the transaction was recognized as a liability under generally accepted accounting principles.  Due to milestone-related adjustments, the exercise price and the maximum number of shares to be issued under the warrants are indeterminable at year end 2006. The Company contemplates issuing an additional $2,575,000 in principal amount of debentures at a second closing to be held following the effectiveness of a registration statement registering the shares of our common stock underlying the Debenture and Series D Warrants.  However, the Company can provide no assurances that the conditions for the second closing will be met.  Also, the Company expects that any proceeds from the contemplated second closing allocable to the embedded conversion features of the Debentures and Series D Warrants to be recognizable as a liability under generally accepted accounting principles.  One-half of the Series D Warrants became exercisable on November 8, 2006, and the remaining one-half will become exercisable by the holder following the contemplated second closing.   The warrants may be exercised via a cashless exercise if certain conditions are met.  The Company considered Emerging Issues Task Force Issue 00-19 (EITF 00-19), “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock,” and concluded that there were insufficient shares to share settle the contracts.   Therefore, the relative fair value allocated to the warrants in consideration of financing is $1,515,142 for warrants issued to the debenture holders and $112,421 for the warrants issued to the broker, and was recorded as an increase to derivative liabilities. The classification of the warrants is reconsidered at each balance sheet date and, as long as the warrants are considered derivative liabilities under EITF 00-19, changes in the fair value of the warrants are recorded as interest expense.  Cancellation of the warrants can occur at the election of the Company upon certain conditions.  The warrants related to the first closing expire on November 8, 2011.

During September 2006, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  One investor converted 30,000 warrants to 30,000 shares of common stock.

During August and September 2006, the Company entered into a series of purchase agreements with four previous investors of the Company, under which convertible promissory notes in the aggregate amount of $1,100,000 and warrants to purchase 1,100,000 shares of our common stock were issued.  The warrants are exercisable during the twelve (12) month period commencing on the date of issuance at a price of $1.60 per share.  The proceeds of the sale of the notes were used by the Company for working capital purposes.  The notes bear interest at 15% per annum and were repayable 180 days after the date of issuance of the notes (maturity date).  The warrants contain certain anti-dilution provisions in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.  The bridge notes matured during February and March 2007.  The four noteholders agreed to the extension of the maturity date and interest at 15% per annum to continue beyond the original maturity date.  The Company analyzed the provisions of the convertible note host contracts and concluded that the convertible note contracts should be analyzed under the provisions of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and embedded derivative features should be bifurcated and separately measured at fair value.  The relative fair value allocated to the warrants in consideration of the convertible note is $631,734 and accordingly increased paid-in capital.  This discount was amortized to interest expense over the six month term of the notes.   The fair value of the embedded conversion option was determined using the Black-Scholes method for valuing options.  Therefore, the fair value of the embedded conversion option was approximately $468,266 and was recorded as a derivative liability.

During July 2006, the Company accepted direct investment from existing accredited investors of $439,000 and issued 274,374 shares of common stock.  Common stock was increased by approximately $274 for the par value of the stock, and $ 438,726 to paid-in capital.  In addition, the Company issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in July 2008.

During May 2006, the Company accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, the Company issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share that contains a cashless exercise provision.  The warrants expire in May 2008.

On February 15, 2006, the Company issued to its investor relations consultant 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.

During July and August 2005, the Company closed on a private placement of its common stock for aggregate proceeds of approximately $4,650,000 (before deductions of $129,500 for certain investment banking fees and expenses).  The Company issued to the investors 2,325,000 shares of common stock.  As part of this private placement, the placement agent received 92,500 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions.  The Company also issued 38,000 warrants to placement agents as compensation for the transaction.

On April 15, 2005, pursuant to the terms of a units purchase agreement, the Company closed on a private placement of its securities for gross proceeds of $1,200,000 (before deductions of  approximately $117,561 for certain fees and expenses).   The Company issued 120,000 units of securities, each unit consisting of four shares of our common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  In addition, the placement agent for the transaction received the following compensation: (i) 48,000 warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000, and (iii) contain anti-dilution provisions,  piggy-back registration rights, cashless exercise provision, and other customary provisions.

Warrant Exercised

On November 29 2007, an investor exercised 60,075 warrants to purchase common stock that resulted in the issuance of 60,075 shares of common stock for cash proceeds to the Company of $45,056.  Common stock was increased by $60 for the par value of the shares and $44,996 to paid-in capital.  Upon exercise of the warrants, the fair value of the warrant liability was reduced and paid-in capital increased by $22,829.

On October 21 2007, an investor exercised 60,000 warrants to purchase common stock that resulted in the issuance of 60,000 shares of common stock for cash proceeds to the Company of $45,000.  Common stock was increased by $60 for the par value of the shares and $44,940 to paid-in capital.  Upon exercise of the warrants, the fair value of the warrant liability was reduced and paid-in capital increased by $22,800.

On July 10, 2007, an investor exercised 864,798 Series D Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock for gross proceeds to the Company of $644,534.  After payment of $38,949 for bank fees and commissions to Midtown Partners & Co., LLC, the Company realized net proceeds of approximately $605,585.  In connection with the warrant exercise and as an inducement for such exercise, the Company issued to the investor 864,798 Class E Common Stock Purchase Warrants to purchase an aggregate of 864,798 shares of common stock, exercisable at a price of $1.17 per share during a term of five years from the date of issuance, and containing certain piggy-back registration rights and other customary provisions.  Also, the Company issued to Midtown Partners & Co., LLC as compensation, 47,564 Class E Common Purchase Warrants to purchase an aggregate of 47,564 shares of common stock, upon the same terms as issued to the investor.  Because of the reset provision of the Series A 10% Senior Convertible Debenture, the Company cannot ascertain whether sufficient authorized shares exist to settle the contract, the warrants are classified as a liability. The initial fair value of the 914,362 warrants on the date of issuance was $839,373. The fair value of the warrants decreased $538,294 from the date of issuance to the balance sheet date, resulting in the fair value as of December 31, 2007 of $301,079.

During May of 2007, investors exercised certain warrants to purchase common stock that resulted in the issuance of 160,000 shares of common stock for cash proceeds to the Company of $120,000.  Common stock was increased by $160 for the par value of the shares and $119,840 to paid-in capital.

During September 2006, the Company agreed to convert warrants from the April 2005 private placement for certain investors into shares of common stock due to the more favorable terms established with the July 2005 Private Placement.  One investor converted 30,000 warrants to 30,000 shares of common stock.

During March 2006, an investor used the cashless exercise provision of their stock purchase warrants to exchange 80,000 stock purchase warrants for 5.926 shares of common stock.

During September 2005, a group of investors in the 2004 Private Placement exercised 906,797 stock purchase warrants that resulted in the issuance of 906,797 shares of common stock for cash proceeds to the Company of $2,161,335 in September 2005, and net proceeds of $241,815 in October 2005.

During September 2005, the placement agent for the 2004 Private Placement used the cashless exercise provision of their stock purchase warrants to exchange 23,940 stock purchase warrants for 14,646 shares of common stock.

During August 2005, the placement agent for the 2004 Private Placement exercised 1,000 stock purchase warrants that resulted in the issuance of 1,000 shares of common stock for cash proceeds to the Company of $1,920.

During July and August 2005, the Company agreed to convert warrants from the April 2005 investment for certain investors into shares of common stock due to the more favorable terms established with the July/August 2006 private placement.  Investors converted 45,000 warrants to 45,000 shares of common stock

During July 2005, a group of investors in the 2004 Private Placement exercised 3,125 stock purchase warrants that resulted in the issuance of 3,125 shares of common stock for cash proceeds to the Company of $8,281.

During March 2005, an investor in the 2004 Private Placement exercised 2,342 stock purchase warrants that resulted in the issuance of 2,342 shares of common stock for cash proceeds to the Company of $6,206.

The Company has issued warrants as compensation to its bridge noteholders, placement agent and other consultants, as well as to incentivize investors in each of the Company’s private placement financings.  The table below shows by category, the warrants issued and outstanding at December 31, 2007.

Common Stock Purchase Warrants	Number of Warrants Granted and Outstanding	Date Warrants are Exercisable	Exercise Price	Date Warrants Expire
Placement agent	6,540	November 24, 2003	$ 1.95	November 24, 2008
	15,260	November 24, 2003	1.95	December 31, 2010
	234,817	May 14, 2004	1.92	May 13, 2009
	239,745	May 14, 2004	1.95	December 31, 2010
	24,000	July 13, 2005	2.00	December 31, 2008
	92,500	July 13, 2005	2.60	July 12, 2010
	48,000	April 15, 2005	3.00	August 15, 2010
	311,760	November 8, 2006 (1)	0.69	November 8, 2011
	47,564	July 10, 2007	1.17	July 9, 2012
	1,020,186

Bridge noteholders	142,652	December 19, 2003	0.75	December 31, 2008
	53,334	April 28, 2004	0.75	December 31, 2008
	600,000	August 14, 2006	1.60	August 13, 2008
	200,000	September 7, 2006	1.60	September 6, 2008
	3,588,911	November 8, 2006 (1)	0.69	November 8, 2011
	243,666	April 20, 2007	1.60	April 19, 2009
	10,000	December 12, 2007	0.70	December 12, 2012
	4,838,563

Private placement investors	65,000	February 26, 2004	2.65	February 25, 2009
	10,000	July 13, 2005	2.00	December 31, 2010
	11,720	May 20, 2006	3.00	May 20, 2008
	8,000	May 24, 2006	0.75	December 31, 2008
	35,000	May 25, 2006	3.00	May 25, 2008
	5,000	May 31, 2006	3.00	May 31, 2008
	7,813	July 3, 2006	3.00	July 3, 2008
	10,000	July 7, 2006	3.00	July 7, 2008
	7,031	July 14, 2006	3.00	July 14, 2008
	864,798	July 10, 2007	1.10	July 9, 2012
	2,937,500	August 6, 2007	0.80	August 5, 2010
	2,937,500	August 6, 2007	1.75	August 5, 2010
	214,285	December 21, 2007	0.70	December 21, 2012
	214,285	December 26, 2007	0.70	December 26, 2012
	7,327,932

Consultants	217,500	May 19, 2004	5.00	May 19, 2008
	50,000	February 15, 2006	3.00	February 15, 2009
	40,000	February 15, 2006	6.00	February 15, 2009
	35,000	February 15, 2006	9.00	February 15, 2009
	750,000	May 8, 2007	0.80	May 8, 2009
	1,092,500
Total Warrants Issued and
Outstanding	14,279,181

(1) On November 12, 2007, the warrant exercise price of the outstanding Series D Warrants was reset to $0.6948 per common share.

2003 Stock Incentive Plan

On August 29, 2003, the Board of Directors adopted the 2003 Stock Incentive Plan and amended and restated the plan on December 2, 2003 (“Plan”).  On February 13, 2004, the stockholders approved the Plan and an increase in the authorized number of shares of common stock to 200,000,000.  Under the Plan, Guardian may issue options which will result in the issuance of up to an aggregate of 30,000,000 shares of Guardian common stock.  The board of directors recommended that the Company submit the Plan to the stockholders for their approval. The amended and restated Plan was approved by the stockholders on February 13, 2004.

Pursuant to the terms of the Plan, Guardian may grant Non-Qualified Options to directors or consultants of Guardian and its subsidiaries at any time, and from time to time, as shall be determined by the board of directors or a committee appointed by the board. The Plan also provides for the Incentive Options available to any officer or other employee of Guardian or its subsidiaries as selected by the Board of Directors or a committee appointed by the Board.

Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan.   Each option shall expire on the earliest of (a) ten (10) years from the date it is granted, (b) sixty (60) days after the optionee dies or becomes disabled, (c) immediately upon the optionee's termination of employment or service or cessation of Board service, whichever is applicable, or (d) such date as the Board of Directors or a committee appointed by the Board shall determine, as set forth in the relevant option agreement; provided, however, that no ISO which is granted to an optionee who, at the time such option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of Guardian or any of its subsidiaries, shall be exercisable after the expiration of five (5) years from the date such option is granted.

The price at which shares of common stock covered by the option can be purchased is determined by Guardian’s Board of Directors or a committee appointed by the Board.    In the case of an Incentive Option, the  exercise price shall not be less than the fair value of Guardian’s common stock on the date the option was granted or in the case of any optionee who, at the time such incentive stock option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than one hundred ten percent (110%) of the fair value of such stock on the date the incentive stock option is granted.

To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to any then unexercised portion. To exercise an option, the Plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to Guardian. The right to purchase shares is cumulative so that once the right to purchase any shares has vested; those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the option.

During 2007, Company employees exercised 368,000 stock options that resulted in the issuance of 368,000 shares of common stock for cash proceeds to the Company of $169,300.  Common stock was increased by $368 for the par value of the shares and $168,932 to paid-in capital.

During 2006, Company employees exercised 600,000 incentive stock options which resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Common stock was increased by $600 for the par value of the shares and $299,400 to paid-in capital.

During 2005, the Company’s employees exercised a total of 400,000 incentive stock options which resulted in the issuance of 400,000 shares of common stock for total cash proceeds to the Company of $200,000. Common stock was increased by $400 for the par value of the shares and $199,600 to paid-in capital.

Summary of stock option activity for the three fiscal years ended December 31, 2007 is as follows:

Fiscal Year and Activity	Weighted- Average Exercise Price	Number of Options
Outstanding December 31, 2004	$ 1.24	4,432,800

Fiscal 2005 activity
Granted ($2.67 - $5.27)	3.44	695,000
Exercised ($0.50)	0.50	(400,000)
Cancelled ($2.80 - $4.99)	3.44	(40,000)
Outstanding December 31, 2005	1.61	4,687,800

Fiscal 2006 activity
Granted ($1.80 - $2.60)	2.35	295,000
Exercised ($0.50)	0.50	(600,000)
Cancelled ($1.80 - $5.05)	3.66	(231,700)
Outstanding December 31, 2006	$ 1.71	4,151,100

Fiscal 2007 activity
Granted ($0.01 - $0.90)	0.80	4,035,471
Exercised ($0.01 - $0.50)	0.46	(368,000)
Cancelled ($0.78 - $3.65)	1.17	(577,917)
Outstanding December 31, 2007	$ 1.31	7,240,654

The following table summarizes additional information about stock options outstanding at December 31, 2007:

Issued and Outstanding				Exercisable
Type of Option and Range of Exercise Prices	Number of Options	Weighted-Average Remaining Contractual Life (Yrs)	Weighted-Average Exercise Price	Number of Options	Weighted-Average Price
Nonqualified Stock Options $0.01 - $0.50 (1)	1,972,000	6.0	$ 0.47	1,972,000	$ 0.47
Nonqualified Stock Options $0.73 - $3.60 (2)	1,022,092	9.4	1.00	803,030	1.05
Incentive Stock Options $0.73 - $5.27 (3)	4,246,562	8.4	1.77	2,194,312	2.58
Total	7,240,654	7.9	$ 1.31	4,969,342	$ 1.49

(1) Issued to employees below fair value and during the period of May 2003 through February 2004.
(2) Issued to directors at or below fair value, and issued above fair value for individuals with 10% or greater beneficial ownership.
(3) Issued to employees at fair value.

Common Shares Reserved – At December 31, 2007, the activity to date for shares of common stock reserved for future issuance were as follows:

Stock options outstanding	7,240,654

Stock options available for grant	21,121,346

Warrants to purchase common stock	14,279,181

Consulting Stock Compensation

On September 12, 2007, the Company issued 48,163 shares of common stock as compensation for legal services previously rendered and recorded as an expense in prior periods of approximately $55,573.  The fair value of the stock on the date of issuance was approximately $36,122.  Common stock was increased by approximately $48 for the par value of the shares, $36,074 was recorded to paid-in capital, and the difference of $19,451 was credited to legal expense in the month.

Effective July 19, 2007, the Company entered into a consulting agreement with Medical Imaging Informatics (“MI2”) pursuant to which it agreed to issue an aggregate of 39,604 shares of common stock to Dr. H.K. Huang.  The shares were issued following the effectiveness of a registration statement on Form S-8 that registered the shares under the Securities Act of 1933, as amended.  The Form S-8 was filed with the Securities and Exchange Commission on September 14, 2007.  The shares were issued as compensation for services to be rendered under the agreement.  The initial fair value of the shares on the date of issuance was $44,356. The Company will record consulting expense over the six-month service period in accordance with EITF 96-18 “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”  As a result, consulting expense of $33,334 was recorded during fiscal year 2007.

On January 10, 2007, the Company issued 54,694 shares of common stock as compensation for public relations services previously rendered and recorded an expense in full during the first quarter of 2007 of $38,067 for the fair value of the stock.  Common stock was increased by $55 for the par value of the shares and $38,012 to paid-in capital.

On July 27, 2006, the Company issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly for $100.

On June 12, 2006, the Company issued 51,000 shares of common stock as compensation for equity research services rendered under a consulting services agreement and recorded an expense of $40,051. The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.  Common stock was increased by $51 for the par value of the shares and $91,749 to paid-in capital.

On April 18, 2006, the Company granted to a software engineer/research consultant 200,000 options for the purchase of common stock, for consulting services to be performed.  The options are exercisable at a price of $1.90 per share which is the market price of the shares on the date of grant.  The fair value of the options is $290,000, and is being amortized over the one-year vesting period beginning April 18, 2006.

On February 15, 2006, the Company issued to its investor relations consultant 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.

On July 11, 2005, the Company extended the consulting agreement with its financial consulting services firm for a period of six months.  The consultant received 50,000 shares of the Company’s common stock, and recorded an expense of $152,675.

On June 29, 2005, the Company extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of the Company’s common stock, and recorded an expense of $99,300.

On June 24, 2005, the Company entered into a six-month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock, and recorded an expense of $86,000.

On May 16, 2005, under the incentive compensation terms of a consulting agreement with its primary investor relations consultant, the Company issued 24,000 shares of common stock in exchange of commissions for shares.  The Company adjusted common stock and additional paid-in capital accounts accordingly by $24.

Additional Stockholder’s Equity Activity

During 2007, the Company remeasured the fair value of equity instruments (outstanding common shares, options and warrants) issued pursuant to consulting agreements, which had been previously issued.  During the fiscal year 2007, the Company accordingly recorded a net adjustment for the remeasurement of the equity instruments of approximately $14,815 by increasing additional paid-in capital account and decreased additional paid-in capital contra account deferred stock compensation.

During 2007, the Company remeasured the redemption value of outstanding common shares subject to repurchase, which were previously issued in the December 19, 2003 Difference Engine asset purchase.  The Company recorded a net adjustment for the current year of $88,466 by decreasing temporary equity and increasing permanent equity.

During 2007, the Company reclassified from temporary equity to permanent equity, the redemption value of $78,556, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

During 2006, the Company remeasured the redemption value of outstanding common shares issued pursuant to consulting agreements, which were previously issued.  The Company accordingly recorded a net adjustment for the current year of $47,671 by decreasing paid-in capital and decreasing stock-based compensation expense.

During 2006, the Company remeasured the redemption value of outstanding common shares subject to repurchase, which were previously issued in the December 19, 2003 Difference Engine asset purchase.  The Company recorded a net adjustment for the current year of $784,032 by reducing temporary equity and increasing permanent equity.

During 2006, the Company reclassified from temporary equity to permanent equity, the redemption value of $177,055, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

During 2005, the Company remeasured the redemption value of outstanding common shares subject to repurchase, which were previously issued in the December 19, 2003 Difference Engine asset purchase.  The Company recorded a net adjustment for the current year of $360,366 by reducing temporary equity and increasing permanent equity.

During 2005, the Company reclassified from temporary equity to permanent equity, the redemption value of $377,442, due to the sale of Guardian stock held by the shareholders of Difference Engines Corporation.

NOTE 6.   Acquisitions

Acquisition of Certain Assets of Difference Engines

On October 23, 2003, the Company entered into an agreement with Difference Engines Corporation (Difference Engines), a Maryland corporation, pursuant to which Guardian agreed to purchase certain intellectual property (IP) owned by Difference Engines, including but not limited to certain compression software technology described as Difference Engine’s Visual Internet Applications or DEVision, as well as title and interest in the use of the name and the copyright of Difference Engines. This transaction has been accounted for as an asset acquisition.  The purchase price for these assets was allocated to acquired intangible assets (software) and amortization was expected on a straight-line basis over 3 years.  During 2004, based on a net realizable value calculation, it was determined that this acquired intangible asset was fully impaired and the Company recognized a write off of $1,498,731.

Under the terms of an Asset Purchase Agreement, Guardian issued 587,000 shares of its common stock as consideration for the purchase of the IP from Difference Engines Corporation, and cancelled a convertible promissory note that Difference Engines issued to Guardian in the amount of approximately $25,000 representing advances Guardian made to Difference Engines.  The founders of Difference Engines provided certain releases to Guardian related to their contribution of the technology to Difference Engines.  The 587,000 shares of common stock were subject to a two (2) year lock up.  Upon expiration of the two (2) year lock up period, in the event that the shares are not eligible for resale under “Rule 144” and have not been registered under the Securities Act, the holder of the shares may demand redemption of the shares.  The redemption price is to be calculated on the basis of the average of the closing bid and asked prices of Guardian’s common stock for the twenty (20) consecutive business days ending on the day prior to the date of the exercise of the holder’s right of redemption.  Under SEC Accounting Series Release (“ASR”) 268, “Presentation in Financial Statements of ‘Preferred Redeemable Stock’,” such freestanding financial instruments are to be classified as temporary equity and measured at the value of the redemption right.  The Company calculated the redemption value of the common stock issued in the Difference

Engines asset purchase and reclassified from permanent equity to temporary equity the redemption value of $2,044,228.

As shares of common stock are sold by the holders and/or the Company registers its outstanding shares of common stock, the then current fair value of those shares, based on the redemption value, shall be reclassified from temporary equity to permanent equity.  During the fiscal periods ended December 31, 2007, 2006 and 2005, the temporary equity account was reduced and the permanent equity account increased by $78,556, $177,055 and $377,442, respectively, for the change in the estimated redemption value of the outstanding shares and the sale of Guardian stock held by the shareholders of Difference Engines Corporation.  Also, during the fiscal periods ended December 31, 2007, 2006 and 2005, the temporary equity account was reduced and the permanent equity account increased by $88,466, $784,032 and $360,366, respectively, for the gain on the remeasurement of the estimated redemption value of the outstanding shares held by the shareholders of Difference Engines Corporation.

Acquisition of Wise Systems, Ltd.

On July 27, 2004, the Company completed the acquisition of Wise Systems Ltd.   Wise is a developer of advanced radiology information systems (RIS) with principal offices located in Corsham, Wiltshire, UK.  Through this acquisition, Guardian augmented its healthcare informatics offering of image compression technologies while increasing its global market potential.  Guardian gained a number of important assets from the transaction, including Wise Systems’ RIS and the recently introduced picture archiving and communication system (PACS), which capture images and integrates them with other radiology information, making available to the healthcare enterprise a complete radiology patient record ready for distribution to caregivers where and when critical information is needed for optimal patient care. This seamless RIS/PACS software package keeps all of the critical information related to digital studies, such as MRI and CT scans, together in an electronic patient record package, allowing healthcare providers to share patient information under electronically secure methodologies and to comply with the Health Insurance Portability and Accountability Act (HIPAA) requirements.

Under the terms of a stock purchase agreement, Guardian acquired all of Wise’s stock from Wise’s two shareholders, Martin Richards and Susan Richards.  Guardian paid to Wise’s two stockholders an aggregate of U.S. $1,929,500 in cash and issued to them shares of Guardian Technologies’ common stock in the amount of $500,000.  $929,500 of the cash purchase price was paid at closing and the remaining $1,000,000 of the cash purchase price was paid by means of the issuance of an interest bearing promissory note due 90 days after closing.  The deferred portion of the cash purchase price was paid upon maturity of the promissory note.  Guardian issued an aggregate of 106,739 shares of its common stock as the stock portion of the purchase price. The shares were valued on the basis of the average high and low sales prices of the stock for the 30 business day period which ended two days prior to the closing of the transaction.  At closing, the shares were deposited in escrow and are subject to forfeiture in the event Guardian Healthcare Systems Division does not achieve certain revenue thresholds over the three years following closing.  In the two annual performance periods ending July 28, 2006, Guardian’s Healthcare Division did not achieve the revenue threshold.  Therefore, a total of 71,160 shares were forfeited and returned to the Company out of escrow and such shares were cancelled.  The shares of stock are subject to a three year lock-up.  In addition, Guardian repaid an outstanding loan of one of the directors of Wise in the amount of $79,500.  At closing, the co-founder of Wise, Mr. Martin Richards, entered into an employment agreement with Guardian as Vice President of European Operations at a base salary of $210,250 per annum for a period of two years following closing which, expired on July 28, 2006.  Also, Mr. Martin Richards and Ms. Susan Richards resigned their positions as officers of Wise and as members of Wise’s Board of Directors, and entered into non-compete agreements with Guardian Technologies for a period of three years following closing.  Furthermore, effective as of the closing, Mr. Martin Richards was released from personal guarantees for certain of Wise’s bank debt obligations and of Wise’s real property lease obligations.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition:

SUMMARY OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED
Cash	$ 609
Accounts receivable	89,513
Other current assets	725

Equipment, net	55,225
Goodwill	119,191
Intangible assets, net	2,264,630
Total assets acquired	$ 2,529,893
Accounts payable	$ 299,501
Total liabilities assumed	299,501
Net assets acquired	$ 2,230,392

NOTE 7.   Goodwill and Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142").  SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of Statement 142.  Statement 142 also requires that intangible assets with finite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 144").

On July 27, 2004, the Company completed the acquisition of Wise Systems Ltd.  This transaction has been accounted for as a business combination.  The purchase price for these assets and liabilities assumed has been allocated to acquired intangible assets (FlowPoint software) and goodwill. As explained more fully below, in conjunction with its net realizable value analysis required by SFAS No. 86 “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” during June 2007, the Company determined that its entire investment in the Wise Systems FlowPoint software was impaired.  This was based on the Company’s determination that the carrying amount of these assets, as reflected on the Company’s consolidated balance sheet, exceeded its projected net realizable value; accordingly, the Company wrote-off the remaining unamortized acquired intangible assets (FlowPoint software) and goodwill totaling $1,125,122.

The Company acquired intangible assets consisting of software technology from Wise on July 27, 2004 and other software valued at $2,648,366 and goodwill of $128,633.  Under SFAS No. 142, the software technology is considered to have a finite life, which management has estimated to be 5 years.  The value of the asset will be amortized on a straight-line basis over this period.  The Company continues to develop and market the software technology acquired, and has concluded that no additional impairment existed as of December 31, 2007, as its net realizable value exceeds its carrying value.  Goodwill is a non-amortizing intangible asset subject to ongoing evaluation for impairment.

The Company’s estimated amortization expense is $19,613 for 2008, $16,944 for 2009, $16,944 for 2010, $16,944 for 2011 and $242,938 for 2012 and thereafter.  In accordance with SFAS No. 142, the Company reassessed the useful lives of all finite intangibles, and it was determined that no changes to such lives should be made and that there were no residual values associated with any of the intangible assets.

NOTE 8.   Income Taxes

There is no benefit or provision for income taxes reflected in the accompanying financial statements. Amounts for reconciling items were restated to reflect the nondeductibility of interest expense related to the Company’s various financings, and the effect of such amounts on net operating losses and the related valuation allowance. Other immaterial matters were also adjusted in the analysis of the components of deferred taxes. The reconciliation between the provision for income taxes computed by applying the statutory Federal income tax rate and the provision for income taxes follows.

YEAR ENDED DECEMBER 31	2007	2006	2005
	(As Restated)	(As Restated)

Federal benefit at statutory rate	$ (3,573,314)	$ (3,431,919)	$ (4,470,131)
Increase (decrease) due to:
State benefits, net of federal benefits	(416,186)	(399,718)	(520,639)
Stock based compensation	601,505	(134,704)	1,243,079
Nondeductible interest expense	635,777	505,708	-
Effect of foreign operations	518,179	266,949	469,594
Other, net	8,132	-	14,385
Valuation allowance	2,225,907	3,193,684	3,263,712
Provision for income taxes	$ -	$ -	$ -

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s net deferred tax assets as of December 31, 2007 and 2006 were as follows:

YEAR ENDED DECEMBER 31	2007	2006
	(As Restated)	(As Restated)
Deferred tax assets:
Accrued salaries	$ 216,544	$ 269,199
Accrued leave	24,705	24,720
Depreciation and amortization	723,936	307,099
Net operating loss carryforwards, not yet utilized	12,920,882	11,059,142
Total deferred tax assets	13,886,067	11,660,160
Valuation allowance for deferred tax assets	(13,886,067)	(11,660,160)
Net deferred tax assets	$ -	$ -

For income tax purposes, the Company has a cumulative net operating loss carryforwards at December 31, 2007 of approximately $34,038,152 (As Restated) that, subject to applicable limitations, may be applied against future taxable income.  If not utilized, the net US operating loss carryforward will begin to expire in 2023.

NOTE 9.   Commitments and contingencies

Contractual Obligations.

The following table summarizes scheduled maturities of the Company’s contractual obligations extending beyond one year for which cash flows are fixed and determinable as of December 31, 2007.

Category	Payments Due in Fiscal
	Total	2008	2009	2010	2011	2012	Thereafter

Short-term convertible debentures and notes (1)	$ 3,957,476	$ 3,957,476	$ -	$ -	$ -	$ -	$ -
Long-term debt	-	-	-	-	-	-	-
Interest payments (2)	282,286	282,286	-	-	-	-	-
Operating lease commitments (3)	633,779	278,391	267,291	88,097	-	-	-
Unconditional purchase obligations (4)	-	-	-	-	-	-	-
Total contractual obligations	$ 4,873,541	$ 4,518,153	$ 267,291	$ 88,097	$ -	$ -	$ -

(1) Includes amounts accrued for debenture default provisions of $645,641.
(2) Projected interest on debt, with the assumption of no further conversion of the short-term debentures that mature on November 8, 2008.
(3) Total rental expense included in the accompanying consolidated statements of earnings was $285,833 in fiscal 2007, $291,091 in fiscal 2006, and $335,006 in fiscal 2005.

(4) The company currently does not have any outstanding unconditional purchase obligations.  They would though include inventory commitments, future royalty, consulting agreements, other than month-to-month arrangements, or commitments pursuant to executive compensation arrangements.

Default under Series A Debentures and Series D Common Stock Purchase Warrants

The Company did not make timely payment of the interest due under our Series A 10% Senior Convertible Debentures on January 1, 2008.  However, the Company has paid all of the interest and late fees due to debenture holders as of April 8, 2008.  The debentures provide that any default in the payment of interest, which default is not cured within five trading days of the receipt of notice of such default or ten trading days after the Company becomes aware of such default, will be deemed an event of default.  If an event of default occurs under the debentures, the debenture holders may elect to require the Company to make immediate repayment of the mandatory default amount, which equals the sum of (i) the greater of either (a) 120% of the outstanding principal amount of the debentures, plus accrued but unpaid interest, or (b) the outstanding principal amount plus accrued but unpaid interest divided by the conversion price on the date the mandatory default amount is either (1) demanded or otherwise due or (2) paid in full, whichever has the lower conversion price, multiplied by the variable weighted average price of the common stock on the date the mandatory default amount is either demanded or otherwise due, whichever has the higher variable weighted average price, and (ii) all other amounts, costs, expenses, and liquidated damages due under the debentures. Also, interest under the debentures accrues at a rate of 18% per annum or the maximum amount allowed under the law and the Company may be subject to a late fee equal to the lesser of 18% per annum or the maximum rate permitted by law.  As of the date of this report, the debenture holders have not made an election requiring immediate repayment of the mandatory amount, although there can be no assurance they will not do so. In anticipation of such an election and measured as of December 31, 2007, the additional amount due is approximately $645,641, and is recorded as an increase to the carrying value of the debentures.

NOTE 10. Employment Agreements With Executive officers

The employment agreements for each named executive officer are multiple years in duration. Each of the named executive officers employment agreement provides for an annual base salary and a discretionary annual incentive cash bonus and/or equity awards.  In subsequent years, the amount of annual incentive cash and/or equity award bonus is subject to determination by our board of directors without limitation on the amount of the award. Each of the agreements provides for a severance payment over a prescribed term in the event the named executive is terminated without cause, including for Mr. Donovan and Mr. Hare, if their duties are materially changed in connection with a change in control. Each agreement also provides that no severance payment is due in the event of termination for cause, which includes termination for willful misconduct, conviction of a felony, dishonesty or fraud. Each agreement further contains an agreement by the named executive officer not to compete with us for a defined term equal in length to the applicable severance payment in the respective employment agreement, which the Company feels is reasonable and consistent with industry guidelines.

Michael W. Trudnak.   Mr. Trudnak serves as Chairman of the Board, Secretary, and Chief Executive Officer and a Class III director.  The Company entered into an employment agreement with Mr. Trudnak, which commenced on January 1, 2003.  The Company amended his agreement effective December 10, 2004. The amended agreement is for a three year term commencing June 26, 2003, and is renewable for one year terms.  The employment agreement provides for annual compensation to Mr. Trudnak of $275,000 and a monthly automobile allowance of $500.  The agreement provides for incentive compensation and/or bonuses as determined by Guardian, participation in Guardian’s stock option plan, and participation in any Guardian employee benefit policies or plans.  The employment agreement may be terminated upon the death or disability of the employee or for cause, in which event Guardian’s obligation to pay compensation shall terminate immediately.  In the event the agreement is terminated by us other than by reason of the death or disability of the employee or for cause, the employee is entitled to payment of his base salary for one year following termination.  The employee may terminate the agreement on 30 days’ prior notice to Guardian. The employee has entered into an employee proprietary information, invention assignment and non-competition agreement, pursuant to which the employee agrees not to disclose confidential information regarding Guardian, agrees that inventions conceived during his employment become the property of Guardian, agrees not to compete with the business of Guardian for a period of one year following termination of employment, and agrees not to  solicit employees or customers of Guardian following termination of employment.

William J. Donovan.   Mr. Donovan serves as President and Chief Operating Officer of Guardian, and previously served as Chief Financial Officer.  The Company entered into a new employment agreement with Mr. Donovan on November 21, 2005, which superseded his previous employment agreement with Guardian, dated effective August 18, 2003.  The new employment agreement is for a term of three (3) years unless earlier terminated, and is automatically renewable for one (1) year terms.  The employment agreement provides for an annual salary of $265,000.  The agreement provides for annual performance bonuses based on goals established by Guardian and agreed to by Mr. Donovan, a monthly automobile allowance of $500, participation in our stock option and other award plans (which options or awards shall immediately vest upon a “change in control”), and participation in any benefit policies or plans adopted by us on the same basis as other employees at Mr. Donovan’s level.

The employment agreement may be terminated by Mr. Donovan on 30 days’ prior written notice.  The employment agreement may be terminated by us by reason of death, disability or for cause.  In the event the agreement is terminated for death or disability of the employee, our obligation to pay compensation to the employee shall terminate immediately; provided that if the Company does not maintain disability insurance for the employee, he is entitled to be paid his base salary for one year following his disability.  In the event the he is terminated other than by reason of his death, disability, for cause, or change in control, Mr. Donovan is entitled to payment of his base salary for one year following termination.  Further if Mr. Donovan terminates his employment for the following material reasons (each a “material reason”): written demand by us to change the principal workplace of the employee to a location outside of a 50-mile radius from the current principal address of Guardian; a material reduction in the number or seniority of personnel reporting to employee or a material reduction in the frequency  or in nature of matters with respect to which such personnel are to report to employee, other than as part of a company-wide reduction in staff; an adverse change in employee’s title; a material decrease in employee’s responsibilities; or a material demotion, Mr. Donovan is entitled to be paid the greater of the base salary remaining under the employment agreement or twelve months base salary.

In the event of a “change in control” of Guardian and, within 12 months of such change of control, employee’s employment is terminated or one of the events in the immediately preceding sentence occurs, Mr. Donovan is entitled to be paid his base salary for 18 months following such termination or event.  A “change in control” would include the occurrence of one of the following events:

•

the approval of the stockholders for a complete liquidation or dissolution of Guardian;

•

the acquisition of 20% or more of the outstanding common stock of Guardian or of voting power by any person, except for purchases directly from Guardian, any acquisition by Guardian, any acquisition by a Guardian employee benefit plan, or a permitted business combination;

•

if two-thirds of the incumbent board members as of the date of the agreement cease to be board members, unless the nomination of any such additional board member was approved by three-quarters of the incumbent board members;

•

upon the consummation of a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of Guardian, except if (i) all of the beneficial owners of Guardian’s outstanding common stock or voting securities who were beneficial owners before such transaction own more than 50% of the outstanding common stock or voting power entitled to vote in the election of directors resulting from such transaction in substantially the same proportions, (ii) no person owns more than 20% of the outstanding common stock of Guardian or the combined voting power of voting securities except to the extent it existed before such transaction, and (iii) at least a majority of the members of the board before such transaction were members of the board at the time the employment agreement was executed or the action providing for the transaction.

Also, Mr. Donovan has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Gregory E. Hare.  Mr. Hare serves as our Chief Financial Officer. The Company entered into an employment agreement with Mr. Hare commencing on January 30, 2006. The employment agreement is essentially the same as the agreement the Company entered into with Mr. Donovan, except that the agreement is for a term of two (2) years unless earlier terminated and is automatically renewable for one (1) year terms.  The employment agreement provides for a base salary of $200,000 per annum and no automobile allowances. The agreement provides for annual performance bonuses based on goals established by the Company and agreed to by Mr. Hare, participation in the Company’s stock option and other award plans, and participation in any company benefit policies or plans adopted by us on the same basis as other employees at Mr. Hare’s level.  The Company agreed to grant to Mr. Hare, subject to approval of our Compensation Committee, stock options to purchase 200,000 shares of our common stock pursuant to our 2003 Stock Incentive Plan, one-half of which options will vest on the one year anniversary of the commencement of his employment and the remaining options vesting on the two year anniversary of the commencement of his employment.

Also, Mr. Hare has entered into a proprietary information, invention assignment and non-competition agreement (“non-competition agreement”), pursuant to which he has agreed not to disclose confidential information regarding us, agrees that inventions conceived during his employment become our property, agrees not to compete with our business for a period of one year following termination or expiration of his employment, and agrees not to  solicit our employees or customers following termination of his employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the agreement or his employment, other than disputes arising under the non-competition agreement.

Steven V. Lancaster and Darrell E. Hill.  The Company entered into employment agreements with Mr. Hill, Vice President, Program Management, and Mr. Lancaster, Vice President, Business Development which the Company amended on December 10, 2004.  The amended agreements are essentially the same as the agreements with Mr. Trudnak, except that the agreements provide for base salaries of $125,000 per annum and no automobile allowances. Each of Messrs. Lancaster’s and Hill’s employment agreements automatically renewed for a further one year term on May 19, 2006.  Messrs. Lancaster and Hill resigned from their positions with the Company on August 25, 2007 and September 8, 2007, respectively.

Each of the foregoing agreements provides that the employee shall be entitled to participate in any stock option plan that the Company subsequently adopt, including the 2003 Stock Incentive Plan. Mr. Trudnak’s original employment agreement provided for the grant of an aggregate of 400,000 shares of our restricted stock. However, effective June 21 2004, Mr. Trudnak agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 400,000 shares of common stock at an exercise price of $.36 per share. Also, each of Messrs. Hill’s and Lancaster’s original employment agreements provided for the grant of 200,000 shares of our restricted stock. However, effective June 21 2004, each of Messrs. Hill and Lancaster agreed to accept in lieu of the issuance of such shares, ten year nonqualified options to purchase an aggregate of 200,000 shares of common stock at an exercise price of $.50 per share.

Carl C. Smith, Jr. and Richard F. Borrelli. Messrs. Smith and Borrelli’s employment, as Vice Presidents and Officers for the Company, are at-will, and thus have not entered into employment agreements.  Therefore, there is no employment, severance or change of control arrangements.

NOTE 11. Related Party Transactions

Note Payable to Stockholder and Executive Officer

On April 21, 2006, the Company entered into a Loan Agreement with Mr. Michael W. Trudnak, the Chairman and Chief Executive Officer pursuant to which Mr. Trudnak loaned us $200,000.  The Company issued a non-negotiable promissory note, dated effective April 21, 2006, to Mr. Trudnak in the principal amount of $200,000.  The note is unsecured, non-negotiable and non-interest bearing.  The note is repayable on the earlier of (i) six months after the date of issuance, (ii) the date the Company receives aggregate proceeds from the sale of its securities after the date of the issuance of the Note in an amount exceeding $2,000,000, or (iii) the occurrence of an event of default.  The following constitute an event of default under the note: (a) the failure to pay when due any principal or interest or other liability under the loan agreement or under the note; (b) the material violation by us of any representation, warranty, covenant or agreement contained in the loan agreement, the note or any other loan document or any other document or agreement to which the Company is a party to or by which the Company or any of our properties, assets or outstanding securities are bound; (c) any event or circumstance shall occur that, in the reasonable opinion of the lender, has had or could reasonably be expected to have a material adverse effect; (d) an assignment for the benefit of our creditors; (e) the application for the appointment of a receiver or liquidator for us or our property; (f) the issuance of an attachment or the entry of a judgment against us in excess of $100,000; (g) a default with respect to any other obligation due to the lender; or (h) any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors by or with respect to us, provided however with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within 30 days of the date of such petition.  In the event of the occurrence of an event of default, the loan agreement and note shall be in default immediately and without notice, and the unpaid principal amount of the loan shall, at the option of the lender, become immediately due and payable in full.  The Company agreed to pay the reasonable costs of collection and enforcement, including reasonable attorneys’ fees and interest from the date of default at the rate of 18% per annum.  The note is not assignable by Mr. Trudnak without our prior consent.  The Company may prepay the note in whole or in part upon ten days notice.  On October 21, 2006, Mr. Trudnak extended the due date of the loan to December 31, 2006. Subsequently, on October 3 and October 18, 2006, Mr. Trudnak loaned to us $102,000 and $100,000, respectively, on substantially the same terms as the April 21, 2006 loan, except that each loan is due six months after the date thereof.  Accordingly, following such additional loans, the Company owed an aggregate of approximately $402,000 to Mr. Trudnak.  On November 10, 2006, Mr. Trudnak extended the due dates of such loans to May 31, 2007, except that $100,000 of the April 21, 2006, loan becomes due upon our raising $2,500,000 in financing after November 6, 2006, and the remaining amount of such loans become due upon our raising an aggregate of $5,000,000 in financing after November 6, 2006, and prior to May 31, 2007.  Following the first closing of our Debenture and Series D Warrant financing on November 8, 2006, the Company repaid $100,000 in principal amount of the April 1, 2006, and paid an additional $100,000 to Mr. Trudnak on April 17, 2007 upon the second closing of our Debenture and Series D Warrant financing.  As of December 31, 2007 and the date of this report, the Company owed Mr. Trudnak an aggregate of approximately $202,000.   The terms of the above transaction were reviewed and approved by our audit committee and by our board of directors.

On August 4, 2003, the Company entered into an employment agreement with Ruth Taylor, pursuant to which Mrs. Taylor is employed as an accountant.  Mrs. Taylor is the daughter of the late Mr. Robert A. Dishaw, whose estate is a major shareholder of Guardian.  At the time of the agreement, Mr. Robert A. Dishaw was the President, Chief Operating Officer, director and a principal stockholder of Guardian.  The employment agreement provided for an annual base salary of $60,000 per annum.  The agreement is for a term of one year and is automatically renewed for one year terms unless earlier terminated.  The agreement provides for an annual performance bonus as determined by Guardian, participation in Guardian’s stock option plan, and participation in Guardian’s benefit policies and plans.  The agreement provides for the issuance pursuant to Guardian’s stock option plan of 100,000 non-qualified stock options vesting immediately and exercisable at a price of $.50 per share, and 100,000 non-qualified stock options vesting one year from the anniversary date of employee’s employment and exercisable at a price of $.50 per share.  The agreement may be terminated upon the death or disability of employee or for cause.  If the employee is terminated by reason of death, disability (except as noted below) or for cause, no further compensation is payable to employee.  If employee is terminated other than by reason of death, disability or cause, or if no disability insurance is provided and employee becomes disabled, employee is entitled to be paid her base salary for six months.  Employee may terminate her employment agreement on 30 days’ prior written notice.  The Company have also entered into a non-competition, confidentiality, proprietary rights and non-solicitation agreement (proprietary information agreement) with Mrs. Taylor, pursuant to which employee has agreed not to disclose confidential information regarding Guardian, agreed that proprietary rights conceived during her employment are the property of Guardian, and agreed not to solicit Guardian’s customers or attempt to hire our employees for twelve months following termination of her employment.  The employment agreement provides for arbitration in the event of any dispute arising out of the employment agreement or employee’s employment, other than disputes under the proprietary information agreement. During 2004, Guardian granted to Mrs. Taylor 10,000 incentive stock options at an exercise price of $3.60, on October 4, 2005, granted to Mrs. Taylor 15,000 options at an exercise price of $3.00 per share, and on January 14, 2007 granted Mrs. Taylor 80,000 options at an exercise price of $0.82 per share. Also during 2007, Mrs. Taylor’s base salary was increased to $70,000, based on increased responsibilities, and performance.

Effective November 21, 2005, Mr. Robert A Dishaw resigned as President and Chief Operating Officer of Guardian and Guardian and we agreed with him to terminate his employment agreement, dated December 10, 2004.  However, Mr. Dishaw remained a director and provided consulting services to Guardian under a consulting services agreement, dated effective November 21, 2005.  Mr. Dishaw resigned as a director on August 14, 2006, and remained a principal stockholder until his death on December 24, 2007. The Estate of Mr. Dishaw continues to be major shareholder of the Company.

The consulting services agreement provided for Mr. Dishaw to perform services with regard to the distribution of the Company’s products through EGC International, Inc., and to be the primary intermediary with EGC. The agreement was for a term of three (3) years unless earlier terminated.  We agreed to pay him a consulting fee of $180,000 during year one, $130,000 during year two, and $80,000 during year three.  Mr. Dishaw was also entitled to be paid a sales override commission of 3% of gross revenues from sales of Guardian products to EGC or its resellers and 3% of gross revenues from sales of our products to certain approved clients.  Mr. Dishaw was entitled to continue to participate in our benefit policies and plans and to receive reimbursement of reasonable expenses.  The agreement terminated on August 2, 2007 by mutual agreement between the Company and Mr. Dishaw, as well as the Company made a payment to Mr. Dishaw in the amount of $150,000 for outstanding deferred and accrued salaries.  The Company had accrued $187,511 in anticipation of the outstanding deferred and accrued salary.

NOTE 12. Operating Leases

During 2005, the Company entered into a lease for its headquarters building in Herndon, Virginia.  The office is comprised of 15,253 square feet of office and laboratory space.  The lease commenced on February 1, 2005, and is for a term of sixty-three (63) months at an annual base rental rate of $266,928, subject to annual rental escalation of 2.5%.  The Company believes that the facilities will be adequate for its needs for the next 60 months.  The lease terms include a security deposit of $88,976, which amount constitutes four months of rent.  Upon the occurrence of a "Material Financial Event" (defined as Guardian receiving an equity investment of $8 million dollars or greater whereby the net proceeds from the investment divided by the current cash burn rate is greater than 12; or achieving $2.5 million in annual revenue) and provided no default has occurred under the lease beyond the expiration of any applicable grace period, the security deposit shall be reduced by $22,244 and will be returned to Guardian within twenty (20) days after Guardian provides confirmation to the landlord of the foregoing Material Financial Event.  In addition, if the Material Financial Event has occurred and provided no default has occurred under the lease beyond the expiration of any applicable grace period for the twelve month period after the Material Financial Event, then the security deposit shall be further reduced by $22,244.  Moreover, if the Material Financial Event has occurred and provided no default has occurred under the lease beyond the expiration of any applicable grace period for the twenty-four month period after the Material Financial Event, then the security deposit shall be further reduced by $22,244, leaving a security deposit balance of $22,244, one month’s rent.

We also previously leased approximately 2,000 square feet of office space at Portman House, 7a High Street, Corsham, Wiltshire. The Company exercised the review date provision of the Corsham office lease, thereby terminating the lease on September 29, 2006.

Total rental expense included in the accompanying consolidated statements of operations was $285,833 in 2007, $291,091 in 2006, and $335,006 in 2005.

You may rely only on the information contained in this prospectus.  We have not authorized anyone to provide information different from that contained in this prospectus.  Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus.  This prospectus is not an offer to buy these shares of common stock in any circumstances under which the offer or solicitation would be unlawful.

GUARDIAN TECHNOLOGIES

INTERNATIONAL, INC

___________________________________

Up to12,642,558 shares of common stock

___________________________________

______________

PROSPECTUS

______________

_____________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses to be incurred by the Company in connection with the registration of the securities subject of this registration statement, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$ 62
Printing and Engraving Expenses	1,000
Registrant’s Counsel Fees and Expenses	10,000
Accountant’s Fees and Expenses	5,000
Miscellaneous Expenses	1,000
Estimated Total	$17,062

Item 14.  Indemnification of Directors and Officers.

The Company’s Certificate of Incorporation provides that the Company shall indemnify our directors and officers the fullest extent provided by law.

Article VIII, Section 1 of our Bylaws provides that we are to indemnify each director and any officer or other person that our board of directors shall designate from time to time who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in our right) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of us as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of a nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Article VIII, Section 2 of our Bylaws provides that we shall indemnify each director and any officer or other person that the board of directors shall designate from time to time who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that he is or was a director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article VIII, Section 3 of our Bylaws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by us only as authorized in the specific case upon a determination that indemnification of the director, officer or other person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be.  Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a director or officer or has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therein without the necessity of authorization in the specific case. A person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, or, with respect to criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on our records or books of account or of another enterprise, or on information supplied to him by our officers or another enterprise in the course of their duties, or on the advice of our legal counsel or of another enterprise or on information or records given or reports made to us or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by us or another enterprise.  The term “another enterprise” means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at our request as a director, officer, employee or agent.

Article VIII, Section 5 of our Bylaws provides that, notwithstanding any contrary determination in the specific case under Section 3 of Article VIII, and notwithstanding the absence of any determination, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards set forth in Section 1 or Section 2 of Article VIII, as the case may be.  Neither a contrary determination in the specific case under Section 3 of Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5 of Article VIII shall be given to us promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

The Company’s Bylaws empower the Company to purchase and maintain insurance on behalf of its directors and officers.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Other Arrangements

The Company maintains a “claims made” officers and directors liability insurance policy with coverage limits of $5,000,000 and a maximum $200,000 deductible amount for each claim.

Item 15.  Recent Sales of Unregistered Securities.

We have issued the following unregistered securities during the past three years:

On January 3, 2005, we accepted direct investment from an accredited investor of $75,000 and issued 50,000 shares of common stock.  The private placement was effected in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On January 7, 2005, we sold to certain accredited investors 500,000 shares of common stock at a price of $2.00 per share for net proceeds of $1,000,001.75.  The private placement was effected in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On March 24, 2005, an accredited investor exercised 2,343 stock purchase warrants which resulted in the issuance of 2,343 shares of common stock for cash proceeds of $6,208.  The offering was made exclusively to certain accredited investors pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

On April 15, 2005, pursuant to the terms of a Units Purchase Agreement, we closed on a private placement of our securities for gross proceeds of $1,200,000 (before deductions of certain fees and expenses of the offering).  We issued 120,000 units of securities, each unit consisting of four shares of common stock and one Class B Common Stock Purchase Warrant (“Class B Warrant”) to purchase one share of common stock.  The Class B Warrants are exercisable commencing on the date of issuance and ending August 15, 2006, at a price of $3.00 per share.  The placement agent for the transaction received the following compensation: (i) warrants to purchase shares of common stock equal to 10% of the shares issued in the offering, exercisable at a price of $3.00 per share for a period of five years from the date of issuance, and (ii) commissions and non-accountable expense reimbursement in the aggregate amount of approximately $96,000.  The offering was made exclusively to certain accredited investors pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On May 16, 2005, under the incentive compensation terms of a consulting agreement, we compensated a consultant with the issuance of 24,000 shares of common stock. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

During June 2005, in conjunction with a private placement to certain accredited investors and as consideration for the investment of $650,000, we agreed to a one year extension of the exercise period for outstanding stock purchase warrants totaling 374,600 warrants.  The stock purchase warrants would have expired on June 18, 2005 and were extended until June 18, 2006.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On June 6, 2005, we accepted direct investment from a group of accredited investors of $400,000 and issued 200,000 shares of common stock.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On June 24, 2005, we entered into a six month consulting agreement for public relations services under which the consultant received compensation in the form of 25,000 shares of common stock. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On June 26, 2005, we extended the consulting agreement with its primary investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 30,000 shares of common stock.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On July 11, 2005, we extended the consulting agreement with an investor relations firm for a period of six months.  Under the terms of the extension, the consultant received 50,000 shares of common stock. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

During July and August 2005, we closed on a private placement of common stock for aggregate proceeds of approximately $4,650,000 (before deductions of certain investment banking fees and expenses).  The offering was made exclusively to accredited investors.  We issued to the investors 2,325,000 shares of common stock.  In addition, the placement agent received 92,000 stock purchase warrants with an exercise price of $3.00 per share for a period of five years from the date of issuance, containing certain anti-dilution provisions, a piggy-back registration right, a cashless exercise provision, and other customary provisions. The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

On September 9, 2005, we accepted direct investment from an accredited investor of $52,124 and issued 26,062 shares of common stock.  The shares were issued in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act.

On February 15, 2006, we issued to our investor relations consultant, an accredited investor, 125,000 warrants to purchase our common stock, at varying exercise prices ($3.00 to $9.00) for consulting services.  The fair value of the warrants is $112,750, and is being amortized over the consulting period of January through December 2006.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On March 17, 2006, an accredited investor exercised certain warrants to purchase common stock pursuant to cashless exercise rights granted in the warrant agreement and exchanged 80,000 stock purchase warrants for 5,926 shares of common stock.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In April 2006, two senior executive officers exercised 600,000 incentive stock options which resulted in the issuance of 600,000 shares of common stock for cash proceeds to the Company of $300,000.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

During May 2006, we accepted direct investment from accredited investors of $382,208 and issued 238,880 shares of common stock.  In addition, we issued an aggregate of 59,720 warrants to purchase common stock, exercisable at a price of $3.00 per share which contain a cashless exercise provision.  The warrants expire in May 2008.  Such shares of common stock and warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

On June 12, 2006, we issued to an equity research consultant 51,000 shares of common stock for consulting services. The fair value of the stock is $91,800, and is being amortized over the one year consulting period beginning June 19, 2006.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

During July 2006, we accepted direct investment from accredited investors of $439,000 and issued 274,374 shares of common stock.  In addition, the company issued an aggregate of 146,719 warrants to purchase common stock, exercisable at a price of $3.00 per share which contain a cashless exercise provision.  The warrants expire in July 2008.  Such shares of common stock and warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

On July 27, 2006, we issued to its investor relations consultant 100,000 shares of common stock in exchange of commissions for shares.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In August 2006, we issued to certain accredited investors 77,778 shares of common stock to reflect the impact of additional investment for excess proceeds over the stated exercise price.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

In September 2006, we issued 92,500 shares of common stock to accredited investors to reflect the change in economic terms of stock purchase warrants for investments made in the May 2006 private placement.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) and Rule 506 of Regulation D promulgated thereunder.

During August and September 2006, we issued to certain accredited investors an aggregate of 1,100,000 warrants to purchase common stock in connection with the issuance of $1,100,000 bridge notes.  The warrants are exercisable at a price of $1.60 per share, and expire in August and September 2008.  The bridge notes mature in 180 days from the date of issuance.  The warrants also contain an anti-dilution provision in the event of a stock dividend, capital reorganization, consolidation or merger of Guardian.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof. The securities were in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated under the Securities Act.

On November 8, 2006, we sold to ten institutional accredited investors an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 6, 2008, and issued Series D Common Stock Purchase Warrants to purchase an aggregate of 4,453,709 shares of common stock.  The principal amount of the Debentures is convertible into shares of common stock at a price of $1.15634 per share. The Warrants are exercisable at a price of $1.15634 per share for five years after the date they first become exercisable. Also, we issued an aggregate of 623,520 placement agent’s warrants to Midtown Partners & Co., LLC.  The placement agent’s warrants are exercisable at a price of $1.15634 per share.  We paid commissions and other fees to Midtown in the aggregate amount of $210,250 of which $10,000 had been paid prior to closing. The Debentures and Warrants were sold in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On April 12, 2007, we issued to ten institutional accredited investors an aggregate of $2,575,000 in principal amount of Series A 10% Senior Convertible Debentures due November 7, 2008, at a second closing pursuant to a Securities Purchase Agreement, dated November 3, 2007, among us and such investors .  The principal amount of the Debentures is convertible into shares of our common stock of at a price of $1.15634 per share, subject to anti-dilution and price reset provisions contained in the Debentures. We had previously issued an aggregate of 623,520 Placement Agent’s Warrants to Midtown as part of its compensation for services in connection with the private placement, one half of such warrants became exercisable November 8, 2006, the date of the first closing pursuant to the Purchase Agreement, and the remaining one-half became exercisable April 12, 2007, the date of the second closing.  In connection with the second closing, the Company paid commissions and other fees to Midtown in the aggregate amount of $206,000. The Debentures and Warrants were sold to certain accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On April 20, 2007, we issued an aggregate of 243,666 warrants to purchase our common stock to a bridge note holder upon repayment of the bridge note and interest.  The warrants are exercisable at a price of $1.60 per share and expire in April 2009.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Section 4(2) thereof.

On May 8, 2007, we issued to a public relations consultant 750,000 warrants to purchase our common stock at an exercise price of $0.80.  The warrants were issued for consulting services.  Such warrants were issued to the consultant in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

During May 2007, we issued an aggregate of 324,061 warrants to two accredited investors to purchase our common stock at an exercise price of $0.75.  Such warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Section 4(2) thereof.

During May of 2007, investors exercised certain warrants to purchase common stock that resulted in the issuance of 160,000 shares of common stock for cash proceeds to us of $120,000.  Such shares of common stock were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 set forth in Section 3(a)(9) thereof.

On July 10, 2007, we issued an aggregate of 864,798 Class E Common Stock Purchase Warrants in connection with, and as an inducement for, the exercise of the same number of outstanding Series D Warrants by Crescent International Ltd. at an exercise price of $.7453 per share.  We received gross proceeds of approximately $644,534 from the exercise of the Series D Warrants.  We paid to Midtown a fee of approximately $35,450 and issued to Midtown a Class E Warrants to purchase an aggregate of 47,564 shares of common stock in connection with the offering.  The Class E Warrants issued to the investor are exercisable for a period of five years from the date of issuance, are exercisable at a price of $1.17 per share, and contain certain anti-dilution and other customary provisions. We have also granted to the holder of the Class E Warrants a piggy-back registration right for a period of five years from the date of issuance of the warrant.  The common stock purchase warrants issued to Midtown in connection with the Class E Warrant offering are identical to the Class E Warrants issued to the investor. The Class E Warrants were issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

On August 6, 2007, we closed on a financing in which we sold an aggregate of 23.5 units of securities to six accredited investors, each unit consisting of 125,000 shares of common stock, 125,000 Class F Common Stock Purchase Warrants, and 125,000 Class G Common Stock Purchase Warrants for a purchase price per Unit of $100,000. In connection with such financing, we issued and sold an aggregate of 2,937,500 shares of Common Stock, 2,937,500 Class F Warrants, and 2,937,500 Class G Warrants.  We received gross proceeds in the financing of approximately $2,350,000. Also, the Company received a subscription from one of such investors for an additional six Units which subscription is conditioned upon, and will be due within 10 days of, the execution of an agreement by us with an investment bank related to a financing.  Each Class F Warrant entitles the holder to purchase one share of common stock at a price of $0.80 per share.  The Class F Warrants are exercisable for a period of three years from the date of issuance, contain a cashless exercise provision, and contain certain anti-dilution and other customary provisions. Each Class G Warrant entitles the holder to purchase one share of common stock at a price of $1.75 per share.  The Class G Warrants are exercisable for a period of five years from the date of issuance and contain certain anti-dilution and other customary provisions. The Class G Warrants may be redeemed by the Company at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of the Company’s Common Stock equals or exceeds $5.00.  The units, and the common stock, Class F Warrants and Class G Warrants included in the units, were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On September 12, 2007, we issued 48,163 shares of common stock as compensation for legal services previously rendered by our patent counsel.  Such shares of common stock were issued to such counsel in reliance upon the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof.

On August 6, 2007, we sold an aggregate of 23.5 units of securities to six accredited investors, each unit consisting of 125,000 shares of common stock, 125,000 Class F Common Stock Purchase Warrants, and 125,000 Class G Common Stock Purchase Warrants for a purchase price per unit of $100,000. Accordingly, in connection with such financing, the Company issued and sold an aggregate of 2,937,500 shares of common stock, 2,937,500 Class F Warrants, and 2,937,500 Class G Warrants.  The Company received gross proceeds in the financing of approximately $2,350,000. Each Class F Warrant entitles the holder to purchase one share of Common Stock at a price of $0.80 per share.  The Class F Warrants are exercisable for a period of three years from the date of issuance, contain a cashless exercise provision, and contain certain anti-dilution and other customary provisions. Each Class G Warrant entitles the holder to purchase one share of Common Stock at a price of $1.75 per share.  The Class G Warrants are exercisable for a period of five years from the date of issuance and contain certain anti-dilution and other customary provisions. The Class G Warrants may be redeemed by the Company at any time at a price of $.001 per warrant if, for ten consecutive trading days, the closing bid or sale price of the Company’s Common Stock equals or exceeds $5.00. The units, and the common stock, Class F Warrants and Class G Warrants included in the Units, were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On October 21, 2007, an accredited investor exercised common stock purchase warrants to purchase an aggregate of 60,000 shares of common stock for gross proceeds of approximately $45,000. The common stock was issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder.

On November 29, 2007, an accredited investor exercised common stock purchase warrants to purchase an aggregate of 60,075 shares of common stock for gross proceeds to the Company of approximately $45,056. The common stock was issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On December 11, 2007, we issued a promissory note in the principal amount of  $100,000 and, on December 12, 2007, issued a 10,000 Class H Common Stock Purchase Warrants (“Class H Warrants”) to an accredited investor.  The note bears interest at the rate of 10% per annum.  The note is repayable upon receipt of proceeds from a subsequent financing.  The principal amount may be converted into securities offered in such financing upon the same terms offered in such subsequent financing.  The Class H Warrants are exercisable for a period of five years from the date of issuance at a price of $0.70 per share. The Class H Warrants are redeemable by the Company at a price of $.001 per warrant if for ten (10) consecutive trading days the closing bid or sale price of our common stock on the trading market for the common stock equals or exceeds $5.00. The Class H Warrants contain certain anti-dilution provisions and other customary provisions.  On April 4, 2008, the note was converted as part of our financing, discussed below, and we issued an aggregate of 142,857 shares of common stock and 214,285 Class H Warrants. The note and Class H warrants and the common stock and Class H Warrants issued upon conversion of the note were issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

On December 21 and 26, 2007, we sold an aggregate of 285,714 shares of common stock and an aggregate of 428,570 Class H Warrants to two accredited investors for gross proceeds of approximately $200,000.  The common stock and Class H Warrants were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On February 5, 2008, we sold an aggregate of 1,000,000 shares of common stock and an aggregate of 1,499,995 Class H Warrants to one accredited investor for gross proceeds to the Company of approximately $700,000.  The common stock and Class H Warrants were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On March 5, 2008, we sold an aggregate of 214,286 shares of common stock and an aggregate of 321,428 Class H Warrants to one accredited investor for gross proceeds of approximately $150,000.  The common stock and Class H Warrants were issued to an accredited investor in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

On April 4, 2008, we sold an aggregate of 8,214,278 shares of common stock and an aggregate of 12,321,387 Class H Warrants to six accredited investor for gross proceeds of approximately $5,750,000, including $100,000 received upon conversion of a convertible promissory we issued on December 11, 2007. We expect to receive approximately $4,650,000 of the subscription proceeds on or about May 30, 2008. The common stock and Class H Warrants were issued to accredited investors in reliance upon the exemption from the registration requirements set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 16.

Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Incorporated by Reference From
Exhibit	Exhibit Description	Form	Filing Date	Filed Herewith
2.1	Amended and Restated Agreement and Plan of Reorganization dated effective June 12, 2003, by and among the Company, RJL Marketing Services, Inc., and the shareholders of RJL Marketing Services, Inc.	8-K	06/27/2003
2.2	Stock Purchase Agreement, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., Wise Systems Ltd., Martin Richards and Susan Richards.	8-K	07/30/2004
2.3	Promissory Note, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., Wise Systems Ltd., Martin Richards, and Susan Richards.	8-K	07/30/2004
2.4	Cash Escrow Agreement, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., The Business Bank of Virginia, Martin Richards, and Susan Richards.	8-K	07/30/2004
2.5	Stock Escrow Agreement, dated July 27, 2004, by and among the Company, Guardian Healthcare Systems UK Ltd., Mintz Levin, Martin Richards, and Susan Richards.	8-K	07/30/2004
3.1	Certificate of Incorporation	10-KSB	04/15/2004
3.2	Articles of Amendment to Certificate of Incorporation	10-KSB	04/15/2004
3.3	Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock.	10-QSB	08/15/2003
3.4	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.	10-QSB	08/15/2003
3.5	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, dated September 24, 2003.	10-QSB	11/14/2003
3.6	Certificate of Amendment to Certificate of Designation of Preferences and Rights of Series B Convertible Preferred Stock, dated October 27, 2003.	10-QSB	11/14/2003
3.7	Certificate of Amendment to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock, dated November 24, 2004
3.8	By-Laws	10-KSB	04/15/2004
4.1	Form of Common Stock Certificate	SB-2	03/22/96
5.1	Legal Opinion			X
10.5	Employment Agreement, dated August 4, 2003, between the Registrant and Ruth H. Taylor.	10-QSB	11/14/2003
10.6	Employment Agreement, dated August 18, 2003, between the Registrant and William J. Donovan.	10-QSB	11/14/2003
10.13	Placement Agent’s Warrant, dated October 14, 2003, between the Registrant and Berthel Fisher & Company Financial Services, Inc.	10-QSB	11/14/2003
10.16	Asset Purchase Agreement, dated October 23, 2003, between the Registrant, Difference Engines Corporation and Certain Stockholders.	10-QSB	11/14/2003
10.17	Amendment Agreement, dated September 23, 2003, between the Registrant and Berthel Fisher & Company Financial Services, Inc.	10-QSB	11/14/2003
10.19

Note and Warrant Purchase Agreement, dated as of December 8, 2003 between the Registrant and each of the undersigned purchasers:  Charles Bell, Daniel Denardis, Scott Porter, Alan Stamper, Edward Tschiggfrie, and Bret Williams.

		10-KSB	04/15/2004

10.23	Convertible Promissory Note, dated December 19, 2003, between the Registrant and Dan Denardis.	10-KSB	04/15/2004
10.24	Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Dan Denardis.	10-KSB	04/15/2004
10.25	Supplemental Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Daniel Denardis.	10-KSB	04/15/2004
10.26	Convertible Promissory Note, dated December 19, 2003, between the Registrant and Scott Porter.	10-KSB	04/15/2004
10.27	Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Scott Porter.	10-KSB	04/15/2004
10.28	Supplemental Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Scott Porter.	10-KSB	04/15/2004
10.29	Convertible Promissory Note, dated December 8, 2003 between the Registrant and Alan Stamper.	10-KSB	04/15/2004
10.30	Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Alan Stamper.	10-KSB	04/15/2004
10.31	Supplemental Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Alan Stamper.	10-KSB	04/15/2004
10.32	Convertible Promissory Note, dated December 8, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.33	Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.34	Supplemental Common Stock Warrant Agreement, dated December 8, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.35	Convertible Promissory Note, dated December 19, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.36	Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.37	Supplemental Common Stock Warrant Agreement, dated December 19, 2003, between the Registrant and Edward D. Tschiggfrie.	10-KSB	04/15/2004
10.41	Amended And Restated 2003 Stock Incentive Plan.	10-KSB	04/15/2004
10.44	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Michael W. Trudnak.	8-K	12/20/2004
10.46	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Darrell Hill.	8-K	12/20/2004
10.47	Amended Employment Agreement, dated December 10, 2004, between the Registrant and Steven Lancaster.	8-K	12/20/2004
10.48	Placement Agreement, dated January 26, 2005 between the Registrant and Berthel Fisher & Company Financial Services, Inc.	8-K	02/02/2005
10.51	Form of Incentive Stock Option Award Agreement.	10-Q	08/12/2005
10.52	Form of Non-Qualified Stock Option Award Agreement.	10-Q	08/12/2005
10.56	Form of Systems Implementation Agreement.	10-Q	11/14/2005
10.57	Employment Agreement, dated December 21, 2005, between the Registrant and Mr. Gregory E. Hare	8-K	01/31/2006
10.58	Distributor Agreement, dated March 30, 2004, between the Registrant and EGC International Corporation.	10-K	5/16/06

10.59	Strategic Partnership Agreement, dated June 21, 2005, between the Registrant and Bridgetech International Corporation.	10-K	5/16/06
10.60	Consulting/Sales Agreement, dated August 6, 2005, between the Registrant and Fowler International.	10-K	5/16/06
10.61	Loan Agreement, dated April 21, 2006, by and between the Registrant and Mr. Michael W. Trudnak.	8-K/A	5/25/06
10.62	Consulting Agreement, dated January 1, 2006, by and between Registrant and Redwood Consultants LLC.	10-Q	8/11/06
10.63	Agreement, dated July 6, 2006, by and between Registrant and The Research Works, LLC	10-Q	8/11/06
10.64	Distribution Agreement, dated July 6, 2006, by and between Registrant and Ultimate Medical Services, Inc.	10-Q	8/11/06
10.65	Distribution Agreement, dated July 20, 2005, by and between Registrant and Elecectronica y Medicina, S.A.	10-Q	8/11/06
10.66	Reseller Agreement, dated July 25, 2006, by and between Registrant and Logos Imaging, LLC.	10-Q	8/11/06
10.67	Securities Purchase Agreement, dated November 3, 2006, by and among Registrant and Certain purchasers.	8-K	11/8/06
10.68	Form of Series A 10% Senior Convertible Debenture, due November 8, 2008.	8-K	11/8/06
10.69	Form of Registration Rights Agreement by and among Registrant and Certain Purchasers.	8-K	11/8/06
10.70	Form of Series D Common Stock Purchase Warrant Issued to Certain Purchasers.	8-K	11/8/06
10.71	Escrow Deposit Agreement, dated November 1, 2006, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank.	8-K	11/8/06
10.72	Amendment No. 1 to Escrow Deposit Agreement, dated November 3, 2006, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank.	8-K	11/8/06
10.73	Amendment No. 2 to Escrow Deposit Agreement, dated November 7, 2006, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank.	8-K	11/8/06
10.74	Placement Agent Agreement, dated July 14, 2006, by and between Registrant and Midtown Partners & Co., LLC.	8-K	11/8/06
10.75	Form of Placement Agent’s Warrant issued to Midtown Partners & Co., LLC and its designees	8-K	11/8/06
10.76	Distribution Agreement, dated August 20, 2006, by and between Registrant and MTS Delft.	10-Q	11/14/06
10.77	Distribution Agreement, dated August 20, 2006, by and between Registrant and Calyx (UK) Limited.	10-Q	11/14/06
10.78	Amendment Agreement, dated October 21, 2006, by and between Registrant and Mr. Michael W. Trudnak.	10-Q	11/14/06
10.79	Amendment Agreement, dated November 10, 2006, by and between Registrant and Mr. Michael W. Trudnak.	10-Q	11/14/06
10.80	Escrow Deposit Agreement, dated April 10, 2007, by and among Registrant, Midtown Partners & Co., LLC, and Signature Bank.	8-K	4/13/07
10.81	Collaboration Agreement, dated March 23, 2007, by and between Registrant and Confirma, Inc.	10-Q	5/18/07
10.82	Public and Investor Relations Agreement, dated May 8, 2007, by and between Registrant and Trilogy Capital Partners, Inc.	10-Q	8/17/07
10.83	Consulting Agreement, dated June 4, 2007, by and between Registrant and Fowler International LLC.	10-Q	8/17/07
10.84	Software License Agreement, dated June 26, 2007, by and between Registrant and NAST.	10-Q	8/17/07
10.85	Consultant Agreement, dated July 19, 2007, by and between Registrant and Medical Image Informatics.	10-Q	8/17/07
10.86	Securities Purchase Agreement, dated August 6, 2007, by and among Registrant and Certain purchasers.	8-K	8/7/07

10.87	Form of Series F and G Common Stock Purchase Warrant Issued to Certain Purchasers.	8-K	8/7/07
10.88	Form of Non-Qualified Stock Option Award Agreement Issued to Certain Executive Officers Related to Continued Deferral of Salary	10-Q	11/13/07
10.89	Strategic Alliance and Joint Development Agreement, dated October 16, 2007, by and between Registrant and with Control Screening, LLC, d/b/a AutoClear.	10-K	4/16/08
10.90	Marketing License Agreement, dated November 1, 2007, by and between Registrant and EGC Informatics, Inc., d/b/a International Threat Detection Systems (“ITDS”).	10-K	4/16/08
10.91	Sales, Installation, and Servicing Agreement Term Sheet, dated January 14, 2008, by and between Registrant and Hi-Tec India Aviation Safety & Security Systems Pvt. Ltd.	10-K	4/16/08
10.92	Distributor Agreement, dated March 14, 2008, by and between Registrant and Borlas Security Systems, Ltd.	10-K	4/16/08
14.1	Code of Ethics for Chief Executive Officer and Senior Financial Officers	10-KSB	4/15/04
21	List of Subsidiaries.	10-K	4/16/08
23.1	Consent of Goodman & Company, LLP.			X
23.2	Consent of Babirak Carr, P.C., included in Exhibit 5.1.
24.1	Power of Attorney of certain directors and officers of the Registrant (included on signature page of this Registration Statement).

Item 17.

 Undertakings

(a)

Rule 415 Offering.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)

Any other communication that is not an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, Commonwealth of Virginia, on April 28, 2008.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
By: /s/ Michael W. Trudnak Michael W. Trudnak Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Trudnak and William J. Donovan or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael W. Trudnak Michael W. Trudnak	Chairman of the Board, Chief Executive Officer and Secretary (Principal Executive Officer)	April 28, 2008
/s/ William J. Donovan William J. Donovan	President, Chief Operating Officer and Director	April 28, 2008
/s/ Gregory E. Hare Gregory E. Hare	Chief Financial Officer (Principal Financial and Accounting Officer)	April 28, 2008
/s/ Sean W. Kennedy Sean W. Kennedy	Director	April 28, 2008
/s/ Charles T. Nash Charles T. Nash	Director	April 28, 2008
/s/ Henry A. Grandizio Henry A. Grandizio	Director	April 28, 2008
/s/ Ronald R. Polillo Ronald R. Polillo	Director	April 28, 2008